As filed with the Securities and Exchange Commission on August 4, 2025.

Registration No. 333-288899

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Innocan Pharma Corporation

(Exact name of registrant as specified in its charter)

Canada	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1015, 926 – 5 Avenue SW, Calgary, Alberta T2P 0N7, Canada +1 (516) 210-4025	Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware (302) 738-6680 (302) 738-7210 (facsimile)
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
David Huberman, Esq. Michael Soumas, Esq. Greenberg Traurig, P.A. One Azrieli Center Round Tower, 30th floor 132 Menachem Begin Rd Tel Aviv 6701101 Telephone: +1 (312) 364-1633	Jason A. Saltzman Gowling WLG (Canada) LLP 1 First Canadian Place 100 King Street West, Suite 1600 Toronto, Ontario M5X 1G5	Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: 212.660.3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 4, 2025

1,538,462 Units, Each Consisting of One Common Share and One Warrant to Purchase One Common Share

1,538,462 Common Shares Underlying the Warrants

Innocan Pharma Corporation

This is the initial public offering of units, each consisting of one of our common shares, no par value, and one warrant, each to purchase one of our common shares of Innocan Pharma Corporation. The estimated initial public offering price is $9.875, based on the last reported sale price of our common shares as of July 23, 2025 on the Canadian Securities Exchange, or CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 reverse share split).

Each warrant will have an exercise price of $12.3438 per Common Share (with such exercise price equal to 125% of the public offering price per Unit), will be immediately exercisable and will expire five years from the date of issuance.

We have applied to list our common shares and warrants on the Nasdaq Capital Market, or Nasdaq, under the symbols “INNP” and “INNPW”, respectively. It is a condition to the closing of this offering that our common shares and warrants will be listed on a national securities exchange.

Our common shares are currently traded on the CSE under the symbol “INNO”. On July 30, 2025, the last reported sale price of our common shares was CAD$0.24 (approximately $0.17) per share (prior to giving effect to a proposed 65-for-1 reverse share split). Our common shares are also quoted on the OTCQB Venture Market under the ticker symbol “INNPF,” and on the Frankfurt Stock Exchange, or FSE, under the symbol “IP4.” The last reported sale price of our common shares on the OTCQB on July 30, 2025 was $0.16, and the last reported sale price of our common shares on the FSE on July 30, 2025 was EUR 0.14 (approximately $0.16) per share (all prior to giving effect to a proposed 65-for-1 reverse share split). Our share price on the CSE, OTCQB or FSE may not be indicative of actual offering price. The actual offering price will be determined by reference to the prevailing market prices of the Company’s common shares on the Canadian Securities Exchange, as converted into U.S. dollars and after giving effect to a proposed 65-for-1 share split, after taking into account market conditions and other factors, as well as negotiations between the Company and representatives of the underwriters for the offering.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer,” as defined under the U.S. federal securities laws and are subject to reduced public company reporting requirements and we follow certain home country corporate governance practices. Specifically, we do not plan to have a majority of independent directors serving on our board of directors following the consummation of this offering. See “Prospectus Summary—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

		Per Unit		Total
Public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Proceeds to us, before expenses(2)	$		$

(1)	We have agreed to reimburse the underwriter for certain expenses and the underwriter will receive compensation in addition to underwriting discounts and commissions. See the section titled “Underwriting” beginning on page 167 of this prospectus for additional disclosure regarding underwriter compensation and offering expenses.
(2)	Does not include proceeds from the exercise of the warrants in cash, if any.

We have granted a 45-day option to the representative of the underwriters to purchase up to 230,770 additional common shares and/or up to an additional 230,770 warrants solely to cover over-allotments, if any.

The underwriter expects to deliver the securities on or about           , 2025.

ThinkEquity

The date of this prospectus is           , 2025.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date of the front cover of the prospectus. Our business, financial condition, operating results and prospects may have changed since that date.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction. See “Underwriting” for additional information on these restrictions.

Neither we nor the underwriter have authorized anyone to provide you with information that is different from that contained in this prospectus, any amendment or supplement to this prospectus, or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the underwriter are offering to sell common shares and seeking offers to purchase common shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus or any sale of common shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

Through and including                        , 2025 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor the underwriter have taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

Prior to the closing of this offering, we intend to complete a reverse split of our outstanding common shares, or the Reverse Split, at a ratio of 65-for-1. All share numbers in this prospectus have been adjusted to give prospective effect to the Reverse Split, except in the historical financial statements or as otherwise indicated.

All references to “shares” or “common shares” in this prospectus refer to common shares, no par value, of Innocan Pharma Corporation.

MARKET, INDUSTRY AND OTHER DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our products. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

PRESENTATION OF FINANCIAL INFORMATION

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “dollars” or “$” mean U.S. dollars, and references to “CAD $” are to Canadian Dollars. We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or the IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States. Our fiscal year ends on December 31 of each year. Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them. As used in this prospectus, (i) our consumer wellness segment, relates to our “Online sales” through our subsidiary and (ii) “Other operations” and our pharmaceuticals segment, or Pharmaceuticals, relates to our research and development activities related to our product candidates for both human and animal health applications, as well as the development and sale of CBD-integrated topical products. each as set forth in Note 22 to the consolidated financial statements and the related notes as of December 31, 2024 included elsewhere in this prospectus.

Key Business Metric and Non-IFRS Financial Measures

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of our financial measures are not prepared in accordance with IFRS, or non-IFRS, under SEC rules and regulations. For example, in this prospectus, we present working capital, which is non-IFRS financial measures as defined in Item 10(e) of SEC Regulations S-K. Working capital is presented for supplemental informational purposes only, and is not intended to be substitutes for any IFRS financial measures, including current assets, and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. In addition, this non-IFRS measure should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, this non-IFRS financial measure should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with IFRS. Where appropriate, a reconciliation of our non-IFRS financial measure to the most comparable IFRS figures is included. For further discussion, see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metric and Non-IFRS Financial Measure.”

TRADEMARKS

“Innocan Pharma” is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes included elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “Innocan,” “we,” “us,” “our” and other similar designations refer to Innocan Pharma Corporation, and where appropriate, together with its consolidated subsidiaries.

Overview

We are a pharmaceutical tech company that operates under two main segments: Pharmaceuticals and Consumer Wellness. In the Pharmaceutical segment, we develop innovative drug delivery technologies for both human and animal health applications, based on advanced cannabinoids science, to treat various conditions to improve quality of life. Supported by pre-clinical studies conducted in various animal models, but not yet verified in humans, our synthetic Cannabidiol-loaded Liposome injection Platform (LPT-CBD) facilitates exact dosing and the prolonged and controlled release of synthetic cannabidiol, or CBD, into the blood stream. While determinations of safety and efficacy are solely within the authority of the U.S. Food and Drug Administration, or FDA, and comparable foreign regulatory bodies, we expect, based on various scientific studies, including a report of the World Health Organization, that cannabidiol in general will avoid many of the risks of addiction, tolerance, and dependency, commonly associated with opioids. To date, we have not yet submitted an IND or commenced clinical trials for our LPT-CBD product candidate. However, our LPT-CBD is in late pre-clinical stage of development, and we have initiated the FDA regulatory review process for this non-opioid alternative for chronic pain management. The process has been initiated with a successful pre-IND meeting that structured our development plan towards IND submission. We intend to submit an Investigational New Drug, or IND, application for our initial Phase 1a study following the completion of LPT-CBD scale-up activities, which are expected to commence approximately three months following the completion of this offering and are expected to take approximately one year. Upon completion, we will conduct a Good Laboratory Practice (GLP)-compliant single-injection preclinical safety study, with final reporting anticipated within 6–8 months. Following the availability of the safety data, we will submit the IND application to the FDA, including the clinical protocol and safety report. If the safety results are deemed acceptable, and assuming no clinical hold is issued, the Phase 1a first-in-human study will commence 30 days post-submission. During Phase 1a studies, we will collect pharmacokinetic (PK) and exposure data of LPT-CBD to form a scientific bridge to the listed drug Epidiolex, which we intend to submit to the FDA in support of a 505(b)(2) application. This process is estimated to take 6–8 months and will run in parallel with the Phase 1a studies. Phase 1b studies are intended to begin immediately following the approval of Phase 1a study results and the completion of a repeated-dose GLP safety study. Synthetic CBD is known to have high purity, batch to batch consistency and to date, regulatory superiority without THC, and does not involve the use of the cannabis plant. The novelty of LPT-CBD lays in its ability to be injected under the skin (subcutaneously) once a month facilitating the prolonged release of synthetic CBD to the blood stream for up to four weeks. This has been supported by various preclinical studies conducted in both small and large animal models, although it has not yet been confirmed in clinical studies.

In the Consumer Wellness segment, we develop and market a wide portfolio of innovative and high-performance self-care and hemp-derived CBD beauty products to promote a healthier lifestyle. Also under this segment, we have established a joint venture company, B.I. Sky Global Ltd., or B.I. Sky. We hold 60% of B.I. Sky and Brandzon, a private Israeli company founded in part by our Chief Operations Officer, holds the remaining 40%. Roni Kamhi, our COO, is the chief executive officer and a co-founding director of B.I. Sky B.I. Sky which focuses on developing and marketing advanced non-CBD personal care and beauty products in the United States, starting with online marketplaces, with plans to expand to direct-to-consumer sales, and finally evolving to brick & mortar storefronts. Revenues in the United States are attributed primarily to sales of B.I. Sky non-CBD personal care products. In addition, in our Pharmaceuticals segment, Innocan sells CBD personal care products through distribution in Europe. Our patent portfolio includes 31 published patents granted and pending across eight families. We seek composition of matter describing pharmaceutical entity protection for our liposomal cannabinoids and uses thereof’ patent, which is currently in a pending status worldwide and granted in India. Three additional granted patents are related to our pain relief topical compositions and the rest of our patents related to additional cannabinoid compositions and use thereof are at pending status.

Our Strengths

We are committed to improving quality of life by addressing chronic pain in humans and animals through innovative therapeutic solutions. We believe that the following strengths contribute to our ability to deliver on our objectives and expand our market opportunities:

●	Innovative LPT-CBD Injectable Platform: our proprietary LPT-CBD injectable drug product has demonstrated promise in pre-clinical research for both human and animal use by providing a sustained release of synthetic cannabidiol with significant bioavailability over time, as an alternative to traditional pain management therapies, including opioids.

●	Robust Intellectual Property Portfolio: we have several pending-patent applications covering our core technology and proprietary approaches. We believe this intellectual property protection will enhance our competitive position and help us establish a strong market presence.

●	Experienced, Mission-Driven Team: our leadership, advisory board and operational teams bring together business and scientific expertise, a shared commitment to addressing chronic pain conditions in both humans and animals, and an innovative spirit. We believe this combination of skills enables us to advance our programs and respond effectively to market needs and regulatory demands.

●	Regulatory Alignment and Accelerated Pathways: we are pursuing FDA pathways designed to potentially accelerate the development for our therapies, including a 505(b)(2) application for the development of our LPT-CBD for human health. The FDA’s 505(b)(2) is a streamlined regulatory pathway, which allows for a more efficient drug development process by utilizing existing data from approved products with similar active ingredients. However, any accelerated pathway does not increase the likelihood that our product candidate will receive marketing approval, and if the FDA subsequently determines that we may not use this regulatory pathway, then we would need to conduct additional non-clinical studies to provide additional safety data and meet additional standards for regulatory approval.

1

We believe that progressing along a defined regulatory support and pathways will position us well in the market and on track to commercialization.

Our Strategy

Our objective is to positively impact lives by addressing chronic pain in humans and animals, as well as promote wellness through innovative products. To achieve these goals, we intend to pursue the following strategy:

●	Overall Corporate Focus:

○	Maintain an aggressive and balanced posture across all three primary sectors: human pharmaceuticals, animal health, and wellness, while investing in our people as we drive scientific innovation.

○	Each sector follows a distinct regulatory and commercialization timeline, and we believe this diversification will help us manage risk, support our potential growth, and broaden our market opportunities and presence.

●	Research and Development:

○	Human and animal health - we continue to invest in the development of our LPT-CBD injectable technology and progress toward clinical trials and subsequent key milestones along the regulatory pathways.

○	Wellness – we continue to expand our product portfolio with new developments and releases.

●	Regulatory Pathways:

○	Human and animal health - we are working towards regulatory review and approval by the FDA. Our approach is to progress along both pathways in tandem, as they each follow separate requisite processes and timelines.

○	Wellness - we continue to track US rules with regards to our personal care and beauty products, ensuring ongoing compliance for commercialization. Products sold by B.I. Sky are compliant with the Modernization of Cosmetic Regulation Act of 2022, or MoCRA.

●	Business Development and Commercialization:

○	Human and animal health – once key regulatory milestones are achieved for LPT-CBD, we aim to engage pharmaceutical companies and industry leaders in licensing discussions. The ability to provide non-opioid pain management therapies creates expanded market opportunities for us.

○	Wellness – we continue to invest in our product reach across digital commerce, online channels and distribution partners using advanced digital sales and marketing methodologies across a loyal and expanding customer base.

Our business model is driven by a three-tiered strategy:

1.	Animal Health – establishing licensing and strategic partnerships with veterinary pharmaceutical market leaders. We intend to submit an INAD application with the FDA-CVM during the second half of 2025 in order to commence testing our product candidate in the U.S.
2.	Human Health – forming similar licensing and strategic partnerships with pharmaceutical companies, centered on human applications, pending FDA submission and approval for the initiation of Investigational New Drug, or IND, studies.
3.	Wellness – marketing personal care and beauty products via multiple channels.

2

With regards to the regulatory pathway, following promising preclinical data, we are focused on securing FDA approval for both human and veterinary drug applications. To date, the FDA acknowledged that LPT-CBD can be submitted under the 505(b)(2) abbreviated pathway pending a scientific bridge to the listed drug Epidiolex, a CBD oral drug, approved by the FDA for the treatment of epilepsy. Based on scientific bridge data the FDA can decide if to accept 505(b)(2) for LPT-CBD, which will allow the company to progress through a regulatory review while relying on existing data from the listed drug.

The market potential for our focus areas is substantial. The global pain management market is projected to grow to $109 billion by 2032, with a CAGR of 4.5% (source: Global Market Insights). Veterinary pain management market estimates are at $1.65 billion in 2024, and expected to cross $2.20 billion by 2029, growing at a CAGR of 5.91% (source: Mordor Intelligence). In the U.S., there are approximately 89.7 million dogs (source: American Veterinary Medical Association). In addition, the beauty and personal care market is projected to reach $693 billion by 2031, growing at a CAGR of 4.35% (source: Straits Research).

In summary, we stand at the forefront of addressing some of the most pressing health challenges today through our innovative use of sustained-release liposomal technology. With a keen focus on delivering solutions for chronic pain, our work is not just about creating breakthrough products but about answering a call to action highlighted by the opioid crisis. This is augmented by our portfolio addressing a range of personal care needs. Through strategic product development, a clear business model, and rigorous pursuit of regulatory approval, we are committed to bringing safer, effective alternatives to the market, transforming the landscape of chronic pain management and wellness.

Summary Risk Factors

Investing in our securities involves substantial risk. The risks described under the heading “Risk Factors” immediately following this summary may cause us to not realize the full benefits of our strengths or may cause us to be unable to successfully execute all or part of our strategy. Some of the more significant challenges include the following:

●	We are a pre-clinical stage company and anticipate significant losses until we commercialize our pharmaceutical products.
●	We may not achieve or maintain sufficient working capital to meet future obligations.
●	We have never generated revenue from LPT CBD product sales in our Pharmaceuticals segment.
●	We expect to need additional funding, which may not be available on acceptable terms, or at all. Failure to obtain funding may require us to curtail, delay, or discontinue operations.
●	We have a history of net loss, and as of March 31, 2025, December 31, 2024 and December 31, 2023, we had an accumulated deficit of $35,490,000, $34,908,000 and $33,074,000, respectively. Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.
●	Our pharmaceutical product candidates are in preclinical development. We cannot assure that any product candidates will receive regulatory approval, necessary for commercialization.
●	We may not receive, or may be delayed in receiving, necessary approvals for our CBD-loaded liposome platform (LPT-CBD) or future products, affecting our ability to grow.
●	If the FDA’s Section 505(b)(2) pathway for certain of our drug candidates is not available, the development of certain of our drug candidates will likely take significantly longer, cost significantly more and entail significantly greater complexity and risk than currently anticipated, and, in any case may not be successful.
●	Legislative or regulatory reforms in the U.S. or EU may make it more difficult and costly to obtain regulatory clearances or approvals, or to manufacture, market, or distribute products after approval.
●	Clinical and preclinical development is uncertain. Current pre-clinical programs may experience delays or may never advance to clinical trials, affecting our ability to obtain regulatory approvals or commercialize these programs.
●	Future clinical trials may be delayed, certain programs may never advance, or may be more costly, affecting our ability to fund operations and impacting our business.
●	Clinical trials may fail to show safety and effectiveness, preventing regulatory approval and commercialization.
●	Even with completed preclinical studies and clinical trials, the marketing approval process is expensive, time-consuming, and uncertain, potentially preventing approvals.
●	Early-stage clinical trial results may not predict future results; initial data may not reflect final or later-stage trial outcomes.

3

●	Research and development of central nervous system, or CNS, -targeting drugs is difficult, making it hard to predict why a drug works for some patients but not others.
●	Difficulties enrolling patients in clinical trials could delay or adversely affect clinical development.
●	Product candidates may have side effects or safety risks, delaying or halting development, preventing approval, or limiting commercial potential.
●	Approved products may fail to achieve market acceptance, affecting revenue and profitability.
●	Clinical trials conducted outside the U.S. may not be accepted by FDA, EMA, or other regulatory authorities.
●	Failure to obtain regulatory approval in any jurisdiction could substantially harm our business.
●	Complex pharmaceutical product candidates may face manufacturing problems, delaying development or commercialization.
●	We may not use expedited development or regulatory review processes for breakthrough or fast track designated products.
●	Approved products will face ongoing regulatory obligations and review, incurring additional expenses and potential penalties for non-compliance.
●	If the market opportunities for our pharmaceutical product candidates are smaller than we believe, our revenue may be adversely affected. Our ability to identify patients and acquire a significant market share is necessary for profitability and growth.
●	The commercial success of any future pharmaceutical products will depend on market acceptance by physicians, healthcare payers, patients, and the medical community.
●	If we are unable to establish sales and marketing capabilities or enter agreements with third parties to sell and market any product candidates we develop, we may not successfully commercialize those product candidates.
●	We face intense competition and rapid technological change, and our competitors may discover, develop, or commercialize therapies that are similar, more advanced, or more effective than ours.
●	The third-party payor coverage and reimbursement status of newly approved products is uncertain. Failure to obtain or maintain coverage and adequate reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.
●	Failure to comply with controlled substance legislation could restrict or harm our ability to develop and commercialize products.
●	Cannabis remains illegal under U.S. federal law, and changes in enforcement priorities could render operations unprofitable or prohibit them.
●	The cannabis industry and regulations continue to develop, and changes that differ from our expectations or are adverse to us may impact our business and operations.
●	Failure to comply with various regulations could prevent us from carrying on our business and we may incur costs.
●	We may become involved in disputes and legal or regulatory proceedings that, if adversely decided or settled, could materially affect our business, financial condition, and results of operations.
●	We may be required to recall products and face product liability claims, resulting in unexpected costs and damaging our reputation.
●	If our products are not manufactured in compliance with regulations, do not meet quality standards, or result in adverse health effects, it could cause reputational harm, remedial costs, or regulatory enforcement.
●	New laws, regulations, enforcement trends, or changes in regulations governing the introduction, marketing, and sale of our products could harm our business.
●	Our facilities and those of third-party manufacturers are subject to regulation under the FDCA and FDA regulations.
●	Government regulations and private party actions relating to marketing may restrict, our ability to sell products and harm our business, financial condition, and results of operations.
●	Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure to comply could substantially harm our business, financial condition, and results of operations.

4

●	Healthcare legislation aimed at reducing costs may have a material adverse effect on our business.
●	Governments outside the United States may impose strict price controls, adversely affecting our revenues.
●	We may seek additional collaborations and may not be successful in maintaining or entering new ones. Even if successful, we may not realize the benefits.
●	We rely on third parties for clinical trials, research, and preclinical testing. These third parties may not perform satisfactorily.
●	We have no sales, distribution, or marketing experience and may invest significant resources to establish these capabilities. Failure to do so or to enter agreements with third parties may prevent us from generating revenues.
●	If we are unable to obtain and maintain effective intellectual property rights, we may not compete effectively.
●	We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time-consuming, and unsuccessful.
●	We need to expand our organization and may have difficulties managing growth, disrupting operations.
●	We may not succeed in identifying, discovering, or licensing additional product candidates.
●	Employment laws may prevent us from enforcing non-compete covenants, allowing competitors to benefit from former employees’ expertise.
●	Our success depends on retaining executive officers and attracting, retaining, and motivating qualified personnel.
●	Increasing scrutiny of sustainability and ESG initiatives could increase costs or impact our business.
●	Unfavorable economic and market conditions and financial institution developments may adversely affect our business, operating results, and growth rates.
●	We may be classified as a passive foreign investment company, causing adverse tax consequences for U.S. shareholders.
●	As a foreign private issuer, we follow home country corporate governance practices and are not subject to certain U.S. securities laws and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. As an emerging growth company, reduced disclosures may make us less attractive to investors.
●	Recent initial public offerings (“IPOs”) of similar companies have experienced extreme volatility unrelated to performance. We may experience similar volatility, affecting the assessment of our shares’ value.
●	Part of our operations are conducted in Israel. Conditions in Israel, including the recent conflict with Iran, attacks by Hamas and other terrorist organizations and Israel’s war against them, could materially and adversely affect our business.
●	It may be difficult to enforce a U.S. judgment against us, our officers, and directors not in the U.S., or to assert U.S. securities laws claims or serve process on our officers and directors not in the U.S.
●	We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.
●	Our business and operations might be adversely affected by security breaches, including cybersecurity incidents.
●	Sales or significant short sales of our common shares, or the perception of such sales, could depress the market price and impair our ability to raise capital.
●	If securities or industry analysts do not publish or cease publishing research or reports about us, or if they publish negative reports, our share price and trading volume could decline.

Corporate Information

We are a Canadian federal corporation with headquarters in Calgary, Alberta and Herzliya, Israel. We were incorporated on May 31, 2018, under the name Innocan Pharma Corporation. Our registered and records offices are located at 1015, 926 – 5 Avenue SW, Calgary, Alberta T2P 0N7, Canada, and our principal executive office are located at Arik Einstein Street 3, Herzliya, 4659071, Israel. Our telephone number in Canada is +1 (516) 210-4025. Our website address is www.innocanpharma.com. The information contained on our website and available through our website is not incorporated by reference into and should not be considered a part of this prospectus, and the reference to our website in this prospectus is an inactive textual reference only.

We were incorporated on May 31, 2018 under the Canada Business Corporations Act, or the CBCA. Our common shares were listed for trading on the CSE on September 25, 2019 under the ticker symbol “INNO” and on the Frankfurt Stock Exchange on April 3, 2020 under the ticker symbol “IP4”.

5

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure in our initial registration statement;
●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analysing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure; and
●	are exempt from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earlier to occur of: (1) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (2) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (3) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some but not all of these reduced burdens, and therefore the information that we provide holders of our common shares may be different than the information you might receive from other public companies in which you hold equity. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. Given that we currently report and expect to continue to report our financial results under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Foreign Private Issuer

Upon consummation of this offering, we will report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and
●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is Canada, rather than the Nasdaq rules as to certain corporate governance requirements. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Specifically, we do not plan to have a majority of independent directors serving on our board of directors or to establish a nominating committee and a compensation committee composed entirely of independent directors. See “Risk Factors—Risks Related to this Offering and Ownership of Our Common Shares—As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.”

6

THE OFFERING

Units offered by us	1,538,464 Units. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The common shares and warrants are immediately separable and will be issued separately in this offering.

Common shares to be issued and outstanding after this offering	6,037,234 common shares, or 6,268,004 common shares if the underwriter exercises in full the over-allotment option to purchase additional common shares.

Warrants

Each warrant will have an exercise price of $12.3438 per common share (with such exercise price equal to 125% of the public offering price per unit), will be immediately exercisable and will expire five years from the date of issuance.

To better understand the terms of the warrants, you should carefully read the “Description of the Securities We are Offering” section of this prospectus. You should also read the form of warrant, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Over-allotment option	We have granted the underwriter an option for a period of up to 45 days to purchase, at the public offering price, up to 230,770 additional common shares and/or 230,770 warrants, less underwriting discounts and commissions, to cover over-allotments, if any.

Reverse Share Split	Prior to the closing of this offering, we intend to complete a reverse split of our outstanding common shares, at a proposed ratio of 65-for-1. All share numbers in this prospectus have been adjusted to give prospective effect to the proposed Reverse Split, except in the historical financial statements or as otherwise indicated.

Use of proceeds

We expect to receive approximately $12.98 million in net proceeds from the sale of common shares offered by us in this offering (approximately $14.9 million if the underwriter exercises its over-allotment option in full), based upon an assumed public offering price of $9.875 per unit, based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We currently expect to use the net proceeds from this offering for the following purposes:

● approximately $6.5 million for research and development of human applications pursuant to our LPT-CBD project which will enable us to submit an IND application for our initial Phase 1a study;
● approximately $2.5 million for research and development of veterinary applications pursuant to our LPT-CBD project which will enable us to hold pre-development meeting with the FDA-CVM and perform an efficacy pilot, full Chemistry, Manufacturing, and Controls, or CMC, development and scaleup;
● approximately $1 million for marketing and sales efforts in the United States of our products in new and existing territories; and
● the remainder for working capital and general corporate purposes and possible development of new technologies and future acquisitions.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 10 of this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Lock-Up Agreements	Our directors and executive officers have agreed with the representative of the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of 180 days from the closing of this offering. All other holder(s) of five percent (5%) or more of our outstanding shares have agreed with the representative of the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of 90 days from the closing of this offering

Proposed Nasdaq symbol	We have applied to list our common shares and the warrants on the Nasdaq Capital Market under the symbols “INNP” and “INNPW”, respectively. No assurance can be given that our application will be approved or that a trading market will develop.

Canadian Securities Exchange symbol	“INNO”

OTCQB symbol	“INNPF”

Frankfurt Stock Exchange symbol	“IP4”

7

The number of common shares to be issued and outstanding immediately after this offering as shown above assumes that all of the common shares offered hereby are sold and is based on 4,498,772 common shares issued and outstanding as of the date of this prospectus. After giving prospective effect to the proposed 65-for-1 Reverse Split, this number excludes:

●	211,166 common shares issuable upon the exercise of options to directors, employees and consultants under the Stock Option Plan (as defined below) outstanding as of such date, at a weighted average exercise price of $15.6, of which were vested as of such date;

●	442,149 common shares reserved for future issuance under the Stock Option Plan;

●	736,420 common shares issuable upon the exercise of warrants outstanding as of such date, at exercise prices ranging from CAD$16.25 (approximately, $11.05) to CAD$71.50 (approximately, $50.05), all of which were vested as of such date;

●	127,391 common shares issuable upon the conversion of the secured convertible debenture issued in March 2025, based on a conversion price of CAD$13.65 per share (approximately, $9.75 per share, based on the exchange rate reported by the Bank of Canada on May 14, 2025); and

●	76,923 common shares issuable upon exercise of the warrants to purchase our common shares at $12.3438 per share to be issued to the representative of the underwriters upon the closing of this offering.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the underwriter’s over-allotment option; and

●	no exercise of the warrants.

See “Description of Share Capital” for additional information.

8

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following consolidated statements of profit or loss data for the years ended December 31, 2024 and 2023 and the statement of financial position data as of December 31, 2024 from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial as of and data for the three months ended March 31, 2025 and March 31, 2024 and the year ended December 31, 2024 and 2023 have been derived from our unaudited consolidated financial statements and the related notes contained elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and related notes included elsewhere in this prospectus.

(in thousands of USD, except share and per share data)

	Year Ended December 31,		Three Months Ended March 31,
Consolidated statements of profit or loss:	2024	2023	2025	2024
Revenues	29,437	13,657	7,796	6,768
Cost of revenues	3,250	1,679	681	767
Gross profit	26,187	11,978	7,115	6,001
Other expenses(1)	27,434	15,781	6,626	7,213
Operating profit (loss)	(1,247	(3,803)	489	(1,212)
Gain (loss) from changes in fair value of warrants	2,215	(258)	(196)	42
Loss from changes in fair value of convertible debenture	-	-	662	-
Currency exchange income (expenses)	(42)	31	13	(45)
Other finance expenses	7	4	3	5
Financial income (expenses), net	(49)	27	10	(50)
Income tax expenses	1,181	214	262	234
Net loss for the period	(262)	(4,248)	(229)	(1,454)
Net profit (loss) for the period attributed to:
Owners of the parent	(1,834)	(4,700)	(582)	(1,767)
Non-controlling interest	1,572	452	353	313
Basic and diluted loss per share as reported	(0.01)	(0.02)	(0.002)	(0.005)
Basic and diluted loss per share as adjusted for the proposed Reverse Split	(0.65)	(1.3)	(0.13)	(0.33)
Weighted average number of common shares outstanding used in computing basic and diluted loss per share	280,040,842	257,003,775	290,327,729	269,817,878
Weighted average number of common shares outstanding used in computing basic and diluted loss per share as adjusted for the Split	4,308,321	3,953,904	4,466,580	4,151,044

(1)	Other expenses consist of selling, marketing and distribution expenses, research and development expenses and general and administrative expenses.

(in thousands of USD)	As of March 31, 2025
	Actual	As Adjusted (1)
Consolidated Statement Of Financial Position Data:
Cash and cash equivalents	$6,365	19,342
Total assets	$10,817	23,794
Total current liabilities	$2,627	2,627
Total non-current liabilities	$1,302	1,302
Accumulated deficit	$(35,490)	(35,490)
Total shareholders’ equity	$6,888	19,865

(1)	The as adjusted data gives further effect to the units in this offering at an initial public offering price of $9.875 per unit, based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, as if the sale had occurred on March 31, 2025.

9

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described below, in addition to the other information set forth in this prospectus, including the consolidated financial statements and the related notes included elsewhere in this prospectus, before purchasing our common shares. If any of the following risks actually occurs, our business, financial condition, cash flows and results of operations could be negatively impacted. In that case, the trading price of our securities would likely decline and you might lose all or part of your investment.

Risks Related to Our Financial Condition and Capital Requirements

We are a pre-clinical stage company and have incurred significant losses since the date of our inception, and anticipate that we will continue to incur significant losses until we are able to successfully commercialize our pharmaceutical products.

We are a pre-clinical stage company and we have incurred operating losses each year since our inception, including operating losses of approximately $1.2 million, $3.8 million, $6.3 million and $7.5 million for the years ended December 31, 2024, 2023, 2022 and 2021, respectively. As a result, we had accumulated losses of $34.9 million, $33.1 million, $28.4 million and $24.6 million as of December 31, 2024, 2023, 2022 and 2021, respectively.

Our future success is dependent on management’s ability to implement our strategy. Although management is optimistic about our prospects, there is no certainty that anticipated outcomes and sustainable revenue streams will be achieved and there is no certainty that we will be able to successfully establish a market for our pharmaceutical products. We face risks frequently encountered by early-stage companies. Our ability to ultimately achieve sustained revenues and profitability is dependent upon our ability to successfully commercialize our products and any future product candidates, complete the development of any future product candidates, obtain or maintain necessary regulatory approvals for our products and any future product candidates, and successfully manufacture and market our products and any future product candidates.

We anticipate that our expenses will increase substantially based on a number of factors, including to the extent that we:

●	continue our pre-clinical and clinical development and initiate clinical trials of our pharmaceutical products and candidates;

●	seek regulatory and marketing approvals for any pharmaceutical product candidates that successfully complete clinical trials;

●	advance our discovery, preclinical and clinical development programs;

●	identify, assess, acquire, license and/or develop other product candidates;

●	manufacture current good manufacturing practices, or cGMP, material for future clinical trials or potential commercial sales;

●	establish a sales, marketing and distribution infrastructure to commercialize any products for which we may obtain marketing approval;

●	hire personnel and invest in additional infrastructure to support our operations as a public company, expand our product development and current and future commercialization efforts;

●	enter into agreements to license intellectual property from third parties;

10

●	develop, maintain, protect and expand our intellectual property portfolio; and

●	experience any delays or encounter issues with respect to any of the above, including, but not limited to, failed trials, complex results, safety issues or other regulatory challenges that require longer follow-up of future clinical trials, additional clinical trials or additional supportive studies in order to pursue marketing approval.

To date, we have financed our operations primarily through the sale of equity securities. The amount of any future operating losses will depend, in part, on the rate of our future expenditures and our ability to successfully commercialize our products and our ability to obtain funding through equity or debt financings, strategic collaborations or grants. In addition to our current commercialized products in our Consumer Wellness segment, even if we obtain regulatory approval to market one or more of our future product candidates in our Pharmaceuticals, our future revenue will depend upon the size of any markets in which such product candidates receive approval and our ability to achieve sufficient market acceptance, pricing, reimbursement from third-party payors for such products and product candidates. Further, the operating losses that we incur may fluctuate significantly from quarter to quarter and year to year, such that a period-to-period comparison of our results of operations may not be a good indication of our future performance. Other unanticipated costs may also arise.

We may not be able to achieve or maintain sufficient working capital to meet future obligations.

Our ability to satisfy our working capital requirements will depend on a number of factors, some of which are beyond our control. Factors that will influence our ability to achieve or maintain sufficient working capital to meet our future obligations will include general global economic conditions, credit and capital market conditions, medical cannabis industry conditions and results of operations. There is no guarantee that we will continue to have positive working capital in the future, or that the working capital generated from operations will be sufficient to cover our expansion plans or the cost of future operations.

We have never generated any revenue from LPT CBD product sales in our Pharmaceuticals segment.

We are a pharmaceutical tech company that operates under two main segments: Pharmaceuticals and Consumer Wellness. In the Consumer Wellness segment, we develop and market a wide portfolio of innovative and high-performance self-care and beauty CBD products to promote a healthier lifestyle. Under this segment, we have also established a joint venture with B.I. Sky, our subsidiary that develops and markets high-performance self-care and beauty non-CBD products through personal targeted online sales. In the Pharmaceuticals segment, we are focusing on developing innovative drug- delivery platform technologies for both human and animal health applications comprised with cannabinoids science, to treat various conditions to improve quality of life. This involves our synthetic CBD-loaded liposome platform (LPT-CBD) that facilitates exact dosing and the prolonged and controlled release of synthetic CBD into the blood stream, which is based on pre-clinical efforts and has not been verified by clinical trials.

Our Pharmaceuticals segment is in the pre-clinical stage, and we have no products approved for marketing in any jurisdiction and we have never generated any revenue from LPT CBD product sales from this segment. Our ability to generate revenue and achieve profitability in our Pharmaceuticals segment depends on our ability, alone or with strategic collaboration partners, to successfully complete the development of, and obtain the regulatory and marketing approvals necessary to commercialize, our LPT CBD-loaded liposome platform or any future product candidates. We do not anticipate generating revenue from LPT CBD product sales in our Pharmaceuticals segment for at least the next several years. Our ability to generate future revenue from LPT CBD product sales in our Pharmaceuticals segment will depend heavily on our ability to:

●	complete research, preclinical and clinical development of our synthetic cannabinoid-loaded liposome platform and any future product candidates in a timely and successful manner, including our synthetic CBD-loaded liposome platform (LPT-CBD) for the treatment of chronic pain management;

●	obtain regulatory and marketing approval for any product candidates for which we complete clinical trials;

11

●	maintain and enhance a commercially viable, sustainable, scalable, reproducible and transferable manufacturing process for our synthetic CBD-loaded liposome platform (LPT-CBD) and any future product candidates that is compliant with current good manufacturing practices, or cGMPs;

●	establish and maintain supply and, if applicable, manufacturing relationships with third parties that can provide, in both amount and quality, adequate products to support pre-clinical and future clinical development and the market demand for our synthetic CBD-loaded liposome platform (LPT-CBD) and any future product candidates, if and when approved;

●	launch and commercialize any product candidates for which we obtain regulatory and marketing approval, either directly by establishing a sales force, marketing and distribution infrastructure, and/or with collaborators or distributors;

●	expose and educate physicians and other medical professionals to use our products;

●	obtain market acceptance, if and when approved, of our synthetic CBD-loaded liposome platform (LPT-CBD) and any future product candidates from the medical community and third-party payors;

●	ensure our product candidates are approved for reimbursement from governmental agencies, health care providers and insurers in jurisdictions where they have been approved for marketing;

●	address any competing technological and market developments that impact our CBD-loaded liposome platform (LPT-CBD) and any future pharmaceutical product candidates or their prospective usage by medical professionals;

●	identify, assess, acquire and/or develop new product candidates;

●	negotiate favorable terms in any collaboration, licensing or other arrangements into which we may enter and perform our obligations under such collaborations;

●	maintain, protect and expand our portfolio of intellectual property rights, including patents, patent applications, trade secrets and know-how;

●	avoid and defend against third-party interference or infringement claims;

●	attract, hire and retain qualified personnel; and

●	locate and lease or acquire suitable facilities to support our pre-clinical and future clinical development, manufacturing facilities and commercial expansion.

Even if our CBD-loaded liposome platform (LPT-CBD) or any future product candidates in our Pharmaceuticals segment are approved for marketing and sale, we anticipate incurring significant incremental costs associated with commercializing such product candidates. Our expenses could increase beyond expectations if we are required by the FDA, the European Medicines Agency, or EMA or other regulatory agencies, domestic or foreign, or ethical committees in medical centers, to change our manufacturing processes or assays or to perform clinical, non-clinical or other types of studies in addition to those that we currently anticipate. Even if we are successful in obtaining regulatory approvals to market our CBD-loaded liposome platform (LPT-CBD) or any future product candidates in our Pharmaceuticals segment, our revenue earned from such product candidates will be dependent in part upon the breadth of the product label, the size of the markets in the territories for which we gain regulatory approval for such products, the accepted price for such products, our ability to obtain reimbursement for such products at any price, whether we own the commercial rights for that territory in which such products have been approved and the expenses associated with manufacturing and marketing such products for such markets. Therefore, we may not generate significant revenue from the sale of such products, even if approved. Further, if we are not able to generate significant revenue from the sale of our approved products, we may be forced to curtail or cease our operations in this segment. Due to the numerous risks and uncertainties involved in product development, it is difficult to predict the timing or amount of increased expenses, or when, or if, we will be able to achieve or maintain profitability.

12

We expect that we will need to raise additional funding, which may not be available on acceptable terms, or at all. Failure to obtain funding on acceptable terms and on a timely basis may require us to curtail, delay or discontinue our product development efforts or other operations.

In our Consumer Wellness segment, we develop and market a wide portfolio of innovative and high-performance self-care and beauty CBD products to promote a healthier lifestyle. Under this segment, we have also established a joint venture with B.I. Sky, our subsidiary that focuses on advanced targeted online sales of non-CBD products. In our Pharmaceuticals segment, we are currently advancing our CBD-loaded liposome platform (LPT-CBD) through pre-clinical development in multiple indications, in order to obtain regulatory approvals. Commercializing products and developing product candidates is expensive, and we expect our sales and marketing and research and development expenses to increase substantially in connection with our ongoing activities, particularly as we further commercialize our products and advance product candidates through clinical trials and regulatory approvals. Furthermore, we expect to incur additional ongoing costs associated with operating as a public company.

To date, we have financed our operations primarily through the sale of equity securities. As of March 31, 2025, we had cash, cash equivalents, short-term and long-term deposits of $6,365. We will require significant additional financing to fund our operations. Our future funding requirements will depend on many factors, including but not limited to:

●	the progress, results and costs of our ongoing pre-clinical and anticipated clinical trials of our CBD-loaded liposome platform (LPT-CBD) and any future pharmaceutical product candidates;

●	the cost, timing and outcomes of regulatory review of our CBD-loaded liposome platform (LPT-CBD) and any future pharmaceutical product candidates;

●	the scope, progress, results and costs of product development, laboratory testing, manufacturing, preclinical development and clinical trials for any other pharmaceutical product candidates that we may develop or otherwise obtain in the future;

●	the cost of our future activities, including establishing sales, marketing and distribution capabilities for any pharmaceutical product candidates in any particular geography where we receive marketing approval for such product candidates;

●	the terms and timing of any collaborative, licensing and other arrangements that we may establish;

●	the costs of preparing, filing and prosecuting patent applications, maintaining and enforcing our intellectual property rights and defending intellectual property-related claims; and

●	the level of revenue, if any, received from commercial sales of our products and any future pharmaceutical product candidates for which we receive marketing approval.

With respect to our CBD-loaded liposome platform (LPT-CBD) and other future product candidates in our Pharmaceuticals segment, identifying potential product candidates and conducting preclinical testing and clinical trials is a time-consuming, expensive and uncertain process that takes years to complete, and we may never generate the necessary data or results required to obtain marketing approval and achieve product sales. In addition, our product candidates, if and when approved, may not achieve commercial success. Our product revenues, if any, will be derived from or based on sales of product candidates that may not be commercially available for many years, if at all. Accordingly, we will need to continue to rely on additional financing to achieve our business objectives. Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates.

We cannot guarantee that financing will be available in sufficient amounts or on terms acceptable to us, if at all, and the terms of any financing may adversely affect the interests or rights of our shareholders. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations. The issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. Further, our ability to raise additional capital may be adversely impacted by potential worsening global economic conditions and the disruptions to and volatility in the credit and financial markets in the United States and worldwide.

13

To the extent that we raise capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of such securities may include liquidation or other preferences that adversely affect your rights as a shareholder. Debt financing, if available, may involve covenants restricting our operations or our ability to incur additional debt. If we raise funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish certain rights to our technologies or our product candidates, or to grant licenses on terms that are not favorable to us.

If we are unable to obtain funding on acceptable terms and on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research, development or manufacturing programs or the commercialization of any approved product, or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Our financial statements contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern, which could prevent us from obtaining new financing on reasonable terms or at all.

Our audited financial statements for the year ended December 31, 2024, contain an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We have experienced net losses in every period since our inception in 2018. We incurred net losses of $229,000 and $1,454,000 for the three-month period ended March 31, 2025, and March 31, 2024, respectively and net losses of $262,000 and $4,248,000 for the years ended December 31, 2024, and 2023, respectively. As of March 31, 2025, December 31, 2024 and 2023, we had an accumulated deficit of $35,490,000, $34,908,000 and $33,074,000, respectively. We anticipate that we will continue to incur significant losses for the foreseeable future as our operating expenses and capital expenditures increase substantially due to our continued investment in our research and development activities and as we hire additional employees over the coming years. Furthermore, upon closing of this offering, we expect to incur additional expenses associated with operating as a U.S. public company, including significant legal, accounting, investor relations and other expenses. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Further financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our product candidates. This may raise substantial doubts about our ability to continue as a going concern.

Risks Related to the Clinical Development, Regulatory Review and Approval of our Pharmaceutical Product Candidates

Our pharmaceutical product candidates are in preclinical development. To date, we have not commenced clinical development which is a lengthy and expensive process with uncertain outcomes and the potential for substantial delays. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

We are a pre-clinical stage pharmaceutical tech company. To date, we have not commenced any clinical trials. Before obtaining marketing approval from regulatory authorities for the sale of our pharmaceutical product candidates, we must conduct extensive clinical trials to demonstrate the safety and efficacy of the product candidates in humans. To date, we have focused substantially all of our efforts and financial resources on identifying, acquiring, and developing product candidates, preclinical studies and providing general and administrative support for these operations. We cannot be certain that any future clinical trials will be conducted. Our inability to successfully complete preclinical and clinical development could result in additional costs to us and negatively impact our ability to generate revenue. Our future success is dependent on our ability to successfully develop, obtain regulatory approval for, and then successfully commercialize product candidates. We currently have no products approved for sale and have not generated any revenue, and we may never be able to develop or successfully commercialize any of our product candidates.

All of our product candidates require additional development, management of preclinical, clinical and manufacturing activities and regulatory approval. In addition, we will need to obtain adequate manufacturing supply, build a commercial organization, commence marketing efforts and obtain reimbursement before they generate any significant revenue from commercial product sales, if ever. In addition, many of our product candidates are in early-stage research phases of development, and the risk of failure for these programs is high. We cannot be certain that any of our product candidates will be successful in clinical trials or receive regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our product candidates, we may not be able to continue operations, which may result in dissolution, out-licensing the technology or pursuing an alternative strategy.

14

We may not receive, or may be delayed in receiving, the necessary approvals for our CBD-loaded liposome platform (LPT-CBD) or future products, and failure to timely obtain necessary approvals for our CBD-loaded liposome platform or future products would adversely affect our ability to grow our business.

Assuming successful initiation and completion of required clinical testing and other requirements, the results of the preclinical studies and clinical trials, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things are submitted to the FDA as part of a new drug application, or NDA, requesting approval to market the product candidate for one or more indications.

The FDA conducts a preliminary review of an NDA within 60 days of its receipt and strives to inform the sponsor by the 74th day after the FDA’s receipt of the submission to determine whether the application is sufficiently complete to permit substantive review. This is known as the filing decision. The FDA may request additional information rather than accept an NDA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA has agreed to certain performance goals in the review process of NDAs. Most such applications are meant to be reviewed within ten months from the date of filing, and most applications for “priority review” products are meant to be reviewed within nine months of filing. A product that has been designated as a breakthrough therapy may also be eligible for review within nine months if supported by clinical data at the time of submission of the NDA. The review process may be extended by the FDA for three additional months to consider new information or clarification provided by the applicant to address an outstanding deficiency identified by the FDA following the original submission.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is or will be manufactured. These pre-approval inspections may cover all facilities associated with an NDA submission, including drug component manufacturing such as active pharmaceutical ingredients, finished drug product manufacturing, control testing laboratories, as well as packaging and labeling facilities. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. The applicant of the NDA may also have their records, processes, procedures, training, and other aspects reviewed during an inspection. The FDA must implement a protocol to expedite review of responses to inspection reports pertaining to certain drug applications, including applications for drugs in a shortage or drugs for which approval is dependent on remediation of conditions identified in the inspection report.

In addition, as a condition of approval, the FDA may require an applicant to develop a REMS. REMS use risk minimization strategies beyond the professional labeling to ensure that the benefits of the product outweigh the potential risks.

Finally, the FDA may refer an application for a novel drug to an advisory committee or explain why such referral was not made. Typically, an advisory committee is a panel of independent experts, including clinicians and other scientific experts, that reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

We expect to utilize the FDA’s Section 505(b)(2) pathway for certain of our drug candidates and if that pathway is not available, the development of our drug candidates will likely take significantly longer, cost significantly more and entail significantly greater complexity and risk than currently anticipated, and, in any case, may not be successful.

We plan to seek approval to use the FDA’s Section 505(b)(2) pathway for certain of our drug candidates. However, if the FDA subsequently determines that we may not use this regulatory pathway, then we would need to seek regulatory approval for the drug candidates, however, any accelerated pathway does not increase the likelihood that our product candidate will receive marketing approval via a “full” or “stand-alone” NDA under Section 505(b)(1) of the FDCA. This would require us to conduct additional non-clinical trials, provide additional safety data and meet additional standards for regulatory approval. If this were to occur, the time and financial resources required to obtain FDA approval, as well as the development complexity and risk associated with these programs, would likely substantially increase, which could have a material adverse effect on our business and financial condition.

The Drug Price Competition and Patent Term Restoration Act of 1984, informally known as the Hatch-Waxman Act, added Section 505(b)(2) to the FDCA. Section 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies and information that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Section 505(b)(2), if applicable to us under the FDCA, would allow an NDA we submit to the FDA to rely in part on data in the public domain or the FDA’s prior conclusions regarding the safety and effectiveness of approved compounds, which could expedite our development programs relative to seeking approval under the 505(b)(1) regulatory pathway.

Notwithstanding the approval of an increasing number of products by the FDA under Section 505(b)(2) over the last decade, certain brand-name pharmaceutical companies and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA’s interpretation of Section 505(b)(2) is successfully challenged, or Congress were to amend the statute to alter the currently available regulatory pathway, the FDA may change its 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA we submit under Section 505(b)(2). In addition, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs referenced in a Section 505(b)(2) NDA. Even if we are able to utilize the Section 505(b)(2) regulatory pathway for one or more of our drug candidates, there is no guarantee this would ultimately lead to faster product development or earlier approval.

Moreover, any delay resulting from our inability to pursue the FDA’s 505(b)(2) pathway could result in new competitive products reaching the market more quickly than our drug candidates, which may have a material adverse impact our competitive position and prospects. Even if we are allowed to pursue the FDA’s 505(b)(2) pathway, we cannot assure you that our drug candidates will receive the requisite approvals for commercialization, and any accelerated pathway does not increase the likelihood that our product candidate will receive marketing approval.

Legislative or regulatory reforms in the United States or the European Union may make it more difficult and costly for us to obtain regulatory clearances or approvals for our products or to manufacture, market or distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, the FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our product candidates. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

●	changes to manufacturing methods;

15

●	change in protocol design;

●	additional treatment arm (control);

●	recall, replacement, or discontinuance of one or more of our products; and

●	additional recordkeeping.

In addition, in the United States, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. The pharmaceutical industry in the United States, as an example, has been affected by the passage of the ACA, which, among other things, imposed new fees on entities that manufacture or import certain branded prescription drugs and expanded pharmaceutical manufacturer obligations to provide discounts and rebates to certain government programs. There have been executive, judicial and Congressional challenges to certain aspects of the ACA. Concurrently, Congress considered legislation to repeal or repeal and replace all or part of the ACA. While Congress has not passed comprehensive repeal legislation, several bills affecting the implementation of certain taxes under the ACA have been enacted. The Tax Cuts and Jobs Act of 2017, or the Tax Act, includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the ACA on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate”. In addition, the 2020 federal spending package permanently eliminated, effective January 1, 2020, the ACA-mandated “Cadillac” tax on high-cost employer-sponsored health coverage and medical device tax and, effective January 1, 2021, also eliminated the health insurer tax. On December 14, 2018, a Texas U.S. District Court Judge ruled that the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress as part of the Tax Act. Additionally, on December 18, 2019, the U.S. Court of Appeals for the 5th Circuit upheld the District Court ruling that the individual mandate was unconstitutional and remanded the case back to the District Court to determine whether the remaining provisions of the ACA are invalid as well. The United States Supreme Court is currently reviewing this case, but it is unknown when a decision will be reached. Although the Supreme Court has not yet ruled on the constitutionality of the ACA, on January 28, 2021, President Biden issued an executive order to initiate a special enrollment period from February 15, 2021 through May 15, 2021 for purposes of obtaining health insurance coverage through the ACA marketplace. The executive order also instructs certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the ACA. In addition, on August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is unclear how the Supreme Court ruling, other such litigation and the healthcare reform measures of the Biden administration or the incoming Trump administration will impact the ACA and our business.

Other legislative changes have been proposed and adopted in the United States since the ACA was enacted. For example, COVID-19 relief legislation suspended the 2% Medicare sequester from May 1, 2020 through March 31, 2021.

Further, there has been particular and increasing legislative and enforcement interest in the United States with respect to drug pricing practices in recent years, particularly with respect to drugs that have been subject to relatively large price increases over relatively short time periods. There have been several recent U.S. Presidential executive orders, Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

16

For example, in July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at prescription drugs. In response to President Biden’s executive order, on September 9, 2021, the Department of Health and Human Services, or HHS, released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023. On August 29, 2023, HHS announced the list of the first ten drugs that will be subject to price negotiations, although the Medicare drug price negotiation program is currently subject to legal challenges. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. Further in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Centers for Medicare & Medicare Services, or CMS, Innovation Center which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future. Further, on December 7, 2023, the Biden administration announced an initiative to control the price of prescription drugs through the use of march-in rights under the Bayh-Dole Act. On December 8, 2023, the National Institute of Standards and Technology published for comment a Draft Interagency Guidance Framework for Considering the Exercise of March-In Rights which for the first time includes the price of a product as one factor an agency can use when deciding to exercise march-in rights. While march-in rights have not previously been exercised, it is uncertain if that will continue under the new framework. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and in some cases, designed to encourage importation from other countries and bulk purchasing. For example, on January 5, 2024, the FDA approved Florida’s Section 804 Importation Program (SIP) proposal to import certain drugs from Canada for specific state healthcare programs. It is unclear how this program will be implemented, including which drugs will be chosen, and whether it will be subject to legal challenges in the United States or Canada. Other states have also submitted SIP proposals that are pending review by the FDA. Any such approved importation plans, when implemented, may result in lower drug prices for products covered by those programs. In the future, there will likely continue to be proposals relating to the reform of the U.S. healthcare system, some of which could further limit coverage and reimbursement of drug products, including our product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Our results of operations could be adversely affected by the ACA and by other health care reforms that may be enacted or adopted in the future.

Clinical and preclinical development is uncertain. Our current pre-clinical programs may experience delays, or our preclinical programs may never advance to clinical trials, which would adversely affect our ability to obtain regulatory approvals or commercialize these programs on a timely basis or at all, which would have an adverse effect on our business.

Our product candidates are in the preclinical stage, and their risk of failure is high. Before we can commence clinical trials for a product candidate, it must complete extensive preclinical testing and studies that support the planned INDs in the United States or similar applications in other jurisdictions. We cannot be certain of the timely completion or outcome of our preclinical testing and studies and cannot predict if the FDA or other regulatory authorities will accept the proposed clinical programs or if the outcome of preclinical studies will ultimately support the further development of the programs. As a result, we cannot be sure that we will be able to submit INDs or similar applications for our preclinical programs on the timelines we expect, if at all, and we cannot be sure that submission of INDs or similar applications will result in the FDA, the EMA or other regulatory authorities allowing clinical trials to begin.

In addition, clinical trial design for some of our product candidates can be complex given their characteristics. We will need to design our clinical trial to demonstrate efficacy across a range of doses to ensure that we can attain optimal potential efficacy. Our trial design may not demonstrate efficacy as we expect, and this may adversely impact our ability to successfully develop this product candidate.

We also cannot be certain that any of our product candidates will be successful in clinical trials or receive the necessary regulatory approval. Further, our product candidates may not receive regulatory approval even if they are successful in clinical trials. If we do not receive regulatory approvals for our product candidates, we may not be able to continue operations.

17

Future clinical trials of our product candidates may be delayed, and certain programs may never advance in the clinic or may be more costly to conduct than we anticipate, any of which can affect our ability to fund our operations and would have a material adverse impact on our platform or our business.

Clinical testing is expensive, time consuming and subject to uncertainty. We cannot guarantee that any of our planned clinical trials will be conducted as planned or completed on schedule, if at all. Moreover, even if these trials are initiated or conducted on a timely basis, issues may arise that could result in the suspension or termination of such clinical trials. A failure of one or more clinical trials can occur at any stage of testing, and our clinical trials may not be successful. Events that may prevent successful or timely initiation or completion of clinical trials include:

●	inability to generate sufficient pharmacokinetics and toxicology data to support the initiation or continuation of clinical trials;

●	delays in confirming target engagement, patient selection or other relevant biomarkers (with respect to certain of our clinical trials) to be utilized in preclinical and clinical product candidate development;

●	delays in reaching a consensus with regulatory agencies as to the design or implementation of our clinical studies;

●	delays in reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

●	delays in identifying, recruiting and training suitable clinical investigators;

●	delays in obtaining required Institutional Review Board, or IRB, approval at each clinical trial site;

●	imposition of a temporary or permanent clinical hold by regulatory agencies for a number of reasons, including after review of an IND or amendment, clinical trial application, or CTA, or amendment, investigational device exemption, or IDE, or supplement, or equivalent application or amendment; as a result of a new safety finding that presents unreasonable risk to clinical trial participants; or a negative finding from an inspection of our clinical trial operations or study sites;

●	developments in trials for other product candidates with the same targets or related modalities as our product candidates conducted by competitors that raise regulatory or safety concerns about risk to patients of the treatment, or if the FDA finds that the investigational protocol or plan is clearly deficient to meet its stated objectives;

●	difficulties in securing access to materials for the comparator arm of certain of our clinical trials;

●	delays in identifying, recruiting and enrolling suitable patients to participate in clinical trials, and delays caused by patients withdrawing from clinical trials or failing to return for post-treatment follow-up;

●	difficulties in finding a sufficient number of trial sites, or trial sites deviating from trial protocol or dropping out of a trial;

●	difficulty collaborating with patient groups and investigators;

●	failure by CROs, other third parties, or us to adhere to clinical trial requirements;

●	failure to perform in accordance with the FDA’s or any other regulatory authority’s current good clinical practices requirements, or GCPs, or regulatory guidelines in other countries, including deficiencies in the manufacturing process, test procedures and specifications or facilities of third-party manufacturers with which we contract for clinical and commercial supplies;

18

●	the FDA or comparable foreign regulatory authorities may disagree with our interpretation of data from non-clinical studies or clinical trials;

●	occurrence of adverse events, or AEs, undesirable side effects or other unexpected characteristics associated with the product candidate that are viewed to outweigh its potential benefits;

●	changes in regulatory requirements and guidance that require amending or submitting new clinical protocols;

●	changes in the standard of care on which a clinical development plan was based, which may require new or additional trials;

●	the cost of clinical trials of any product candidates that we may identify and pursue being greater than we anticipate;

●	clinical trials of any product candidates that we may identify and pursue producing negative or inconclusive results, which may result in our deciding, or regulators requiring us, to conduct additional clinical trials or abandon product development programs;

●	transfer of manufacturing processes to larger-scale facilities operated by a Contract Manufacturing Organization, or CMO and delays or failures by our CMOs or us to make any necessary changes to such manufacturing process; and

●	delays in manufacturing, testing, releasing, validating or importing/exporting sufficient stable quantities of product candidates that we may identify for use in clinical trials or the inability to do any of the foregoing.

Any inability to successfully initiate or complete clinical trials could result in additional costs to us or impair our ability to generate revenue. In addition, if we make manufacturing or formulation changes to our product candidates, we may be required to, or we may elect to, conduct additional preclinical studies or clinical trials to bridge data obtained from the modified product candidates to data obtained from preclinical and clinical research conducted using earlier versions. Clinical trial delays could also shorten any periods during which our products have patent protection and may allow our competitors to bring products to market before we do, which could impair our ability to successfully commercialize product candidates and may harm our business and results of operations.

In addition, disruptions caused by any future pandemics may increase the likelihood that we encounter such difficulties or delays in initiating, enrolling, conducting or completing future clinical trials. We could also encounter delays if a clinical trial is suspended or terminated by us, by the data safety monitoring board, or DSMB, or by the FDA, the EMA or other comparable foreign regulatory authorities, or if the IRBs of the institutions in which such trials are being conducted suspend or terminate the participation of their clinical investigators and sites subject to their review. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA, the EMA or other comparable foreign regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

Delays in the initiation, conduct or completion of any clinical trial of our product candidates will increase our costs, slow down the product candidate development and approval process and delay or potentially jeopardize our ability to commence product sales and generate revenue. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates. In the event we identify any additional product candidates to pursue, we cannot be sure that submission of an IDE, IND, CTA or equivalent application, as applicable, will result in the FDA, the EMA or comparable foreign regulatory authority allowing clinical trials to begin in a timely manner, if at all. Any of these events could have a material adverse effect on our business, prospects, financial condition and results of operations.

19

Our business could be adversely affected if we were subject to negative publicity or if any of our therapies or any similar therapies distributed by other companies prove to be, or are asserted to be, harmful to patients. Because of our dependence upon consumer perception, any adverse publicity associated with illness or other adverse effects resulting from patients’ use or misuse of our therapies or any similar therapies distributed by other companies could have a material adverse impact on our business, prospects, financial condition and results of operations.

Future adverse events in research into drug delivery technologies based on advanced cannabinoids science, on which we focus our research efforts, or the pharmaceutical industry more generally, could also result in greater governmental regulation, stricter labeling requirements and potential regulatory delays in the testing or approvals of our therapies. Any increased scrutiny could delay or increase the costs of obtaining regulatory approval for our product candidates or any future therapeutic candidates.

Any clinical trials that we may conduct in the future may fail to demonstrate substantial evidence of the safety and effectiveness of product candidates that we may identify and pursue for their intended uses, which would prevent, delay or limit the scope of regulatory approval and potential commercialization.

Before obtaining regulatory approvals for the commercial sale of any of our product candidates, we must demonstrate through lengthy, complex and expensive preclinical studies and clinical trials that the applicable product candidate is both safe and effective for use in each target indication. Each product candidate must demonstrate an adequate risk versus benefit profile in its intended patient population and for its intended use.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical development process. Most product candidates that begin clinical trials are never approved by regulatory authorities for commercialization. We have limited experience in designing clinical trials and may be unable to design and execute a clinical trial to support marketing approval.

We cannot be certain that our clinical trials will be successful. Additionally, any safety concerns observed in any one of our clinical trials in our targeted indications could limit the prospects for regulatory approval of our product candidates in those and other indications, which could have a material adverse effect on our business, financial condition and results of operations. In addition, even if such clinical trials are successfully completed, we cannot guarantee that the FDA, the EMA or comparable foreign regulatory authorities will interpret the results as we do, and more trials could be required before we submit our product candidates for approval. Even if regulatory approval is secured for a product candidate, the terms of such approval may limit the scope and use of the specific product candidate, which may also limit its commercial potential.

Additionally, we may utilize an “open-label” trial design for some of our future clinical trials. An open-label trial is one where both the patient and investigator know whether the patient is receiving the test article or either an existing approved drug or placebo. Open-label trials are subject to various limitations that may exaggerate any therapeutic effect as patients in open-label studies are aware that they are receiving treatment. Open-label trials may be subject to a “patient bias” where patients perceive their symptoms to have improved merely due to their awareness of receiving an experimental treatment. Patients selected for early clinical studies often include the most severe sufferers, and their symptoms may have been bound to improve notwithstanding the new treatment. In addition, open-label trials may be subject to an “investigator bias” where those assessing and reviewing the physiological outcomes of the clinical trials are aware of which patients have received treatment and may interpret the information of the treated group more favorably given this knowledge. The opportunity for bias in clinical trials as a result of open-label design may not be adequately handled and may cause any of our trials that utilize such design to fail or to be considered inadequate and additional trials may be necessary to support future marketing applications. Moreover, results acceptable to support approval in one jurisdiction may be deemed inadequate by another regulatory authority to support regulatory approval in that other jurisdiction. To the extent that the results of the trials are not satisfactory to the FDA, the EMA or comparable foreign regulatory authorities for support of a marketing application, we may be required to expend significant resources, which may not be available to us, to conduct additional trials in support of potential approval of our product candidates. Even if regulatory approval is secured for a product candidate, the terms of such approval may limit the scope and use of the specific product candidate, which may also limit its commercial potential.

20

Even if we complete the necessary preclinical studies and clinical trials, the marketing approval process is expensive, time consuming and uncertain and may prevent us from obtaining approvals for the potential commercialization of our product candidates.

Any product we may develop and the activities associated with their development and potential commercialization, including their design, testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, are subject to comprehensive regulation by the FDA, the EMA and other comparable foreign regulatory authorities. Failure to obtain marketing authorization for a product candidate will prevent us from commercializing the product candidate in a given jurisdiction.

We expect to rely on assistance from third-party CROs or regulatory consultants to assist us in filing and supporting the applications necessary to gain marketing authorizations. Securing regulatory approval requires the submission of extensive preclinical and clinical data and supporting information to the various regulatory authorities for each therapeutic indication to establish the product candidate’s safety, purity, efficacy and potency. Securing regulatory approval also requires the submission of information about the product manufacturing process to, and inspection of manufacturing facilities by, the relevant regulatory authority. Any product candidates we develop may not be effective, may be only moderately effective, or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may preclude our obtaining marketing approval or prevent or limit commercial use, if approved.

The process of obtaining marketing authorizations, both in the United States and abroad, is expensive, may take many years if additional clinical trials are required, if approval is obtained at all, and can vary substantially based upon a variety of factors, including the type, complexity and novelty of the product candidates involved.

Changes in marketing authorization policies during the development period, changes in or the enactment of additional statutes or regulations, or changes in regulatory review for each submitted product application, may cause delays in the approval or rejection of an application. The FDA and comparable authorities in other countries have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. In addition, varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent marketing approval of a product candidate. Any marketing approval we ultimately obtain may be limited or subject to restrictions or post-approval commitments that render the approved product not commercially viable.

If we experience delays in obtaining approval, or if we fail to obtain approval of any product candidates we may develop, the commercial prospects for those product candidates may be harmed, and our ability to generate revenues will be materially impaired.

The results of early-stage clinical trials and preclinical studies may not be predictive of future results. Initial data in clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.

The results of preclinical studies may not be predictive of the results of clinical trials, and the results of any early-stage clinical trials we commence may not be predictive of the results of the later-stage clinical trials. The results of preclinical studies and clinical trials in one set of patients or disorder indications, or from preclinical studies or clinical trials that we did not lead, may not be predictive of those obtained in another. In some instances, there can be significant variability in safety or efficacy results between different clinical trials of the same product candidate due to numerous factors, including changes in trial procedures set forth in protocols, differences in the size and type of the patient populations, changes in and adherence to the dosing regimen and other clinical trial protocols and the rate of dropout among clinical trial participants. In addition, preclinical and clinical data are often susceptible to various interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval. A number of companies in the pharmaceutical, biopharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in our clinical development could have a material adverse effect on our business and operating results. Even if early-stage clinical trials are successful, we may need to conduct additional clinical trials of our product candidates in additional patient populations or under different treatment conditions before we are able to seek approvals from the FDA, the EMA or other comparable foreign regulatory authorities to market and sell these product candidates. Failure to obtain marketing authorization for our product candidates could substantially harm our business, prospects, financial condition and results of operations.

21

Research and development of drugs targeting the CNS is particularly difficult, which makes it difficult to predict and understand why the drug has a positive effect on some patients but not others.

Discovery and development of new drug candidates designed to target CNS disorders are particularly difficult and time-consuming, evidenced by the higher failure rate for new drugs for central nervous system, or CNS, disorders compared with most other areas of drug discovery. For example, Pharmos, Roche, Allegran’s NMDA and Merck have all failed to meet their end points. Any such setbacks in our clinical development could have a material adverse effect on our business and operating results. In addition, our later-stage clinical trials may present challenges related to conducting adequate and well-controlled clinical trials, particularly as it regards managing placebo effects.

If we encounter difficulties enrolling patients in future clinical trials, our clinical development activities could be delayed or otherwise adversely affected.

Identifying and qualifying trial participants to participate in clinical studies is critical to our success. The timing of our clinical studies depends, among other things, on the speed at which we can recruit trial participants to participate in testing our product candidates and our ability to enroll a sufficient number of patients who remain in the trial until its conclusion. Delays in enrollment and withdrawals from the trial may result in increased costs or may affect the timing or outcome of the planned clinical trials, which could prevent completion of these trials and adversely affect our ability to advance the development of our product candidates. If trial participants are unwilling to participate in our studies because of negative publicity from adverse events in our trials or other trials of similar products, or those related to specific therapeutic area, or for other reasons, including competitive clinical studies for similar patient populations, the timeline for recruiting trial participants, conducting studies, and obtaining regulatory approval of potential products may be delayed. These delays could result in increased costs, delays in advancing our product candidate development, delays in testing the effectiveness of these product candidates, or termination of the clinical studies altogether.

We may not be able to identify, recruit and enroll a sufficient number of trial participants, or those with required or desired characteristics to achieve diversity in a study, to initiate and complete any future clinical studies in a timely manner. Patient and subject enrollment is affected by factors including:

●	the size and nature of a patient population;

●	the patient eligibility criteria defined in the applicable clinical trial protocols, which may limit the patient populations eligible for clinical trials to a greater extent than competing clinical trials for the same indication;

●	the size of the study population required for analysis of the trial’s primary endpoints;

●	the severity of the disorder under investigation;

●	the proximity of patients to a trial site;

●	the inclusion and exclusion criteria for the trial in question;

●	the design of the trial protocol;

●	the ability to recruit clinical trial investigators with the appropriate competencies and experience;

●	the approval or concurrent enrollment of clinical trials involving competing product candidates currently under development or competing clinical trials for similar therapies or targeting patient populations meeting our patient eligibility criteria;

22

●	the availability and efficacy of approved medications or therapies for the disorder or condition under investigation;

●	clinicians’ and patients’ perceptions as to the potential advantages and side effects of the product candidate being studied in relation to other available therapies and product candidates;

●	the ability to obtain and maintain patient consents; and

●	the risk that patients enrolled in clinical trials will not complete such trials, for any reason.

Additionally, our or our collaborators’ ability to successfully initiate, enroll and conduct a clinical trial outside the United States is subject to numerous additional risks, including:

●	difficulty in establishing or managing relationships with CROs and physicians;

●	differing standards for the conduct of clinical trials;

●	differing standards of care for patients with a particular disorder;

●	an inability to locate qualified local consultants, physicians and partners; and

●	the potential burden of complying with a variety of foreign laws, medical standards and regulatory requirements, including the regulation of pharmaceutical and biotechnology products and treatments.

Further, successful and timely enrollment in clinical trials may be adversely affected by global health factors, including, among other things, pandemics such as COVID-19, such as:

●	the diversion of healthcare resources away from the conduct of clinical trial matters to focus on pandemic concerns, including the attention of physicians serving as our clinical trial investigators, hospitals serving as our clinical trial sites and hospital staff supporting the conduct of our clinical trials;

●	the limitation of available participants for our trials and a decrease in enrollment of our trials;

●	the inability of patients, therapists or physicians to come to hospitals and universities to participate in our trials, leading to delays and increased costs;

●	limitations on travel that interrupt key trial activities, such as clinical trial site initiations and monitoring and patient preparation and integration sessions;

●	interruption in global shipping affecting the transport of clinical trial materials, such as investigational drug product and comparator drugs used in our trials; and

●	employee furlough days that delay necessary interactions with local regulators, ethics committees and other important agencies and contractors.

If we have difficulty enrolling sufficient numbers of patients to conduct clinical trials as planned, we may need to delay or terminate clinical trials, either of which would have an adverse effect on our business.

23

Use of our product candidates could be associated with side effects, adverse events or other properties or safety risks, which could delay or halt their clinical development, prevent their regulatory approval, cause us to suspend or discontinue clinical trials, abandon a product candidate, limit their commercial potential, if approved, or result in other significant negative consequences that could severely harm our business, prospects, financial condition and results of operations.

As is the case with pharmaceuticals generally, it is likely that there may be unexpected or undesirable side effects, but they can’t be disclosed since no clinical trials have been conducted yet with this compound. Undesirable side effects may be found in the future. The side effects caused by these product candidates could cause us or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA, the EMA or other comparable foreign regulatory authorities. The side effects related to the product candidate could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm our business, financial condition, results of operations and prospects significantly.

Moreover, if our product candidates are associated with undesirable side effects in preclinical studies or clinical trials or have characteristics that are unexpected, we may elect to abandon their development or limit their development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective, which may limit the commercial expectations for the product candidate if approved. We may also be required to modify or terminate our study plans based on findings in our preclinical studies or clinical trials. Many product candidates that initially show promise in early-stage testing may later be found to cause side effects that prevent further development. As we work to advance existing product candidates and to identify new product candidates, we cannot be certain that later testing or trials of product candidates that initially showed promise in early testing will not be found to cause similar or different unacceptable side effects that prevent their further development.

It is possible that as we test our product candidates in larger, longer and more extensive clinical trials, or as the use of these product candidates becomes more widespread if they receive regulatory approval, illnesses, injuries, discomforts and other AEs that were not observed in earlier trials, as well as conditions that did not occur or went undetected in previous trials, may be reported by subjects. If such side effects become known later in development or upon approval, if any, such findings may harm our business, financial condition, results of operations and prospects significantly.

Additionally, adverse developments in clinical trials of pharmaceutical, biopharmaceutical or biotechnology products conducted by others may cause the FDA or other regulatory oversight bodies to suspend or terminate our clinical trials or to change the requirements for approval of any of our product candidates.

In addition to side effects caused by the product candidate, the administration process or related procedures also can cause adverse side effects. If any such AEs occur, our clinical trials could be suspended or terminated. If we are unable to demonstrate that any AEs were caused by the administration process or related procedures, the FDA, the European Commission, the EMA, or other regulatory authorities could order us to cease further development of, or deny approval of, a product candidate for any or all targeted indications. Even if we can demonstrate that all future serious adverse events, or SAEs, are not product-related, such occurrences could affect patient recruitment or the ability of enrolled patients to complete the trial. Moreover, if we elect, or are required, to not initiate, delay, suspend or terminate any future clinical trial of any of our product candidates, the commercial prospects of such product candidates may be harmed and our ability to generate product revenues from any of these product candidates may be delayed or eliminated. Any of these occurrences may harm our ability to develop other product candidates, and may harm our business, financial condition, results of operations and prospects significantly.

Additionally, if any of our product candidates receives marketing authorization, the FDA could impose contraindications or a boxed warning in the labeling of the product. For any of our drug product candidates receiving marketing authorization, the FDA could require us to adopt a risk evaluation and mitigation strategy, or REMS, and could apply elements to assure safe use to ensure that the benefits of the product outweigh its risks, which may include, among other things, a Medication Guide outlining the risks of the product for distribution to patients and a communication plan to health care practitioners. Furthermore, if we or others later identify undesirable side effects caused by our product candidates if approved, several potentially significant negative consequences could result, including:

●	regulatory authorities may suspend or withdraw approvals of such product candidate, or seek an injunction against its manufacture or distribution;

●	regulatory authorities may require additional warnings on the label, including “boxed” warnings, or issue safety alerts, Deal Healthcare Provider letters, press releases or other communications containing warnings or other safety information about the product;

24

●	we may be required by the FDA to implement a REMS;

●	we may be required to change the way a product candidate is administered or conduct additional clinical trials;

●	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

●	we could be sued and held liable for harm caused to patients; and

●	our reputation may suffer.

Any of these occurrences could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and may harm our business, financial condition, results of operations and prospects significantly.

Even if any of our current or future pharmaceutical product candidates receive regulatory approval, it may fail to achieve the degree of market acceptance by physicians, patients, third-party payors and others in the medical community necessary for commercial success, in which case we may not generate significant revenues or become profitable.

We are a pre-clinical stage pharmaceutical tech company. We have never commercialized a pharmaceutical product, and even if any of our current or future pharmaceutical product candidate is approved by the appropriate regulatory authorities for marketing and sale, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. Physicians may be reluctant to take their patients off their current medications and switch their treatment regimen. Further, patients often acclimate to the treatment regime that they are currently taking and do not want to switch unless their physicians recommend switching products or they are required to switch due to lack of coverage and adequate reimbursement. In addition, even if we are able to demonstrate our product candidates’ safety and efficacy to the FDA and other regulators, safety or efficacy concerns in the medical community may hinder market acceptance.

Efforts to educate the medical community and third-party payors on the benefits of our pharmaceutical product candidates may require significant resources, including management time and financial resources, and may not be successful. The degree of market acceptance of our pharmaceutical product candidates, if approved for commercial sale, will depend on a number of factors, including:

●	the efficacy and safety of the product as demonstrated in pivotal clinical trials;

●	the potential and perceived advantages of the product compared to competitive and alternative therapies;

●	the prevalence and severity of any side effects;

●	whether the product is designated under physician treatment guidelines as a first-, second- or third-line therapy;

●	our ability, or the ability of any future collaborators, to offer the product for sale at competitive prices;

●	the product’s convenience and ease of dosing and administration compared to alternative treatments, including the need to have products administered in clinical settings, rather than the home, for patients who are prescribed the products;

●	the willingness of the target patient population to try, and of physicians to prescribe, the product;

25

●	limitations or warnings, including distribution or use restrictions contained in the product’s approved labeling;

●	the strength of sales, marketing and distribution support;

●	restrictions on how the product is distributed;

●	the timing of market introduction of competitive products;

●	publicity concerning these products or competing products and treatments;

●	changes in the standard of care for the targeted indications for the product; and

●	availability and adequacy of coverage and reimbursement from government payors, managed care plans and other third-party payors.

Sales of medical products also depend on the willingness of physicians to prescribe the treatment, which is likely to be based on a determination by these physicians that the products are safe, therapeutically effective and cost effective. In addition, the inclusion or exclusion of products from treatment guidelines established by various physician groups and the viewpoints of influential physicians can affect the willingness of other physicians to prescribe the treatment. We cannot predict whether physicians, physicians’ organizations, hospitals, other healthcare providers, government agencies or private insurers will determine that any of our products is safe, therapeutically effective and cost effective as compared with competing treatments. If any product candidates we develop do not achieve an adequate level of acceptance, they may not generate significant product revenue, and we may not become profitable.

For any of our current or future product candidates that obtains regulatory approval, any failure to achieve market acceptance or commercial success would adversely affect our business prospects. In addition, for any approved product, any negative perception of such product once commercialized, or of a similar product developed by a competitor, may adversely affect our reputation in the marketplace or among industry participants and our business prospects.

We currently, and may in the future continue to, conduct clinical trials for pharmaceutical product candidates outside the United States, and the FDA, the EMA and comparable foreign regulatory authorities may not accept data from such trials.

We currently, and may in the future continue to, conduct one or more clinical trials outside the United States, including in Europe. The acceptance of study data from clinical trials conducted outside the United States or another jurisdiction by the FDA, the EMA or any comparable foreign regulatory authority may be subject to certain conditions or may not be accepted at all. In cases where data from foreign clinical trials are intended to serve as the basis for marketing approval in the United States, the FDA will generally not approve the application on the basis of foreign data alone unless (i) the data are applicable to the U.S. population and U.S. medical practice; (ii) the trials were performed by clinical investigators of recognized competence and pursuant to GCP regulations; and (iii) if necessary, the FDA is able to validate the data through an on-site inspection or other appropriate means. Additionally, the FDA’s clinical trial requirements, including sufficient size of patient populations and statistical powering, must be met. Many foreign regulatory authorities have similar approval requirements. There can be no assurance that the FDA, the EMA or any comparable foreign regulatory authority will accept data from trials conducted outside of the United States or the applicable jurisdiction. If the FDA, the EMA or any comparable foreign regulatory authority does not accept such data, it would result in the need for additional trials, which would be costly and time consuming and delay aspects of our business plan, and which may result in product candidates that we may develop not receiving approval or clearance for commercialization in the applicable jurisdiction.

In addition, such foreign trials would be subject to the applicable local laws of the foreign jurisdictions where the trials are conducted. The conduct of clinical trials outside the United States could have a significant impact on us. Risks inherent in conducting international clinical trials include:

●	foreign regulatory requirements that could burden or limit our ability to conduct our clinical trials;

●	administrative burdens of conducting clinical trials under multiple foreign regulatory schema;

26

●	foreign exchange fluctuations;

●	manufacturing, customs, shipment and storage requirements;

●	cultural differences in medical practice and clinical research; and

●	diminished protection of intellectual property in some countries.

If we are unable to obtain regulatory approval in one or more jurisdictions for any pharmaceutical product candidates that we may identify and develop, our business will be substantially harmed.

We cannot commercialize a pharmaceutical product until the appropriate regulatory authorities have reviewed and approved the product candidate. Approval by the FDA, the EMA and comparable foreign regulatory authorities is lengthy and unpredictable, and depends upon numerous factors, including substantial discretion of the regulatory authorities. Approval policies, regulations, or the type and amount of preclinical or clinical data necessary to gain approval may change during the course of a product candidate’s development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. We have not obtained regulatory approval for any of our product candidates, and it is possible that our current product candidates and any other product candidates that we may seek to develop in the future will not ever obtain regulatory approval. We cannot be certain that any of our product candidates will receive regulatory approval or be successfully commercialized, even if they receive regulatory approval.

Obtaining marketing approval is an extensive, lengthy, expensive and inherently uncertain process, and regulatory authorities may delay, limit or deny approval of our product candidates for many reasons, including but not limited to:

●	the inability to demonstrate to the satisfaction of the FDA, the EMA or comparable foreign regulatory authorities that the applicable product candidate is safe and effective as a treatment for our targeted indications or otherwise meets the applicable regulatory standards for approval;

●	the FDA, the EMA or comparable foreign regulatory authorities may disagree with the design, endpoints or implementation of our clinical trials;

●	the population studied in the clinical program may not be sufficiently broad or representative to assure safety or efficacy in the full population for which we seek approval;

●	the FDA, the EMA or comparable foreign regulatory authorities may require additional preclinical studies or clinical trials beyond those that we currently anticipate;

●	the FDA, the EMA or comparable foreign regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials;

●	the data collected from clinical trials of product candidates that we may identify and pursue may not be sufficient to support the submission of a New Drug Application, or NDA, or other submission for regulatory approval in the United States or elsewhere;

●	we may be unable to demonstrate to the FDA, the EMA or comparable foreign regulatory authorities that a product candidate’s risk-benefit ratio for its proposed indication is acceptable;

●	the FDA, the EMA or comparable foreign regulatory authorities may identify deficiencies in the manufacturing processes, test procedures and specifications, or facilities of third-party manufacturers with which we contract for clinical and commercial supplies; and

●	the approval policies or regulations of the FDA, the EMA or comparable foreign regulatory authorities may change in a manner that renders the clinical trial design or data insufficient for approval.

27

The lengthy approval process, as well as the unpredictability of the results of clinical trials and evolving regulatory requirements, may result in our failure to obtain regulatory approval to market product candidates that we may pursue in the United States or elsewhere, which would significantly harm our business, prospects, financial condition and results of operations.

Furthermore, approval by the FDA in the United States, if obtained, does not ensure approval by regulatory authorities in other countries or jurisdictions. In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and effectiveness. Clinical trials conducted in one country may not be accepted by regulatory authorities in other countries, and regulatory approval in one country does not mean that regulatory approval will be obtained in any other country. Approval processes vary among countries and can involve additional product testing and validation and additional or different administrative review periods from those in the United States, including additional preclinical studies or clinical trials, as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement by insurers before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval.

Seeking foreign regulatory approval could result in difficulties and costs for us and require additional preclinical studies or clinical trials which could be costly and time consuming. Regulatory requirements can vary widely from country to country and could delay or prevent the introduction of our products in those countries. The foreign regulatory approval process involves all of the risks associated with FDA approval. We do not have any product candidates approved for sale in international markets. If we fail to comply with regulatory requirements in international markets or to obtain and maintain required approvals, or if regulatory approvals in international markets are delayed, our target market will be reduced and our ability to realize the full market potential of our products will be harmed.

Interim, “top-line,” and preliminary data from our clinical trials that we announce or publish from time to time may change as more patient data become available or as additional analyses are conducted, and as the data are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim, “top-line,” or preliminary data from our clinical studies. Interim data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Preliminary or “top-line” data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, interim and preliminary data should be viewed with caution until the final data are available. Material adverse changes between preliminary, “top-line,” or interim data and final data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general, and regulatory agencies may request further data from us. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure. Any information we determine not to disclose may ultimately be deemed significant by you or others with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or our business. If the top-line data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize any future product candidate, our business, prospects, financial condition and results of operations may be harmed.

28

Certain of the pharmaceutical product candidates we are developing are complex and difficult to manufacture. We could experience manufacturing problems that result in delays in our development or commercialization programs or otherwise harm our business.

The manufacturing processes our CMOs use to produce our pharmaceutical product candidates are complex, and materials are challenging to source. Several factors could cause production interruptions, including inability to develop efficient manufacturing processes, equipment malfunctions, facility contamination, raw material shortages or contamination, natural disasters, disruption in utility services, human error or disruptions in the operations of our suppliers, including acquisition of the supplier by a third party or declaration of bankruptcy.

Our CMOs must employ multiple steps to control the manufacturing process to assure that the process is reproducible and the product candidate is made strictly and consistently in compliance with the process. Problems with the manufacturing process, even minor deviations from the normal process, could result in product defects or manufacturing failures that result in lot failures, product recalls, product liability claims or insufficient inventory to conduct clinical trials or supply commercial markets. We may encounter problems achieving adequate quantities and quality of clinical-grade materials that meet the FDA, the EMA or other applicable standards or specifications with consistent and acceptable production yields and costs.

In addition, the FDA, the EMA and other foreign regulatory authorities may require us to submit samples of any lot of any approved product together with the protocols showing the results of applicable tests at any time. Under some circumstances, the FDA, the EMA or other foreign regulatory authorities may require that we do not distribute a lot until the agency authorizes its release. Slight deviations in the manufacturing process, including those affecting quality attributes and stability, may result in unacceptable changes in the product that could result in lot failures or product recalls. Lot failures or product recalls could cause us to delay product launches or clinical trials, which could be costly to us and otherwise harm our business, financial condition, results of operations and prospects.

We or our CMOs also may encounter problems hiring and retaining the experienced scientific, quality assurance, quality-control and manufacturing personnel needed to operate our manufacturing processes, which could result in delays in production or difficulties in maintaining compliance with applicable regulatory requirements.

Any problems in our or our CMOs’ manufacturing process or facilities could result in delays in planned clinical trials and increased costs, and could make us a less attractive collaborator for potential partners, including larger biotechnology companies and academic research institutions, which could limit access to additional attractive development programs. Problems in our or our CMOs’ manufacturing process could restrict our or their ability to meet potential future market demand for products.

We may not elect or be able to take advantage of any expedited development or regulatory review and approval processes available to product candidates granted breakthrough therapy or fast track designation by the FDA.

We intend to evaluate and continue ongoing discussions with the FDA on regulatory strategies that could enable us to take advantage of expedited development pathways for certain of our product candidates in the future, although we cannot be certain that our product candidates will qualify for any expedited development pathways or that regulatory authorities will grant, or allow us to maintain, the relevant qualifying designations. Potential expedited development pathways that we could pursue include breakthrough therapy and fast track designation.

Breakthrough therapy designation is intended to expedite the development and review of drug product candidates that are designed to treat serious or life-threatening diseases when preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation of a product candidate as a breakthrough therapy provides potential benefits that include more frequent meetings with the FDA to discuss the development plan for the product candidate and ensure collection of appropriate data needed to support approval; more frequent written correspondence from the FDA about such things as the design of the proposed clinical trials and use of biomarkers; intensive guidance on an efficient drug development program, beginning as early as Phase 1; organizational commitment involving senior managers; and eligibility for rolling review and priority review.

29

Fast track designation is designed for drug product candidates intended for the treatment of a serious or life-threatening disease or disorder, where preclinical or clinical data demonstrate the potential to address an unmet medical need for this disease or disorder. Accordingly, even if we believe a particular product candidate is eligible for breakthrough therapy or fast track designation, we cannot assure you that the FDA would decide to grant it. Breakthrough therapy designation and fast track designation do not change the standards for product approval, and there is no assurance that such designation or eligibility will result in expedited review or approval or that the approved indication will not be narrower than the indication covered by the breakthrough therapy designation or fast track designation. Thus, even if we receive breakthrough therapy or fast track designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw breakthrough therapy or fast track designation if it believes that the product no longer meets the qualifying criteria. Our business may be harmed if we are unable to avail ourselves of these or any other expedited development and regulatory pathways.

For any approved pharmaceutical product, we will be subject to ongoing regulatory obligations and continued regulatory review, which may result in significant additional expense, and we may be subject to penalties if we fail to comply with regulatory requirements or experience unanticipated problems with our product candidates.

If any of our pharmaceutical product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities.

Manufacturers and manufacturers’ facilities are required to comply with extensive requirements imposed by the FDA, the EMA and other comparable foreign regulatory authorities, including ensuring that quality control and manufacturing procedures conform to current good manufacturing practices, or cGMP, regulations. As such, we and our CMOs are subject to continual review and inspections to assess compliance with cGMP and adherence to commitments made in any NDA or marketing authorization application, or MAA, or equivalent application. We and our CMOs are also subject to requirements pertaining to the registration of our and their manufacturing facilities and the listing of our product and product candidates with the FDA; continued complaint, adverse event and malfunction reporting; corrections and removals reporting and labeling and promotional requirements. Accordingly, we and others with whom we work must continue to expend time, money and effort in all areas of regulatory compliance, including manufacturing, production and quality control.

Any regulatory approvals that we may receive for our product candidates may contain requirements for potentially costly post-marketing testing, such as Phase 4 clinical trials and surveillance to monitor the safety and efficacy of a drug product. We are required to report certain adverse reactions and production problems, if any, to the FDA, the EMA and other comparable foreign regulatory authorities. Any new legislation addressing drug or medical safety issues could result in delays in product development or commercialization or increased costs to assure compliance.

The FDA and other agencies, including the U.S. Department of Justice, and for certain products, the Federal Trade Commission, closely regulate and monitor the post-approval marketing, labeling, advertising and promotion of products to ensure that they are manufactured, marketed and distributed only for the approved indications and in accordance with the provisions of the approved label. We are, and will be, required to comply with requirements concerning advertising and promotion for our product candidates, if approved. For example, promotional communications with respect to prescription drugs and medical devices are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s label or labeling. Accordingly, we may not promote our products for indications or uses for which they do not have approval.

The holder of an approved NDA, MAA or equivalent marketing authorization must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process. Delays in obtaining required approvals would harm our ability to introduce new or enhanced product in a timely manner, which in turn would harm our or our future growth. Failure to submit a new or supplemental application and to obtain approval for certain changes prior to marketing the modified product may require a recall or to stop selling or distributing the marketed product as modified and may lead to significant enforcement actions.

30

In the European Economic Area, or the EEA, any medical devices will need to comply with the Essential Requirements set forth in Medical Device Regulation. Compliance with these requirements is a prerequisite to be able to affix the CE mark to a product, without which a product cannot be marketed or sold in the EEA. To demonstrate compliance with the Essential Requirements and obtain the right to affix the CE mark, we must undergo a conformity assessment procedure, which varies according to the type of medical device and its classification. The conformity assessment procedure requires the intervention of a Notified Body, which is an organization designated by a competent authority of an EEA country to conduct conformity assessments. The Notified Body issues a CE Certificate of Conformity following successful completion of a conformity assessment procedure and quality management system audit conducted in relation to the medical device and its manufacturer and their conformity with the Essential Requirements. This Certificate entitles the manufacturer to affix the CE mark to its medical products after having prepared and signed a related EC Declaration of Conformity.

We could also be required to conduct post-marketing clinical trials to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval of a drug was obtained via an accelerated approval pathway, we could be required to conduct a successful post-marketing clinical trial to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as AEs of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including requiring withdrawal of the product from the market. If we fail to comply with applicable regulatory requirements, a regulatory agency or enforcement authority may, among other things:

●	issue warning letters or untitled letters;

●	impose civil or criminal penalties;

●	suspend, withdraw or modify regulatory approvals;

●	suspend or modify any of our ongoing clinical trials;

●	refuse to approve pending applications or supplements to approved applications submitted by us;

●	mandate modifications to promotional materials or require us to provide corrective information to healthcare practitioners, or require other restrictions on the labeling or marketing of such products;

●	impose restrictions on our operations, including closing our programs’ or our or their CMOs’ facilities;

●	seize or detain products, refuse to permit the import or export of products; or

●	require a product recall.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our, our ability to commercialize and generate revenue. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our company and our operating results will be adversely affected.

The FDA’s and other regulatory authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of our product candidates.

31

We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative action, either in the United States or abroad.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses.

If any of our product candidates are approved and we are found to have improperly promoted off-label uses of those products, we may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while the FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The government has also required companies to enter into consent decrees, corporate integrity agreements or imposed permanent injunctions under which specified promotional conduct must be changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business, financial condition and results of operations.

Risks Related to Commercialization of Our Pharmaceutical Product Candidates

If the market opportunities for our pharmaceutical product candidates are smaller than we believe they are, our revenue may be adversely affected, and our business may suffer.

Our projections of both the number of people who have our target diseases, as well as the subset of people with these diseases who have the potential to benefit from treatment with our pharmaceutical product candidates, are based on our beliefs and estimates. These estimates have been derived from a variety of sources, including the scientific literature, surveys of clinics, patient foundations or market research and may prove to be incorrect. Further, new studies may change the estimated incidence or prevalence of these diseases. The number of patients may turn out to be lower than expected. The effort to identify patients with diseases we seek to treat is in early stages, and we cannot accurately predict the number of patients for whom treatment might be possible. Additionally, the potentially addressable patient population for each of our pharmaceutical product candidates may be limited or may not be amenable to treatment with our pharmaceutical product candidates, and new patients may become increasingly difficult to identify or gain access to, which would adversely affect our results of operations and our business.

The commercial success of any future pharmaceutical products will depend upon the degree of market acceptance by physicians, healthcare payers, patients, and the medical community.

The commercial success of any future pharmaceutical products we may develop will depend in part on acceptance by the medical community, patients, and third-party or governmental payers as medically useful, cost-effective, and safe. Any products that we and our current and future partners may bring to the market may not gain market acceptance by physicians, patients, third-party payers and others in the medical community. If these products do not achieve an adequate level of acceptance, we may not generate significant product revenue and may not become profitable. The degree of market acceptance of any future products we may develop will depend on a number of factors, including:

●	the efficacy and safety as demonstrated in clinical trials;

●	the timing of market introduction of the product as well as the timing of entry of competitive products;

●	the clinical indications for which the product is approved;

●	acceptance by physicians, the medical community, and patients of the product as a safe and effective treatment;

32

●	the convenience of prescribing and initiating patients on the product;

●	the potential and perceived advantages of such product over alternative treatments;

●	the cost of treatment in relation to alternative treatments, including any similar generic treatments;

●	the availability of coverage and adequate reimbursement and pricing by third-party payers and government authorities;

●	relative convenience and ease of administration;

●	the prevalence and severity of adverse side effects; and

●	the effectiveness of sales and marketing efforts.

Even if a product displays a favorable efficacy and safety profile in preclinical and clinical studies and receives regulatory approval, market acceptance of the product will not be known until after it is launched. Our efforts to educate the medical community and third-party payers on the benefits of our products may require significant resources and may never be successful. Our efforts to educate the marketplace may require more resources than are required by the conventional methods marketed by our competitors. Any of these factors may cause any future products we may develop to be unsuccessful or less successful than anticipated.

If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any product candidates we may develop, we may not be successful in commercializing those product candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have little experience in the sale, marketing or distribution of pharmaceutical products. To achieve commercial success for any approved product for which we retain sales and marketing responsibilities, we must either develop a sales and marketing organization or outsource these functions to third parties. In the future, we may choose to build a focused sales, marketing and commercial support infrastructure to market and sell our product candidates, if and when they are approved. We may also elect to enter into collaborations or strategic partnerships with third parties to engage in commercialization activities with respect to selected product candidates, indications or geographic territories, including territories outside the United States, although there is no guarantee we will be able to enter into these arrangements even if the intent is to do so.

There are risks involved with both establishing our own commercial capabilities and entering into arrangements with third parties to perform these services. For example, recruiting and training a sales force or reimbursement specialists is expensive and time consuming and could delay any product launch. If the commercial launch of a product candidate for which we recruit a sales force and establish marketing and other commercialization capabilities is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition commercialization personnel.

Factors that may inhibit our efforts to commercialize any approved product on our own include:

●	the inability to recruit and retain adequate numbers of effective sales, marketing, reimbursement, customer service, medical affairs, and other support personnel;

●	the inability of sales personnel to obtain access to physicians or persuade adequate numbers of physicians to prescribe any future approved products;

●	the inability of reimbursement professionals to negotiate arrangements for formulary access, reimbursement, and other acceptance by payors;

●	the inability to price products at a sufficient price point to ensure an adequate and attractive level of profitability;

●	restricted or closed distribution channels that make it difficult to distribute our products to segments of the patient population;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines; and

●	unforeseen costs and expenses associated with creating an independent commercialization organization.

If we enter into arrangements with third parties to perform sales, marketing, commercial support and distribution services, the profitability of product revenue may be lower than if we were to market and sell any products developed by us. In addition, we may not be successful in entering into arrangements with third parties to commercialize our product candidates or may be unable to do so on terms that are favorable to us or them. We may have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively or may expose us to legal and regulatory risk by not adhering to regulatory requirements and restrictions governing the sale and promotion of prescription drug products, including those restricting off-label promotion. If we do not establish commercialization capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our product candidates, if approved.

We face intense competition and rapid technological change and the possibility that our competitors may discover, develop or commercialize therapies that are similar, more advanced or more effective than ours, which may adversely affect our financial condition and our ability to successfully commercialize our product candidates.

The biotechnology and pharmaceutical industries are highly competitive. There are many pharmaceutical companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to our product candidates.

The first THC-based pharmaceutical, a pill sold under the commercial name of Marinol (scientific name: dronabinol), was developed by a company called Unimed Pharmaceuticals, with funding provided by the National Cancer Institute. In 1985, Marinol received FDA approval as a treatment for chemotherapy-related nausea and vomiting. Today, Marinol is marketed by AbbVie, Inc. Since the introduction of Marinol into the market, other pharmaceuticals containing THC have also been developed. These include generic oral capsules of dronabinol, such as those marketed by SVC Pharma LP and Akorn Inc., Meda AB’s Cesamet (nabilone), a synthetic derivative of THC, and Sativex (nabiximols), a whole cannabis extract administered as an oral spray. Furthermore, to the best of our knowledge, multiple companies that are working in the cannabis therapeutic area and are pursuing regulatory approval for their product candidates. For example, GW Pharmaceuticals PLC, or GW, which markets Sativex, a botanical cannabinoid oral mucosal for the treatment of spasticity due to multiple sclerosis, received FDA approval in the United States in June 2018 for Epidiolex, a liquid formulation of highly purified cannabidiol extract, as a treatment for Dravet’s Syndrome, Lennox Gastaut Syndrome, and various childhood epilepsy syndromes. In addition, GW is developing, among others, cannabidivarin, or CBDV, based therapy for ASD and therapy for neonatal hypoxic-ischemic encephalopathy and schizophrenia. Zynerba Pharmaceuticals, Inc., or Zynerba, is developing a transdermal formulation of cannabidiol for Fragile X and certain refractory epilepsies and ASD. Skye Bioscience, Inc., or Skye, is focused on developing proprietary, synthetic cannabinoid-derived molecules to treat glaucoma and other diseases with significant unmet need. Corbus Pharmaceuticals Holdings is seeking FDA approval for their synthetic cannabinoid for systemic sclerosis, cystic fibrosis, dermatomyositis and systemic lupus erythematosus and metabolism and solid tumors. RespireRx Pharmaceutical Inc., or RespireRx, developing dronabinol for OSA treatment. Synendos Therapeutics AG, or Synendos, is a developer of endocannabinoid modulators for the treatment of CNS disorders. It has developed pharmaceutical products to restore the natural function of the brain and treat neuropsychiatric disorders. Synendos is developing small molecules as selective endocannabinoid reuptake inhibitors that increase the levels of endogenous cannabinoids to treat CNS disorders caused by cannabinoid deficiency. Inversago Pharma (formerly GIcare Pharma) is focused on developing peripheral cannabinoid (CB1) receptor antagonist/inverse agonist for the treatment of metabolic diseases such as obesity, insulin resistance, and liver fibrosis. Its drug INV-101 (Inverse agonist of peripheral CB1) under phase-1.

33

More established companies may have a competitive advantage over us due to their greater size, cash flows and institutional experience. Compared to us, many of our competitors may have significantly greater financial, technical and human resources. As a result of these factors, our competitors may have an advantage in marketing their approved products and may obtain regulatory approval of their product candidates before we are able to, which may limit our ability to develop or commercialize our product candidates. Our competitors may also develop drugs that are safer, more effective, more widely used and less expensive than ours, and may also be more successful than us in manufacturing and marketing their products. These advantages could materially impact our ability to develop and commercialize our product candidates successfully.

Even if we successfully develop our product candidates, and obtain marketing approval for them, other treatments or therapeutics may be preferred and we may not be successful in commercializing our product candidates or in bringing them to market.

Many of our competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing and manufacturing organizations. Additional mergers and acquisitions in the biotechnology and pharmaceutical industries may result in even more resources being concentrated in our competitors. As a result, these companies may obtain regulatory approval more rapidly than we are able to and may be more effective in selling and marketing their products as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries. Our competitors may succeed in developing, acquiring or licensing on an exclusive basis, products that are more effective or less costly than any product candidate that we may develop, or achieve earlier patent protection, regulatory approval, product commercialization and market penetration than we do. Additionally, technologies developed by our competitors may render our potential product candidates uneconomical or obsolete, and we may not be successful in marketing our product candidates against competitors.

The third-party payor coverage and reimbursement status of newly approved products is uncertain. Our product candidates may become subject to unfavorable pricing regulations or third-party coverage and reimbursement policies, any of which could harm our business. Failure to obtain or maintain coverage and adequate reimbursement for new or current products could limit our ability to market those products and decrease our ability to generate revenue.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drugs and other medical products vary widely from country to country. In the United States, healthcare reform legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a product before it can be marketed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, pricing remains subject to continuing governmental control even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country but then be subject to price regulations that delay the commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenue we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more of our product candidates, even if any of our product candidates obtain marketing approval.

34

Our ability to successfully commercialize our product candidates also will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments. Sales of these or other product candidates that we may identify will depend substantially, both domestically and abroad, on the extent to which the costs of our product candidates will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our products or product candidates. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to realize a sufficient return on our investment. For products administered under the supervision of a physician, obtaining coverage and adequate reimbursement may be particularly difficult because of the higher prices often associated with such drugs.

A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. In many countries, the prices of medical products are subject to varying price control mechanisms as part of national health systems. In general, the prices of medicines under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for medicines but monitor and control company profits. Additional foreign price controls or other changes in pricing regulation could restrict the amount that we are able to charge for our product candidates. Accordingly, in markets outside the United States, the reimbursement for products may be reduced compared with the United States and may be insufficient to generate commercially reasonable revenues and profits.

There is also significant uncertainty related to the insurance coverage and reimbursement of newly approved products, and coverage may be more limited than the purposes for which the medicine is approved by the FDA or comparable foreign regulatory authorities. In the United States, no uniform policy of coverage and reimbursement for products exists among third-party payors and coverage and reimbursement levels for products can differ significantly from payor to payor. Commercial payors often rely upon Medicare coverage policy and payment limitations in setting their own policies, but also have their own methods and approval process apart from Medicare determinations. As a result, the coverage determination process is often a time consuming and costly process that may require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance. It is difficult to predict what the Centers for Medicare & Medicaid Services, or CMS, the federal agency responsible for administering the Medicare program, will decide with respect to reimbursement for fundamentally novel products such as ours, as there is no body of established practices and precedents for these new products. Reimbursement agencies in Europe may be more conservative than CMS. For example, a number of cancer drugs have been approved for reimbursement in the United States and have not been approved for reimbursement in certain European countries. Moreover, eligibility for reimbursement does not imply that any drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Our inability to promptly obtain coverage and profitable payment rates from both government-funded and private payors for any approved products we may develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize product candidates and our overall financial condition.

Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Our inability to promptly obtain coverage and profitable reimbursement rates third-party payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

Increasingly, third-party payors are requiring that pharmaceutical companies provide them with predetermined discounts from list prices and are challenging the prices charged for medical products. We cannot be sure that reimbursement will be available for any product candidate that we commercialize and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, any product or product candidate for which we obtain marketing approval. In order to obtain reimbursement, physicians may need to show that patients have superior treatment outcomes with our products compared to standard of care drugs, including lower-priced generic versions of standard of care drugs. We expect to experience pricing pressures in connection with the sale of any of our product candidates, due to the trend toward managed healthcare, the increasing influence of health maintenance organizations and additional legislative changes. The downward pressure on healthcare costs in general, particularly prescription drugs and surgical procedures and other treatments, has become very intense. As a result, increasingly high barriers are being erected to the entry of new products.

Additionally, we may develop companion diagnostic tests for use with our product candidates. We may be required to obtain coverage and reimbursement for these tests separate and apart from the coverage and reimbursement we seek for our product candidates, once approved. Even if we obtain regulatory approval for such companion diagnostics, there is significant uncertainty regarding our ability to obtain coverage and adequate reimbursement for the same reasons applicable to our product candidates. Medicare reimbursement methodologies, whether under Part A, Part B, or clinical laboratory fee schedule may be amended from time to time, and we cannot predict what effect any change to these methodologies would have on any product candidate or companion diagnostic for which we receive approval.

Risks Related to CBD-Infused Beauty Regulation and Legal Proceedings

Our failure to comply with controlled substance legislation could restrict or harm our ability to develop and commercialize our products.

Our business is, and will be, subject to wide-ranging laws and regulations of Canada, Israel, the United States (federal and state), the European Community and other governments in each of the countries where we may develop and market our cannabinoid-infused beauty products. We must comply with all regulatory requirements if we expect to be successful.

Most countries are parties to the Single Convention on Narcotic Drugs of 1961 as amended by the 1972 Protocol, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to us obtaining marketing approval in those countries for any cannabinoid-infused beauty products we develop. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our products to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In the case of countries with similar obstacles, we would be unable to market our product candidates in countries in the near future or perhaps at all if the laws and regulations in those countries do not change.

Any cannabinoid-infused product candidate that we may develop for use in the United States, will be subject to U.S. controlled substance laws and regulations that will require us, along with our collaborators and licensees, to expend time, money and effort in all areas of regulatory compliance, including, if applicable, manufacturing, production, quality control and assurance and clinical trials. Any failure to comply with these laws and regulations, or the cost of compliance with these laws and regulations, could adversely affect the results of our business operations and our financial condition.

The constant evolution of laws and regulations affecting the research and development of cannabis-infused diagnostics and therapies could detrimentally affect our business. Laws and regulations related to the therapeutic uses of cannabis are subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations, including our ability to conduct clinical trials that are prerequisite to our ability to commercialize our cannabis-based medical products and therapies. We cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

35

Cannabis remains illegal under U.S. federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We are a pharmaceutical tech company that operates under two main segments: Pharmaceuticals and Consumer Wellness. Some of our wellness products are formulated with plant derived cannabinoids such as hemp derived CBD. The commercial viability of our wellness beauty products and technologies in the United States depends, in part, on state laws and regulations; however, cannabis remains illegal under US federal law.

The United States federal government regulates drugs through the Controlled Substances Act of 1970 (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and no currently accepted medical use in treatment in the United States. No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas, security requirements and criteria for importation imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Currently, thirty-seven U.S. states and the District of Columbia allow the use of medical cannabis. Twenty-four states and the District of Columbia also allow its recreational use. Because cannabis is a Schedule I controlled substance, however, the development of a legal cannabis industry under the laws of these states is in conflict with the Federal Controlled Substances Act, which makes cannabis use and possession illegal on a national level. The United States Supreme Court has confirmed that the federal government has the right to regulate and criminalize cannabis, including for medical purposes, and that federal law criminalizing the use of cannabis pre-empts state laws that legalize its use.

In 2014, the United States House of Representatives passed an amendment, or the Rohrabacher-Farr Amendment, to the Commerce, Justice, Science, and Related Agencies Appropriations Bill, which funds the United States Department of Justice, or the DOJ. The Rohrabacher-Farr Amendment prohibits the DOJ from using funds to prevent states with medical cannabis laws from implementing such laws. In August 2016, a Ninth Circuit federal appeals court ruled in United States v. McIntosh that the Rohrabacher-Farr Amendment bars the DOJ from spending funds on the prosecution of conduct that is allowed by state medical cannabis laws, provided that such conduct is in strict compliance with applicable state law. While the Rohrabacher-Farr Amendment has been included as a rider to the Consolidated Appropriations Acts every year since 2014, there can be no assurances that the Rohrabacher-Farr Amendment will be included in future appropriations bills or budget resolutions. The federal government could at any time change its enforcement priorities against the cannabis industry. We do not grow or distribute cannabis, but our current and planned business operations may involve licensing cannabinoid-based products and technology. Any change in enforcement priorities could render such operations unprofitable or even prohibit such operations.

The cannabis industry and the regulations governing it continue to develop, and if they develop or change in ways that differ from our expectations or ways that are adverse to us, our business and results of operations may be adversely impacted.

Regulations are continuing to be developed for different aspects of the adult-use cannabis industry in Canada. The regulations and market for adult-use cannabis, various cannabis formats and cannabis retail may not develop as we expect or on the timeline that we expect, which could have a material adverse effect on our business and results of operations.

36

Any adverse changes in regulations, government or judicial interpretation of regulations, or more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations, increase compliance costs or give rise to material liabilities or a revocation of our licenses and other permits and authorizations. Furthermore, governmental authorities may change their administration, application or enforcement procedures at any time, which may adversely impact our ongoing regulatory compliance costs. There is no assurance that we will be able to comply or continue to comply with applicable regulations.

Any failure on our part to comply with applicable regulations could prevent us from being able to carry on our business, and there may be additional costs associated with any such failure.

Our business activities are heavily regulated in all jurisdictions where we do business. Our operations are subject to various laws, regulations and guidelines by governmental authorities. Laws and regulations, applied generally, grant government agencies and self-regulatory bodies broad administrative discretion over our activities, including the power to limit or restrict business activities as well as impose additional disclosure requirements on our products and services.

There can be no assurance that any future regulatory or agency proceedings, investigations or audits will not result in substantial costs, a diversion of management’s attention and resources or other adverse consequences to our business. The Company cannot predict the impact of changes in compliance measures implemented by government regulators.

Our business is or may become subject to a variety of laws related to controlled substances and money laundering, the application of which to our business is unsettled and still developing and which could subject us to claims or otherwise harm our business.

In the United States, despite cannabis having been legalized for medical use or adult use in a number of states, cannabis and cannabis products, other than hemp and certain hemp-derived products, such as CBD, continue to be categorized at the federal level as a Schedule I controlled substance under the Controlled Substances Act, or the CSA, and subject to the Controlled Substances Import and Export Act, as amended, or the CSIEA. We are or may become subject to various other U.S. federal laws and regulations, including as result of the listing of our common shares on the Nasdaq. Violations of any U.S. federal laws or regulations, including the CSA and CSIEA, to which we may be found to be subject, whether intentionally or inadvertently, could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings initiated by either the U.S. federal government or private citizens or criminal charges, including disgorgement of profits, cessation of business activities or divestitures. Further, the status of cannabis as a Schedule I controlled substance may cause us, and our business, to be negatively perceived by prospective U.S. investors or other parties, or who may have reputational or other concerns about dealings with a cannabis industry participant even if it is not distributing any products in the United States, which may limit our ability to access capital in private or public capital markets.

37

We also are, or may become, subject to a variety of laws and regulations in Canada, the United States and elsewhere that prohibit money laundering, including the Proceeds of Crime and Terrorist Financing Act (Canada), the U.S. Money Laundering Control Act, as amended, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by governmental authorities in Canada, the United States or any other jurisdiction in which we may in the future have business operations or to which we export or may export in the future. Although we believe that none of our activities implicate any applicable money laundering statutes, in the event that any of our business activities, any dividends or distributions therefrom, or any profits or revenue accruing thereby are found to be proceeds of crime under one or more of the statutes described above or any other applicable legislation, any persons, including investors, found to be aiding and abetting us in such violations could be subject to criminal or civil liability. Any violations of these laws, or allegations of such violations, could disrupt our operations, significantly distract management and involve significant costs and expenses, including legal fees. We could also suffer severe penalties, including criminal and civil penalties, disgorgement and other remedial measures.

If we are not able to comply with all safety, health and environmental regulations applicable to our operations and the industries in which we operate, we may be held liable for any breaches of those regulations.

Safety, health and environmental laws and regulations affect nearly all aspects of our operations, including product development, working conditions, waste disposal, emission controls, the maintenance of air and water quality standards and land reclamation, and, with respect to environmental laws and regulations, impose limitations on the generation, transportation, storage and disposal of solid and hazardous waste. Compliance with safety, health and environmental laws and regulations can require significant expenditures, and failure to comply with such safety, health and environmental laws and regulations may result in the imposition of fines and penalties, the temporary or permanent suspension of operations, the imposition of clean-up costs resulting from contaminated properties, the imposition of damages and the loss of or refusal of governmental authorities to issue permits or licenses to us. Exposure to these liabilities may arise in connection with our existing operations, our historical operations and operations that may in the future be closed or sold to third parties. We could also be held liable for worker exposure to hazardous substances and for accidents causing injury or death. There can be no assurance that we will at all times be in compliance with all safety, health and environmental laws and regulations notwithstanding our attempts to comply with such laws and regulations.

Changes in applicable safety, health and environmental standards may impose stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. We are not able to determine the specific impact that future changes in safety, health and environmental laws and regulations may have on our industry, operations or activities and our resulting financial position; however, we anticipate that capital expenditures and operating expenses will increase in the future as a result of the implementation of new and increasingly stringent safety, health and environmental laws and regulations. Further changes in safety, health and environmental laws and regulations, new information on existing safety, health and environmental conditions or other events, including legal proceedings based upon such conditions or an inability to obtain necessary permits in relation thereto, may require increased compliance expenditures by us.

38

Risk Related To Other Legal and Regulatory Proceedings and Compliance with Existing and Evolving Laws and Regulations

We may become involved in the future in disputes and other legal or regulatory proceedings that, if adversely decided or settled, could materially and adversely affect our business, financial condition and results of operations.

We may in the future become party to litigation, regulatory proceedings or other disputes. In general, claims made by or against us in disputes and other legal or regulatory proceedings can be expensive and time consuming to bring or defend against, requiring us to expend significant resources and divert the efforts and attention of our management and other personnel from our business operations. These potential claims include, but are not limited to, personal injury claims, class action lawsuits, intellectual property claims, privacy claims, employment litigation and regulatory investigations and causes of action relating to the advertising and promotional claims about our products. Any adverse determination against us in these proceedings, or even the allegations contained in the claims, regardless of whether they are ultimately found to be without merit, may also result in settlements, injunctions or damages that could have a material adverse effect on our business, financial condition and results of operations.

We may be required to recall products and may face product liability claims, either of which could result in unexpected costs and damage our reputation.

We sell cosmetic products for human use. Our products intended for use as cosmetics or skincare are not generally subject to pre-market approval or registration processes, so we cannot rely upon a government safety panel to qualify or approve our products for use. A product may be safe for the general population when used as directed but could cause an adverse reaction for a person who has a health condition or allergies, or who is taking a prescription medication. While we include what we believe are adequate instructions and warnings and we have historically had low numbers of reported adverse reactions, previously unknown adverse reactions could occur. If we discover that any of our products are causing adverse reactions, we could suffer adverse publicity or regulatory/government sanctions.

Potential product liability risks may arise from the testing, manufacture and sale of our products, including that the products fail to meet quality or manufacturing specifications, contain contaminants, include inadequate instructions as to their proper use, include inadequate warnings concerning side effects and interactions with other substances or for persons with health conditions or allergies, or cause adverse reactions or side effects. Product liability claims could increase our costs, and adversely affect our business, financial condition and results of operations. As we continue to offer an increasing number of new products, our product liability risk may increase. It may be necessary for us to recall products that do not meet approved specifications or because of the side effects resulting from the use of our products, which would result in adverse publicity, potentially significant costs in connection with the recall and could have a material adverse effect on our business, financial condition and results of operations.

In addition, plaintiffs in the past have received substantial damage awards from other cosmetic and drug companies based upon claims for injuries allegedly caused by the use of their products. Although we currently maintain general liability insurance, any claims brought against us may be subject to policy exclusions or exceed our existing or future insurance policy coverage or limits. Any judgment against us that is not covered or in excess of our policy coverage or limits would have to be paid from our cash reserves, which would reduce our capital resources. In addition, we may be required to pay higher premiums and accept higher deductibles in order to secure adequate insurance coverage in the future. Further, we may not have sufficient capital resources to pay a judgment, in which case our creditors could levy against our assets. Any product liability claim or series of claims brought against us could harm our business significantly, particularly if a claim were to result in adverse publicity or damage awards outside or in excess of our insurance policy limits.

39

If our products are not manufactured in compliance with applicable regulations, do not meet quality standards, or otherwise result in adverse health effects in customers, it could result in reputational harm, remedial costs, or regulatory enforcement.

While the FDA has not promulgated regulations governing cGMPs for cosmetics, adherence to recommended cGMPs can reduce the risk that FDA finds such products have been rendered adulterated or misbranded in violation of applicable law. The FDA’s draft guidance on cosmetic cGMPs, issued June 2013, provides recommendations related to process documentation, recordkeeping, building and facility design, equipment maintenance, and personnel. The FDA also recommends that manufacturers maintain product complaint and recall files and voluntarily report adverse events to the agency. Further, under the Modernization of Cosmetic Regulation Act of 2022, manufacturers of cosmetics will become subject to more onerous FDA obligations once implemented via regulation, including adverse event reporting and record retention requirements, safety substantiation requirements, facility registration requirements, and good manufacturing practice requirements. The FDA has also been granted new enforcement authorities over cosmetics, such as mandatory recall authority, and there will be new cosmetic labeling requirements imposed. In Europe, cosmetic products must be manufactured in compliance with cGMPs requirements. Details on compliance with cGMPs must be included in the product information file, of the cosmetic product. Compliance with cGMPs is presumed where the manufacture complies with the relevant harmonized standards, which is ISO 22716:2007 for cosmetic products.

We rely on third parties to manufacture our products in compliance with quality standards, including the cosmetic cGMPs guidelines in the FDA’s draft guidance and similar foreign requirements. Compliance with these standards can increase the cost of manufacturing our products as we work with our vendors to assure they are qualified and in compliance. If we or our suppliers fail to comply with these standards, it could lead to customer complaints, adverse events, product withdrawal or recall, or increase the likelihood that our products are rendered adulterated or misbranded, any of which could result in negative publicity, remedial costs, or regulatory enforcement that could impact our ability to continue selling certain products, and may harm our brands. Problems associated with product recalls could be exacerbated due to the global nature of our business because a recall in one jurisdiction could lead to recalls in other jurisdictions. Recalls of this sort could adversely affect our business, financial condition, and results of operations.

New laws, regulations, enforcement trends or changes in existing regulations governing the introduction, marketing and sale of our products to consumers could harm our business.

There has been an increase in regulatory activity and activism in the United States and abroad, and the regulatory landscape is becoming more complex with increasingly strict requirements. If this trend continues, we may find it necessary to alter some of the ways we have traditionally manufactured and marketed our products in order to stay in compliance with a changing regulatory landscape, and this could add to the costs of our operations and have an adverse impact on our business. To the extent federal, state, local or foreign regulatory changes regarding consumer protection, or the ingredients, claims or safety of our products occur in the future, they could require us to reformulate or discontinue certain of our products, revise the product packaging or labeling, or adjust operations and systems, any of which could result in, among other things, increased costs, delays in product launches, product returns or recalls and lower net sales, and therefore could have a material adverse effect on our business, financial condition and results of operations. Noncompliance with applicable regulations could result in enforcement action by the FDA or other regulatory authorities within or outside the United States, including but not limited to product seizures, injunctions, product recalls and criminal or civil monetary penalties, all of which could have a material adverse effect on our business, financial condition and results of operations.

In the United States, with the exception of color additives, the FDA does not currently require pre-market approval for products intended to be sold as cosmetics. However, the FDA may in the future require pre-market authorization for certain cosmetic products, establishments or manufacturing facilities. Moreover, such products could also be regulated as both drugs and cosmetics simultaneously, as the categories are not mutually exclusive. The statutory and regulatory requirements applicable to drugs are extensive and require significant resources and time to ensure compliance. For example, if any of our products intended to be sold as cosmetics were to be regulated as drugs, we might be required to conduct, among other things, clinical trials to demonstrate the safety and efficacy of these products. We may not have sufficient resources to conduct any required clinical trials or to ensure compliance with the manufacturing requirements applicable to drugs. If the FDA determines that any of our products intended to be sold as cosmetics should be classified and regulated as drug products and we are unable to comply with applicable drug requirements, we may be unable to continue to market those products. Any inquiry into the regulatory status of our cosmetics and any related interruption in the marketing and sale of these products could damage our reputation and image in the marketplace.

40

In recent years, the FDA has issued warning letters to several cosmetic companies alleging improper claims regarding their cosmetic products. If the FDA determines that we have disseminated inappropriate drug claims for our products intended to be sold as cosmetics, we could receive a warning or untitled letter, be required to modify our product claims or take other actions to satisfy the FDA. In addition, plaintiffs’ lawyers have filed class action lawsuits against cosmetic companies after receipt of these types of FDA warning letters. There can be no assurance that we will not be subject to state and federal government actions or class action lawsuits, which could harm our business, financial condition and results of operations.

Additional state and federal requirements may be imposed on consumer products as well as cosmetics, cosmetic ingredients, or the labeling and packaging of products intended for use as cosmetics. For example, on December 29, 2022, Congress enacted MoCRA. MoCRA created new compliance requirements for manufacturers of cosmetic products in the United States and also significantly expanded the FDA’s authority to oversee and regulate cosmetics. Under MoCRA, companies must comply with new requirements for cosmetics, such as new labeling requirements for certain products, safety substantiation, facility registration, product listing, adverse event reporting, good manufacturing practice requirements and mandatory recalls. In addition, MoCRA provided FDA with new enforcement authorities over cosmetics, such as the ability to initiate mandatory recalls and to obtain access certain product records. Many of the requirements are scheduled to become applicable on December 29, 2023, although some of the requirements, such as those relating to labeling, may become applicable in 2024 and 2025. In either case, the FDA has yet to implement regulations for MoCRA, and as such we are unable to ascertain at this time the full impact that complying with MoCRA will have on our business. Compliance with the new requirements may further increase the cost of manufacturing certain of our products and could have a material adverse effect on our business, financial condition and results of operations.

We also sell a number of consumer products, which are subject to regulation by the CPSC in the United States under the provisions of the Consumer Product Safety Act, as amended by the Consumer Product Safety Improvement Act of 2008. These statutes and the related regulations ban from the market consumer products that fail to comply with applicable product safety laws, regulations and standards. The CPSC has the authority to require the recall, repair, replacement or refund of any such banned products or products that otherwise create a substantial risk of injury and may seek penalties for regulatory noncompliance under certain circumstances. The CPSC also requires manufacturers of consumer products to report certain types of information to the CPSC regarding products that fail to comply with applicable regulations. Certain state laws also address the safety of consumer products, and mandate reporting requirements, and noncompliance may result in penalties or other regulatory action.

Our products are also subject to state laws and regulations, such as the California Safe Drinking Water and Toxic Enforcement Act, also known as “Prop 65,” and failure to comply with such laws may also result in lawsuits and regulatory enforcement that could have a material adverse effect on our business, financial condition and results of operations.

Additionally, on July 19, 2023, the EU Commission published EU Cosmetics Regulation (EC) No 2023/1490, or the EU Cosmetics Regulation”, amending EU Cosmetics Regulation (EC) No 1223/2009. We do not expect the recent amendments to have a material impact on our business, financial condition and results of operations. However, any further revisions or amendments to the EU Cosmetics Regulation may have a significant impact on the EU cosmetics industry in the long term and could have an adverse effect on our business, financial condition, and results of operation in the future.

Additional laws, regulations, and policies, and changes, new interpretation, or enforcement thereof, including those that may arise from a new administration in the United States, that affect our business could adversely affect our financial results. These include accounting standards, laws and regulations relating to tax matters, trade, intellectual property, data privacy and security, anti-corruption, advertising, marketing, manufacturing, distribution, customs matters, product registration, ingredients, chemicals, packaging, selective distribution, environmental, or climate change matters. Changes may require us to reformulate or discontinue certain of our products or revise our product packaging or labeling, any of which could result in, among other things, increased costs to us, delays in our product launches, product returns or recalls, and lower net revenue, and therefore could have an adverse effect on our business, financial condition, and results of operations.

41

Our facilities and those of our third-party manufacturers are subject to regulation under the FDCA and FDA implementing regulations.

Our facilities and those of our third-party manufacturers are subject to regulation under the FDCA and FDA implementing regulations. The FDA may inspect all of our facilities and those of our third-party manufacturers periodically to determine if we and our third-party manufacturers are complying with provisions of the FDCA and FDA regulations.

Our operations could be harmed if regulatory authorities make determinations that we, or our vendors, are not in compliance with these regulations. If the FDA finds a violation of cGMPs, it may enjoin our manufacturer’s operations, seize product, restrict importation of goods, and impose administrative, civil or criminal penalties. If we or our third-party manufacturers fail to comply with applicable regulatory requirements, we could be required to take costly corrective actions, including suspending manufacturing operations, changing product formulations, suspending sales, or initiating product recalls. In addition, compliance with these regulations has increased and may further increase the cost of manufacturing certain of our products as we work with our vendors to ensure they are qualified and in compliance. For example, under MoCRA, manufacturers of cosmetic products in the United States will become subject to mandatory GMP requirements. Although the FDA has yet to establish or implement regulations for such GMP requirements, third-party manufacturers of our cosmetic products may be slow or unable to adapt to these forthcoming regulations, which may require us to find alternative suppliers for our products. Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

Government regulations and private party actions relating to the marketing and advertising of our products and services may restrict, inhibit or delay our ability to sell our products and harm our business, financial condition and results of operations.

Government authorities regulate advertising and product claims regarding the performance and benefits of our products. These regulatory authorities typically require a reasonable basis to support any marketing claims. What constitutes a reasonable basis for substantiation can vary widely from market to market, and there is no assurance that the efforts that we undertake to support our claims will be deemed adequate for any particular product or claim. A significant area of risk for such activities relates to improper or unsubstantiated claims about our products and their use or safety. If we are unable to show adequate substantiation for our product claims, or our promotional materials make claims that exceed the scope of allowed claims for the classification of the specific product, whether cosmetics, other consumer products that we offer, the FDA, the FTC or other regulatory authorities could take enforcement action or impose penalties, such as monetary consumer redress, requiring us to revise our marketing materials, amend our claims or stop selling certain products, all of which could harm our business, financial condition and results of operations. Any regulatory action or penalty could lead to private party actions, or private parties could seek to challenge our claims even in the absence of formal regulatory actions which could harm our business, financial condition and results of operations.

42

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business, financial condition and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e-commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, social media marketing, third-party cookies, web beacons and similar technology for online behavioral advertising and gift cards. It is not clear how existing laws governing issues such as property ownership, sales taxes and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business and decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. In addition, it is possible that governments of one or more countries may seek to censor content available on our sites or may even attempt to completely block access to our sites. Adverse legal or regulatory developments could substantially harm our business. In particular, in the event that we are restricted, in whole or in part, from operating in one or more countries, our ability to retain or increase our consumer base may be adversely affected, and we may not be able to maintain or grow our net sales and expand our business as anticipated.

If we fail to comply with healthcare laws, we could face substantial penalties and our business, financial condition and results of operations could be adversely affected.

Healthcare providers, physicians and third-party payors in the United States and elsewhere play a primary role in the recommendation and prescription of pharmaceutical products. Arrangements with healthcare providers, third-party payors and customers can expose pharmaceutical manufacturers to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which such companies sell, market and distribute pharmaceutical products. In particular, the promotion, sales and marketing of healthcare items and services, as well as certain business arrangements in the healthcare industry, are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of ownership, pricing, discounting, marketing and promotion, structuring and commission(s), certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials. The applicable federal and state healthcare laws and regulations laws that may affect our ability to operate include, but are not limited to:

●	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order or recommendation of any good, facility, item or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. Violations are subject to civil and criminal fines and penalties for each violation, plus up to three times the remuneration involved, imprisonment of up to ten years, and exclusion from government healthcare programs. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers, on the one hand, and prescribers, purchasers and formulary managers, on the other;

●	federal civil and criminal false claims laws, including the False Claims Act, or FCA, which impose criminal and civil penalties, including through civil “qui tam” or “whistleblower” actions, against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay money to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the FCA. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. When an entity is determined to have violated the federal civil False Claims Act, the government may impose civil fines and penalties for each false claim, plus treble damages, and exclude the entity from participation in Medicare, Medicaid and other federal healthcare programs;

43

●	the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Similar to the federal Anti-Kickback Statute, a person or entity can be found guilty of violating HIPAA without actual knowledge of the statute or specific intent to violate it;

●	the federal civil monetary penalties laws, which impose civil fines for, among other things, the offering or transfer or remuneration to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state healthcare program, unless an exception applies;

●	the federal Physician Payments Sunshine Act, created under the Affordable Care Act, or the ACA, and its implementing regulations, which require manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with certain exceptions) to report annually to the U.S. Department of Health and Human Services, or HHS, under the Open Payments Program, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Effective January 1, 2022, these reporting obligations will extend to include transfers of value made to certain non-physician providers such as physician assistants and nurse practitioners;

●	federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers;

●	federal price reporting laws, which require manufacturers to calculate and report complex pricing metrics to government programs, where such reported prices may be used in the calculation of reimbursement and/or discounts on approved products; and

●	analogous state and foreign laws and regulations, such as state and foreign anti-kickback, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payer, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; and state and local laws requiring the registration of pharmaceutical sales representatives.

44

Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of our business activities could, despite efforts to comply, be subject to challenge under one or more of such laws. Additionally, the FDA or foreign regulators may not agree that we have mitigated any risk of bias in our clinical trials due to payments provided to investigators or institutions which could limit a regulator’s acceptance of those clinical trial data in support of a marketing application. Moreover, efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs.

It is possible that governmental and enforcement authorities will conclude that such business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, monetary fines, exclusion from participation in Medicare, Medicaid and other federal healthcare programs, integrity and oversight agreements to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings, and curtailment or restructuring of our, our operations, any of which could adversely affect our ability to operate our business and our results of operations. Even if we are successful in defending ourselves or asserting our rights, the existence of these actions may adversely affect market prices of our securities. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

45

Failure to comply with health and data protection laws and regulations could lead to government enforcement actions (which could include civil or criminal penalties), private litigation, and/or adverse publicity and could negatively affect our operating results and business.

We and any potential collaborators may be subject to federal, state, and foreign data protection laws and regulations, policies and contractual obligations that apply to the collection, transmission, storage, processing and use of personal information or personal data, which among other things, impose certain requirements relating to the privacy, security and transmission of personal information. The legislative and regulatory landscape for privacy and data protection continues to evolve in jurisdictions worldwide, and there has been an increasing focus on privacy and data protection issues with the potential to affect our business. Complying with such requirements can be difficult, time-consuming, expensive, and could require us to change our business practices and put in place additional compliance mechanisms. Failure to comply with laws, regulations and contractual and other obligations governing personal or other sensitive information could result in enforcement actions against us, including fines, imprisonment of company officials and public censure, processing penalties, claims for damages by affected individuals, damage to our reputation and loss of goodwill. It is possible that new and existing laws may be interpreted and applied in a manner that is inconsistent with our practices and our efforts to comply with the evolving data protection rules may be unsuccessful.

In the United States, numerous federal and state laws and regulations, including federal health information privacy laws, state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), that govern the collection, use, disclosure and protection of health-related and other personal information could apply to our operations or the operations of our programs and their collaborators. In addition, we may obtain health information from third parties (including research institutions from which we obtain clinical trial data) that are subject to privacy and security requirements under HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH. HIPAA establishes privacy and security standards that limit the use and disclosure of individually identifiable health information, or protected health information, and require the implementation of administrative, physical and technological safeguards to protect the privacy of protected health information and ensure the confidentiality, integrity and availability of electronic protected health information. Depending on the facts and circumstances, we could be subject to civil, criminal, and administrative penalties if we knowingly obtain, use, or disclose individually identifiable health information maintained by a HIPAA-covered entity in a manner that is not authorized or permitted by HIPAA.

In addition to HIPAA, additional privacy and data security laws and regulations have been enacted in the United States and additional laws and regulations may be enacted in the near future. For example, the California Consumer Privacy Act, or the CCPA, which became effective on January 1, 2020, requires companies that process information on California residents to make new disclosures to consumers about their data collection, use and sharing practices, provides such individuals with new data privacy rights, including the ability to opt out of certain sales of personal information, imposes new operational requirements for covered businesses, provides a private right of action for data breaches and creates a statutory damages framework. Many other states are considering similar legislation, and a broad range of legislative measures also have been introduced at the federal level. In addition, California voters recently approved a new privacy law, the California Privacy Rights Act, or the CPRA, which significantly modifies the CCPA, including by expanding consumers’ rights with respect to certain personal information and creating a new state agency to oversee implementation and enforcement efforts. Many of the CPRA’s provisions will become effective on January 1, 2023. Although there are limited exemptions for clinical trial data under the CCPA, the CCPA and other similar laws could impact our business activities depending on how it is interpreted and exemplifies the vulnerability of our business to the evolving regulatory environment related to personal information.

In the event we decide to conduct clinical trials or continue to enroll subjects in our ongoing or future clinical trials in Europe, we may be subject to additional privacy restrictions. The collection, use and transfer of personal health data in the EEA is governed by the provisions of the General Data Protection Regulation 2016/679, or the GDPR. The GDPR went into effect in May 2018 and establishes a strengthened individual data rights regime and imposes several requirements for controllers and processors of personal data relating to the establishment of a legal basis for processing, the consent of the individuals to whom the personal data relates, notification of data processing obligations to the competent national data protection authorities, the implementation of safeguards to protect the security and confidentiality of the personal data that requires the adoption of administrative, physical and technical safeguards, shortened timelines for data breach notifications to appropriate data protection authorities or data subjects, limitations on retention and secondary use of information, as well as increased requirements pertaining to health data and pseudonymized (i.e., key-coded) data and additional obligations when data controllers contract with third-party processors in connection with the processing of the personal data. The GDPR also imposes strict rules on the transfer of personal data out of the EEA to recipients in countries outside the EEA, such as the United States. The GDPR allows EU and EEA member states to make additional laws and regulations further limiting the processing of genetic, biometric or health data.

46

Failure to comply with the requirements of the GDPR and the related national data protection laws of the EU and EEA Member States may result in fines of up to €20,000,000 or up to 4% of the total worldwide annual turnover of the preceding financial year, whichever is higher, and other administrative penalties. In addition, the GDPR confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. The GDPR may impose additional responsibility and liability in relation to personal data that we process and we may be required to put in place additional mechanisms ensuring compliance with these and/or new data protection rules. For example, the GDPR increases our obligations with respect to clinical trials conducted in the EEA by expanding the definition of personal data to include coded data and requiring changes to informed consent practices and more detailed notices for clinical trial subjects and investigators. This may be onerous and adversely affect our business, prospects, financial condition and results of operations. The United Kingdom has transposed the GDPR into domestic law, with its version of the GDPR taking effect in January 2021, which could expose us to two parallel regimes, each of which potentially authorizes similar fines for certain violations. Other EU countries have also passed or are considering passing similar laws.

Compliance with U.S. and international data protection laws and regulations, including the GDPR, the CCPA and the CPRA could require us to take on more onerous obligations in our contracts, restrict our ability to collect, use and disclose data, change our business practices and put in place additional compliance mechanisms, which may interrupt or delay our development, regulatory and commercialization activities and increase our cost of doing business or in some cases, impact our ability to operate in certain jurisdictions. Failure to comply with these laws and regulations could result in government enforcement actions (which could include civil, criminal and administrative penalties), regulatory investigations, private litigation, significant fine and remediation costs and/or adverse publicity and could negatively affect our operating results and business. Moreover, clinical trial subjects, employees and other individuals about whom we or our potential collaborators obtain personal information, as well as the providers who share this information with us, may limit our ability to collect, use and disclose the information. Claims that we or our programs have violated individuals’ privacy rights, failed to comply with data protection laws, or breached our contractual obligations, even if we or they are not found liable, could be expensive and time consuming to defend and could result in adverse publicity that could harm our business, financial condition and results of operations.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

In the United States, there have been and continue to be a number of legislative initiatives and judicial challenges to contain healthcare costs. For example, in March 2010, the ACA was passed, which substantially changed the way healthcare is financed by both governmental and private insurers, and significantly impacted the U.S. pharmaceutical industry. The ACA, among other things, subjects biological products to potential competition by lower-cost biosimilars, addresses a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increases the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extends the rebate program to individuals enrolled in Medicaid managed care organizations, establishes annual fees and taxes on manufacturers of certain branded prescription drugs, and creates a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 70 percent (effective as of 2019) point-of-sale discounts off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer’s outpatient drugs to be covered under Medicare Part D.

Payment methodologies may be subject to changes in healthcare legislation and regulatory challenges. For example, in order for a drug product to receive federal reimbursement under the Medicaid or Medicare Part B programs or to be sold directly to U.S. government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. For the 2018 and 2019 fiscal years, CMS altered the reimbursement formula from Average Sale Price, or ASP, plus 6 percent to ASP minus 22.5 percent on specified covered outpatient drugs, or SCODs, but did so without issuing a formal notice of proposed rulemaking. On December 27, 2018, the District Court for the District of Columbia invalidated that formula change, ruling the change was not an “adjustment” that was within the Secretary’s discretion to make but was instead a fundamental change in the reimbursement calculation, and such a dramatic change was beyond the scope of the Secretary’s authority. On July 31, 2020, the U.S. Court of Appeals for the District of Columbia reversed the District Court’s decision. Based on the D.C. Circuit’s decision, CMS proposed for calendar year 2021 and subsequent years to pay for drugs acquired under the 340B program at ASP minus 34.7 percent, plus an add-on, for a net payment rate of ASP minus 28.7, or continue to pay ASP minus 22.5 percent. In December 2020, CMS instead finalized its current policy of paying ASP minus 22.5 percent for 340B-acquired drugs, effective January 1, 2021. It is unclear how future changes to the payment methodology may affect pharmaceutical manufacturers and hospitals who purchase their products now and in the future.

47

In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, resulted in aggregate reductions of Medicare payments to providers of 2 percent per fiscal year, which went into effect in 2013, and, due to subsequent legislative amendments, will remain in effect through 2030, with the exception of a temporary suspension from May 1, 2020 through March 31, 2021 unless additional Congressional action is taken. The American Taxpayer Relief Act of 2012 further reduced Medicare payments to several types of providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years.

There has been increasing legislative and enforcement interest in the United States with respect to drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. The likelihood of implementation of any of these reform initiatives is uncertain, particularly in light of the new Presidential administration. The policies and priorities of an incoming administration are unknown and could materially impact the regulation governing our product candidates, if approved.

In addition, on May 30, 2018, the Right to Try Act was signed into law. The law, among other things, provides a federal framework for certain patients to access certain investigational new drug products that have completed a Phase 1 clinical trial and that are undergoing investigation for FDA approval. Under certain circumstances, eligible patients can seek treatment without enrolling in clinical trials and without obtaining FDA permission under the FDA expanded access program. There is no obligation for a drug manufacturer to make its drug products available to eligible patients as a result of the Right to Try Act, but the manufacturer must develop an internal policy and respond to patient requests according to that policy.

At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. In addition, regional healthcare authorities and individual hospitals are increasingly using bidding procedures to determine what pharmaceutical products and which suppliers will be included in their prescription drug and other healthcare programs. Furthermore, there has been increased interest by third-party payors and governmental authorities in reference pricing systems and publication of discounts and list prices.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our product. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect:

●	the demand for our product candidates, if approved;

48

●	our ability to receive or set a price that we believe is fair for our products;

●	our ability to generate revenue and achieve or maintain profitability;

●	the amount of taxes that we are required to pay; and

●	the availability of capital.

We expect that the other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement, and new payment methodologies. This could lower the price that we receive for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved.

Governments outside the United States may impose strict price controls, which may adversely affect our revenues, if any.

In some countries, including Member States of the European Union, the pricing of prescription drugs is subject to governmental control. Additional countries may adopt similar approaches to the pricing of prescription drugs. In such countries, pricing negotiations with governmental authorities can take considerable time after receipt of regulatory approval for a product. In addition, there can be considerable pressure by governments and other stakeholders on prices and reimbursement levels, including as part of cost containment measures. Political, economic and regulatory developments may further complicate pricing negotiations, and pricing negotiations may continue after coverage and reimbursement have been obtained. Reference pricing used by various countries and parallel distribution, or arbitrage between low-priced and high-priced countries, can further reduce prices. In some countries, we may be required to conduct a clinical study or other studies that compare the cost-effectiveness of any of our product candidates to other available therapies in order to obtain or maintain reimbursement or pricing approval, which is time-consuming and costly. We cannot be sure that such prices and reimbursement will be acceptable to us. Publication of discounts by third-party payors or authorities may lead to further pressure on the prices or reimbursement levels within the country of publication and other countries. If pricing is set at unsatisfactory levels or if reimbursement of our products is unavailable or limited in scope or amount, our revenues from sales by us or our strategic partners and the potential profitability of any of our product candidates in those countries would be negatively affected.

Risks Related to Reliance on Third Parties

We are currently party to and may seek to enter into additional collaborations and other similar arrangements and may not be successful in maintaining existing arrangements or entering into new ones, and even if we are, we may not realize the benefits of such relationships.

We are currently party to a collaboration agreement with Yissum Research Development Company of the Hebrew University of Jerusalem Ltd., or Yissum, and we expect to enter into additional agreements as part of our business strategy. The success of our current and any future collaboration arrangements may depend heavily on the efforts and activities of our collaborators. Collaborations are subject to numerous risks, which may include risks that:

●	collaborators may have significant discretion in determining the efforts and resources that they will apply to collaborations;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on clinical trial results, changes in their strategic focus due to their acquisition of competitive products or their internal development of competitive products, availability of funding or other external factors, such as a business combination that diverts resources or creates competing priorities;

49

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial, abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our products or product candidates;

●	a collaborator with marketing, manufacturing and distribution rights to one or more products may not commit sufficient resources to or otherwise not perform satisfactorily in carrying out these activities;

●	we could grant exclusive rights to collaborators that would prevent us from collaborating with others;

●	collaborators may not properly maintain or defend our programs’ intellectual property rights or may use our programs’ intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate such intellectual property or proprietary information or expose us or our programs to potential liability;

●	disputes may arise between us and a collaborator that cause the delay or termination of the research, development or commercialization of our current or future product candidates or that results in costly litigation or arbitration that diverts management attention and resources;

●	collaborations may be terminated, which may result in a need for additional capital to pursue further development or commercialization of the applicable current or future product candidates;

●	collaborators may own or co-own intellectual property covering products that result from our collaboration with them, and in such cases, we would not have the exclusive right to develop or commercialize such intellectual property;

●	disputes may arise with respect to the ownership of any intellectual property developed pursuant to our collaborations; and

●	a collaborator’s sales and marketing activities or other operations may not be in compliance with applicable laws resulting in civil or criminal proceedings.

Additionally, we may seek to enter into additional collaborations, joint ventures, licenses and other similar arrangements for the development or commercialization of our product candidates, due to capital costs required to develop or commercialize the product candidate or manufacturing constraints. We may not be successful in our efforts to establish such collaborations for our product candidates because our research and development pipeline may be insufficient, our product candidates may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view our product candidates as having the requisite potential to demonstrate safety and efficacy or significant commercial opportunity. In addition, we face significant competition in seeking appropriate strategic partners, and the negotiation process can be time consuming and complex. Further, any future collaboration agreements may restrict us from entering into additional agreements with potential collaborators. We cannot be certain that, following a strategic transaction or license we will achieve an economic benefit that justifies such transaction.

Even if we are successful in our efforts to establish such collaborations, the terms that we agree upon may not be favorable to us and we may not be able to maintain such collaborations if, for example, development or approval of a product candidate is delayed, the safety of a product candidate is questioned or sales of an approved product candidate are unsatisfactory.

In addition, any potential future collaborations may be terminable by our strategic partners, and we may not be able to adequately protect our rights under these agreements. Furthermore, strategic partners may negotiate for certain rights to control decisions regarding the development and commercialization of our product candidates, if approved, and may not conduct those activities in the same manner as we do. Any termination of collaborations we enter into in the future, or any delay in entering into collaborations related to our product candidates, could delay the development and commercialization of our product candidates and reduce their competitiveness if they reach the market, which could have a material adverse effect on our business, financial condition and results of operations.

50

Collaborative relationships with third parties could cause us to expend significant resources and incur substantial business risk with no assurance of financial return.

We anticipate relying upon strategic collaborations for marketing and commercializing our existing product candidates, if approved, and we may rely even more on strategic collaborations for research and development of other of our product candidates or discoveries. We may sell product offerings through strategic partnerships with pharmaceutical and biotechnology companies. If we are unable to establish or manage such strategic collaborations on terms favorable to us in the future, our research and development efforts and potential to generate revenue may be limited.

If we enter into research and development collaborations during the early phases of product development, success will in part depend on the performance of research collaborators. We will not directly control the amount or timing of resources devoted by research collaborators to activities related to product candidates. Research collaborators may not commit sufficient resources to our research and development programs. If any research collaborator fails to commit sufficient resources, the preclinical or clinical development programs related to the collaboration could be delayed or terminated. Also, collaborators may pursue existing or other development-stage products or alternative technologies in preference to those being developed in collaboration with us. Finally, if we fail to make required milestone or royalty payments to collaborators or to observe other obligations in agreements with them, the collaborators may have the right to terminate or stop performance of those agreements.

Establishing strategic collaborations is difficult and time consuming. Our discussions with potential collaborators may not lead to the establishment of collaborations on favorable terms, if at all. Potential collaborators may reject collaborations based upon their assessment of our financial, regulatory or intellectual property position. In addition, there have been a significant number of recent business combinations among large pharmaceutical companies that have resulted in a reduced number of potential future collaborators. Even if we successfully establish new collaborations, these relationships may never result in the successful development or commercialization of product candidates or the generation of sales revenue. To the extent that we enter into collaborative arrangements, the related product revenues are likely to be lower than if we directly marketed and sold products. Such collaborators may also consider alternative product candidates or technologies for similar indications that may be available to collaborate on and whether such a collaboration could be more attractive than the one with us for any future product candidate.

Management of our relationships with collaborators will require:

●	significant time and effort from our management team;

●	coordination of our marketing and research and development programs with the marketing and research and development priorities of our collaborators; and

●	effective allocation of our resources to multiple projects.

We rely on third parties to assist in conducting our clinical trials and some aspects of our research and preclinical testing, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials, research, or testing.

We currently rely and expect to continue to rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct some aspects of research and preclinical testing and clinical trials. Any of these third parties may terminate their engagements with us or be unable to fulfill their contractual obligations. If any of our relationships with these third parties terminate, we may not be able to enter into arrangements with alternative third parties on commercially reasonable terms, or at all. If we need to enter into alternative arrangements, it could delay product development activities.

51

Further, although our reliance on these third parties for clinical development activities limits our control over these activities, we remain responsible for ensuring that each trial is conducted in accordance with the applicable protocol, legal and regulatory requirements and scientific standards. For example, notwithstanding the obligations of a CRO for a trial of one of our product candidates, we remain responsible for ensuring that each clinical trial is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires compliance with requirements, commonly referred to as GCPs for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. The FDA enforces these GCPs through periodic inspections of trial sponsors, principal investigators, clinical trial sites and IRBs. If we or our third-party contractors fail to comply with applicable GCPs, the clinical data generated in their clinical trials may be deemed unreliable, and the FDA may require additional clinical trials before approving our product candidates, which would delay the regulatory approval process. We cannot be certain that, upon inspection, the FDA will determine that any of our clinical trials comply with GCPs. We are also required to register certain clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within certain timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, the third parties conducting clinical trials on our behalf are not our employees, and except for remedies available to us under the agreements with such contractors, we cannot control whether or not such contractors devote sufficient time, skill and resources to their ongoing development programs. These contractors may also have relationships with other commercial entities, including our competitors, for whom they may also be conducting clinical trials or other drug or medical device development activities, which could impede their ability to devote appropriate time to our clinical programs. If these third parties, including clinical investigators, do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we may not be able to obtain, or may be delayed in obtaining, regulatory approvals for our product candidates. If that occurs, we will not be able to, or may be delayed in our efforts to, successfully commercialize our product candidates. In such an event, our financial results and the commercial prospects for any product candidates that we seek to develop could be harmed, our costs could increase and our ability to generate revenues could be delayed, impaired or foreclosed.

Our use of third parties to manufacture and develop our product candidates for preclinical studies and clinical trials may increase the risk that we will not have sufficient quantities of our product candidates, products, or necessary quantities of such materials on time or at an acceptable cost.

We do not currently have, nor do we plan to acquire, the infrastructure or capability internally to manufacture drug supplies for our ongoing clinical trials or any future clinical trials that they may conduct, and we lack the resources to manufacture any product candidates on a commercial scale. We rely, and expect to continue to rely, on third-party manufacturers to produce our product candidates or other product candidates that we may identify for clinical trials, as well as for commercial manufacture if any product candidates receive marketing authorization and approval. Although we generally do not begin a clinical trial unless we believe they have a sufficient supply of a product candidate to complete the trial, any significant delay or discontinuity in the supply of a product candidate, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay the clinical development and potential regulatory authorization of our product candidates, which could harm our business and results of operations.

We may be unable to identify and appropriately qualify third-party manufacturers or establish agreements with third-party manufacturers or do so on acceptable terms. Even if they are able to establish agreements with third-party manufacturers, reliance on third-party manufacturers entails additional risks, including:

●	reliance on the third party for sourcing of raw materials, components, and such other goods as may be required for execution of its manufacturing processes and the oversight by the third party of its suppliers;

●	reliance on the third party for regulatory compliance and quality assurance for the manufacturing activities each performs;

●	the possible breach of the manufacturing agreement by the third party;

52

●	the possible misappropriation of proprietary information, including trade secrets and know-how; and

●	the possible termination or non-renewal of the agreement by the third party at a time that is costly or inconvenient for us.

Furthermore, the facilities used by our contract manufacturers to manufacture their drug or medical device product candidates are subject to review by the FDA pursuant to inspections that will be conducted after we submit an NDA, a biologics license application, or BLA, premarket approval application, or PMA, or other marketing application to the FDA. We do not control the manufacturing process of, and are to some extent dependent on, our contract manufacturing partners for compliance with the regulatory requirements, known as cGMP requirements for manufacture of drug and device products. If our contract manufacturers cannot successfully manufacture material that conforms to our specifications and the strict regulatory requirements of the FDA or others, we will not be able to secure or maintain regulatory authorization for our product candidates manufactured at these manufacturing facilities. In addition, we have no control over the ability of our contract manufacturers to maintain adequate quality control, quality assurance and qualified personnel. If the FDA, the EMA or another comparable foreign regulatory agency does not approve these facilities for the manufacture of our product candidates or if any agency withdraws its approval in the future, we may need to find alternative manufacturing facilities, which would negatively impact our ability to develop, obtain regulatory authorization for or market our product candidates, if approved.

Our product candidates may compete with other product candidates and marketed products for access to manufacturing facilities. Any performance failure on the part of our existing or future manufacturers could delay clinical development, marketing approval or commercialization. Our current and anticipated future dependence upon others for the manufacturing of our product candidates may adversely affect our future profit margins and our ability to commercialize any product candidates that receive marketing approval on a timely and competitive basis.

If the contract manufacturing facilities on which we rely do not continue to meet regulatory requirements or are unable to meet our supply demands, our business will be harmed.

All entities involved in the preparation of product candidates for clinical trials or commercial sale, including our existing CMOs for our product candidates, are subject to extensive regulation. Components of a finished drug or product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP, or similar regulatory requirements outside the United States. These regulations govern manufacturing processes and procedures, including recordkeeping, and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates. Our failure, or the failure of third-party manufacturers, to comply with applicable regulations could result in sanctions being imposed on us, including clinical holds, fines, injunctions, civil penalties, delays, suspension or withdrawal of approvals, license revocation, suspension of production, seizures or recalls of product candidates or marketed drugs, operating restrictions and criminal prosecutions, any of which could significantly and adversely affect clinical or commercial supplies of our product candidates.

We and our CMOs must supply all necessary documentation, as applicable, in support of a marketing application, such as an NDA, BLA, PMA or MAA, on a timely basis and must adhere to regulations enforced by the FDA and other regulatory agencies through their facilities inspection program. Some of our CMOs have never produced a commercially approved pharmaceutical product and therefore have not obtained the requisite regulatory authority approvals to do so. The facilities and quality systems of some or all of our third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. Although we oversee the CMOs, we cannot control the manufacturing process of, and are completely dependent on, our CMO partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

53

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly and/or time consuming for us or a third party to implement, and that may include the temporary or permanent suspension of a clinical study or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business.

Additionally, if supply from one approved manufacturer is interrupted, an alternative manufacturer would need to be qualified. For drug products, an NDA or MAA variation, or equivalent foreign regulatory filing is also required, which could result in further delay. Similarly, for a medical device, a new marketing application or supplement may be required. The regulatory agencies may also require additional studies if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical trials, regulatory submissions, required approvals, or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical trials may be delayed, and we could lose potential revenue.

We have no sales, distribution, or marketing experience, and may invest significant financial and management resources to establish these capabilities. If we are unable to establish such capabilities or enter into agreements with third parties to market and sell our future products, if approved, we may be unable to generate any revenues.

Given our stage of development, we have no sales, distribution, or marketing experience. To successfully commercialize any products that may result from our development programs, we will need to develop sales and marketing capabilities in the United States, Europe and other regions, either on our own or with others. We may enter into strategic alliances with other entities to utilize their mature marketing and distribution capabilities, but we may be unable to enter into marketing agreements on favorable terms, if at all. If our future strategic collaborators do not commit sufficient resources to commercialize our future products, if any, and we are unable to develop the necessary marketing capabilities on our own, we may be unable to generate sufficient product revenue to sustain our business. We will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without a significant internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain effective intellectual property rights for our products, we may not be able to compete effectively in our markets.

Historically, we have relied on patents, trade secret protection and confidentiality agreements to protect the intellectual property related to our technologies and products. Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and in other countries with respect to our proprietary technology and new products.

We have sought to protect our proprietary position by filing patent applications in Israel, the United States and in other countries, with respect to our novel technologies and products, which are important to our business. Patent prosecution is expensive and time consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

54

Our patent portfolio consists of an aggregate of 28 published patents pending and granted, as described in “Business—Intellectual Property.” We cannot offer any assurances about which, if any, patent applications will issue, the breadth of any such patent or whether any issued patents will be found invalid and unenforceable or will be threatened by third parties. Any successful opposition to these patents or any other patents owned by or licensed to us after patent issuance could deprive us of rights necessary for the successful commercialization of any new products that we may develop.

Further, there is no assurance that all potentially relevant prior art relating to our patent applications has been found, which can invalidate a patent or prevent a patent from issuing from a pending patent application. Even if patents do successfully issue, and even if such patents cover our products, third parties may challenge their validity, enforceability, or scope, which may result in such patents being narrowed, found unenforceable or invalidated. Furthermore, even if they are unchallenged, our patent applications and any future patents may not adequately protect our intellectual property, provide exclusivity for our new products, or prevent others from designing around our claims. Any of these outcomes could impair our ability to prevent competition from third parties, which may have an adverse impact on our business.

If we cannot obtain and maintain effective patent rights for our products, we may not be able to compete effectively, and our business and results of operations would be harmed.

Intellectual property rights of third parties could adversely affect our ability to commercialize our products, and we might be required to litigate or obtain licenses from third parties in order to develop or market our products. Such litigation or licenses could be costly or not available on commercially reasonable terms.

It is inherently difficult to conclusively assess our freedom to operate without infringing on third party rights. Our competitive position may be adversely affected if existing patents or patents resulting from patent applications issued to third parties or other third-party intellectual property rights are held to cover our products or elements thereof, or our manufacturing or uses relevant to our development plans. In such cases, we may not be in a position to develop or commercialize products or our products unless we successfully pursue litigation to nullify or invalidate the third-party intellectual property right concerned or enter into a license agreement with the intellectual property right holder, if available on commercially reasonable terms. There may also be pending patent applications that if they result in issued patents, could be alleged to be infringed by our new products. If such an infringement claim should be brought and be successful, we may be required to pay substantial damages, be forced to abandon our new products or seek a license from any patent holders. No assurances can be given that a license will be available on commercially reasonable terms, if at all.

It is also possible that we have failed to identify relevant third-party patents or applications. For example, U.S. patent applications filed before November 29, 2000 and certain U.S. patent applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and in most of the other countries are published approximately 18 months after the earliest filing for which priority is claimed, with such earliest filing date being commonly referred to as the priority date. Therefore, patent applications covering our new products or platform technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our platform technologies, our new products or the use of our new products. Third party intellectual property right holders may also actively bring infringement claims against us. We cannot guarantee that we will be able to successfully settle or otherwise resolve such infringement claims. If we are unable to successfully settle future claims on terms acceptable to us, we may be required to engage in or continue costly, unpredictable and time-consuming litigation and may be prevented from or experience substantial delays in pursuing the development of and/or marketing our new products. If we fail in any such dispute, in addition to being forced to pay damages, we may be temporarily or permanently prohibited from commercializing our new products that are held to be infringing. We might, if possible, also be forced to redesign our new products so that we no longer infringe the third party’s intellectual property rights. Any of these events, even if we were ultimately to prevail, could require us to divert substantial financial and management resources that we would otherwise be able to devote to our business.

55

Patent policy and rule changes could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents.

Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of any patents that may issue from our patent applications or narrow the scope of our patent protection. The laws of foreign countries may not protect our rights to the same extent as the laws of the United States. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. We therefore cannot be certain that we were the first to file the invention claimed in our owned and licensed patent or pending applications, or that we or our licensor were the first to file for patent protection of such inventions. Assuming all other requirements for patentability are met, in the United States prior to March 15, 2013, the first to make the claimed invention without undue delay in filing is entitled to the patent, while outside the United States, the first to file a patent application is entitled to the patent. Since March 15, 2013, the United States has moved to a first to file system. Changes to the way patent applications will be prosecuted could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of any issued patents, all of which could have a material adverse effect on our business and financial condition.

We may be involved in lawsuits to protect or enforce our intellectual property, which could be expensive, time consuming, and unsuccessful.

Competitors may infringe our intellectual property. If we were to initiate legal proceedings against a third party to enforce a patent covering one of our new products, the defendant could counterclaim that the patent covering our products is invalid and/or unenforceable. In patent litigation in the United States, defendant counterclaims alleging invalidity and/or unenforceability are commonplace. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness, or non-enablement. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office, or USPTO, or made a misleading statement, during prosecution. The validity of U.S. patents may also be challenged in post-grant proceedings before the USPTO. The outcome following legal assertions of invalidity and unenforceability is unpredictable.

Derivation proceedings initiated by third parties or brought by us may be necessary to determine the priority of inventions and/or their scope with respect to our patent or patent applications or those of our licensors. An unfavorable outcome could require us to cease using the related technology or to attempt to license rights to it from the prevailing party. Our business could be harmed if the prevailing party does not offer us a license on commercially reasonable terms. Our defense of litigation or interference proceedings may fail and, even if successful, may result in substantial costs and distract our management and other employees. In addition, the uncertainties associated with litigation could have a material adverse effect on our ability to raise the funds necessary to continue our research programs, license necessary technology from third parties, or enter into development partnerships that would help us bring our new products to market.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. There could also be public announcements of the results of hearings, motions, or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a material adverse effect on the price of our securities.

We may be subject to claims challenging the inventorship of our intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in, or right to compensation, with respect to our current patent and patent applications, future patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our products. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

56

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting, and defending patents on products, as well as monitoring their infringement in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries can be less extensive than those in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States.

A substantial part of the commercial success of the Company will depend on its ability to maintain, establish and protect its intellectual property assets, maintain trade secret protection, register copyrights and trademarks, and operate without infringing the proprietary rights of third parties. Our patent portfolio consists of an aggregate of 28 patents and patent applications, as described in “Business—Intellectual Property.” We cannot assure investors that any of our currently pending or future patent applications will result in issued patents and we cannot predict how long it will take for such patent applications to issue as patents. There is a further risk that the claims of each patent application, as filed, may change in scope during examination by the patent offices. Further, if and where a patent is granted, there can be no guarantee that such patent will be valid or enforceable or that the patent will be granted in other jurisdictions.

Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the United States. These products may compete with our products. Future patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, which could make it difficult for us to stop the marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our future patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to monitor and enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Risks Related to Our Business Operations

We will need to expand our organization, and we may experience difficulties in managing this growth, which could disrupt our operations.

Our future financial performance and our ability to commercialize product candidates and compete effectively will depend, in part, on our ability to effectively manage any future growth. As our development and commercialization plans and strategies develop, we expect to need additional managerial, operational, sales, marketing, financial and legal personnel. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities and devote a substantial amount of time to managing these growth activities. We may not be able to effectively manage the expansion of our operations, which may result in weaknesses in our infrastructure, operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Our expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of additional product candidates. If our management is unable to effectively manage our growth, our expenses may increase more than expected, our ability to generate and/or grow revenue could be reduced, and we may not be able to implement our business strategy.

57

Due to our limited resources and access to capital, we must, and have in the past decided to, prioritize development of certain product candidates over other potential candidates. These decisions may prove to have been wrong and may adversely affect our revenues.

Because we have limited resources and access to capital to fund our operations, we must decide which product candidates to pursue and the amount of resources to allocate to each. Our decisions concerning the allocation of research, collaboration, management and financial resources toward particular product candidates may not lead to the development of viable commercial products and may divert resources away from better opportunities. Similarly, our decisions to delay, terminate or collaborate with third parties in respect of certain product development programs may also prove not to be optimal and could cause us to miss valuable opportunities. If we make incorrect determinations regarding the market potential of our product candidates or misread trends in the pharmaceutical industry, in particular for our lead product candidate, our business, financial condition and results of operations could be materially adversely affected.

We may not be successful in our efforts to identify, discover or license additional product candidates.

Although a substantial amount of our effort will focus on the continued clinical testing, potential approval and commercialization of our CBD-loaded liposome platform (LPT-CBD), the success of our business also depends upon our ability to identify, discover or license additional product candidates. Our research programs or licensing efforts may fail to yield additional product candidates for clinical development for a number of reasons, including: lack of financial or personnel resources to acquire or discover additional product candidates; new product candidates may not succeed in preclinical or clinical testing, or may be shown to have harmful side effects or may have other characteristics that may make them unmarketable or unlikely to receive marketing approval; our competitors may develop alternatives that render our product candidates obsolete or less attractive; the market for a product candidate may change during our development program so that such product may become unprofitable to continue to develop; new product candidates may not be capable of being produced in commercial quantities at an acceptable cost, or at all; and new product candidates may not be accepted as safe and effective by patients, the medical community, or third-party payors.

We may be forced to abandon our development efforts for a program or programs that are unsuccessful, or we may not be able to identify, license, or discover additional product candidates, which would have a material adverse effect on our business and could potentially cause us to cease operations. Further, research programs to identify new product candidates require substantial technical, financial and human resources. We may focus our efforts and resources on potential programs or product candidates that ultimately prove to be unsuccessful.

If we fail to comply with environmental, health and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

Our research, development and manufacturing activities and our third-party manufacturers’ and suppliers’ activities involve the controlled storage, use and disposal of hazardous materials, including the components of our product candidates and other hazardous compounds. We and our manufacturers and suppliers are subject to laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. In some cases, these hazardous materials and various wastes resulting from their use are stored at our and our manufacturers’ facilities pending their use and disposal. We cannot eliminate the risk of contamination, which could cause an interruption of our commercialization efforts, research and development efforts and business operations, environmental damage resulting in costly clean-up and liabilities under applicable laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. Although we believe that the safety procedures utilized by our third-party manufacturers for handling and disposing of these materials generally comply with the standards prescribed by these laws and regulations, we cannot guarantee that this is the case or eliminate the risk of accidental contamination or injury from these materials. In such an event, we may be held liable for any resulting damages, such liability could exceed our resources, and state or federal or other applicable authorities may curtail our use of certain materials and/or interrupt our business operations. Furthermore, environmental laws and regulations are complex, change frequently and have tended to become more stringent. We cannot predict the impact of such changes and cannot be certain of our future compliance. We do not currently carry biological or hazardous waste insurance coverage.

58

Our employees and independent contractors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud or other misconduct by our employees and independent contractors. Misconduct by these parties could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards we may establish, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee and independent contractor misconduct could also involve the improper use of information obtained in the course of clinical trials, including individually identifiable information, creating fraudulent data in our preclinical studies or clinical trials or illegal misappropriation of product candidates, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. Additionally, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees.

We generally enter into agreements with our employees and certain key consultants that contain certain non-competition provisions. These agreements prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States, Canada or Israel.

Other than our headquarters, which are located in Canada, and other operations which are located in Canada and Israel, we currently have limited international operations, but our business strategy incorporates potentially significant international expansion, particularly in anticipation of approval of our product candidates. We plan to retain sales representatives and third-party distributors and conduct physician, specialist, hospital pharmacist and patient association outreach activities, as well as clinical trials, outside of Canada, the United States, the European Union and Israel. Doing business internationally involves a number of risks, including but not limited to:

●	multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits, and licenses;

●	failure by us to obtain regulatory approvals for the use of our product candidates in various countries;

●	additional potentially relevant third-party patent rights;

●	complexities and difficulties in obtaining protection and enforcing our intellectual property;

●	difficulties in staffing and managing foreign operations;

●	complexities associated with managing multiple payor reimbursement regimes, government payors, prince controls or patient self-pay systems;

●	limits in our ability to penetrate international markets;

59

●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

●	an outbreak of a contagious disease, including COVID-19, which may cause us or our distributors, third party vendors and manufacturers and/or customers to temporarily suspend our or their respective operations in the affected city or country;

●	natural disasters, political and economic instability, including wars, terrorism, and political unrest, boycotts, curtailment of trade, and other business restrictions;

●	certain expenses including, among others, expenses for travel, translation and insurance; and

●	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act its books and records provisions, or its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

Our future success depends in part on our ability to retain our executive officers and to attract, retain and motivate other qualified personnel.

We are highly dependent on the services of Iris Bincovich, our Chief Executive Officer. The loss of her services without proper replacement may adversely impact the achievement of our objectives. Ms. Bincovich may leave our employment at any time subject to contractual notice periods, as applicable. Also, our performance is largely dependent on the talents and efforts of highly skilled individuals, particularly our research and development professionals. Recruiting and retaining qualified employees, consultants, and advisors for our business, including scientific and technical personnel, will also be critical to our success. As a result, competition for skilled personnel is intense and the turnover rate can be high. We may not be able to attract and retain personnel on acceptable terms given the competition in the industry in which we operate. Moreover, certain of our competitors or other pharmaceutical and biotech businesses may seek to hire our employees. The inability to recruit and retain qualified personnel, or the loss of the services of our executive officers, without proper replacement, may impede the progress of our development and commercialization objectives.

Increasing scrutiny of, and evolving expectations for, sustainability and environmental, social, and governance, or ESG, initiatives could increase our costs or otherwise adversely impact our business.

Public companies are facing increasing scrutiny related to ESG practices and disclosures from certain investors, capital providers, shareholder advocacy groups, other market participants and other stakeholder groups. With this increased focus, public reporting regarding ESG practices is becoming more broadly expected. Such increased scrutiny may result in increased costs, enhanced compliance or disclosure obligations, or other adverse impacts on our business, financial condition or results of operations. If our ESG practices and reporting do not meet investor or other stakeholder expectations, which continue to evolve, we may be subject to investor or regulator engagement regarding such matters. In addition, new sustainability rules and regulations have been adopted and may continue to be introduced in various states and other jurisdictions. For example, the SEC has adopted rules that require companies to provide expanded climate-related disclosures in their periodic reporting, which may require us to incur significant additional costs to comply and impose increased oversight obligations on our management and board of directors. Our failure to comply with any applicable rules or regulations could lead to penalties and adversely impact our reputation, access to capital and employee retention. Such ESG matters may also impact our third-party contract manufacturers and other third parties on which we rely, which may augment or cause additional impacts on our business, financial condition, or results of operations.

60

Our business, operating results and growth rates may be adversely affected by current or future unfavorable economic and market conditions and adverse developments with respect to financial institutions and associated liquidity risk.

Our business depends on the economic health of the global economies. If the conditions in the global economies remain uncertain or continue to be volatile, or if they deteriorate, including as a result of the impact of military conflict, terrorism or other geopolitical events, our business, operating results and financial condition may be materially adversely affected. Economic weakness, inflation and increases in interest rates, limited availability of credit, liquidity shortages and constrained capital spending have at times in the past resulted, and may in the future result, in challenging and delayed sales cycles, slower adoption of new technologies and increased price competition, and could negatively affect our ability to forecast future periods, which could result in an inability to satisfy demand for our products and a loss of market share.

In addition, increases in inflation raise our costs for commodities, labor, materials and services and other costs required to grow and operate our business, and failure to secure these on reasonable terms may adversely impact our financial condition. Additionally, increases in inflation, along with the uncertainties surrounding any resurgence of COVID-19, geopolitical developments and global supply chain disruptions, have caused, and may in the future cause, global economic uncertainty and uncertainty about the interest rate environment, which may make it more difficult, costly or dilutive for us to secure additional financing. A failure to adequately respond to these risks could have a material adverse impact on our financial condition, results of operations or cash flows.

There can be no assurance that future credit and financial market instability and a deterioration in confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, liquidity shortages, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, or if adverse developments are experienced by financial institutions, it may cause short-term liquidity risk and also make any necessary debt or equity financing more difficult, more costly, more onerous with respect to financial and operating covenants and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to alter our operating plans. In addition, there is a risk that one or more of our service providers, financial institutions, manufacturers, suppliers and other partners may be adversely affected by the foregoing risks, which could directly affect our ability to attain our operating goals on schedule and on budget.

Certain of our directors and officers may have interests that compete with ours.

Certain of our directors currently operate, manage or are engaged as officers and/or directors of other entities, which may have similar or different objectives than ours. Such activities could detract from the time these people have to allocate to our affairs. In addition, on May 26, 2021, we signed a founders’ agreement with Brandzon to establish B.I. Sky. B.I. Sky develops and markets high-performance non-CBD personal care and beauty products in the United States, starting with online marketplaces, with plans to expand to direct-to-consumer sales and finally evolving to brick and mortar storefronts. We hold 60% of B.I. Sky and Brandzon holds the remaining 40%. Roni Kamhi, our COO, is the chief executive officer and a co-founding director of B.I. Sky. The founders agreement does not address any potential conflicts of interest. For additional information regarding related party transactions and potential conflicts of interest, see “Related Party Transactions - Agreement with Brandzon Co. Ltd. - B.I. Sky Global Ltd.” Pursuant to the CBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of our Company. Under the CBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer: is a party to the contract or transaction; is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or has a material interest in a party to the contract or transaction.

Risks Related to this Offering and Ownership of Our Securities

We may be or may become classified as a passive foreign investment company. If we are or become classified as a passive foreign investment company, our U.S. shareholders may suffer adverse tax consequences as a result.

Generally, for any taxable year, if at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes. For purposes of these tests, passive income includes dividends, interest gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income (including amounts derived by reason of the temporary investment of funds raised in offerings of our shares) and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. If we are characterized as a PFIC, our U.S. shareholders may suffer adverse tax consequences, including having gains realized on the sale of our common shares treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on our common shares by individuals who are U.S. holders, and having interest charges apply to distributions by us and gains from the sales of our shares.

Our status as a PFIC will depend on the nature and composition of our income and the nature, composition and value of our assets (which, assuming we are not a “controlled foreign corporation,” or a CFC, under Section 957(a) of the Internal Revenue Code of 1986, as amended, or the Code, for the year being tested, may be determined based on the fair market value of each asset, with the value of goodwill and going concern value determined in large part by reference to the market value of our common shares, which may be volatile). We believe that we will not be a PFIC for the current taxable year, although we have not determined whether we will be a PFIC in the foreseeable future. In particular, so long as we do not generate revenue from operations for any taxable year and do not receive any research and development grants, or even if we receive a research and development grant, if such grant does not constitute gross income for United States federal income tax purposes, we likely will be classified as a PFIC for such taxable year. Because the determination of whether we are a PFIC for any taxable year is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year.

61

The tax consequences that would apply if we are classified as a PFIC would also be different from those described above if a U.S. shareholder were able to make a valid qualified electing fund, or QEF, election. At this time, we do not expect to provide U.S. shareholders with the information necessary for a U.S. shareholder to make a QEF election. Prospective investors should assume that a QEF election will not be available.

If a United States person is treated as owning at least 10% of our shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our common shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, whether or not we make any distributions, and may be subject to tax reporting obligations. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. A failure to comply with these reporting obligations may subject you to significant monetary penalties and may prevent the statute of limitations with respect to your U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist any shareholder in determining whether such shareholder is treated as a United States shareholder with respect to any “controlled foreign corporation” in our group (if any) or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its tax advisors regarding the potential application of these rules to its investment in our securities.

As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable requirements, and we will not be subject to certain U.S. securities laws including, but not limited to, U.S. proxy rules and the filing of certain Exchange Act reports.

As a foreign private issuer, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required by the Listing Rules of the Nasdaq for domestic U.S. issuers. Specifically, we do not plan to have a majority of independent directors serving on our board of directors or to establish a nominating committee and a compensation committee composed entirely of independent directors. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on may provide less protection to you than what is accorded to investors under the listing rules of the Nasdaq applicable to domestic U.S. issuers.

As a foreign private issuer, we will be exempt from the rules and regulations under the Securities Exchange Act of 1934, or the Exchange Act, related to the furnishing and content of proxy statements, including the applicable compensation disclosure requirements. Nevertheless, pursuant to regulations promulgated under Canadian Securities Administrators National Instrument 51-102 “Continuous Disclosure Obligations”, or the Instrument, we are required to disclose in the context of sending an information circular to shareholders all compensation paid, payable, awarded, granted, given or otherwise provided, directly or indirectly, by the issuer, or a subsidiary of the issuer, to each Named Executive Officer (as such term is defined in the Instrument) and director, in any capacity, including, for greater certainty, all plan and non-plan compensation, direct and indirect pay, remuneration, economic or financial award, reward, benefit, gift or perquisite paid, payable, awarded, granted, given, or otherwise provided to the NEO or director for services provided, directly or indirectly, to the issuer or a subsidiary of the issuer. Such disclosure will not be as extensive as that required of a U.S. domestic issuer. Our officers, directors and principal shareholders will also be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will be exempt from filing quarterly reports with the SEC under the Exchange Act. Moreover, we will not be required to comply with Regulation FD, which restricts the selective disclosure of material information, although we intend to voluntarily adopt a corporate disclosure policy substantially similar to Regulation FD. These exemptions and leniencies will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to a U.S. domestic issuer.

62

We would lose our foreign private issuer status if a majority of our shares are owned by U.S. residents and a majority of our directors or executive officers are U.S. citizens or residents or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If we are not a foreign private issuer, we will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. We may also be required to modify certain of our policies to comply with accepted governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

We are an emerging growth company and the reduced disclosure requirements applicable to emerging growth companies may make our securities less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements that are applicable to other public companies that are not emerging growth companies.

For as long as we remain an emerging growth company we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not “emerging growth companies.” These exemptions include:

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Given that we currently report and expect to continue to report our financial results under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earliest of: (i) the last day of our fiscal year during which we have total annual gross revenues of at least $1.235 billion; (ii) the last day of the fiscal year following the fifth anniversary of the date of our initial public offering (i.e., December 31, 2029); (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act.

When we are no longer deemed to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above. We cannot predict if investors will find our common shares less attractive as a result of our reliance on exemptions under the JOBS Act. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

63

Our common shares are traded on different markets and this may result in price variations.

Our common shares are quoted for trading on the OTCQB and were admitted for trading on the CSE and FSE on September 25, 2019 and April 3, 2020, respectively. Trading on these markets will take place in different currencies (U.S. dollars on the OTCQB, CAD on the CSE and EUR on the FSE), and at different times (resulting from different time zones, different trading days and different public holidays in the United States, Canada and Germany). The trading prices of our securities on these three markets may differ due to these and other factors. Any decrease in the price of our securities on one of these markets could cause a decrease in the trading price of our securities on the other market.

The warrants are speculative in nature.

Except as otherwise set forth therein, the warrants offered in this offering do not confer any rights of Common Share ownership on their holders, such as voting rights, but rather represent the right to acquire common shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire common shares and pay an exercise price of (subject to certain adjustments, see “Description of Securities We are Offering”) $12.3438 per unit (with such exercise price equal to 125% of the public offering price per unit), prior to five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our common shares will ever equal or exceed the exercise price of the warrants offered by this prospectus. In the event that our common shares price does not exceed the exercise price of such warrants during the period when such warrants are exercisable, the warrants may not have any value.

Holders of the warrants will have no rights as a common shareholder until they acquire our common shares, except as otherwise set forth therein.

Until holders of the warrants acquire common shares upon exercise of the warrants, the holders will have no rights with respect to common shares issuable upon exercise of the warrants, except as otherwise set forth in the warrants. Upon exercise of the warrants, the holder will be entitled to exercise the rights of a common shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Management will have broad discretion as to the use of the proceeds from this offering.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering and as described in the section titled “Use of Proceeds.” Our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds.

Certain recent initial public offerings of companies with public floats comparable to ours have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our securities.

Our securities may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable anticipated public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact of the actions taken by a few shareholders on the price of our securities, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our securities experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our securities. In addition, investors in our securities may experience losses, which may be material, if the price of our securities decline after this offering or if such investors purchase our securities prior to any price decline.

Risks Related To Our Locations in Israel and our International Operations

Part of our operations are conducted in Israel. Conditions in Israel, including armed conflicts with Hamas, Hezbollah, and Iran—, could materially and adversely affect our business.

We conduct a significant portion of our operations through our Israeli subsidiaries, and several of our employees, officers, and directors reside in Israel. Accordingly, political, geopolitical, economic, and military conditions in Israel and the broader region directly impact our business and operations.

Since its founding in 1948, Israel has experienced numerous armed conflicts with neighboring states and non-state actors, including Hamas in the Gaza Strip, Hezbollah in Lebanon, and other extremist groups operating from Syria, Iraq, and Yemen. These conflicts have involved rocket attacks, cross-border infiltrations, terrorist incidents, and military operations, which have at times disrupted business activity and created broader economic uncertainty.

64

In October 2023, Hamas launched an unprecedented attack on Israeli territory, resulting in extensive civilian casualties and abductions, and triggering a full-scale Israeli military campaign in Gaza. The conflict extended to Israel’s northern border, where Hezbollah initiated sustained cross-border attacks. Although a ceasefire with Hezbollah was reached in November 2024, tensions in the region remain high.

In connection with the October 2023 attacks, Israel mobilized hundreds of thousands of military reservists. Two of our employees were called to active duty but have since returned to work. Additional or prolonged call-ups involving our personnel, whether in response to past or future conflicts, could disrupt our operations and negatively affect our business and financial performance.

Iran is widely believed to support and coordinate with terrorist groups in the region, including Hamas, Hezbollah, the Houthis in Yemen, and various militias in Syria and Iraq. It is also believed to be advancing a nuclear weapons program, increasing the risk of future conflict. Ongoing or escalated hostilities involving Iran could further destabilize the region and significantly impact Israeli security and economic conditions.

On June 15, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel, as well as to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities, including Tel Aviv, Haifa, and Jerusalem. While most of these attacks were intercepted, several caused civilian casualties and damage to infrastructure. The Israeli military has since conducted additional operations against Iranian assets, and the situation remains volatile. A broader regional conflict involving additional state and non-state actors remains a significant risk.

To date, our operations have not been materially impacted. However, the intensity, duration, and geographic scope of the current conflict are unpredictable. An escalation or prolonged conflict could disrupt our supply chains, impair communications or travel, delay project timelines, and hinder our access to personnel, customers, and partners.

Geopolitical instability in the region may also affect our commercial relationships. Some business partners may hesitate to travel to Israel or enter into new agreements with Israeli entities during periods of conflict. Additionally, some countries continue to restrict or prohibit business with Israeli companies, and others may adopt such measures in the future. International campaigns such as the Boycott, Divestment and Sanctions (BDS) movement may also intensify during periods of armed conflict and could adversely affect our reputation, investor relations, or market access.

Our insurance policies do not cover losses resulting from acts of war or terrorism. Although the Israeli government has in the past reimbursed certain war-related damages, there is no assurance that such programs will continue or be sufficient to fully cover losses we may incur.

Finally, political developments within Israel may also pose risks. Prior to the October 2023 conflict, proposed judicial reforms triggered widespread protests and political unrest. Although those initiatives have since been paused, ongoing domestic tensions or renewed political instability could negatively affect Israel’s economy and, in turn, our operations, financial condition, and growth prospects.

65

Our operations may be disrupted as a result of the obligation of management or key personnel to perform military service.

As of the date hereof, we currently have nine full-time and part-time employees who are located in Israel, including our chief executive officer and chief operating officer. Certain of our employees and consultants in Israel, including members of our senior management, may be obligated to perform military reserve duty generally until they reach the age of 40 (or older, for officers or other citizens who hold certain positions in the Israeli armed forces reserves) and, in the event of a military conflict, may be called to active duty. In addition to the current war with Hamas, historically in response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. As mentioned above, currently several hundred thousand Israeli military reservists were drafted to perform immediate military service in connection with the ongoing war with Hamas. It is possible that there will be similar large-scale military reserve duty call-ups in the future. Our operations could be disrupted by the absence of a significant number of our officers, directors, employees and consultants. Such disruption could materially adversely affect our business and operations.

It may be difficult to enforce a U.S. judgment against us, our officers and directors named in this prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on our officers and directors.

Not all of our directors or officers are residents of the United States and most of their and our assets are located outside the United States. Service of process upon us or our non-U.S. resident directors and officers may be difficult to obtain within the United States. We have been informed by our legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against us or our non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Canadian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Canadian law. There is little binding case law in Israel addressing the matters described above. Additionally, Israeli courts might not enforce judgments obtained in the United States against us or our non-U.S. our directors and executive officers, which may make it difficult to collect on judgments rendered against us or our non-U.S. officers and directors.

Moreover, an Israeli court will not enforce a non-Israeli judgment if it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, if it was obtained by fraud or in the absence of due process, if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel at the time the foreign action was brought. For more information, see “Enforcement of Civil Liabilities.”

Because we are a corporation incorporated Canada and some of our directors and officers are resident in Canada, it may be difficult for investors in the United States to enforce civil liabilities against us based solely upon the federal securities laws of the United States. Similarly, it may be difficult for investors to enforce civil liabilities against our directors and officers residing outside of Canada.

We are a corporation incorporated under the laws of Canada with our principal place of business in Calgary, Alberta, Canada. Some of our directors and officers and the auditors or other experts named herein are residents of Canada and all or a substantial portion of our assets and those of such persons are located outside the United States. Consequently, it may be difficult for U.S. investors to effect service of process within the United States upon us or our directors or officers or such auditors who are not residents of the United States, or to realize in the United States upon judgments of courts of the United States predicated upon civil liabilities under the Securities Act. Investors should not assume that Canadian courts: (1) would enforce judgments of U.S. courts obtained in actions against us or such persons predicated upon the civil liability provisions of the U.S. federal securities laws or the securities or blue-sky laws of any state within the United States or (2) would enforce, in original actions, liabilities against us or such persons predicated upon the U.S. federal securities laws or any such state securities or blue-sky laws.

66

Similarly, some of our directors and officers are residents of countries other than Canada and all or a substantial portion of the assets of such persons are located outside Canada. As a result, it may be difficult for investors to initiate a lawsuit within Canada against these non-Canadian residents. In addition, it may not be possible for investors to collect from these non-Canadian residents’ judgments obtained in courts in Canada predicated on the civil liability provisions of securities legislation of certain of the provinces and territories of Canada. It may also be difficult for investors to succeed in a lawsuit in the United States, based solely on violations of Canadian securities laws.

We are governed by the corporate laws of Canada which in some cases have a different effect on shareholders than the corporate laws of the United States.

We are governed by the CBCA and other relevant laws, which may affect the rights of shareholders differently than those of a company governed by the laws of a U.S. jurisdiction, and may, together with our charter documents, have the effect of delaying, deferring or discouraging another party from acquiring control of our company by means of a tender offer, a proxy contest or otherwise, or may affect the price an acquiring party would be willing to offer in such an instance. The material differences between the CBCA and Delaware General Corporation Law, or DGCL, that may have the greatest such effect include, but are not limited to, the following: (i) for certain corporate transactions (such as mergers and amalgamations or amendments to our articles) the CBCA generally requires the voting threshold to be a special resolution approved by 662/3% of shareholders, or as set out in the articles, as applicable, whereas DGCL generally only requires a majority vote; and (ii) under the CBCA a holder of 5% or more of our common shares can requisition a special meeting of shareholders, whereas such right does not exist under the DGCL. We cannot predict whether investors will find our company and our common shares less attractive because we are governed by foreign laws. See “Description of Share Capital - Material Differences Between the CBCA and Delaware General Corporation Law” for additional information.

In addition, a non-Canadian must file an application for review with the Minister responsible for the Investment Canada Act and obtain approval of the Minister prior to acquiring control of a “Canadian Business” within the meaning of the Investment Canada Act, where prescribed financial thresholds are exceeded. The Investment Canada Act also provides the Canadian government with broad discretionary powers in relation to national security to review and potentially prohibit, condition or require the divestiture of, any investment in our Company by a non-Canadian, including non-control level investments. Amendments to the Investment Canada Act that have been passed by the Canadian government but have not yet come into force will, among other things, broaden and strengthen the national security review provisions and require, under certain circumstances to be prescribed in regulations that have not yet been published, pre-closing notification of certain foreign investment transactions. Finally, limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). The Competition Act (Canada) establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner. However, the Competition Act (Canada) permits the Commissioner of Competition to review any acquisition or establishment, directly or indirectly, including through the acquisition of shares, of control over or of a significant interest in us, whether or not it is subject to mandatory notification. Otherwise, there are no limitations either under the laws of Canada, or in our articles of incorporation, or “articles,” or amended and restated bylaws, or “bylaws,” on the rights of non-Canadians to hold or vote our common shares. Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find our Company and our common shares less attractive because we are governed by foreign laws.

Operating outside of the United States presents specific risks to our business, and we have substantial operations outside of the United States.

Most of our employee base and operations are located outside the United States, primarily in Israel. Most of our clinical testing, research, development and manufacturing operations are conducted outside the United States.

Risks associated with operations outside the United States include:

●	fluctuating foreign currency rates could restrict sales, increase costs of purchasing, and impact collection of receivables outside of the United States;

67

●	volatility in foreign credit markets may affect the financial well-being of our customers and suppliers;

●	violations of anti-corruption laws, including the Foreign Corrupt Practices Act and the U.K. Bribery Act could result in large fines and penalties;

●	violations of privacy and data security laws could result in large fines and penalties; and

●	tax disputes with foreign taxing authorities, and any resultant taxation in foreign jurisdictions associated with operations in such jurisdictions, including with respect to transfer pricing practices associated with such operations.

Foreign currency fluctuations may reduce our competitiveness and sales in foreign markets.

The relative change in currency values creates fluctuations in product pricing for international customers. These changes in foreign end-customer costs may result in lost orders and reduce the competitiveness of our products in certain foreign markets. These changes may also negatively impact the financial condition of some foreign customers and reduce or eliminate their future orders of our products.

Adverse changes in, or uncertainty of, local business laws or practices, including the following:

●	foreign governments may impose burdensome tariffs, quotas, taxes, trade barriers, or capital flow restrictions;

●	restrictions on the export or import of technology may reduce or eliminate the ability to sell in or purchase from certain markets;

●	political and economic instability, including deterioration of political relations between the United States and other countries, may reduce demand for our solutions or put our non-U.S. assets at risk;

●	potentially limited intellectual property protection in certain countries may limit recourse against infringing on our solutions or cause us to refrain from selling in certain geographic territories;

●	staffing may be difficult along with higher turnover at international operations;

●	transportation delays and customs related delays that may affect production and distribution of our products; and

●	integration and enforcement of laws vary significantly among jurisdictions and may change significantly over time.

Our failure to manage any of these risks successfully could harm our international operations and adversely impact our business, operating results and financial condition.

68

General Risk Factors

We will incur significant increased costs as a result of the listing of our securities for trading on Nasdaq. By becoming a public company in the United States and Canada, our management will be required to devote substantial time to new compliance initiatives as well as compliance with ongoing U.S. and existing Canadian requirements, to which we are subject.

Upon the listing of securities on Nasdaq, we will become a publicly traded company in the United States, in addition to already being a public company in Canada. As a public company in the United States, we will incur additional significant accounting, legal and other expenses that we did not incur before the offering. We also anticipate that we will incur costs associated with corporate governance requirements of the SEC, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act. We expect these rules and regulations to increase our legal and financial compliance costs, introduce new costs such as investor relations, stock exchange listing fees and shareholder reporting, and to make some activities more time consuming and costly. The implementation and testing of such processes and systems may require us to hire outside consultants and incur other significant costs. In addition, there is no certainty that testing of these processes will not result in the identification of significant deficiencies and material weaknesses. Any future changes in the laws and regulations affecting public companies in the United States, including Section 404 and other provisions of the Sarbanes-Oxley Act, and the rules and regulations adopted by the SEC, for so long as they apply to us, will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees, or as executive officers.

If we are not able to attract and retain highly skilled managerial, scientific, technical and marketing personnel, we may not be able to implement our business model successfully.

Our success depends in part on our continued ability to attract, retain and motivate highly qualified management, clinical and scientific personnel. We are highly dependent upon our senior management as well as other employees, consultants and scientific and medical collaborators. Our management team must be able to act decisively to apply and adapt our business model in the rapidly changing markets in which we will compete. In addition, we will rely upon technical and scientific employees or third-party contractors to effectively establish, manage and grow our business. Consequently, we believe that our future viability will depend largely on our ability to attract and retain highly skilled managerial, sales, scientific and technical personnel. In order to do so, we may need to pay higher compensation or fees to our employees or consultants than currently expected and such higher compensation payments may have a negative effect on our operating results. Competition for experienced, high-quality personnel in the wellness and pharmaceutical field is intense. We may not be able to hire or retain the necessary personnel to implement our business strategy. Our failure to hire and retain quality personnel on acceptable terms could impair our ability to develop new products and services and manage our business effectively.

Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

We depend on the efficient and uninterrupted operation of our computer and communications systems, and those of our consultants, contractors and vendors, which we use for, among other things, sensitive company data, including our intellectual property, financial data and other proprietary business information.

While certain of our operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our targeted phage therapies, product candidates and other business operations. The loss of data from completed or future studies or clinical trials could result in delays in our research, development or regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur regulatory investigations and redresses, penalties and liabilities and the development of our product candidates could be delayed or otherwise adversely affected.

69

Even though we believe we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, we are not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay the development of our product candidates.

Sales of a significant number of our common shares in the public markets or significant short sales of our common shares, or the perception that such sales could occur, could depress the market price of our common shares and impair our ability to raise capital.

Sales of a substantial number of our common shares or other equity-related securities in the public markets, could depress the market price of our common shares. If there are significant short sales of our common shares, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common shares to sell their shares, thereby contributing to sales of common shares in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or the common shares, our share price and trading volume could decline.

The trading market for the common shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding the common shares, or provide more favorable relative recommendations about our competitors, the price of our common shares would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our common shares or trading volume to decline.

70

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements concerning our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business operations and financial performance and condition. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:

●	our business objectives and milestones and the anticipated timing of execution;

●	the performance of our business and operations;

●	the intention to expand our business, operations and potential activities;

●	the projected increase in production capacity;

●	the competitive conditions of the pharmaceutical industry;

●	our competitive and business strategies;

●	our anticipated operating cash requirements and future financing needs;

●	the anticipated future gross revenues and profit margins of our operations;

●	our expectations regarding its revenue, expenses and operations;

●	impacts of potential litigation;

●	our intention to build brands and develop CBD-integrated pharmaceutical products targeted to specific segments of the market;

●	the current political, legal and regulatory landscape surrounding medical and recreational cannabis and expected developments in any jurisdiction in which we operate or may operate;

●	the impact of the political and security situation in Israel on our business, including due to the current war between Israel, Hamas, Hezbollah, and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq;

●	the receipt of any regulatory and stock exchange approvals required at any given time;

●	the applicable laws, regulations and any amendments thereof;

●	medical benefits, viability, safety, efficacy and dosing of products and product candidates;

●	expectations with respect to the advancement and adoption of new product lines and ingredients;

●	the acceptance by customers and the marketplace of new products and solutions;

●	the ability to attract new customers and develop and maintain existing customers;

●	expectations with respect to future production costs and capacity;

●	expectations with respect to the renewal and/or extension of our permits and licenses;

●	the ability to protect, maintain and enforce our intellectual property rights;

●	the ability to successfully leverage current and future strategic partnerships and alliances;

●	the ability to attract and retain personnel;

●	anticipated labor and materials costs;

71

●	our competitive condition and expectations regarding competition, including pricing and demand expectations and the regulatory environment in which we operate; and

●	anticipated trends and challenges in our business and the markets and jurisdictions in which we operate or may operate.

Forward-looking statements are based on our management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and our management’s beliefs and assumptions, and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus may turn out to be inaccurate. Important factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements.

The forward-looking statements included in this prospectus speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information.”

72

USE OF PROCEEDS

We estimate that the net proceeds from the sale of units in this offering will be approximately $12.98 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, based on an assumed initial public offering price of $9.875 per unit, based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus. If the underwriter exercise their option to purchase up to an additional 230,770 common shares and/or warrants in full, we estimate that the net proceeds to us from this offering will be approximately $14.9 million, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $0.10 increase (decrease) in the assumed initial public offering price of $9.875 per unit would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by $0.014 million, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same. We may also increase or decrease the number of units we are offering. An increase (decrease) of 100,000 units we are offering would increase (decrease) the net proceeds to us from this offering, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us, by $0.91 million, assuming the assumed initial public offering price stays the same.

We currently expect to use the net proceeds from this offering for the following purposes:

●	approximately $6.5 million for research and development of human applications pursuant to our LPT-CBD project which will enable us to submit an IND application for our initial Phase 1a study;
●	approximately $2.5 million for research and development of veterinary applications pursuant to our LPT-CBD project which will enable us to hold pre-development meeting with the FDA-CVM and perform an efficacy pilot, full CMC development and scaleup.;
●	approximately $1 million for marketing and sales efforts in the United States of our products in new and existing territories; and
●	the remainder for working capital and general corporate purposes and possible development of new technologies and future acquisitions.

Although we currently anticipate that we will use the net proceeds from this offering as described above, there may be circumstances where a reallocation of funds is necessary. Due to the uncertainties inherent in the product development and regulatory approval process, it is difficult to estimate with certainty the exact amounts of the net proceeds from this offering that may be used for any of the above purposes on a stand-alone basis. Amounts and timing of our actual expenditures will depend upon a number of factors, including our sales, marketing and commercialization efforts, regulatory approval and demand for our products, operating costs and other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have flexibility in applying the net proceeds from this offering. An investor will not have the opportunity to evaluate the economic, financial or other information on which we base our decisions on how to use the proceeds.

Based on our current plans, we believe that our existing cash, cash equivalents and short-term deposits will be sufficient to enable us to fund our operating expenses and capital expenditure requirements through January 2026. We anticipate that these funds, together with the net proceeds of this offering, will be sufficient to fund our operating expenses and capital expenditure requirements through January 2027. We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

Pending our application of the net proceeds from this offering, we plan to invest such proceeds in short-term, investment-grade, interest-bearing securities and depositary institutions.

73

DIVIDEND POLICY

We have never declared or paid any cash dividends to our shareholders, and we do not anticipate or intend to pay cash dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Any future determination as to the payment of dividends will be at the discretion of our board of directors and will depend on a number of factors, among other things, our financial condition, results of operations, current and anticipated cash needs and availability and other factors that our board of directors may consider to be relevant.

Payment of dividends may be subject to Canadian withholding taxes. See “Taxation—Material Canadian Federal Tax Considerations” for additional information.

74

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2025:

●	on an actual basis.

●	on a pro forma basis to give effect to (i) the issuance and sale in a private placement in April 2025 of 18,362 units at a price of CAD$11.70 per unit (approximately $7.8), each unit consisting of one common share and one warrant to purchase one common share, for aggregate gross proceeds of CAD$214,839 (approximately $150,387).

●	on a pro forma as adjusted basis to give effect to the issuance of 1,538,462 units in this offering, at an assumed public offering price of $9.875 per unit, and after deducting underwriting discounts and commissions and estimated offering expenses, as if the sale of the securities had occurred on March 31, 2025.

The as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of March 31, 2025
U.S. dollars	Actual	Pro Forma	Pro Forma As Adjusted(1)

Cash and cash equivalents	6,365	6,515	19,492

Total assets	10,817	10,967	23,944

Total current liabilities	2,627	2,699	6,891

Convertible debenture	1,302	1,302	1,302

Total shareholders’ equity (deficit)	6,888	6,966	15,751

Total capitalization	8,190	8,268	17,053

(1) Each $0.10 increase or decrease in the assumed initial public offering price of $9.875 per unit, would increase or decrease, respectively, the amount of cash, cash equivalents and short-term deposits, total shareholders’ (deficiency) equity and total capitalization by $0.01 million, assuming the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of units we are offering. An increase or decrease of 100,000 units we are offering would increase or decrease, respectively, the amount of cash, cash equivalents and short-term deposits, total shareholders’ (deficiency) equity and total capitalization by $0.91 million, assuming the assumed initial public offering price per common share, as set forth on the cover page of this prospectus, remains the same. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

75

The number of common shares to be issued and outstanding immediately after this offering as shown above assumes that all of the common shares offered hereby are sold, and is based on 4,480,409 common shares issued and outstanding as of March 31, 2025. After giving prospective effect to a proposed 65-for-1 Reverse Split of our common shares, this number excludes:

●	232,666 common shares issuable upon the exercise of options to directors, employees and consultants under the Stock Option Plan outstanding as of such date, at a weighted average exercise price of $15.6, of which 211,166 were vested as of such date;

●	442,149 common shares reserved for future issuance under the Stock Option Plan;

●	736,420 common shares issuable upon the exercise of warrants outstanding as of such date, at exercise prices ranging from CAD$16.25 (approximately, $11.05) to CAD$71.50 (approximately, $50.05), all of which were vested as of such date;

●	An estimated 127,391 common shares are issuable upon the conversion of the secured convertible debenture issued in March 2025, based on a conversion price of CAD$13.65 per share (approximately, $9.75 per share, based on the exchange rate reported by the Bank of Canada on May 14, 2025);

●	18,362 common shares issued in the private placement in April 2025;

●	350,000 restricted share units under the Stock Option Plan after such date; and

●	76,923 common shares issuable upon exercise of the warrants to purchase our common shares at $12.3438 per share to be issued to the representative of the underwriters upon the closing of this offering.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the underwriter’s over-allotment option; and

●	no exercise of the warrants.

76

DILUTION

If you invest in our common shares in this offering, your interest will be immediately diluted to the extent of the difference between the initial public offering price per unit in this offering and the pro forma as adjusted net tangible book value per common share after this offering. Dilution results from the fact that the initial public offering price per unit is substantially in excess of the net tangible book value per common share. As of March 31, 2025, we had a historical net tangible book value of $6.9 million, or $1.55 per common share. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of common shares outstanding on March 31, 2025.

Our pro forma net tangible book value as of March 31, 2025 was $7 million, or $1.55 per common share. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of common shares outstanding as of March 31, 2025, after giving effect to (i) the issuance and sale in a private placement in April 2025 of 18,362 units at a price of CAD$11.70 per unit (approximately $7.80), each unit consisting of one common share and one warrant to purchase one common share, for aggregate gross proceeds of CAD$214,839 (approximately $150,387), as if such events had occurred on March 31, 2025.

After giving further effect to the sale of units in this offering at an assumed initial public offering price of $9.875 per unit, based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value at March 31, 2025 would have been $4.13 per share. This represents an immediate increase in as adjusted net tangible book value of $2.58 per share to existing shareholders and immediate dilution of $5.62 per common share to new investors. Dilution for this purpose represents the difference between the price per common share paid by these purchasers and as adjusted net tangible book value per common share immediately after the completion of this offering.

The following table illustrates this dilution per common share:

Assumed public offering price per unit	$9.875
Net tangible book value per common share as of March 31, 2025	$1.55
Increase in net tangible book value per share attributable to the pro forma adjustments described above	$-
Pro forma net tangible book value per share	$1.55
Increase in net tangible book value per common share attributable to new investors	$2.61
Pro forma net tangible book value per common share after this offering (1)	$4.16
Dilution per common share to new investors	$5.71
Percentage of dilution in net tangible book value per common share for new investors	58%

(1)	The pro forma is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing.

A $0.10 increase (decrease) in the assumed initial public offering price of $9.875 per unit, based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2025 after this offering by approximately $0.02 per common share, and would increase (decrease) dilution to investors in this offering by $0.02 per common share, assuming that the number of units offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of units we are offering. An increase (decrease) of 100,000 in the number of units we are offering would increase (decrease) our pro forma as adjusted net tangible book value as of March 31, 2025 after this offering by approximately $0.84 per common share, and would decrease dilution to investors in this offering by approximately $0.003 per common share, assuming the assumed initial public offering price per unit remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

If the underwriter exercises in full their option to purchase additional common shares and/or warrants, the pro forma as adjusted net tangible book value will increase to $2.88 per unit, representing an immediate increase in pro forma as adjusted net tangible book value to existing shareholders of $1.33 per unit and an immediate dilution of $5.98 per unit to new investors participating in this offering.

77

The following table shows, as of March 31, 2025, on a pro forma as adjusted basis, the number of common shares purchased from us, the total consideration paid to us and the average price paid per share by existing shareholders and by new investors purchasing common shares in this offering at an assumed initial public offering price of $9.875 per unit, based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus, before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us:

	Shares		Total Consideration		Average Price Per Common
	Number	Percent	Amount	Percent	Share
Existing shareholders	4,498,772	74.5%	$29,108,000	65.7%	$6.47
New investors	1,538,462	25.5%	$15,000,000	34.3%	$9.875
Total	6,037,234	100.0%	$44,108,000	100%	$7.31

A $0.10 increase (decrease) in the assumed initial public offering price of $9.875 per unit (based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus) would increase (decrease) the total consideration paid by investors participating in this offering, total consideration paid by all shareholders and the average price per share paid by all shareholders by approximately $0.15 million, $0.15 million and $(0.03), respectively, assuming that the number of common shares offered by us, as set forth on the cover page of this prospectus, remains the same and before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a 100,000 common share increase (decrease) in the number of common shares offered by us, as set forth on the cover of this prospectus, would increase (decrease) the total consideration paid by investors participating in this offering, total consideration paid by all shareholders and the average price per share paid by all shareholders by approximately $0.99, $0.99 and $0.04, respectively, assuming the assumed initial public offering price of $9.875 per unit (based on the last reported sale price of our common shares as of July 23, 2025 on the CSE of $9.75 plus $0.125 per unit (after giving effect to a proposed of 65-for-1 share split), as set forth on the cover page of this prospectus) remains the same, and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The number of common shares to be issued and outstanding immediately after this offering as shown above assumes that all of the common shares offered hereby are sold, and is based on 4,480,409 common shares issued and outstanding as of March 31, 2025. After giving prospective effect to the proposed 65-for-1 Reverse Split, this number excludes:

●	232,666 common shares issuable upon the exercise of options to directors, employees and consultants under the Stock Option Plan outstanding as of such date, at a weighted average exercise price of $15.60, of which 203,474 were vested as of such date;

●	442,149 common shares reserved for future issuance under our incentive option plan;

●	736,420 common shares issuable upon the exercise of warrants outstanding as of such date, at exercise prices ranging from CAD$16.25 (approximately, $11.05) to CAD$71.50 (approximately, $50.05), all of which were vested as of such date;

●	127,391 common shares issuable upon the conversion of the secured convertible debenture issued in March 2025, based on a conversion price of CAD$13.65 per share (approximately, $9.75 per share, based on the exchange rate reported by the Bank of Canada on May 14, 2025);

●	18,362 common shares issued in the private placement in April 2025;

●	350,000 restricted share units under the Stock Option Plan after such date; and

●	76,923 common shares issuable upon exercise of the warrants to purchase our common shares at $12.3438 per share to be issued to the representative of the underwriters upon the closing of this offering.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	no exercise of the underwriter’s over-allotment option; and

●	no exercise of the warrants.

To the extent that outstanding options are exercised, new options or warrants are issued or we issue additional common shares in the future, there will be further dilution to new investors. We may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our equity holders.

78

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a pharmaceutical tech company that operates under two main segments: Pharmaceuticals and Consumer Wellness. In the Pharmaceutical segment, we develop innovative drug delivery technologies for both human and animal health applications, based on advanced cannabinoids science, to treat various conditions to improve quality of life. Supported by pre-clinical studies conducted in various animal models, but not yet verified in humans, our synthetic Cannabidiol-loaded Liposome injection Platform (LPT-CBD) facilitates exact dosing and the prolonged and controlled release of synthetic CBD into the blood stream. While determinations of safety and efficacy are solely within the authority of the FDA and comparable foreign regulatory bodies, we expect, based on various scientific studies, including a report of the World Health Organization, that cannabidiol in general will avoid many of the risks of addiction, tolerance, and dependency, commonly associated with opioids. Our LPT-CBD is in late pre-clinical stage of development, and we have initiated the FDA regulatory review process for this non-opioid alternative for chronic pain management. The process has been initiated with a successful pre-IND meeting that structured our development plan towards IND submission. We intend to submit an IND application for our initial Phase 1a study following the completion of LPT-CBD scale-up activities, which are expected to commence approximately three months following the completion of this offering and are expected to take approximately one year. Upon completion, we will conduct a Good Laboratory Practice (GLP)-compliant single-injection preclinical safety study, with final reporting anticipated within 6–8 months. Following the availability of the safety data, we will submit the IND application to the FDA, including the clinical protocol and safety report. If the safety results are deemed acceptable, and assuming no clinical hold is issued, the Phase 1a first-in-human study will commence 30 days post-submission. During Phase 1a studies, we will collect PK and exposure data of LPT-CBD to form a scientific bridge to the listed drug Epidiolex, which we intend to submit to the FDA in support of a 505(b)(2) application. This process is estimated to take 6–8 months and will run in parallel with the Phase 1a studies. Phase 1b studies are intended to begin immediately following the approval of Phase 1a study results and the completion of a repeated-dose GLP safety study. Synthetic CBD is known to have high purity, batch to batch consistency and to date, regulatory superiority without THC, and does not involve the use of the cannabis plant. The novelty of LPT-CBD lays in its ability to be injected under the skin (subcutaneously) once a month facilitating the prolonged release of synthetic CBD to the blood stream for up to four weeks. This has been supported by various preclinical studies conducted in both small and large animal models, although it has not yet been confirmed in clinical studies.

In the Consumer Wellness segment, we develop and market a wide portfolio of innovative and high-performance self-care and CBD beauty products to promote a healthier lifestyle. Also under this segment, we have established a joint venture company, B.I. Sky. We hold 60% of B.I. Sky and Brandzon holds the remaining 40%. Roni Kamhi, our COO, is the chief executive officer and a co-founding director of B.I. Sky. e which focuses on developing and marketing advanced non-CBD personal care and beauty products in the United States, starting with online marketplaces, with plans to expand to direct-to-consumer sales, and finally evolving to brick & mortar storefronts. Revenues in the United States are attributed primarily to sales of B.I. Sky non-CBD personal care products. In addition, in our Pharmaceuticals segment, Innocan sells CBD personal care products through distribution in Europe. Our patent portfolio includes 31 published patents granted and pending across eight families. We seek composition of matter describing pharmaceutical entity protection for our liposomal cannabinoids and uses thereof’ patent, which is currently in a pending status worldwide and granted in India. Three additional granted patents are related to our pain relief topical compositions and the rest of our patents related to additional cannabinoid compositions and use thereof are at pending status.

Our business model is driven by a three-tiered strategy:

1.	Animal Health – establishing licensing and strategic partnerships with veterinary pharmaceutical market leaders. We intend to submit an INAD application with the FDA-CVM during the second half of 2025 in order to commence testing our product candidate in the U.S.
2.	Human Health – forming similar licensing and strategic partnerships with pharmaceutical companies, centered on human applications, pending FDA submission and approval for the initiation of IND studies.
3.	Wellness – marketing personal care and beauty products via multiple channels.

We have experienced net losses in every period since our inception in 2018. We incurred net losses of $229,000 and $1,454,000 for the three months period ended March 31, 2025 and March 31, 2024, respectively and $262,000 and $4,248,000 for the years ended December 31, 2024, and 2023, respectively. As of December 31, 2024 and 2023, we had an accumulated deficit of $34,908,000 and $33,074,000, respectively. We anticipate that we will continue to incur significant losses for the foreseeable future as our operating expenses and capital expenditures increase substantially due to our continued investment in our research and development activities and as we hire additional employees over the coming years. Furthermore, upon closing of this offering, we expect to incur additional expenses associated with operating as a U.S. public company, including significant legal, accounting, investor relations and other expenses.

For further information regarding our business and operations, see “Business” below.

79

Components of Operating Results

Revenue

Revenue is recognized when (or as) control of the promised goods or services is transferred to the customer, and in an amount that reflects the consideration the Company is contractually due in exchange for those services or goods. The Company follows five steps to record revenue: (i) identify the contract with a customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, (iv) allocate the transaction price to the performance obligations in the contract and (v) recognize revenue when (or as) we satisfy our performance obligations.

Sales of CBD beauty products are made through business-to-business transactions, and non-CBD personal care and beauty products sales are made through online platforms. In the Company’s Consumer Wellness Segment, the Company develops and markets a wide portfolio of innovative and high-performance self-care non-CBD products to promote a healthier lifestyle.

The Company recognizes revenue from the sale of its products at the point of time when control is transferred to its customers. Each transaction of a product sale consists of one performance obligation.

Operating expenses

Our current operating expenses consist of three components: (i) research and development expenses; (ii) selling, marketing and distribution expenses and (iii) general and administrative expenses. Labor costs and costs of sales are the most significant component of operating expenses and consist of salaries, including benefits and materials.

Sales, marketing and distribution expenses

Sales, marketing and distribution expenses consist primarily of advertising on online platforms, including shipping and handling.

Research and Development Expenses

Research and development expenses consist of labor costs, subcontractors, material and costs associated with development and patent-related expenses. Costs are expensed as they are incurred.

Research and development activities are our primary focus. We do not believe that it is possible at this time to accurately project total expenses required for us to reach the point at which we will be ready to out-license our technologies or explore strategic partnerships. Development timelines, the probability of success and development costs can differ materially from expectations. In addition, we cannot forecast whether and when collaboration arrangements will be entered into, if at all, and to what degree such arrangements would affect our development plans and capital requirements. We expect our research and development expenses to increase over the next several years as our development program progresses. We would also expect to incur increased research and development expenses if we were to identify and develop additional technologies.

Research and development expenses include the following:

●	employee-related expenses, such as salaries and share-based compensation;

●	Expenses relating to our research agreement with Yissum.

80

●	expenses relating to outsourced and contracted services, such as CRO’s, CMO’s, consulting, and advisory services;

●	supply and development costs;

●	expenses incurred in operating our lab in Jerusalem; and

●	costs associated with regulatory compliance.

We recognize research and development expenses as we incur them.

We anticipate that our research and development expenses will increase in the future as we increase our development headcount and infrastructure to support our continued research and development programs and the potential commercialization of our products.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel costs, including share-based compensation related to directors and employees, facility costs, and external professional service costs, including legal, regulatory, accounting, audit, finance, business development, investor relations and human resource services, and other consulting fees.

We anticipate that our general and administrative expenses will increase in the future as we increase our administrative headcount and infrastructure to support our continued research and development programs and the potential commercialization of our products. We also anticipate that we will incur increased expenses related to audit, legal, regulatory and tax-related services associated with maintaining compliance with Nasdaq and SEC requirements, director and officer insurance premiums, director compensation, and other costs associated with being a public company.

Financial expenses

The finance expenses consisted primarily of change in fair value of investments, warrants and financial liabilities measured at fair value, interest expenses on loans and exchange rate differences expenses.

Income Taxes

We anticipate that we will continue to generate tax losses for the foreseeable future and that we will be able to carry forward these tax losses indefinitely to future taxable years. Accordingly, we do not expect to pay taxes in Israel until we have taxable income after the full utilization of our carry forward tax losses. However, B.I. Sky, has started to generate taxable income in the years ended December 31, 2023 and December 31, 2024 and the three months period ended March 31, 2025 and has paid taxes in Israel in such years and period.

Results of Operations

Our results of operations have varied in the past and can be expected to vary in the future due to numerous factors. We believe that period-to-period comparisons of our operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

81

Impact of the War in Israel

On October 7, 2023, Hamas terrorists invaded southern Israel and launched thousands of rockets in a widespread terrorist attack on Israel. On the same day, the Israeli government declared that the country was at war and the Israeli military began to call-up reservists for active duty. In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Israel has carried out a number of targeted strikes on sites belonging to these terror organizations. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq.

Our operations have not been adversely affected by this situation, and we have not experienced disruptions to our business operations. None of our full-time or part-time employees in Israel were called up for reserve service; however, one of our part-time employees in Israel volunteered for military service, but has since returned to employment. As such, our product, clinical and business development activities remain on track. However, the intensity and duration these hostilities are difficult to predict at this stage, as are such war’s economic implications on our business and operations and on Israel’s economy in general. If the war extends for a long period of time or expands to other fronts, our operations may be adversely affected.

We are closely monitoring the developments of this war. See “Risk Factors — Risks Related to Our Operations in Israel — Political, economic and military conditions in Israel could materially and adversely affect our business.”

Three Month Period Ended March 31, 2025 Compared to Three Month Period Ended March 31, 2024

Revenues

Revenues increased by $1,028,000 to $7,796,000 for the three month period ended March 31, 2025, compared to $6,768,000 for the three month period ended March 31, 2024. This increase is mainly attributed to the increase in revenues from increased sales of B.I. Sky products on online sales platforms. Revenues increased by $742,216 (72.2%) due to organic growth on online sales platforms (i.e., customers seeking out our products), and increased by $285,784 (27.8%) as a result of promotional sales and paid advertising.

The following table sets forth our revenues, revenues by segments, during the past two three-month periods:

	Three Months Period Ended March 31,
(in thousands of USD)	2025	2024
Online Sales (Consumer Wellness)	$7,788	$6,756
Other Operations (CBD-integrated topical)	$8	$12
Total	7,796	6,768

Cost of revenues

Cost of revenues decreased by $86,000 to $681,000 for the three month period ended March 31, 2025, compared to $767,000 for the three month period ended March 31, 2024. This decrease is mainly attributed to re-negotiate the pricing regarding production and shipments, offset by an increase attributed to the increase in revenues from on-line sales platforms of B.I. Sky.

Research and development expenses

Research and development expenses decreased by $244,000 to $180,000 for the three month period ended March 31, 2025, compared to $424,000 for the three month period ended March 31, 2024. This decrease is mainly due to a decrease of $88,000 in share-based compensation expenses, a decrease of $87,000 related to the research and license agreement with Yissum, a decrease of $136,000 in other expenses, offset by an increase of $57,000 for service providers relating to research activities.

82

General and administrative expenses

General and administrative expenses decreased by $731,000 to $744,000 for the three month period ended March 31, 2025, compared to $1,475,000 for the three month period ended March 31, 2024. This decrease is mainly due to a decrease of $727,000 for share-based compensation expenses, mainly as a result of RSUs that were granted and immediately vested in March 2024 and as a result less expenses were recorded during the three month period ended March 31, 2025 (to general and administrative employees of the Company) compared to the three month period ended March 31, 2024. In addition, a decrease of $40,000 in legal fees, offset by an increase of $26,000 for fees to professional service providers and an increase of $19,000 for salary and related expenses.

Selling, Marketing and Distribution Expenses

Selling, marketing and distribution expenses increased by $388,000 to $5,702,000 for the three month period ended March 31, 2025, compared to $5,314,000 for the three month period ended March 31, 2024. This increase is mainly due to an increase of $855,000 attributed to online retailer services and advertising costs. These expenses corresponded to B.I. Sky and therefore increased consistently with the increase in revenues. This increase was offset by a decrease of $257,000 in share-based compensation expenses, mainly due to RSUs that were granted and immediately vested in March 2024 and as a result less expenses were recorded during the three month period ended March 31, 2025 (to selling and marketing service providers and employees of the Company) compared to the three month period ended March 31, 2024. In addition, there was a decrease of $142,000 in fees to marketing service providers and a decrease of $52,000 in other expenses.

Net loss

Net loss decreased by $1,225,000 to $229,000 for the three month period ended March 31, 2025, compared to $1,454,000 for the three month period ended March 31, 2024. The decrease resulted mainly from increased revenues, decreased research and development expenses, decreased general and administrative expenses and increased financial expenses, due to changes in fair value of Warrants and Convertible debenture.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

Revenues

Revenues increased by $15,780,000 to $29,437,000 for the year ended December 31, 2024, compared to $13,657,000 for the year ended December 31, 2023. This increase is mainly attributed to the increase in revenues from increased sales of B.I. Sky products on online sales platforms. Revenues increased by $11,090,000 (70.3%) due to organic growth on online sales platforms (i.e., customers seeking out our products), and increased by $4,690,000 (29.7%) as a result of promotional sales and paid advertising.

The following table sets forth our revenues, revenues by segments, during the past two nine month periods:

	Year Ended December 31,
(in thousands of USD)	2024	2023
Online Sales (Consumer Wellness)	$29,399	$13,548
Other Operations (CBD-integrated topical)	$38	$109
Total	29,437	13,657

Cost of revenues

Cost of revenues increased by $1,571,000 to $3,250,000 for the year ended December 31, 2024, compared to $1,679,000 for the year ended December 31, 2023. This increase is mainly attributed to the increase in revenues from on-line sales platforms of B.I. Sky. The increase in sales demand has led to a rise in products purchases to meet the demand.

Research and development expenses

Research and development expenses decreased by $66,000 to $1,549,000 for the year ended December 31, 2024, compared to $1,796,000 for the year ended December 31, 2023. This decrease is mainly due to a decrease of $455,000 related to the research and license agreement with Yissum, a decrease of $39,000 in other expenses, a decrease of $42,000 in salary and related expenses, offset by an increase of $141,000 for service providers relating to research pursuant to the agreement with Yissum and an increase of $148,000 in share-based compensation expenses.

83

General and administrative expenses

General and administrative expenses increased by $1,040,000 to $4,118,000 for the year ended December 31, 2024, compared to $3,078,000 for the year ended December 31, 2023. This increase is mainly due to an increase of $755,000 for share-based compensation expenses, mainly as a result of RSUs that were granted in March 2024 and as a result more options were vesting during the year ended December 31, 2024 (to general and administrative service providers and employees of the Company) compared to the year ended December 31, 2023. In addition, an increase of $167,000 for professional service providers and an increase of $164,000 for salary and related expenses.

Selling, Marketing and Distribution Expenses

Selling, marketing and distribution expenses increased by $10,860,000 to $21,767,000 for the year ended December 31, 2024, compared to $10,907,000 for the year ended December 31, 2023. This increase is mainly due to an increase of $6,734,000 attributed to Online platforms and related fees and an increase of $3,713,000 attributed to advertising fees. These expenses corresponded to B.I. Sky and therefore increased consistent with the increase in revenues. In addition, the increase resulted from an increase of $300,000 in share-based compensation expenses, mainly as a result of RSUs that were granted in March 2024 and additional options that vested during the year ended December 31, 2024 (to selling and marketing service providers and employees of the Company) compared to the year ended December 31, 2023.

Net loss

Net loss decreased by $3,986,000 to $262,000 for the year ended December 31, 2024, compared to $4,248,000 for the year ended December 31, 2023. The decrease resulted mainly from increased revenues, decreased research and development expenses and increased financial income, due to changes in fair value of Warrants.

Key Business Metric and Non-IFRS Financial Measure

We monitor the key business metric set forth below to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. Our key business metric is working capital. Increases or decreases in our key performance metric may not correspond with increases or decreases in our revenue.

Working Capital

	Year Ended December 31,		Three Months Ended March 31,
(in thousands of USD)	2023	2024	2024	2025
CURRENT ASSETS:
Cash and cash equivalents	$3,885	5,008	$4,595	6,365
Trade accounts receivable	$17	-	$-	-
Inventory	$1,747	3,317	$2,602	2,954
Other current assets	$1,155	822	$1,715	1,391
Total current assets	$6,804	9,147	$8,912	10,710
CURRENT LIABILITIES:
Trade accounts payable	$112	185	$477	185
Other accounts payable	485	488	1,109	488
Total current liabilities (excluding derivative warrant and convertible debenture liabilities)	597	673	1,586	898
Working capital	$6,207	8,474	$7,326	9,812

84

Working capital is a non-IFRS financial measure that we defined as our total current assets, consisting of cash and cash equivalents, trade receivables, other accounts receivable and inventory, trade accounts payable and other accounts payable less total current liabilities, consisting of trade accounts and other accounts payable (excluding derivative warrant liability). Derivative warrant liability is not included since it has no effect on the future cash flow of the Company, and not current or future payments are required to be made by the Company. Our working capital was approximately $9,855,000 and $7,326,000 for the three month periods ended March 31, 2025 and 2024, respectively. Our working capital was approximately $8,474,000 and $6,207,000 for the years ended December 31, 2024 and 2023, respectively. The increase resulted mainly from increase in cash and cash equivalents and increase in inventory.

Recently Issued Accounting Pronouncements

Certain recently issued accounting pronouncements are discussed in Note 2, Significant Accounting Policies, to the financial statements included elsewhere in this registration statement, regarding the impact of the IFRS standards as issued by the IASB that we will adopt in future periods in our financial statements. The Company and its subsidiaries, or the Group, is currently assessing the impact of these new accounting standards and amendments. The Group does not expect any other standards issued by the IASB, but not yet effective, to have a material impact on the Group.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	a requirement to present only two years of audited financial statements in addition to any required interim financial statements and correspondingly reduced Management’s Discussion and Analysis of Financial Condition and Results of Operations disclosure;

●	to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002; and

●	an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

85

We may take advantage of these exemptions for up to five years or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; (iii) the date on which we are deemed to be a large accelerated filer under the rules of the SEC; or (iv) the last day of the fiscal year following the fifth anniversary of this offering. We may choose to take advantage of some but not all of these exemptions. Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Given that we currently report and expect to continue to report our financial results under IFRS as issued by the IASB, we will not be able to avail ourselves of this extended transition period and, as a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required by the IASB.

Liquidity and Capital Resources

We have financed our operations through cash generated from the proceeds from issuances of our common shares. For the year ended December 31, 2024, the proceeds generated from issuances of our common shares were $2,726,000 from our private placements conducted in March 2024, August 2024 and December 2024. In the private placement conducted in March 2024, the company issued 122,351 units at a price of $12.35 per unit for aggregate gross proceeds of $1,475,000. In the private placement conducted in August 2024, the company issued 77,319 units at a price of $10.4 per unit for aggregate gross proceeds of $822,000. In addition, in December 2024, we entered into a private placement where we generated proceeds of approximately $441,180 from the sale of 48,880 units at a price of $9.1 per unit. In each of the March 2024, August 2024 and December 2024 private placements, the units consisted of one common share and one warrant to purchase one common share.

As of March 31, 2025, December 31, 2024 and December 31, 2023, the Company had cash on hand of $6,365,000, $5,008,000 and $3,885,000, respectively and working capital of $9,812,000, $8,474,000 and $6,207,000, respectively. The working capital above consists of total current assets of cash and cash equivalents, trade receivables, other accounts receivable and inventory, trade accounts payable and other accounts payable. The working capital above does not include the balance of the warrants under current liabilities. The warrants balance was not included since it has no effect on the future cash flow of the Company, and not current or future payments are required to be made by the Company. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Business Metric and Non-IFRS Financial Measure.”

In addition, in March 2025, the Company closed a non-brokered private placement offering of a debenture unit for gross proceeds of $1,000,000. The debenture unit consists of: (i) one secured convertible debenture in the principal amount of $1,000,000, and (ii) a warrant to purchase 85,470 common shares. The debenture matures two years from the date of issuance, will bear interest at the rate of 10% per annum accrued to maturity and compounding annually, and is convertible into common shares of the Company prior to the maturity date, at a price of C$13.65 per share (based on a foreign exchange rate on the day prior to the date of conversion). Each warrant is exercisable into one Common Share at a price of C$16.9x` for a period of four years from the date of issuance.

In April 2025, the Company closed a non-brokered private placement offering of units of the Company, pursuant to which the Company issued 18,362 units at a price of $11.70 per unit for aggregate gross proceeds of $150,348. Each unit is comprised of one common share of the Company and one common share purchase warrant of the Company. Each Warrant will entitle the holder thereof to purchase one Common Share at an exercise price of C$16.25 for a period of four years from the date of issuance.

We believe that our existing capital resources and cash flows from operations together with will be adequate to satisfy our expected liquidity requirements through the next twelve months. Without derogating from the foregoing estimate regarding our existing capital resources and cash flows from operations, we may decide to raise additional funds in 2025. We believe that, if required, we will be able to raise additional capital or reduce discretionary spending to provide the required liquidity beyond the next twelve months.

Our future capital requirements will depend on many factors, including our revenue growth, the timing and extent of investments to support such growth, the expansion of sales and marketing activities, increases in general and administrative costs and many other factors as described under “Risk Factors.”

To the extent additional funds are necessary to meet our long-term liquidity needs as we continue to execute our business strategy, we anticipate that they will be obtained through the incurrence of additional equity financings; however, such financing may not be available on favorable terms, or at all. If we are unable to raise additional funds when desired, our business, financial condition and results of operations could be adversely affected.

Our failure to obtain sufficient funds on commercially acceptable terms when needed would have a material adverse effect on our business, results of operations and financial condition. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement that involves risks and uncertainties, and the actual amount of our expenses could vary materially and adversely as a result of a number of factors. We have based our estimates on assumptions that may prove to be wrong, and our expenses could prove to be significantly higher than we currently anticipate.

86

Our future capital requirements will depend on many factors, including, but not limited to:

●	the progress and costs of our research and development activities;

●	the costs of development and expansion of our operational infrastructure and selling, marketing and distribution expenses;

●	our ability, or that of our collaborators, to achieve development milestones and other events or developments under potential future licensing agreements;

●	the amount of revenues and contributions we receive under future licensing, collaboration, development and commercialization arrangements with respect to our technologies;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the costs of contracting with third parties to provide sales and marketing capabilities for us or establishing such capabilities ourselves, once our technologies are developed and ready for commercialization;

●	the costs of acquiring or undertaking development and commercialization efforts for any future products or technology;

●	the magnitude of our general and administrative expenses; and

●	any additional costs that we may incur under future in- and out-licensing arrangements relating to our technologies and futures products.

Until we can generate significant recurring revenues, we expect to satisfy our future cash needs through capital raising or by out-licensing and/or co-developing applications of one or more of our product candidates. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available on favorable terms, or at all, we may be required to delay, reduce the scope of or eliminate research or development efforts or plans for commercialization with respect to our technologies and make necessary change to our operations to reduce the level of our expenditures in line with available resources. This may raise substantial doubts about our ability to continue as a going concern.

We are a development-stage pharmaceutical technology and sales and marketing company and it is not possible for us to predict with any degree of accuracy the outcome of our research and development efforts. As such, it is not possible for us to predict with any degree of accuracy any significant trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net loss, liquidity or capital resources, or that would cause financial information to not necessarily be indicative of future operating results or financial condition. However, to the extent possible, certain trends, uncertainties, demands, commitments and events are described herein.

As of the date of this prospectus, the Company anticipates raising additional funds in the future to support additional research and development costs and to have sufficient resources to support its operations, including the payment of current and non-current liabilities, as they become due.

Capital Expenditures

For the three month periods ended March 31, 2025 and March 31. 2024, we made capital expenditure of $0.05 million and $0.01 million, respectively. For the years ended December 31, 2024, and 2023, we made capital expenditures of $0.01 million and $0.03 million, respectively. These capital expenditures mainly include expenditures related to medical equipment.

87

Three Month Period Ended March 31, 2025 Compared to Three Month Period Ended March 31, 2024

The table below shows a summary of our cashflows for the periods indicated:

	Three Months Ended March 31,
	2025	2024
US dollars, in thousands	USD
Net cash from (used in) operating activities	368	(747)
Net cash used in investing activities	(4)	(2)
Net cash provided by financing activities	996	1,450
Effect of foreign exchange on cash	(3)	9
Net increase in cash and cash equivalents	1,357	710

Net cash from (used in) operating activities – continuing operations

Net cash from operating activities increased by $1,115,000 to $368,000 for the three month period ended March 31, 2025, compared to net cash used in operating activities of $747,000 for the three month period ended March 31, 2024. This increase in net cash is mostly due to higher revenues and collections recognized by B.I. Sky.

Net cash used in investing activities

Net cash from investing activities increased by $2,000 to $4,000 for the three month period ended March 31, 2025, compared to net cash used in investing activities $2,000 for the three month period ended March 31, 2024. This increase is mostly due to more purchases of property.

Net cash provided by financing activities

Net cash provided by financing activities decreased by $454,000 to $996,000 for the three month period ended March 31, 2025, compared to $1,450,000 for the three month period ended March 31, 2024. This decrease is attributed to a decrease in cash received in our private placements conducted in March 2025 compared our private placements in March 2024.

Year Ended December 31, 2024 Compared to Year Ended December 31, 2023

The table below shows a summary of our cashflows for the periods indicated:

	Year Ended December 31,
	2024	2023
US dollars, in thousands	USD
Net cash used in operating activities	(1,579)	(3,904)
Net cash from (used in) investing activities	54	(84)
Net cash provided by financing activities	2,704	2,917
Effect of foreign exchange on cash	(56)	9
Net increase (decrease) in cash	1,123	(1,062)

Net cash used in operating activities – continuing operations

Net cash used in operating activities decreased by $2,325,000 to $1,579,000 for the year ended December 31, 2024 compared to $3,904,000 for the year ended December 31, 2023. This decrease in net cash used is mostly due to higher revenues and collections recognized by B.I. Sky.

Net cash from (used in) investing activities

Net cash from investing activities increased by $138,000 to $54,000 for the year ended December 31, 2024 compared to Net cash used in investing activities $84,000 for the year ended December 31, 2023. This increase is mostly due to a decrease in restricted deposits and the purchase of property.

Net cash used in financing activities

Net cash provided by financing activities decreased by $213,000 to $2,917,000 for the year ended December 31, 2024 compared to $2,917,000 for the year ended December 31, 2023. This decrease is attributed to cash received in our private placements conducted in March 2024, August 2024 and December 2024 compared to cash received in our private placements in February 2023, August 2023 and October 2023.

Recent Offerings

In the private placement conducted in March 2024, the company issued 122,351 units at a price of CAD$16.25 per unit (approximately $0.19) for aggregate gross proceeds of CAD$1,988,000 (approximately $1,475,000). Each unit was comprised of one common share and one warrant to purchase one common share, each a March 2024 Warrant. Each March 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of CAD$20.8 (approximately $15.6) for a period of four (4) years from the date of issuance.

88

In the private placement conducted in August 2024, the company issued 77,319 units at a price of CAD$14.3 per unit (approximately $10.4) for aggregate gross proceeds of CAD$1,106,000 (approximately $822,000). Each unit was comprised of one common share and one warrant to purchase one common share, each an August 2024 Warrant. Each August 2024 Warrant will entitle the holder thereof to purchase one common share at an exercise price of CAD$20.8 (approximately $15.6) for a period of four (4) years from the date of issuance.

In the private placement conducted in December 2024, the company issued 48,880 units at a price of CAD$13.0 per unit (approximately $9.1) for aggregate gross proceeds of CAD$635,444.60 (approximately $441,180). Each unit was comprised of one common share and one warrant to purchase one common share. Each December 2024 Warrant will entitle the holder thereof to purchase one common share at an exercise price of CAD$18.2 (approximately $13.0) for a period of four (4) years from the date of issuance.

In the private placement conducted in April 2025, the company issued 18,362 units at a price of CAD$11.70 per unit (approximately $7.8) for aggregate gross proceeds of CAD$214,839 (approximately $150,387). Each unit was comprised of one common share and one warrant to purchase one common share. Each April 2025 Warrant will entitle the holder thereof to purchase one common share at an exercise price of CAD$16.25 (approximately $11.05) for a period of four (4) years from the date of issuance.

Critical Accounting Policies

Management’s discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with IFRS. The preparation of these consolidated financial statements requires management to make estimates and assumptions for the reported amounts of assets, liabilities, revenue, expenses and related disclosures. Our estimates are based on our historical experience and on various other factors that management believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions and any such differences may be material.

While our significant accounting policies are more fully described in the Note 2 to the audited consolidated financial statements appearing elsewhere in this prospectus, management believes the following discussion addresses our most critical accounting policies, which are those that are most important to the financial condition and results of operations and require our most difficult, subjective and complex judgments.

Significant Estimates

Share-based Compensation

Fair values are determined using the Black-Scholes option pricing model.

Estimating fair value requires determining the most appropriate valuation model for a grant of equity instruments, which is dependent on the terms and conditions of the grant. Option-pricing models require the use of highly subjective estimates and assumptions including the expected stock price volatility. Changes in the underlying assumptions can materially affect the fair value estimates and, therefore, existing models do not necessarily provide reliable measurement of the fair value of the Company’s stock options.

The Group has a share-based plan for its employees and service providers. The estimated fair value of share options is determined using the Black Scholes Merton model. Inputs to the model are subject to various estimates related to volatility, interest rates, dividend yields and expected life of the stock options issued. Fair value inputs are subject to market factors, as well as internal estimates.

89

Fair value valuation of warrants

The Group measures the fair value of the warrants using the Black-Scholes model. Inputs to the model are subject to various estimates related to volatility, interest rates, dividend yields and expected life of the warrants.

Significant Judgments

The critical judgments that the Company’s management has made in the process of applying the Company’s accounting policies that have the most significant effect on the amounts recognized in the Company’s consolidated financial statements are as follows:

Going Concern

The application of the going concern assumption which requires management to take into account all available information about the future, which is at least but not limited to, 12 months from the year end of the reporting period. The Company is aware that material uncertainties related to events or conditions may cast significant doubt upon the Company’s ability to continue as a going concern.

Quantitative and Qualitative Disclosures About Market Risk

We are exposed to a variety of financial risks, which result from our financing, operating and investing activities. The objective of financial risk management is to contain, where appropriate, exposures in these financial risks to limit any negative impact on our financial performance and position. Our main financial instruments are our cash and other receivables, trade and other payables. The main purpose of these financial instruments is to raise finance for our operations. We actively measure, monitor and manage our financial risk exposures by various functions pursuant to the segregation of duties and principals. The risks arising from our financial instruments are mainly credit risk and currency risk. The risk management policies employed by us to manage these risks are discussed below.

Liquidity Risk

Liquidity risk is the risk that we will encounter difficulty in meeting the obligations associated with our financial liabilities that are settled in cash. Cash flow forecasting is performed in our operating entities and aggregated at a consolidated level. We monitor forecasts of our liquidity requirements to ensure we have sufficient cash to meet operational needs. We may be reliant on our ability to raise additional investment capital from the issuance of both debt and equity securities to fund our business operating plans and future obligations.

Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash. The Company limits its exposure to credit loss by placing its cash with high credit quality financial institutions. The carrying amount of financial assets represents the maximum credit exposure.

Credit risk is the risk of financial loss to us if a debtor or counterparty to a financial instrument fails to meet its contractual obligations, and arises mainly from our receivables.

We restrict exposure to credit risk in the course of our operations by investing only in bank deposits.

Equity price risk

As we have not invested in securities riskier than short-term bank deposits, we do not believe that changes in equity prices pose a material risk to our holdings. However, decreases in the market price of our common shares could make it more difficult for us to raise additional funds in the future or require us to raise funds at terms unfavorable to us.

Inflation risk

We do not believe that inflation has had a material effect on our business, financial condition or results of operations in the reporting period. If our costs were to become subject to significant inflationary pressures, we may not be able to fully offset such higher costs through hedging transactions. Our inability or failure to do so could harm our business, financial condition and results of operations.

Foreign Currency Exchange Risk

Currency fluctuations could affect us through increased or decreased costs, mainly for goods and services acquired outside of Israel. Currency fluctuations did not have a material effect on our results of operations during the three months period ended March 31, 2025 and 2024 and the years ended December 31, 2024 and 2023.

Interest Rate Risk

Our outstanding long-term debt as of March 31, 2025, consists of the convertible debenture, which has a fixed interest rate. Our exposure to interest rate changes is limited to the fair value of the convertible debenture, which we believe would not have a material impact on our earnings or cash flows.

90

BUSINESS

Overview

We are a pharmaceutical tech company that operates under two main segments: Pharmaceuticals and Consumer Wellness. In the Pharmaceutical segment, we develop innovative drug delivery technologies for both human and animal health applications, based on advanced cannabinoids science, to treat various conditions to improve quality of life. Supported by pre-clinical studies conducted in various animal models, but not yet verified in clinical studies, our synthetic Cannabidiol-loaded Liposome injection Platform (LPT-CBD) facilitates exact dosing and the prolonged and controlled release of synthetic cannabidiol, or CBD, into the blood stream. While determinations of safety and efficacy are solely within the authority of the U.S. Food and Drug Administration, or FDA, and comparable foreign regulatory bodies, we expect, based on various scientific studies, including a report of the World Health Organization, that cannabidiol in general will avoid many of the risks of addiction, tolerance, and dependency, commonly associated with opioids. Our LPT-CBD is in late pre-clinical stage of development, and we have initiated the FDA regulatory review process for this non-opioid alternative for chronic pain management. The process has been initiated with a successful pre-IND meeting that structured our development plan towards IND submission. We intend to submit an IND application for our initial Phase 1a study following the completion of LPT-CBD scale-up activities, which are expected to commence approximately three months following the completion of this offering and are expected to take approximately one year. Upon completion, we will conduct a Good Laboratory Practice (GLP)-compliant single-injection preclinical safety study, with final reporting anticipated within 6–8 months. Following the availability of the safety data, we will submit the IND application to the FDA, including the clinical protocol and safety report. If the safety results are deemed acceptable by the FDA, and assuming no clinical hold is issued, the Phase 1a first-in-human study will commence 30 days post-submission. During Phase 1a studies, we will collect PK and exposure data of LPT-CBD to form a scientific bridge to the listed drug Epidiolex, which we intend to submit to the FDA in support of a 505(b)(2) application. This process is estimated to take 6–8 months and will run in parallel with the Phase 1a studies. Phase 1b studies are intended to begin immediately following the approval of Phase 1a study results and the completion of a repeated-dose GLP safety study. Synthetic CBD is known to have high purity, batch to batch consistency and to date, regulatory superiority without THC, and does not involve the use of the cannabis plant. The novelty of LPT-CBD lays in its ability to be injected under the skin (subcutaneously) once a month facilitating the prolonged release of synthetic CBD to the blood stream for up to four weeks. This has been supported by various preclinical studies conducted in both small and large animal models, although it has not yet been confirmed in clinical studies.

In the Consumer Wellness segment, we develop and market a wide portfolio of innovative and high-performance self-care and hemp-derived CBD beauty products to promote a healthier lifestyle. Also under this segment, we have established a joint venture company, B.I. Sky Global Ltd., or B.I. Sky. We hold 60% of B.I. Sky and Brandzon holds the remaining 40%. Roni Kamhi, our COO, is the chief executive officer and a co-founding director of B.I. Sky. B.I. Sky which focuses on developing and marketing advanced non-CBD personal care and beauty products in the United States, starting with online marketplaces, with plans to expand to direct-to-consumer sales, and finally evolving to brick & mortar storefronts. Revenues in the United States are attributed primarily to sales of B.I. Sky non-CBD personal care products. In addition, in our Pharmaceuticals segment, Innocan sells CBD personal care products through distribution in Europe. Our patent portfolio includes 31 published patents granted and pending across eight families. We seek composition of matter describing pharmaceutical entity protection for our liposomal cannabinoids and uses thereof’ patent, which is currently in a pending status worldwide and granted in India. Three additional granted patents are related to our pain relief topical compositions and the rest of our patents related to additional cannabinoid compositions and use thereof are at pending status.

Our Strengths

We are committed to improving quality of life by addressing chronic pain in humans and animals through innovative therapeutic solutions. We believe that the following strengths contribute to our ability to deliver on our objectives and expand our market opportunities:

●	Innovative LPT-CBD Injectable Platform: our proprietary LPT-CBD injectable drug product has demonstrated promise in pre-clinical research for both human and animal use by providing a sustained release of synthetic cannabidiol with significant bioavailability over time, as an alternative to traditional pain management therapies, including opioids.

●	Robust Intellectual Property Portfolio: we have several pending and granted-patent applications covering our core technology and proprietary approaches. We believe this intellectual property protection will enhance our competitive position and help us establish a strong market presence.

●	Experienced, Mission-Driven Team: our leadership, advisory board and operational teams bring together business and scientific expertise, a shared commitment to addressing chronic pain conditions in both humans and animals, and an innovative spirit. We believe this combination of skills enables us to advance our programs and respond effectively to market needs and regulatory demands.

●	Regulatory Alignment and Accelerated Pathways: we are pursuing FDA pathways designed to potentially accelerate the development for our therapies, including a 505(b)(2) application for the development of our LPT-CBD for human health. The FDA’s 505(b)(2) is a streamlined regulatory pathway, which allows for a more efficient drug development process by utilizing existing data from approved products with similar active ingredients. However, any accelerated pathway does not increase the likelihood that our product candidate will receive marketing approval, and if the FDA subsequently determines that we may not use this regulatory pathway, then we would need to conduct additional non-clinical studies to provide additional safety data, and meet additional standards for regulatory approval.

We believe that progressing along a defined regulatory support and pathways will position us well in the market and on track to commercialization.

91

Our Strategy

Our objective is to positively impact lives by addressing chronic pain in humans and animals, as well as promote wellness through innovative products. To achieve these goals, we intend to pursue the following strategy:

●	Overall Corporate Focus:

○	Maintain an aggressive and balanced posture across all three primary sectors: human pharmaceuticals, animal health, and wellness, while investing in our people as we drive scientific innovation.

○	Each sector follows a distinct regulatory and commercialization timeline, and we believe this diversification will help us manage risk, support our potential growth, and broaden our market opportunities and presence.

●	Research and Development:

○	Human and animal health - we continue to invest in the development of our LPT-CBD injectable technology and progress toward clinical trials and subsequent key milestones along the regulatory pathways.

○	Wellness – we continue to expand our product portfolio with new developments and releases.

●	Regulatory Pathways:

○	Human and animal health - we are working towards regulatory review and approval by the FDA. Our approach is to progress along both pathways in tandem, as they each follow separate requisite processes and timelines.

○	Wellness - we continue to track US rules with regards to our personal care and beauty products, ensuring ongoing compliance for commercialization. Products sold by B.I. Sky are compliant with the Modernization of Cosmetic Regulation Act of 2022, or MoCRA.

●	Business Development and Commercialization:

○	Human and animal health – once key regulatory milestones are achieved for LPT-CBD, we aim to engage pharmaceutical companies and industry leaders in licensing discussions. The ability to provide non-opioid pain management therapies creates expanded market opportunities for us.

○	Wellness – we continue to invest in our product reach across digital commerce, online channels and distribution partners using advanced digital sales and marketing methodologies across a loyal and expanding customer base.

Our business model is driven by a three-tiered strategy:

1.	Animal Health – establishing licensing and strategic partnerships with veterinary pharmaceutical market leaders. We intend to submit an INAD application with the FDA-CVM during the second half of 2025 in order to commence testing our product candidate in the U.S.
2.	Human Health – forming similar licensing and strategic partnerships with pharmaceutical companies, centered on human applications, pending FDA submission and approval for the initiation of IND studies.
3.	Wellness – marketing personal care and beauty products via multiple channels.

With regards to the regulatory pathway, following promising preclinical data, we are focused on securing FDA approval for both human and veterinary drug applications. To date, the FDA acknowledged that LPT-CBD can be submitted under the 505(b)(2) abbreviated pathway pending a scientific bridge to the listed drug Epidiolex, a CBD oral drug, approved by the FDA for the treatment of epilepsy. Based on scientific bridge data the FDA can decide if to accept 505(b)(2) for LPT-CBD, which will allow the company to progress through a regulatory review while relying on existing data from the listed drug.

The market potential for our focus areas is substantial. The global pain management market is projected to grow to $109 billion by 2032, with a CAGR of 4.5% (source: Global Market Insights). Veterinary pain management market estimates are at $1.65 billion in 2024, and expected to cross $2.20 billion by 2029, growing at a CAGR of 5.91% (source: Mordor Intelligence). In the U.S., there are approximately 89.7 million dogs (source: AVAM). In addition, the beauty and personal care market is projected to reach $693 billion by 2031, growing at a CAGR of 4.35% (source: Straits Research).

In summary, we stand at the forefront of addressing some of the most pressing health challenges today through our innovative use of sustained-release liposomal technology. With a keen focus on delivering solutions for chronic pain, our work is not just about creating breakthrough products but about answering a call to action highlighted by the opioid crisis. This is augmented by our portfolio addressing a range of personal care needs. Through strategic product development, a clear business model, and rigorous pursuit of regulatory approval, we are committed to bringing safer, effective alternatives to the market, transforming the landscape of chronic pain management and wellness.

Background / Industry Overview

The opioid crisis represents one of the most devastating public health emergencies, both globally and in the United States. Originating in the late 1990s, the crisis was fueled by an increase in prescribing opioids for pain management, leading to widespread misuse and addiction. The consequences have been dire, with opioids implicated in over 75% of drug overdose deaths in the U.S. in recent years (source: CDC), highlighting the urgent need for alternative pain management solutions. The crisis has not only strained healthcare systems but also caused immeasurable suffering for individuals and families, emphasizing the importance of reevaluating how pain is treated worldwide, and chronic pain in particular.

92

From a healthcare and care perspective, the challenges associated with opioids are multifaceted, straining healthcare systems with the costs of treating addiction and overdose, while also facing the challenge of providing effective pain management. The economic burden of the opioid crisis on the U.S. healthcare system is significant, with estimated costs reaching nearly $1.5 trillion annually (source: U.S. Senate Joint Economic Committee). This encompasses both direct medical costs and indirect costs such as lost productivity.

Addressing this crisis has become a priority for healthcare providers, regulatory bodies, and pharmaceutical companies. As part of this effort, a need to develop innovative therapeutic solutions to address chronic pain conditions, whether musculoskeletal, neuropathic or otherwise, has emerged. This reflects a broader movement towards exploring and utilizing alternative treatments that can mitigate the risk of addiction and provide effective pain management.

Our company was founded in response to this pressing need. Recognizing the limitations of current pain management strategies and the devastating impact of the opioid crisis, we have developed a unique injectable, sustained-release synthetic CBD therapeutic and delivery system. This innovation represents a significant step forward in offering an effective, non-opioid alternative for animal and human pain management. In addition, our wellness solutions are designed to provide relief for those suffering from chronic pain, uniquely positioning us to support the efforts to address the opioid crisis. By focusing on the development of safer, more effective treatments, we are not just responding to a market need; we aim to transform the approach to pain management and improve the quality of life for millions affected by debilitating conditions.

Market Opportunity

Pain Management Drugs Market and Chronic Pain

The worldwide market for pain management pharmaceuticals is expected to reach $109 billion by 2032, expanding at a CAGR of 4.5%. Chronic pain is a major contributor to this market, representing about 58% of its entire scope. Notably, nearly 1 in 5 adults in both the U.S. and Europe suffer from chronic pain. (sources: Global Market Insights, CDC, and British Journal of Anaesthesia).

Key Growth Drivers for Pain Management Market

There are several factors leading the expansion of the pain management market: the worldwide rise in the incidence of chronic diseases. In the U.S. alone 6 in 10 adults have a chronic condition and 4 in 10 have two or more conditions. The demographic shift towards an older global population underscores the heightened demand for effective pain management solutions, as older individuals are more prone to chronic conditions. The escalating need for non-opioid treatments amid the opioid epidemic and increasing patient awareness of the risks of opioids highlight the urgency and drive for alternative, safer pain relief methods. (source: CDC and ERS).

Veterinary Pain Management Market and Companion Animals

Currently estimated at $1.65 billion, the veterinary pain management market is anticipated to reach over $2.20 billion by 2029, achieving a 5.91% CAGR. In the U.S., there are approximately 89.7 million dogs (source: AVAM). Companion animals represent the largest segment, comprising 85% of the market share. (source: Mordor Intelligence, GMI Insights).

Key Growth Drivers for Veterinary Pain Management Market

The veterinary pain management market is witnessing significant growth, driven by several key factors: an increase in pet ownership, in particular in response to the Covid-19 epidemic, and better awareness of pet health needs. The rising instances and improved diagnosis of chronic conditions in companion animals, requiring more advanced pain management solutions. Expanded pet insurance coverage, in response to rising medical costs, is also enabling more accessible veterinary care. (source: Mordor Intelligence, GMI Insights).

93

Personal Care and Beauty Markets

Forecasts suggest that the global beauty and personal care market, estimated at $473 billion in 2022, will achieve a valuation of $693 billion by 2031, experiencing a CAGR of 4.35%. In 2024, the U.S. market constituted the largest share with $100 billion.

Moreover, the online beauty and personal care market size worldwide was estimated at $60.4 billion in 2023 and is predicted to reach $161 billion by 2032 with a CAGR of 11.5%. It is one of the fastest growing categories in the market. (source: Straits Research)

Key Growth Drivers for Personal Care and Beauty Market

These sectors are experiencing significant growth, driven by key factors such as the expansion of e-commerce and online marketplaces and retail platforms, which has made these products more accessible to a wider audience. Additionally, there is a rising demand for anti-aging and skincare products, fueled by an increasingly aging population looking for quality solutions. Consumer focus on wellness and self-care is also influencing product choices, with many seeking products that align with their health-conscious lifestyles. (sources: Straits Research, Zion Market Research).

Our Products

Our portfolio includes:

●	Liposomal Technology (LPT) delivering sustained-, controlled- and prolonged-drug release, underlying our veterinary and human health applications

●	Personal Care and Beauty Products via a range of formulations and applications for wellness. In the U.S., non-CBD products are sold via Innocan’s subsidiary B.I. Sky. In Europe, CBD-infused cosmetic products by Innocan are available for purchase.

LPT Technology

Liposome Technology (LPT) is a unique injectable delivery platform that enables exact dosing and controlled release of synthetic Cannabidiol (CBD) into the bloodstream to be used to treat patients who suffer from chronic pain.

Liposomes are spherical vesicles composed of one or more layers of lipids that can carry drugs through the human vascular system. They are biocompatible and non-toxic and can improve the drug performance. LPT-CBD is a liposomal formulation loaded with synthetic cannabidiol and unlike known liposomal drugs that are injected into the vascular system, LPT-CBD is administered subcutaneously (under the skin). Various animal studies conducted with LPT-CBD suggest that it remains under the skin, allowing for the slow and controlled release of cannabidiol into the bloodstream, thereby improving its bioavailability. In addition, while determinations of safety and efficacy are solely within the authority of the FDA and comparable foreign regulatory bodies, these studies suggest that LPT-CBD may be a delivery platform that leads to a controlled release of cannabidiol from liposomes, which allows for continuous, positive impact over an extended period of up to 4 weeks.

94

The above diagram illustrates a multi-layer liposome (liposomes being spherical vesicles composed of one or more layers of lipids that can be loaded with various drugs), containing CBD for delivery through injection subcutaneously.

The delivery mechanism of LPT (Liposome Technology) demonstrated high bioavailability of cannabidiol (CBD), offering a significant advantage over other common delivery methods such as oral, sublingual, or inhalation. In a previously conducted clinical pilot study on osteoarthritic dogs, results demonstrated that LPT-CBD achieved exceptionally high drug bioavailability over the study period, calculated to approach 100% when compared to previously published pharmacokinetic data of CBD administrated intravenously to healthy dogs. In contrast, oral CBD administration was associated with a bioavailability range of only 6.5% to 20% (source: NIH).

Bioavailability of Innocan LPT-CBD following subcutaneous injection

Use of CBD-loaded Liposome Platform (LPT-CBD) ensures the prolonged and controlled release of synthetic CBD into the bloodstream after one injection. As our tests have shown, a single LPT-CBD injection under the skin may be equivalent to administering oral CBD twice a day for 30 days (see figure below).

95

Long lasting Pharmacokinetic Profile of LPT-CBD following a single injection to osteoarthritic dog.

Pharmacokinetic Profile of Innocan subcutaneous injectable LPT-CBD compared to direct intravenous injection of Free CBD in mice.

Efficacy and Preliminary Safety Testing in Animal Models

During our pre-clinical development, we conducted several efficacy studies in various animal models to demonstrate the long-term effect of LPT-CBD in inflammation and chronic pain conditions.

Anti-Inflammatory Study in Mice.

Our first test was to evaluate the effect of LPT-CBD on an inflammatory response induced in mice. Inflammation, which may occur during mechanical injury of tissues, can be partially involved with the occurrence of pain. In this study, mice were subcutaneously injected with various concentrations of LPT-CBD. After 2, 3 and 4 weeks from LPT-CBD injection the mice were stimulated for a local inflammation in their paws. After 24 hours, their paw was evaluated for swelling compared to a group of naïve mice who served as control. Study results are shown in the figure below.

Hind Paw Swelling Measurements (24 hours after inflammation induction and 2, 3 and 4 weeks after LPT-CBD administration at either 50, 100 or 200 mg/kg)

*p Value<0.05

Injection of LPT-CBD at the doses tested, and after 2, 3 and 4 weeks from administration, significantly reduced paw swelling width. These results suggest that a single LPT-CBD injection provides a prolonged effect which can be maintained for at least 4 weeks.

96

An additional pilot study was conducted to evaluate the potential efficacy, pharmacokinetics (PK), and preliminary safety of LPT-CBD in companion dogs suffering from naturally occurring osteoarthritis. In this study six dogs were subcutaneously injected with 5mg/kg LPT-CBD and tracked for efficacy, PK and selected basic safety parameters during a 6-week period of the study. The data below present the long-lasting analgesic effect of LPT-CBD, its prolonged PK profile and its favorable tolerability in dogs following a single injection.

Osteoarthritis Related Pain Relief Study in Clinical Dogs.

The level of Pain in the dogs was scored via the use of Canine Brief Pain Inventory (CBPI) and Pain Interactive Visual Analog Scale, or iVAS, methods. CBPI is a validated method comprising an owner questionnaire assessment to evaluate canine pain severity. iVAS is a 10-cm line scale used to mark the interpreted pain of the canine by their owners. Dog’s activity was monitored and scored using a monitoring collar which was placed on the dog’s neck (PetPace).

Scoring of Owners’ Canine Brief Pain Inventory (CBPI), Interactive Visual Analog Scale (iVAS) By an Anesthesiologist and Activity Monitoring Collar, All Presented As Median (range)

Method	Baseline	Week 1	Week 2	Week 3	Week 4	Week 5	Week 6
CBPI, Total pain and Function	69 (62–78)	63 (43–68)	53.5 (41–68)*	57 (44–79)*	66 (50–72)	63.5 (40–82)	58 (33–80)
CBPI, Quality of life	Fair (Fair-Good)	Good (Fair-Good)	Good (Fair-Very good*)	Good (Fair-Very good*)	Good (Fair-Good)	Fair-Good (Fair-Good)	Fair-Good (Fair-Good)
iVAS Score	7.5 (6–8)	6.5 (6–7)*	6.0 (5–7)*	5.5 (5–7)*	6.5 (6–8)*	7.0 (6–8)	7.5 (6–8)
Activity sore (PetPace)	29 (17–34)	30 (17–38)	30 (20–37)	32 (21–36)	30 (20–43)	33 (21–42)*	34 (21–38)*

CBPI Total Pain and Function; Total Scale 0-100; 0=no pain/normal function, 100=worse pain/no function.

CBPI Quality of Life; poor, fair, good, very good, excellent.

IVAS Scale; 0-10; 0-no pain, 10=worse pain.

Activity monitoring collar (PetPace); scores from six dogs with osteoarthritis, before and six weeks after LPT-CBD subcutaneous injection. For each dog the mean weekly score of four parameters (activity score, position score, calories expedite and sleep score) was obtained from the PetPace platform.

* Significantly improved from baseline value (p < 0.05).

This study shows that a single subcutaneous LPT-CBD administration provides long-term (i.e., several weeks) analgesic effect manifested by:

●	Significant improvement in CBPI total scores at weeks 2–3 (p = 0.001 and 0.028, respectively) and borderline improvement at week 6 (p = 0.052)
●	Significant improvement in CBPI quality of life at weeks 2–3 (p = 0.046 for both weeks)
●	iVAS pain scores were significantly improved at 1–3 weeks (p < 0.001) and at 4 weeks following injection (p = 0.034)
●	Collar activity scores were significantly increased (i.e., more activity) in weeks 5–6 (p = 0.012 and 0.027, respectively)

Pharmacokinetics (PK) in Clinical Dogs.

During the study, plasma samples were collected from each dog to evaluate the pharmacokinetic (PK) profile of LPT-CBD in dogs. Data was collected through the course of treatment at baseline and then at 2, 6 hours, 1, 2 and 4 days and weekly 1-6 weeks. The pharmacokinetic profile of CBD is presented below along with its calculated pharmacokinetic data.

97

Pharmacokinetic Profile of CBD (ng/mL) Following a Single Subcutaneous LPT-CBD Injection at 5 mg/kg

Calculated Pharmacokinetic Data of Plasma CBD Following a Single Subcutaneous LPT-CBD

Injection at 5mg/kg

Dog (1-6)	Cmax (ng/mL)	C21 days (ng/mL)	C42 days (ng/mL)	Tmax (days)	T1/2 (days)	AUC Last (ng·h/mL)	AUC/dose (ng·h/mL/mg/kg)
Median	45.2 (17.8-72.5)	2.8 (1.5-7.5)	1.5 (0.8-5.9)	4 (2-14)	12.4 (7.7-42.6)	11,754 (4529-12380)	2,351 (906-3855)

Results from the present pharmacokinetic study show that a single subcutaneous LPT-CBD administration provides long-term (i.e., up to 6 weeks) CBD plasma concentrations. LPT-CBD provides slow drug release manifested by a prolonged time to reach Cmax indicating a long plasma profile. Single dose of 5mg/kg LPT-CBD yielded an area under the curve (AUC) value normalized to dose of 2,351 ngꞏh/ml/mg/kg (median value). This value corresponds to 100 % bioavailability when compared to published AUC normalized to dose data of CBD administered intravenously to healthy dogs.

LPT-CBD tolerability evaluated in clinical dogs.

During the study the dogs were monitored for selected safety parameters including vital signs, hematology, and serum biochemistry. Local response at injection sites and other adverse events were also evaluated throughout the study. Results are summarized in the table below. Blood samples were generally collected after 1 and 4 weeks from LPT-CBD injection.

98

Safety parameters tracked for a period of 6 weeks following subcutaneous injection of LPT-CBD at 5mg/kg

Measured parameter	Concluded results
Vital signs including: ● Heart rate ● Respiration Frequency ● Body Temperature ● Blood Pressure	No evidence for abnormal exceptions from baseline in vital signs

Hematology	Most median hematology values were within reference ranges. Some parameters changed significantly from baseline, but changes were not clinically important, as values were kept within the reference range.

Serum biochemistry

Most median serum biochemistry values were within reference ranges. Some parameters changed significantly from baseline, but changes were not clinically important.

ALP level was not changed significantly during the study.

Local reaction	local swelling at the injection site was observed and resolved within 3-6 days without any treatment.

Other adverse events	No additional adverse events related to LPT-CBD were observed

Safety parameters that were evaluated throughout the course of the study indicate a good tolerance of the drug by the dogs.

Studies of LPT-CBD Technology Performed on Various Healthy and Clinical Animals.

In a comprehensive series of animal trials, we successfully demonstrated our liposomal delivery technology across various chronic pain conditions. These trials include both observational and clinical studies in animals, such as compassionate treatments for ruminants and dogs, as well as a controlled clinical study conducted on both individual and group of osteoarthritic dogs. The results provide compelling evidence of our technology’s potential to significantly improve treatment outcomes. Below is a brief overview of these pivotal trials, among others:

●	LPT-CBD Related scientific publications:

Published

Yael-Shilo-Benjamini et al, Front, Vet, Sci., 28 April 2022, A Case Report of Subcutaneously Injected Liposomal Cannabidiol Formulation Used as a Compassion Therapy for Pain Management in a Dog.

Yael-Shilo-Benjamini et al, Fron, Vet. Sci., 23 August 2023, Therapeutic efficacy and pharmacokinetics of liposomal-cannabidiol injection: a pilot clinical study in dogs with naturally-occurring. osteoarthritis.

Submitted for Publication

Eyal Kalo et al, Precision Nanomedicine, submitted., Liposomal-Cannabidiol Injection; Preliminary Insights into Pharmacokinetics and Safety Characteristics in Göttingen Minipigs and Rabbits.

Yael-Shilo-Benjamini et al, submitted., Liposomal-cannabidiol: Translational evidence of efficacy, tolerability and pharmacokinetics following repeated injections in goats.

●	On February 21, 2023, we announced clinical success in its Canine (dogs) Compassionate Care Trial, resulting in improving walking abilities and significant decrease in pain in participating canines. “Lady”, an 11-year-old spayed dachshund-mixed dog was suffering from severe autoimmune mediated polyarthritis that resulted in an almost complete inability to walk, accompanied by severe pain and an overall disability. Lady was treated with joint supplements (Glycoflex), steroids, and hydrotherapy, but was still very lame and incapable of walking more than a few steps. In December 2022, as part of our Compassionate Care Trial, Lady was administered Innocan’s liposomal CBD injection, in addition to all other treatments. Following injection, Lady demonstrated noticeable improvement, walking longer distances and much faster than she had been previously.

●	On May 8, 2023, we announced the successful treatment of a four (4) year old male goat with a liposomal-CBD injection in a pre-clinical trial. The innovative therapy provided much-needed relief to the animal, born with neurological defects and scoliosis resulting in hind-limb paralysis and fore-limb deformity.

●	On August 29, 2023, we announced the results of a clinical study regarding the pain-relieving effects and safety of Innocan’s subcutaneous liposomal CBD for dogs with osteoarthritis (see above scientific publications). The study highlighted that CBD plasma levels were detected for six weeks following a single subcutaneous dose of liposomal CBD causing minimal side effects and effectively decreasing pain, leading to improved well-being in affected dogs. In this study, six (6) dogs with naturally-occurring osteoarthritis, unresponsive to conventional medications, were treated with a single injection of give mg/kg liposomal CBD. The observations spanned six (6) weeks and included measuring CBD plasma concentrations, blood work, collar activity data, and evaluations of well-being and pain. The results were encouraging: dogs exhibited a substantial drop in pain levels and an uptick of activity.

99

●	On November 3, 2023, we reported promising LPT-CBD safety indications from a prolong use in animals. After each injection, animals were closely monitored and no adverse effects were observed.

●	On February 26, 2024, we announced the latest findings from its pharmacokinetic study of its LPT-CBD platform in rabbits. The results showed additional supportive data on prior studies on mice, dogs, goats and sheep, for the long exposure of CBD obtained following a single subcutaneous LPT-CBD injection.

●	On March 5, 2024, we announced the results of a recent tissue distribution study of our LPT-CBD platform that indicated the potential of LPT-CBD to support a new therapeutic venue for neurological disorders. In this study, CBD was found to be in the brains of both mice and rabbits weeks after LPT-CBD was subcutaneously injected to them. LPT technology provides a long presence of CBD in the blood enabling CBD to pass the blood brain barrier and deliver long brain exposure.

●	On April 22, 2024, we announced that we had submitted our letter of application for a pre-IND meeting, the first phase in the FDA approval process in the United States for LPT-CBD. The objective of the pre-IND meeting is to obtain guidance from the FDA on the preclinical and clinical development plan, enabling the initiation of an IND program in the United States.

●	On May 9, 2024, we announced the successful compassionate treatment with a liposomal-CBD injection to an amputee female donkey which suffered from laminitis in her left front limb. Innocan’s innovative therapy provided immediate noticeable pain relief and improved mobility.

●	On May 21, 2024, we announced significant advancements in the regulatory process for its LPT-CBD, which provides an innovative solution in non-opioid pain management. The FDA granted us a pre-investigational new drug number and approved an initial meeting with us to discuss the strategic path forward. The meeting with the FDA was on July 31, 2024, where we presented our preclinical results and proposed clinical development plan. The meeting is key to launching human clinical trials for the LPT-CBD injectable drug, developed to provide a novel treatment option for chronic pain.

●	On June 11, 2024, we announced the success and conclusion of a preliminary safety evaluation of our single injection and sustained-release LPT-CBD conducted on minipigs. Recognized by the FDA as an excellent model for toxicology, minipigs are small breeds of miniature domestic pigs which share strong similarities with humans in crucial aspects such as drug metabolism, skin structure, genetics, and physiological mechanisms. In this preliminary safety study, minipigs received a single subcutaneous injection of LPT-CBD and were closely monitored for pharmacokinetics and basic safety parameters over one month. The animals all exhibited good drug tolerance and did not manifest any drug-related adverse reactions.

●	On July 2, 2024, we announced that we engaged the Past President of the Eastern Pain Association, Dr. William K. Schmidt, to support its LPT-CBD submission process to the FDA for chronic pain. His extensive expertise in pain-related clinical development and regulatory affairs will strongly contribute to Innocan’s team during the LPT-CBD submission process with the FDA. Dr. Schmidt brings over 25 years of pharmaceutical industry clinical trial experience, specializing in analgesic and narcotic antagonist drug development.

●	On July 26, 2024, we announced that the CVM granted us a sponsor fee waiver and assigned an INAD number for our LPT-CBD product. This represented a significant step for us, as an INAD designation facilitates correspondence and data exchange with CVM to support LPT-CBD development as a new veterinary drug. We further announced that following the assessment of LPT-CBD’s scientific package, the CVM recognized our contribution to pursuing innovative animal drug products and technology and granted us a sponsor fee waiver for fiscal year 2024. Over the past year, repeated administration of LPT-CBD in dogs and other animals have demonstrated positive results, which we believe will be sufficient evidence for the INAD application.

●	On September 3, 2024, we announced that we received a positive response from the FDA following our successful pre-IND Type B meeting with the FDA held in July 2024, LPT-CBD. The FDA has agreed to LPT-CBD’s submission under the 505(b)(2) NDA by establishing a scientific bridge to the reference listed drug. The 505(b)(2) abbreviated pathway, as it is often described, typically enables a faster route to commercial approval. However, any accelerated pathway does not increase the likelihood that our product candidate will receive marketing approval, and if the FDA subsequently determines that we may not use this regulatory pathway, then we would need to conduct additional non-clinical studies to provide additional safety data, and meet additional standards for regulatory approval. In addition, we have reached an alignment with the FDA on both its non-clinical development plan and the clinical study design for LPT-CBD’s proposed IND filing for a Phase I clinical study.

100

●	On October 11, 2024, we announced promising results from a multi-year compassionate therapy using repeated LPT-CBD injections for pain relief in dogs with naturally occurring osteoarthritis. The therapy consistently demonstrated pain reduction and improved mobility, with effects lasting for several weeks after each injection as expected. These results further demonstrate that LPT-CBD can be a viable treatment option for managing chronic pain and enhancing the quality of life in animals.

●	On December 12, 2024, we announced our Annual “State of Research and Development” Update including significant milestones in both scientific and regulatory domains. Preclinical studies of LPT-CBD demonstrated high CBD bioavailability, along with long-lasting pain relief and improved well-being in various animal models. Building on this compelling data, the Company secured FDA agreement on the preclinical and Phase 1 clinical development plan to advance LPT-CBD as a treatment for chronic pain in humans. Additionally, the FDA acknowledged LPT-CBD’s development under the 505(b)(2) regulatory pathway, which provides us with an accelerated route to patent utilization and commercialization. LPT-CBD’s innovation was recognized by the FDA’s Center for Veterinary Medicine (CVM), which granted Innocan a fee waiver for 2024 and issued an INAD number. This designation allows Innocan to facilitate correspondence and data exchange with the CVM to support the development of LPT-CBD as a new veterinary drug.

We are progressing with our pre-clinical and clinical development plan, to align with the FDA requirements for both human and animal health. This commitment ensures our ongoing research meets the highest standards of safety and efficacy, paving the way for broad application of our LPT technology.

Personal Care and Beauty Products

In personal care and beauty, the Company’s focus is on addressing a wide range of consumer needs via B.I. Sky, quickly developing and introducing products that have established category leader positions and cultivated a loyal consumer base. By developing personal care and beauty products, backed by robust research and development and a diverse patent portfolio, with an emphasis on both aesthetic and health benefits, we aim to offer solutions that support overall well-being. This reflects our commitment to comprehensive health solutions and solidifying our position in the market through consumer trust and product efficacy.

The sales and growth strategy in this area is rooted in meeting consumer needs while adhering to regulatory requirements. Revenues in United States are attributed to B.I. Sky Global non-CBD personal care products and Innocan’s revenues are from CBD personal care products through distribution in Europe. Currently, due to regulatory restrictions on selling CBD-infused personal care and beauty products in major marketplaces such as Amazon, the Company’s initial focus is on non-CBD topical products that have undergone rigorous testing, which are sold through B.I. Sky.

Online Presence and Market Reach

The online presence and market expansion of the Personal Care and Beauty products developed and marketed via B.I. Sky, initially within the Amazon marketplace, have underscored our growth strategy. This platform has enabled to introduce Personal Care and Beauty products to a wider audience.

101

Growing Portfolio of our subsidiary, B.I. Sky

The development of a loyal consumer base by focusing on quality and consumer satisfaction has significantly contributed to sales growth.

Looking forward, an established online presence and brand recognition provide a strong platform for further growth. We aim to expand our reach to new channels such as retailers. This strategy is set to further diversify the consumer base and strengthen the market position. By leveraging data-driven insights and continuing to innovate product offerings, a path towards new opportunities and sustained growth is charted.

Product Categories and Conditions

Through in-depth market research, meticulous analysis, unique formulation processes, and rigorous scientific efficacy testing, specific areas within the personal care and beauty industry are targeted. This approach allows development of product lines by Innocan and its B.I. Sky subsidiary that are innovative and meet the broad, evolving consumer needs, providing comprehensive solutions for personal care, from daily hygiene routines to specialized skincare treatments.

Skincare and Beauty: The skincare product range, including face creams, serums, masks, soaps and neck creams, harnesses the latest in skincare technology. These products marketed by Innocan’s subsidiary, B.I. Sky, are formulated to address specific conditions and uses, targeting dark spot, skin discoloration, hyperpigmentation, and offering anti-aging benefits. By focusing on these areas, the aim is to promote a healthier skin appearance.

Pain Relief: This lineup includes scientifically-tested CBD-based topical treatments, such as pain relief sprays and roll-on formulations, crafted to deliver quick and targeted relief from different pain conditions. These Innocan products, marketed in Europe via distributors, serve as a non-invasive alternative to conventional pain management techniques, highlighting our commitment to safety and effective solutions.

By offering a wide range of products across these categories, we demonstrate commitment to high-quality, effective solutions that cater to the diverse needs of today’s consumers, blending market insights with scientific innovation.

102

Market Differentiators

Through the joint venture with our subsidiary, B.I. Sky, the focus has been on harnessing a proprietary process to meticulously identify consumer demands and market gaps. This approach involves conducting rigorous market research, which includes analyzing current trends, customer feedback, and the competitive landscape. This thorough investigation allows to pinpoint precisely where there is room for innovation, ensuring our product development is both relevant and fills a market need that has been overlooked or inadequately addressed by others.

The product formulation and development are deeply rooted in research. The B.I. Sky team is committed to leveraging the research methodologies to create products that are not only effective but also safe for consumer use. This foundation guarantees that our offerings adhere to the high standards for efficacy and safety within the personal care and beauty markets.

Understanding and targeting the ideal customers is central to a successful strategy. The focus is on engaging these target buyers to enhance customer retention and encourage ongoing engagement with our brands. This focus on building a loyal consumer base is complemented by our extensive knowledge and expertise in navigating online marketplaces, particularly Amazon, where sophisticated strategies are leveraged to maximize visibility and sales.

These marketing and growth strategies are carefully targeted, designed to reach and resonate with the intended audience effectively. By employing data-driven marketing techniques and leveraging insights from market research, messaging and campaigns are tailored to speak directly to consumer needs and preferences. This targeted approach ensures that marketing efforts are efficient, effective, and aligned with overall growth objectives.

Adaptability is key - being quick to divest from initiatives that do not meet expectations and instead, redirecting the focus and resources toward low-risk, high-potential products. This ability to pivot strategy based on performance and market feedback allows us to minimize losses and capitalize on opportunities that offer the greatest potential for success. By doubling down on what works, sustained growth and competitive edge in the rapidly evolving personal care and beauty landscape are maintained.

Efficacy Testing for CBD Wellness Products

The effectiveness of CBD topical products is backed by testing and tangible results:

●	Pain Relief Study: 83% reported immediate improvement within 20 minutes, 95% felt relief after 60 minutes, and nearly 90% had lasting relief after 24 hours. The study was randomized, controlled, double-blind and included 18 participants having localized pain. No adverse events were observed in relation to the product.

●	Diabetic Foot Relief Cream Trial: 97% saw immediate dryness improvement, 97% experienced increased hydration, and 90% observed more elastic skin; 97% would recommend the product. The study included 30 volunteers and was conducted under dermatological control. No adverse events were observed in relation to the product.

●	Hair Care Cream Efficacy Test: Demonstrated enhanced hair growth, increasing hair density and thickness, showcasing the product’s effectiveness in improving hair health. The 120-day Trial engaged a diverse group of male and female volunteers experiencing non-seasonal hair loss. The Trial’s primary benchmark - a statistically significant increase in hair growth - was observed as early as 14 days post-application, with hair length elongation evident throughout the Trial and showing a 22.5% increase in hair length. The study included 30 volunteers and was conducted under dermatological control. No adverse events were observed in relation to the product.

103

●	Anti-Wrinkles Efficacy Study for Sleeping Mask: Demonstrated up to a 28.8% reduction in the appearance of lines and wrinkles in just 4 weeks. The study was blinded and included 22 healthy female subjects between 35 years old and 60 years old, presenting visible wrinkles on the crow’s feet area and uneven skin tone on the face. No adverse events were observed in relation to the product

●	Anti-Puffiness Efficacy Study for Eye Serum: Showed a decrease in the volume of eye bags by 52.18%, with some participants experiencing reductions up to 90.06%. The study was blinded and included 22 healthy female subjects between 35 years old and 60 years old presenting under eyes puffiness and dark circles, and visible wrinkles on the crow’s feet area. No adverse events were observed in relation to the product.

●	Anti-Wrinkles Efficacy Study for Facial Serum: Revealed a 90% - 95% reduction in facial skin wrinkles after application. The study was blinded randomized and included 20 healthy female subjects with 18 years old and older presenting visible wrinkles on the crow’s feet area and uneven skin tone. No adverse events were observed in relation to the product.

●	Hydrating Efficacy Study for Facial Serum: Induced significant hydration increases of up to 164.66% within 24 hours of application. The study included 20 healthy female subjects with 18 years old and older. No adverse events were observed in relation to the product.

Manufacturing

For manufacturing our Consumer Wellness products we have historically developed proprietary formulations, and then we identify manufactures in the relevant territories where the products are to be sold. We have identified several third-party manufacturers with the necessary expertise personal care and beauty products production. As a result, we are not dependent on a sole or limited number of suppliers. Our focus is on obtaining all relevant approvals and compliance with the requirements of the target countries including:

●	FDA Certificate with FEI number / and or can issue a screenshot of the application from the FDA Portal
●	GMPC Certificate
●	MSDS for the product

For manufacturing LPT-CBD, our focus is on identifying a third-party manufacturer with the necessary expertise in liposomal drug production. Synthetic CBD, is manufactured as an Active Pharmaceutical Ingredient (API), by a third party and has a Drug Master File (DMF) number, meaning it is registered with the FDA, detailing its manufacturing process and quality standards for use in pharmaceutical products.

The preparation for LPT-CBD production is characterized by a well-defined process, with most analytical methods required for pharmaceutical-grade batch release already established and qualified at a laboratory scale. The steps outlined for scaling up and preparing for GMP manufacturing, which we aim to support through collaboration with a future CMO provider, include:

1.	Scalable Production Process Development: initial efforts will focus on a production process that is scalable, starting with preparations for Phase 1 (P1) trials and planning ahead for Phase 3 (P3) trials, to ensure the capability to meet demand as the product progresses through clinical development.

2.	Technical Production for P1: Initiating complete technical production for P1 will establish a process that meets all the necessary early-stage clinical trial criteria.

3.	Media Fill Test: This important test will validate aseptic production process, using a culture medium in place of the active ingredient to confirm the process’s sterility.

4.	GMP Certification for P1 Production: Achieving Good Manufacturing Practice (GMP) certification for P1 production will be crucial for demonstrating commitment to quality and regulatory standards.

5.	Analytical Methods for Batch Release: Qualifying and Validating analytical methods for batch release will ensure that each batch of LPT-CBD meets strict quality standards before clinical use.

6.	Stability Program: Implementing a controlled stability program will monitor the product over time, ensuring consistent quality, potency, and safety.

7.	QC/QA Services: Quality control (QC) and quality assurance (QA) will be comprehensive throughout the manufacturing process, from sourcing materials to the final product release, highlighting our commitment to pharmaceutical quality and regulatory compliance.

104

By taking a methodical approach to the anticipated manufacturing of LPT-CBD, we aim to produce a high-quality product ready for clinical trials and eventual patient use. This approach underlines our commitment to meeting the rigorous standards required in pharmaceutical manufacturing.

Competition

Our company distinguishes itself in the competitive pharmaceutical and wellness landscapes through a combination of proprietary technology, specialized expertise, and a strategic focus on innovation. We have established a unique position in the management of chronic pain and have made significant inroads in the beauty and wellness sectors by employing these strengths. In each sector, we encounter distinct challenges, yet our comprehensive approach and robust scientific foundation equip us exceptionally well to address these challenges and mitigate risks.

The pharmaceutical industry is highly competitive, driven by rapid technological advancements and significant investment in new drugs and treatments. Our competitors include major pharmaceutical companies, specialty pharma, and generic drug manufacturers. Particularly in the cannabinoid space, there is substantial activity with ongoing drug and clinical development as companies like Jazz Pharmaceuticals (which acquired GW Pharmaceuticals in 2021) continue to innovate with products like Epidiolex® for treating seizures associated with Dravet Syndrome, Lennox-Gastaut Syndrome (LGS), and Tuberous Sclerosis Complex (TSC). Other notable competitors such as AbbVie, Pfizer, Sanofi, and Bristol-Myers Squibb have made significant investments to expand their patent portfolios in cannabinoid-based therapies, including oral, intranasal, pulmonary, and transdermal delivery methods. Additionally, our market includes competitors focused on more traditional chronic pain management solutions, such as steroids, opioids, NSAIDs, and other pharmacological treatments.

As part of our strategy to pursue a 505(b)(2) application for the development of our LPT-CBD for human health, we are pursuing scientific bridge to the listed drug Epidiolex, a CBD oral drug. While the 505(b)(2) pathway presents a streamlined and potentially quicker development pathway, we may face competition from the owners of Epidiolex in the event they decide to pursue the development of a CBD oral drug for the treatment of pain.

Our largest competitors have access to significant financial resources, extensive research and development capabilities, long-standing market presence, well-established distribution networks and effective reimbursement mechanisms. For example, Epidiolex® is covered for 97% of patients with LGS, Dravet Syndrome and TSC. Smaller companies are also potential competitors as they may pursue licensing or acquisition opportunities of innovative technologies to enhance their market standing. There will likely be ongoing development of novel applications by our competitors aimed at commercializing and capturing market share.

Our patent-pending prolonged-release, injectable LPT-CBD technology positions us strongly within this competitive landscape, enabling us to deliver distinctive therapeutic solutions and compete effectively in the evolving pharmaceutical market.

Pharmaceutical Competition

The pharmaceutical sector is characterized by a diverse array of pain management options for human and animal health, with a range of therapies from opioids to anticonvulsants. These therapeutics, while commonly prescribed, carry challenges such as addiction, dependence, and side effects. Additionally, the issue of tolerance, which necessitates increasing dosages to maintain efficacy, presents a complication for sustained treatment. In response to these challenges, our proprietary LPT-CBD Injection technology offers a novel approach, aiming to enhance therapeutic outcomes and patient well-being. Furthermore, the FDA has for long supporting the development of non-opioid pain treatment. On January 30, 2025, the FDA approved for the first time in 25 years a new class of non-opioid pain medication manufactured by Vertex Pharmaceuticals for the treatment of moderate to severe acute pain in adults. In its announcement, the FDA highlighted that new non-opioid analgesic therapeutic class for acute pain offers an opportunity to mitigate certain risks associated with using an opioid for pain and provides patients with another treatment option. This action and the agency’s designations to expedite the drug’s development and review underscore FDA’s commitment to approving safe and effective alternatives to opioids for pain management.

105

Below is a summary of relevant differentiators for chronic pain management approaches:

Chronic Pain Management – Comparative view

	InnoCan Liposome Injection of CBD	**Steroids**	**Opioids**	**Paracetamol**	**NSAIDs**	**Anti-Depressants (Neuropathic)**	**Anticonvulsants (Neuropathic)**	**Oral/Inhaled CBD**
Not-Addictive	✓	✓	✗ Opioid use disorder/Pandemic	✓	✓	⚠ Type of dependency	⚠ Type of dependency	⚠ Risk of acidic transformation to THC
Frequency of treatment	✓ Once a month	✗ Daily	✗ Daily	✗ Daily	✗ Daily	✗ Daily	✗ Daily	✗ Daily
High Bioavailability	✓ 90%	⚠ Variable	⚠ Variable	⚠ 60-80% dose dependent	✓	⚠ Variable	⚠ Variable	✗ 6-35% due to first pass metabolism
No Tolerance Issues	✓	✓	✗ Dosage increase	✓	✓	✗ loss of treatment response	✗ loss of treatment response	✓
Minimal Side Effects	✓	✗ Weight/Blood/bone/ Hormone….	✗ Drowsy / nausea / respiratory…	✓	✗ Gastro bleeding / Heart/ stroke/kidney	✗ Weight/libido/gastro /vision/dizziness	✗ Mood/sleepiness/balance/ dizziness	⚠ Lung
Low physical dependance	✓	✗ Gradual discontinue/withdrawal issues.	✗ Withdrawal issues	✓	✓	⚠ Variable (Gradual discontinue)	⚠ Variable	✓
Single drug/multiple effect	✓ Pain/ Inflammation/ Depression	✗ Immunosuppressive	✗ Pain	✗ Pain	✗ Pain/Inflammation	✗ Depression	✗ Neuroplasticity	✓ Pain/Inflammation/ depression.

INNOCAN™ PHARMA

7

The data indicated in the table has not yet been validated in clinical studies for LPT-CBD

Competitive Advantages in Pharmaceutical Sector

●	Non-addictive: Our products offer a significant benefit in the face of the opioid crisis, providing pain management solution with the expectation of minimal risk of addiction.
●	High Bioavailability: The proprietary LPT-CBD technology ensures direct CBD delivery to the blood avoiding the liver’s fast pass metabolism, translating to high exposure and enhanced therapeutic effects.
●	Minimal Side Effects: Our commitment to safety is reflected in the minimal side effects profile of our products, an essential consideration for both patients and healthcare providers.
●	Low Physiological Dependence: The low risk of dependence associated with our treatments supports their use for chronic conditions, offering a sustainable and safer option.
●	Single Drug/Multiple Effect: Leveraging LPT-CBD technology allows us to create formulations that through a single injection can provide multifaceted therapeutic effects, such as pain relief and management of its resulted sleeping disorders and depression, thereby simplifying treatment regimens.
●	Intellectual Property and Patents: Our portfolio of patent-pending technology and granted patents validate our unique scientific approach and innovation. A 505(b)(2) arbitration pathway could result in prolonged period of patent protection.

Wellness Competition

The wellness sector presents a diverse range of product categories tailored to consumer needs. The market is highly competitive, with many long-standing major players. The need for innovation, whether in formulation, packaging, or sales, continues to drive the development of improved products.

By adhering to a methodical approach to product development coupled with strategic business practices, a strong position in this dynamic sector is achievable, anchored by products that are validated and strategically marketed.

Competitive Advantages in Wellness Sector

●	Research Rigor: Application of advanced research methodologies to the development and testing of wellness products, ensuring efficacy and safety
●	Fulfillment & Supply Chain: Best-in-class technology, fulfillment and distribution processes and scale up
●	Market Leadership: Demonstrated expertise in navigating online marketplaces, positioning products as leaders in their categories through strategic marketing
●	Consumer Trust: Building strong consumer trust through transparency, quality, and consistency in product offerings

106

●	Innovative Formulations: Development of unique, proprietary formulations that address specific wellness needs, setting new benchmarks for product performance
●	Consistent historical revenue growth

While the market presents a range of therapeutic options, we strive to differentiate ourselves with our proprietary technology and rigorous approach to strict testing standards in the development of our product candidates.

Wellness Segment Key Performance Indicators

●	Strong Orders and Sales

	○	Over 5,100 units sold per day
	○	Satisfied customers – only a 0.01% return rate
	○	87.4% of customers return to purchase again within 30 days

●	Diverse Product Offerings

	○	Over 75 different products offered with only 21 new products added in the last 12 months
	○	An average order value of $16.26

Intellectual Property

Intellectual property is an important aspect of our business and we seek protection for our intellectual property rights as appropriate. To establish and protect our proprietary rights, we rely on a combination of patent, copyright, trade secret and trademark laws, know-how and continuing innovation, and contractual restrictions such as confidentiality agreements, licenses, and intellectual property assignment agreements. We strive to protect the proprietary technologies that we believe are important to our business, including seeking and maintaining patent protection intended to cover our products.

As of January 24, 2025, our exclusively owned patent portfolio includes four issued patents, of which one is U.S. patents and three are foreign patents, in 8 patent families. In addition, we have a total of 31 published pending patent applications for 8 U.S., and 20 foreign patent applications. The claims of these owned patents and patent applications are directed toward various aspects of our family of products,

The following table summarizes our portfolio of patents:

Family #	Country	Status	Publication / Grant #	Title	Expiry (* Estimated)
1	PCT USA Mexico Russia Ukraine US EU Hong Kong Brazil Canada Mexico	Exhausted Granted Granted Granted Granted Pending Pending Pending Pending Pending Pending	WO2020012480 11696909 a2021000376 2754846 124181 20230302028 3735225 40031125 112020019875 3092289 Not published	Pain-Relieving Topical Compositions	- Feb. 2040 Jul. 2039 Jul. 2039 Jul. 2039 Jul. 2039 * Jul. 2039 * Jul. 2039 * Jul. 2039 * Jul. 2039 * Jul. 2039 *
4	PCT India USA EU Canada China Israel Japan	Exhausted Granted Pending Pending Pending Pending Pending Pending	WO2021064730 558674 20220347096 4037662 3156487 Not published 291587 2022550797	Liposomal Cannabinoids and Uses Thereof License from Yissum, The Hebrew University applied science company	- Oct. 2040 Oct. 2040 * Oct. 2040 * Oct. 2040 * Oct. 2040 * Oct. 2040 * Oct. 2040 *
5	PCT USA	Exhausted Pending	WO2021152575 20230094265	Compositions for Hemorrhoid Treatment	- Jan. 2041 *
7	PCT USA EU	Exhausted Pending Pending	WO2021240505 20230110297 4103173	Compositions for Treatment of Psoriasis of the Scalp	- May 2041 * May 2041 *
8	PCT USA EU Canada China Israel	Exhausted Pending Pending Pending Pending Pending	WO2022070191 20240009209 4221683 3197489 116528834 301835	Protein Bound Cannabinoid Formulations and Uses Thereof License from Yissum, The Hebrew University applied science company	- Sep. 2041 * Sep. 2041 * Sep. 2041 * Sep. 2041 * Sep. 2041 *
11	PCT USA EU	Exhausted Pending Pending	WO2022264127 20240299338 4355302	Compositions for Treatment of Vaginal Atrophy	- Jun. 2042 * Jun. 2042 *
12	PCT USA EU	Exhausted Pending Pending	WO2023281510 20240299423 4366728	Compositions for Treatment of Diabetic Symptoms	- Jul. 2042 * Jul. 2042 *
13	PCT USA EU	Exhausted Pending Pending	WO2023007488 20240350518 4346801	Compositions for Treatment of Hair Loss	- Jul. 2042 * Jul. 2042 *

107

We have trademark rights in our name, logo, and other brand elements, including trademark registrations for select marks in the United States and other jurisdictions around the world, including “Innocan Pharma,” “Shir,” “Relief & Go,” “Add-On,” and “Synony,”.

We pursue the registration of domain names for websites that we use and that we consider material to the marketing of our products, including the innocanpharma.com domain.

We generally seek to enter into confidentiality agreements and proprietary rights agreements with our employees and consultants and to control access to, and distribution of, our proprietary information. However, we cannot guarantee that all applicable parties have executed such agreements. Such agreements can also be breached, and we may not have adequate remedies for such breach.

Intellectual property laws, procedures, and restrictions provide only limited protection, and any of our intellectual property rights may be challenged, invalidated, circumvented, infringed, misappropriated, or otherwise violated. Furthermore, the laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States, and we therefore may be unable to protect our proprietary technology in certain jurisdictions.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or obtain and use our technology to develop products and services with the same functionality as our products. Policing unauthorized use of our technology is difficult. Our competitors could also independently develop technologies like ours, and our intellectual property rights may not be broad enough for us to prevent competitors from selling products and services incorporating those technologies. For more information regarding the risks relating to intellectual property, see “Risk Factors—Risks Related to our Intellectual Property.”

License Agreement with Yissum

On January 21, 2020, we entered into a research and license agreement with Yissum, or the Yissum License Agreement, which provides us with an exclusive, perpetual (subject to the terms and conditions of the Yissum License Agreement), worldwide, sublicensable, royalty-bearing license to make commercial use of the combination of CBD and liposomes, for human injectable products for chronic pain treatment and injectable product for animal treatment with a focus on domestic pets, in order to develop, obtain regulatory approvals, manufacture, market, distribute or sell products. According to the Yissum License Agreement, we are required to pay Yissum an upfront license fee of $50,000, an annual maintenance fee of $35,000 beginning of the first anniversary of the effective date of the Yissum License Agreement, and we shall pay Yissum royalties for LPT-CBD products at the rates of 3.0% to 5.0% of net sales, as well as certain fees in the case of sublicenses or an exit event, all subject to the terms as described in the Yissum License Agreement. We will also pay Yissum an aggregate of $300,000 upon the achievement of various development milestones, including upon the completion of stages of our preclinical and clinical development, and an additional aggregate of $300,000 upon achievement of first commercial sales in the United States and Europe. Unless earlier terminated, the term of the Yissum License Agreement will expire on a country by country basis on the later of (i) the date of expiry of the last valid licensed patent in such country; (ii) the date of expiry of any period of exclusivity granted to a product by a regulatory authority in such country or (iii) the date that is 20 years after the first commercial sale of a product in such country. In addition, the Yissum License Agreement may also be terminated for cause, such as in the event that a party enters into insolvency or bankruptcy proceedings, breach, and failure to meet development milestones, primarily relating to future potential commercial approval and sales milestone that are determined by us and Yissum from time to time. All right, title and interest in the patent vest solely in Yissum, and we shall hold and make use of the license granted. Subject to such Yissum’s ownership rights, all rights in results of our development shall be solely owned by us. During the years 2022, 2023 and 2024, we paid for related expenses of Yissum development project a total amount of approximately $466,000, $950,000 and $464,000, respectively.

Government Regulation and FDA Regulatory Pathway

The FDA oversees the rigorous process of approving new drugs and treatments in the United States, ensuring they meet stringent safety, efficacy, and quality standards before reaching the market. This regulatory pathway is vital for protecting public health and maintaining trust in the pharmaceutical and wellness industries. As we continue developing Liposome-based products for both human and veterinary use, we are committed to aligning with the FDA’s comprehensive requirements and strict process.

Our company is adopting a dual-track approach to FDA submissions, pursuing approval for human and veterinary applications. This strategy underscores our commitment to expanding the benefits of our LPT-based innovations to addressing chronic pain conditions, ensuring that both humans and animals can access safe and effective treatments.

108

Veterinary Application of Liposome-based Technology

Our LPT technology is designed as a veterinary drug aimed at treating companion animals experiencing chronic pain. A clinical pilot study utilizing cannabidiol-loaded LPT (LPT-CBD) on companion dogs with osteoarthritis demonstrated significant pain relief. In connection with these results, we are conducting feasibility studies of pharmacokinetics and safety in healthy dogs, laying the groundwork for a pre-development meeting with the FDA’s CVM to discuss our experimental strategy.

In parallel to the pre-development meeting, we will perform an efficacy pilot, full CMC development and scaleup. Upon completion of the efficacy pilot, we will compile a submission package that encompasses our clinical efficacy results alongside preliminary pharmacokinetic and safety data. Our goal is then to engage in a pre-development meeting with CVM to outline our development strategy for dogs including all development sections (CMC, safety and efficacy). Innocan has been granted an INAD number to facilitate communications with CVM.

Human Application of Liposome-based Technology

We have commenced the regulatory review process with the FDA, starting with a pre-IND meeting that was held at the end of July 2024 where we presented our pre-clinical findings, and our established clinical study design for LPT-CBD’s proposed IND filing for a Phase I clinical study.

Our comprehensive pre-IND package details extensive experiments conducted in various animal models, demonstrating long-lasting pharmacokinetics and favorable tolerability of cannabidiol-loaded LPT (LPT-CBD) when used for an extended period (1-9 months) in small as well as big animals, such as mouse, dogs and goats. Such results have not yet been verified in human clinical studies.

During the pre-IND meeting, we engaged with the FDA to review our data and sought confirmation on whether the provided efficacy, pharmacokinetic (PK), and basic safety data evaluated in animal models for LPT-CBD were sufficient to proceed with preclinical and clinical development toward an IND filing. We aligned with the FDA on the proposed toxicological studies in large animal model and other potential models to evaluate the safety of repeated subcutaneous administration of LPT-CBD over a 9-month period. Additionally, we reached consensus with the FDA on the design of our Phase 1 clinical studies, which will be conducted once the IND application is authorized by the agency. Phase 1 study is planned to be conducted in two phases. Phase 1a and Phase 1b, which shall be a Single Ascending Dose (SAD) and Multiple Ascending Dose (MAD) study, respectively. During phase 1a study we intend to implement A Model Informed Drug Development (MIDD) to predict and design the clinical protocol of the Phase 1b study which then will be submitted to FDA. In the Phase 1a SAD clinical study, 24 patients will be evaluated for safety and pharmacokinetics (PK) of LPT-CBD. The primary endpoints of the SAD study will evaluate LPT-CBD’s safety, tolerability and CBD’s PK parameters such as Cmax (maximum plasma concentration), Tmax (time to maximum plasma concentration), AUC0-t (area under the curve from Day 1 to last PK time point), and t½ (half-life). Safety and tolerability will be evaluated based on routine physical examinations, blood tests, injection site examinations and “how do you feel” questionnaire filled by the subjects to determine general mood and adverse events including local reaction, Nausea/vomiting, Diarrhea, Headache, Fatigue, Myalgia, Fever, Tachycardia/Bradycardia, Hypertension or systemic illness will be monitored. The secondary endpoint of the SAD study will evaluate the PK parameters of 7-OH-CBD and 7-COOH-CBD metabolites. Phase 1 studies are planned but not limited to being conducted in the U.S.

In parallel we will conduct a full CMC development for LPT-CBD including locking drug specifications, scale-up and production under GMP to allow the execution of both toxicology and phase 1 clinical studies, finalizing the development of analytics methods and verifying/validating them for batch release, controlled LPT-CBD stability studies and final liposomal CBD drug qualifying as required by FDA’s liposomal drug development guidance. We intend to prepare and submit a CMC package for pre-IND meeting with the FDA.

109

Regulatory Pathway

With regards to the regulatory pathway, following promising preclinical data, we are focused on securing FDA approval for both human and veterinary drug applications. To date, the FDA acknowledged that LPT-CBD can be submitted under the 505(b)(2) abbreviated pathway pending a scientific bridge to the listed drug Epidiolex, a CBD oral drug, approved by FDA for the treatment of epilepsy. The FDA acknowledged that LPT-CBD can be submitted under the 505 (b) (2) aberrative pathway once bridging experiments on LPT-CBD demonstrating bioequivalence and safety to the listed drug will be provided. Based on scientific bridge data the FDA can decide if to accept 505 (b) (2) for LPT-CBD which will allow the company to rely on the extended non-clinical studies already performed with the listed drug and leverage the data for LPT-CBD IND application to enter efficacy studies in humans (phase 3). Additionally, certain metabolite toxicity studies will need to be completed for phase 3 to align with the metabolites profile of LPT-CBD in humans as will be decided upon the scientific bridge data. The FDA has also agreed on our non-clinical development plan and our Phase I clinical study design which are essential for filing an IND application for LPT-CBD. Once the planed non-clinical study will be completed and approved by FDA an IND for safety studies in human can be applied (Phase 1 studies).

A detailed graphic below outlines the process and current status of our regulatory pathway up until the sub mission of an NDA:

110

In addition to our pharmaceutical endeavors, we are equally dedicated to adhering to the regulatory requirements for wellness products. While the oversight for these products differs from pharmaceuticals, our commitment to quality, safety, and compliance remains unwavering. We rigorously test and validate the efficacy of our wellness offerings, ensuring they meet the high standards consumers expect and deserve.

By navigating these regulatory paths with diligence and precision, we are poised to make significant contributions to health and wellness, demonstrating our unwavering commitment to innovation, safety, and regulatory excellence.

FDA Approval Process

In the United States, pharmaceutical product candidates are subject to extensive regulation by the FDA. The FDC Act, and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion, marketing, distribution, post-approval monitoring, reporting, sampling, and import and export of pharmaceutical drug product candidates. Failure to comply with applicable U.S. rules and regulations may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending NDAs, warning letters, product candidate recalls, product candidate seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

Pharmaceutical drug product candidate development in the United States typically involves pre-clinical laboratory and animal testing, the submission to the FDA of an IND Application, which must become effective before clinical testing may commence, and adequate, well-controlled clinical trials to establish the safety and effectiveness of the drug for each indication for which FDA approval is sought. Satisfaction of FDA pre-market approval requirements typically takes many years and the actual time required may vary substantially based upon the type, complexity and novelty of the product candidate or disease.

Non-clinical tests include laboratory evaluation of an API or drug substance and drug product’s candidate chemistry, formulation and production, as well as animal trials to assess the characteristics and potential safety and efficacy of the product candidate. The conduct of the non-clinical toxicology studies must comply with federal regulations and requirements, including GLP. The results of non-clinical testing are submitted to the FDA as part of an IND along with other information, including information about product candidate chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long term non-clinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

A 30-day waiting period after the submission of an original IND is required prior to the commencement of clinical testing in humans. If the FDA has not imposed a clinical hold on the IND or otherwise commented or questioned the IND within this 30-day period, the clinical trial proposed in the IND may begin. In practice, a submitting party should contact the division after this 30-day period to ensure that the FDA has reviewed the IND to the extent that they can assure there will be no hold placed on the IND if the FDA has not responded to the Company within this period.

111

Clinical trials involve the administration of the investigational product to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted: (i) in compliance with federal regulations, (ii) in compliance with GCP, an international standard meant to protect the rights and health of patients to ensure the quality of the trial and to define the roles of clinical trial sponsors, administrators and monitors. Clinical protocols and details of the objectives of the trial, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. Each protocol and any amendment involving testing of U.S. study subjects within the United States and subsequent protocol amendments must be submitted to the FDA as part of the IND.

The FDA may order the temporary hold of a clinical trial at any time or impose other sanctions if the FDA believes that the clinical trial either is not being conducted in accordance with FDA requirements, regulations or presents a potentially unacceptable risk to the clinical trial subjects. The trial protocol and informed consent information for subjects in clinical trials must also be submitted to an IRB for approval. An IRB may impose other conditions for the protocol and may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements.

505(b)(2) Regulatory Approval Process

Section 505(b)(2) of the FDC Act, or 505(b)(2), provides a regulatory pathway to FDA approval for new or improved formulations or new uses of previously approved drug products. Specifically, 505(b)(2) permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference, or use from the person by or for whom the investigations were conducted. The applicant may rely upon the FDA’s prior findings of safety and efficacy for an approved product that acts as the reference listed drug for purposes of a 505(b)(2) NDA. The FDA may also require 505(b)(2) applicants to perform additional studies or measurements to support any changes from the reference listed drug. The FDA may then approve the new product candidate for all or some of the labeled indications for which the referenced product has been approved, as well as for any new indication sought by the 505(b)(2) applicant.

Orange Book Listing

Section 505 of the FDC Act describes three types of marketing applications that may be submitted to the FDA to request marketing authorization for a new drug. A Section 505(b)(1) NDA is an application that contains full reports of investigations of safety and efficacy. A Section 505(b)(2) NDA is an application that contains full reports of investigations of safety and efficacy, but where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. This regulatory pathway enables the applicant to rely, in part, on the FDA’s prior findings of safety and efficacy for an existing product, or published literature, in support of its application.

In seeking approval for a drug through an NDA, including a 505(b)(2) NDA, applicants are required to list with the FDA patents whose claims cover the applicant’s product. Upon approval of an NDA, each of the patents listed in the application for the drug is then published in Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the Orange Book. These products may be cited by potential competitors in support of approval of a 505(b)(2) NDA.

Any applicant who submits a 505(b)(2) NDA referencing a drug listed in the Orange Book must certify to the FDA that (1) no patent information on the drug product that is the subject of the application has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the application is submitted. This last certification is known as a Paragraph IV certification. Generally, 505(b)(2) NDA cannot be approved until all listed patents have expired, except where 505(b)(2) NDA applicant challenges a listed patent through a Paragraph IV certification. If the applicant does not challenge the listed patents or does not indicate that it is not seeking approval of a patented method of use, the 505(b)(2) NDA application will not be approved until all of the listed patents claiming the referenced product have expired.

112

Although some of our product candidates are based on repurposed drugs, there are at present no patents or other exclusivities listed in the Orange Book pertaining to a product containing the active ingredient CBD apart from the listed drug Epidiolex. According to the FDA orange book the listed drug Epidiolex has exclusivity expiration by 07/2031 and patent expiration by 2039-2041 for the treatment of seizures associated with Darvet syndrome, Lennox Gastaut syndrome and tuberous sclerosis complex. LPT-CBD is planned to be submitted primarily for IND under the use of chronic pain management thus we do not seek approval of Epidiolex’s patented method of use.

Exclusivity

Three-year exclusivity is available to the holder of an NDA, including a 505(b)(2) NDA, for a particular condition of approval, or change to a marketed product, such as a new formulation for a previously approved product, if one or more new clinical trials, other than bioavailability or bioequivalence trials, was essential to the approval of the application and was conducted or sponsored by the applicant. This three-year exclusivity period protects against FDA approval of 505(b)(2) NDAs for the condition of the new drug’s approval. As a general matter, three-year exclusivity does not prohibit the FDA from approving 505(b)(2) NDAs for generic versions of the original, unmodified drug product. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA; however, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and efficacy.

NDA Submission and Review by the FDA

Assuming successful completion of the required clinical and non-clinical testing, among other items, the results of product development, including chemistry, manufacture and controls, non-clinical studies and clinical trials are submitted to the FDA, along with proposed labeling, as part of an NDA. The submission of an NDA requires payment of a substantial user fee to the FDA. These user fees must be paid at the time of the first submission of the application, even if the application is being submitted on a rolling basis. Fee waivers or reductions are available in some circumstances. One basis for a waiver of the application user fee is if the applicant employs fewer than 500 employees, including employees of affiliates, the applicant does not have an approved marketing application for a product that has been introduced or delivered for introduction into interstate commerce, and the applicant, including its affiliates, is submitting its first marketing application.

The cost of preparing and submitting an NDA is substantial, mainly due to the non-clinical and clinical trial costs. Under federal law, the submission of most NDAs is additionally subject to a substantial application user fee; the fee in the fiscal year 2023 was $3,242,026.

The FDA has 60 or 74 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of NDAs. Most such applications for standard review drug product candidates are reviewed within 10 to 12 months, while most applications for priority review drugs are reviewed within six months. Priority review can be applied to drugs that the FDA determines offer major advances in treatment or provide a treatment where no adequate therapy exists. The review process for both standard and priority review may be extended by FDA for three additional months to consider certain late-submitted information, or information intended to clarify information already provided in the submission.

The FDA may also refer applications for novel drug product candidates, or drug product candidates that present difficult questions of safety or efficacy, to an advisory committee, which is typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving an NDA, the FDA will typically inspect one or more clinical sites to assure compliance with GCP. Additionally, the FDA may inspect the facility or the facilities at which the drug substance and drug product are manufactured. The FDA will not approve the drug product candidate unless compliance with or current cGMP, or cGMP, is satisfactory and the NDA contains data that provide substantial evidence that the drug is safe and effective in the indication studied.

113

After the FDA evaluates the NDA and the manufacturing facilities, it issues either an approval letter or a complete response letter. A complete response letter generally outlines the deficiencies in the submission and may require substantial additional testing, or information, in order for the FDA to reconsider the application. If, or when, those deficiencies have been addressed to the FDA’s satisfaction in a resubmission of the NDA, the FDA will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of requested information.

An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. As a condition of NDA approval, the FDA may require a REMS plan to help ensure that the benefits of the drug outweigh the potential risks. REMS can include medication guides, communication plans for health care professionals, and ETASU. An ETASU can include, but are not limited to, special training or certification for prescribing or dispensing, dispensing only under certain circumstances, special monitoring, and the use of patient registries. The requirement for a REMS can materially affect the potential market and profitability of the drug. Moreover, product candidate approval may require substantial post-approval testing and surveillance to monitor the drug’s safety or efficacy. Once granted, product candidate approvals may be withdrawn if compliance with regulatory standards is not maintained related to the manufacture, safety or effectiveness or problems are identified following initial marketing.

Disclosure of Clinical Trial Information

Sponsors of clinical trials of certain FDA-regulated product candidates, including prescription drugs, are required to register and disclose certain clinical trial information on a public website (clinicaltrials.gov) which is maintained by the U.S. National Institutes of Health. Information related to the product candidate, patient population, phase of investigation, study sites and investigator, and other aspects of the clinical trial is made public as part of the registration. Sponsors are also obligated to disclose the results of these trials after completion. Disclosure of the results of these trials can be delayed until the product candidate drug product or new indication being studied has been approved. Competitors may use this publicly available information to gain knowledge regarding the design and progress of our development programs.

Fast Track Designation and Accelerated Approval

The FDA has programs to facilitate the development, and thus expedite the review, of drugs that are intended for the treatment of a serious or life-threatening disease or condition for which there is no effective treatment and which demonstrate the potential to address unmet medical needs for the condition. These therapies for serious conditions are approved and available to patients as soon as it can be concluded that the therapies’ benefits outweigh their risk. Under the Fast Track Program, the sponsor of a new drug candidate may request that FDA designate the drug candidate for a specific indication as a Fast Track drug concurrent with, or after, the filing of the IND for the drug candidate. FDA must determine if the drug candidate qualifies for Fast Track designation within 60 days of receipt of the sponsor’s request.

Under the FDA’s accelerated approval regulations, FDA may approve a drug for a serious or life-threatening illness that provides meaningful therapeutic benefit to patients over existing treatments based upon a surrogate endpoint that is reasonably likely to predict clinical benefit. Accelerated approval may also be based on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, considering the severity, rarity or prevalence of the condition and the availability or lack of alternative treatments.

In clinical trials, a surrogate endpoint is a measurement of laboratory or clinical signs of a disease or condition that substitutes for a direct measurement of how a patient feels, functions or survives. Surrogate endpoints can often be measured more easily or more rapidly than clinical endpoints. A drug product that is approved on this basis is subject to rigorous post-marketing compliance requirements, including the completion of confirmatory or post-approval clinical trial(s) or registries to confirm the effect on the clinical endpoint. Failure to conduct required post-approval studies, or confirm a clinical benefit during post-marketing studies, will allow FDA to withdraw the drug from the market on an expedited basis. All promotional materials for drug candidates approved under accelerated approval regulations are subject to prior review by FDA.

114

In addition to other benefits such as the ability to use surrogate endpoints and engage in more frequent interactions with FDA, FDA may initiate review of sections of a Fast Track drug’s NDA before the application is complete. This rolling review is available if the applicant provides, and FDA approves, a schedule for the submission of the remaining information and the applicant pays applicable user fees. However, FDA’s time period goal for reviewing an application does not begin until the last section of the NDA is submitted. Additionally, the Fast Track designation may be withdrawn by FDA if FDA believes that the designation is no longer supported by data emerging in the clinical trial process.

Patent Term Extension

After NDA approval, owners of relevant drug patents may apply for up to a five-year patent extension. The allowable patent term extension is calculated as half of the drug’s testing phase, the time between IND submission and NDA submission, and all of the review phase-the time between NDA submission and approval up to a maximum of five years. The time can be shortened if FDA determines that the applicant did not pursue approval with due diligence. The total patent term after the extension may not exceed 14 years.

For patents that might expire during the application phase, the patent owner may request an interim patent extension. An interim patent extension increases the patent term by one year and may be renewed up to four times. For each interim patent extension granted, the post-approval patent extension is reduced by one year. The director of the USPTO must determine that approval of the drug covered by the patent for which a patent extension is being sought is likely. Interim patent extensions are not available for a drug for which an NDA has not been submitted.

Advertising and Promotion

Once an NDA is approved, a drug product will be subject to certain post-approval requirements. Products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including manufacturing, periodic reporting, product sampling and distribution, advertising, promotion, drug shortage reporting, compliance with any post-approval requirements imposed as a conditional of approval such as Phase 4 clinical trials, REMS and surveillance, recordkeeping and reporting requirements, including adverse experiences. For instance, FDA closely regulates the post-approval marketing and promotion of drugs, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet.

Drugs may be marketed only for the approved indications and in accordance with the provisions of the approved labeling. Changes to some of the conditions established in an approved application, including changes in indications, labeling, or manufacturing processes or facilities, require submission and FDA approval of a new NDA or NDA supplement before the change can be implemented. An NDA supplement for a new indication typically requires clinical data similar to that in the original application. The FDA uses the same procedures and actions in reviewing NDA supplements as it does in reviewing NDAs.

Adverse Event Reporting and GMP Compliance

Adverse event reporting and submission of periodic reports are required following FDA approval of an NDA. The FDA also may require post-marketing testing, known as Phase 4 testing, REMS and surveillance to monitor the effects of an approved product candidate, or the FDA may place conditions on an approval that could restrict the distribution or use of the drug product. In addition, quality-control, drug manufacture, packaging, and labeling procedures must continue to conform with cGMPs after approval. Drug manufacturers and certain of their subcontractors are required to register their establishments with the FDA and certain state agencies. Registration with the FDA subjects entities to periodic unannounced inspections by the FDA, during which the FDA inspects manufacturing facilities to assess compliance with cGMPs. Accordingly, manufacturers must continue to expend time, money and effort in the areas of production and quality control to maintain compliance with cGMPs. Regulatory authorities may withdraw product candidate approvals or request product candidate recalls if a company fails to comply with regulatory standards, if it encounters problems following initial marketing or if previously unrecognized problems are subsequently discovered.

115

Pediatric Exclusivity and Pediatric Use

The Best Pharmaceuticals for Children Act, or BPCA, provides NDA holders a six-month extension of any exclusivity-patent or non-patent-for a drug if certain conditions are met. Conditions for exclusivity include a determination by the FDA that information relating to the use of a new drug in the pediatric population may produce health benefits in that population; a written request by the FDA for pediatric studies; and agreement by the applicant to perform the requested studies and the submission to the FDA; and the acceptance by the FDA, of the reports of the requested studies within the statutory timeframe. Applications under the BPCA are treated as priority applications.

In addition, under the Pediatric Research Equity Act, or PREA, NDAs or supplements to NDAs must contain data to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations and to support dosing and administration for each pediatric subpopulation for which the drug is safe and effective, unless the sponsor has received a deferral or waiver from the FDA. Unless otherwise required by regulation, PREA does not apply to any drug for an indication for which orphan designation has been granted with the exception of certain oncological indications. The required pediatric assessment must assess the safety and effectiveness of the product candidate for the claimed indications in all relevant pediatric subpopulations and support dosing and administration for each pediatric subpopulation for which the product candidate is safe and effective. The sponsor or FDA may request a deferral of pediatric studies for some or all of the pediatric subpopulations. A deferral may be granted for several reasons, including a finding that the drug is ready for approval for use in adults before pediatric studies are complete or that additional safety or effectiveness data need to be collected before the pediatric studies begin. Under PREA, the FDA must send a non-compliance letter requesting a response with 45 days to any sponsor that fails to submit the required assessment, keep a deferral current or fails to submit a request for approval of a pediatric formulation.

Orphan Drugs

Under the Orphan Drug Act, the FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition-generally a disease or condition with a prevalence of fewer than 200,000 individuals in the United States. Orphan drug designation must be requested and granted before submitting an NDA. After the FDA grants orphan drug designation, the generic identity of the drug and its potential orphan use are disclosed publicly by the FDA. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process. The first NDA applicant to receive FDA approval for a particular active ingredient to treat a particular disease with an FDA orphan drug designation is entitled to a seven-year exclusive marketing period in the United States for that drug product candidate for that indication. During the seven-year exclusivity period, the FDA may not approve any other applications to market the same drug for the same disease, except in limited circumstances, such as a showing of clinical superiority to the product candidate with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. Among the other benefits of orphan drug designation are tax credits for certain research and a waiver of the NDA application user fee. In addition to the potential seven years of market exclusivity after approval, orphan drug designation status qualifies sponsors for tax credits for qualified clinical trials and exemption from user fees.

Special Protocol Assessment

A company may reach an agreement with the FDA under the Special Protocol Assessment, or SPA, process as to the required design and size of clinical trials intended to form the primary basis of an efficacy claim. According to its performance goals, the FDA is supposed to evaluate the protocol within 45 days of the request to assess whether the proposed trial is adequate, and that evaluation may result in discussions and a request for additional information. An SPA request must be made, and all open issues must be resolved before the clinical trial begins. If a written agreement is reached, it will be documented and made part of the administrative record. Under the FDC Act and FDA guidance implementing the statutory requirement, an SPA is generally binding upon the FDA except in limited circumstances, such as if the FDA identifies a substantial scientific issue essential to determining safety or efficacy after the study begins, public health concerns emerge that were unrecognized at the time of the protocol assessment, the sponsor and FDA agree to the change in writing, or if the study sponsor fails to follow the protocol that was agreed upon with the FDA.

116

Europe/Rest of World Government Regulation

In addition to regulations in the United States, we will be subject to a variety of foreign regulations governing clinical trials and commercial sales and distribution of our products to the extent we choose to develop or sell any products outside of the United States. The approval process varies from country to country and the time may be longer or shorter than that required to obtain FDA approval. The requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary greatly from country to country.

Whether or not we obtain FDA approval for a product candidate, we must obtain the requisite approvals from regulatory authorities in non-U.S. countries prior to the commencement of clinical trials or marketing of the product candidate in those countries. Certain countries outside of the United States have a process that requires the submission of a Clinical Trial Application, or CTA, much like an IND prior to the commencement of human clinical trials. In Europe, for example, a CTA must be submitted to the competent national health authority and to independent ethics committees in each country in which a company intends to conduct clinical trials. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed in that country.

The requirements and process governing the conduct of clinical trials, product candidate licensing, pricing and reimbursement vary from country to country, even though there is already some degree of legal harmonization in the European Union member states resulting from the national implementation of underlying European Union legislation. In all cases, the clinical trials are conducted in accordance with GCP and other applicable regulatory requirements.

To obtain regulatory approval of an investigational drug under the European Union. regulatory systems, we must submit a MAA. This application is similar to the NDA in the United States, with the exception of, among other things, country-specific document requirements. Drugs can be authorized in the European Union by using (i) the centralized authorization procedure, (ii) the Mutual Recognition Procedure, or MRP, (iii) the decentralized procedure or (iv) national authorization procedures. The initial Sativex approvals were a consequence of an application under the De-Centralized Procedure, or DCP, to the European Union member state of Spain.

The European Commission implemented the centralized procedure for the approval of human drugs to facilitate marketing authorizations that are valid throughout the European Economic Area, or EEA. This procedure results in a single marketing authorization granted by the European Commission that is valid across the European Union, as well as in Iceland, Liechtenstein and Norway (forming together the EEA). The centralized procedure is compulsory for human drugs that are: (i) derived from biotechnology processes, such as genetic engineering, (ii) contain a new active substance indicated for the treatment of certain diseases, such as HIV/AIDS, cancer, diabetes, neurodegenerative diseases, autoimmune and other immune dysfunctions and viral diseases, (iii) officially designated “orphan drugs” (drugs used for rare human diseases) and (iv) advanced-therapy medicines, such as gene- therapy, somatic cell-therapy or tissue-engineered medicines. The centralized procedure may at the request of the applicant also be used for human drugs which do not fall within the above mentioned categories if the human drug (a) contains a new active substance which, on the date of entry into force of this Regulation, was not authorized in the Community; or (b) the applicant shows that the medicinal product candidate constitutes a significant therapeutic, scientific or technical innovation or that the granting of authorization in the centralized procedure is in the interests of patients or animal health at the European Community level.

Under the centralized procedure in the European Union, the maximum timeframe for the evaluation of a MAA by the EMA is 210 days (excluding clock stops, when additional written or oral information is to be provided by the applicant in response to questions asked by the Committee for Medicinal Products for Human Use, or CHMP, with adoption of the actual marketing authorization by the European Commission thereafter. Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal product candidate is expected to be of a major public health interest from the point of view of therapeutic innovation, defined by three cumulative criteria: (1) the seriousness of the disease to be treated; (2) the absence of an appropriate alternative therapeutic approach, and (3) anticipation of exceptional high therapeutic benefit. In this circumstance, EMA ensures that the evaluation for the opinion of the CHMP is completed within 150 days and the opinion issued thereafter.

117

Should any Member State refuse to recognize the marketing authorization by the reference member state in a decentralized procedure, on the grounds of potential serious risk to public health, the issue will be referred to the Committee for the Mutual Recognition and Decentralized Procedures human. Within a timeframe of 60 days, member states shall, within the coordination group, make all efforts to reach a consensus. If this fails, the procedure is submitted to the CHMP for arbitration. The opinion of the CHMP is then forwarded to the Commission, for the start of the decision-making process. As in the centralized procedure, this process entails consulting various European Commission Directorates General and the Standing Committee on Human Medicinal Product candidates or Veterinary Medicinal Product candidates, as appropriate. Since the initial approvals of Sativex in the United Kingdom and Spain, there have been three “waves” of additional approvals under three separate MRPs. Each of these procedures have been completed without any referral, and therefore without any delay.

For other countries outside of the European Union, the requirements governing the conduct of clinical trials, product candidate licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials are conducted in accordance with GCP and the other applicable regulatory requirements.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension of clinical trials, suspension or withdrawal of regulatory approvals, product candidate recalls, seizure of product candidates, operating restrictions and criminal prosecution.

In addition, most countries are parties to the Single Convention on Narcotic Drugs 1961, which governs international trade and domestic control of narcotic substances, including cannabis extracts. Countries may interpret and implement their treaty obligations in a way that creates a legal obstacle to our obtaining marketing approval for Sativex and our other product candidates in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit Sativex or our other product candidates to be marketed, or achieving such amendments to the laws and regulations may take a prolonged period of time. In that case, we would be unable to market our product candidates in those countries in the near future or perhaps at all.

Expanded Access to Investigational Drugs in the U.S.

An investigational drug may be eligible for clinical use outside the context of a manufacturer’s clinical trial of the drug. “Expanded access” refers to the use of an investigational drug where the primary purpose is to diagnose, monitor, or treat a patient’s disease or condition rather than to collect information about the safety or effectiveness of a drug. Expanded access INDs are typically sponsored by individual physicians to treat patients who fall into one of three FDA-recognized categories of expanded access: expanded access for individual patients, including for emergency use; expanded access for intermediate-size patient populations; and expanded access for large patient populations under a treatment IND or treatment protocol. For all types of expanded access, the FDA must determine prior to authorizing expanded access that: (1) the patient or patients to be treated have a serious or life threatening disease or condition and there is no comparable or satisfactory alternative therapy; (2) the potential patient benefit justifies the potential risks of use and that the potential risks are not unreasonable in the context of the disease or condition to be treated; and (3) granting the expanded access will not interfere with the initiation, conduct, or completion of clinical studies in support of the drug’s approval. In addition, the sponsor of an expanded access IND must submit IND safety reports and, in the cases of protocols continuing for one year or longer, annual reports to the FDA. Expanded access programs are not intended to yield information relevant to evaluating a drug’s effectiveness for regulatory purposes. If a patient enrolled in one of our clinical trials is not eligible or able to continue enrollment, we may be required to continue to provide our product candidate to such patient through expanded access.

Pricing and Reimbursement in the U.S.

Sales of pharmaceutical product candidates in the United States will depend, in part, on the extent to which the costs of the product candidates will be covered by third-party payors, such as government health programs, commercial insurance and managed health care organizations. These third-party payors are increasingly challenging the prices charged for medical product candidates and services. Additionally, the containment of health care costs has become a priority of federal and state governments, and the prices of drugs have been a focus in this effort. The United States government, state legislatures and foreign governments have shown significant interest in implementing cost-containment programs, including price controls, restrictions on reimbursement and requirements for substitution of generic product candidates. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our net revenue and results. If these third-party payors do not consider our product candidates to be cost-effective compared to other available therapies, they may not cover our product candidates after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow us to sell our product candidates on a profitable basis.

118

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, imposed new requirements for the distribution and pricing of prescription drugs for Medicare beneficiaries and included a major expansion of the prescription drug benefit under Medicare Part D. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities which will provide coverage of outpatient prescription drugs. Part D plans include both stand-alone prescription drug benefit plans and prescription drug coverage as a supplement to Medicare Advantage plans. Unlike Medicare Part A and B, Part D coverage is not standardized. Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for product candidates for which we receive marketing approval. However, any negotiated prices for our product candidates covered by a Part D prescription drug plan will likely be lower than the prices we might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payers.

The ACA was enacted in March 2010. Since its enactment, there have been judicial and Congressional challenges to certain aspects of the law. The ACA may be modified, amended or repealed at any time and may or may not be replaced with a different law or health care payment system. The ACA is expected to continue to have a significant impact on the health care industry. With regard to pharmaceutical product candidates, among other things, the ACA may expand and increase industry rebates for drugs covered under Medicaid programs and make changes to the coverage requirements under the Medicare Part D program. Since the enactment of the ACA, numerous regulations have been issued providing further guidance on its requirements. The ACA continues to be implemented through regulation and government activity but is subject to possible amendment, additional implementing regulations and interpretive guidelines. Several states have decided not to expand their Medicaid programs and are seeking alternative reimbursement models to provide care to the uninsured. The manner in which these issues are resolved could materially affect the extent to which and the amount at which pharmaceuticals are reimbursed by government programs such as Medicare, Medicaid and Tricare. We are unable to predict the full impact of any potential modification, amendment, or repeal of the ACA.

Our ability to commercialize any products successfully also will depend in part on the extent to which coverage and adequate reimbursement for our products, once approved, and related treatments will be available from third-party payors, such as government health administration authorities, private health insurers and managed care organizations. Third-party payors determine which medications they will cover and separately establish reimbursement levels. Even if we obtain coverage for a given product by a third-party payor, the third-party payor’s reimbursement rates may not be adequate to make the product affordable to patients or profitable to us, or the third-party payors may require co-payments that patients find unacceptably high. Patients who are prescribed medications for the treatment of their conditions, and their prescribing physicians, generally rely on third-party payors to reimburse all or part of the costs associated with their prescription drugs. Patients are unlikely to use our products unless coverage is provided, and reimbursement is adequate to cover all or a significant portion of the cost of our products. Therefore, coverage and adequate reimbursement is critical to new product acceptance. Coverage decisions may depend upon clinical and economic standards that disfavor new drug products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

Government authorities and other third-party payors are developing increasingly sophisticated methods of controlling healthcare costs, such as by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices as a condition of coverage, are using restrictive formularies and preferred drug lists to leverage greater discounts in competitive classes and are challenging the prices charged for medical products. Further, no uniform policy for determining coverage and reimbursement for drug products exists among third-party payors in the United States. Therefore, coverage and reimbursement for drug products can differ significantly from payor to payor. As a result, the coverage determination process is often a time-consuming and costly process that will require us to provide scientific and clinical support for the use of our products to each payor separately, with no assurance that coverage and adequate reimbursement will be applied consistently or obtained in the first instance.

119

We cannot be sure that coverage and reimbursement will be available for any product that we commercialize and, if reimbursement is available, that the level of reimbursement will be adequate. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available, or if reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval.

As a condition of receiving Medicaid coverage for prescription drugs, the Medicaid Drug Rebate Program requires manufacturers to calculate and report to CMS their AMP, which is used to determine rebate payments shared between the states and the federal government and, for some multiple source drugs, Medicaid payment rates for the drug, and for drugs paid under Medicare Part B, to also calculate and report their average sales price, which is used to determine the Medicare Part B payment rate for the drug. In January 2016, CMS issued a final rule regarding the Medicaid Drug Rebate Program, effective April 1, 2016, that, among other things, revised the manner in which the AMP is calculated by manufacturers participating in the program and implemented certain amendments to the Medicaid rebate statute created under the ACA. Drugs that are approved under an NDA, including a 505(b)(2) NDA, are subject to an additional requirement to calculate and report the manufacturer’s best price for the drug and inflation penalties which can substantially increase rebate payments. On December 21, 2020, CMS issued a final rule that made changes to the Medicaid Drug Rebate Program regulations in several areas, including some changes to the treatment of value-based purchasing arrangements and price reporting for patient benefit programs sponsored by pharmaceutical manufacturers.

For NDA drugs, the Veterans Health Care Act of 1992 requires manufacturers to calculate and report to the Department of Veterans Affairs a different price called the Non-Federal AMP, offer the drugs for sale on the Federal Supply Schedule, and charge the government no more than a statutory price referred to as the Federal Ceiling Price, which includes an inflation penalty. A separate law requires manufacturers to pay rebates on these drugs when paid by the Department of Defense under its TRICARE Retail Pharmacy Program. Knowingly submitting false pricing information to the government creates potential federal False Claims Act liability.

Further, there has been increasing legislative and enforcement interest in the United States with respect to specialty drug pricing practices. Specifically, there have been several recent U.S. Congressional inquiries and proposed and enacted legislation at the federal and state levels designed to, among other things, bring more transparency to drug pricing, review the relationship between pricing and manufacturer patient programs, reduce the cost of drugs under Medicare, and reform government program reimbursement methodologies for drugs. We expect that the pharmaceutical industry will continue to experience pricing pressures due to the trend toward managed healthcare, particularly towards specialty pharmacy, the increasing influence of managed care organizations, and additional legislative proposals. For example, CMS issued an interim final rule on November 27, 2020 designed to test whether a Most-Favored-Nation model will help control growth in spending for Medicare Part B drugs without adversely affecting quality of care. This followed an Executive Order issued in September 2020 that directed the Secretary of DHHS to implement new payment models under the Medicare Part B and Part D programs to curb “unfair” and high drug prices in the United States. Implementation of this interim final rule was blocked by a temporary restraining order and preliminary injunctions through various court actions and CMS published a final rule on December 27, 2021 that rescinded the interim final rule. Nonetheless, we expect that there will continue to be a number of U.S. federal and state proposals to implement governmental pricing controls and limit the growth of healthcare costs, including the cost of prescription drugs. It is unknown what form any such changes or any law would take, and how or whether it may affect the biopharmaceutical industry as a whole or our business in the future. We expect that changes or additions to the ACA, the Medicare and Medicaid programs, such as changes allowing the federal government to directly negotiate drug prices, and changes stemming from other healthcare reform measures, especially with regard to healthcare access, financing or other legislation in individual states, could have a material adverse effect on the health care industry in the United States.

120

At the state level, legislatures have been increasingly passing legislation and implementing regulations designed to control pharmaceutical and biological product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, drug price increases, and, in some cases, designed to encourage importation from other countries and bulk purchasing. On the federal level, the Trump Administration issued a final rule in 2020 for the safe importation of drugs from Canada and other countries. Per this rule, the FDA authorized its first section 804 importation program, or SIP, a program allowing the State of Florida to import certain prescription products from Canada. Section 804 (21 U.S.C. § 384) of the Federal Food, Drug, and Cosmetic Act provides a pathway for U.S. states and Indian tribes to allow importation of certain prescription drugs from Canada. Programs under this pathway must significantly reduce the cost of these drugs to the American consumer without imposing additional risk to public health and safety. As the first program of its kind, we have yet to see how this Program will be implemented and what specific products will be imported. There is much opposition from the biopharmaceutical industry regarding this Program, but if Florida can execute it as planned, it may signal a trend in the U.S. The practical implications of SIPs, and their implications for the biopharmaceutical industry as a whole or our business in particular remain to be determined.

In July 2021, the Biden administration issued an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at increasing competition for prescription drugs. The DHHS has released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and potential legislative policies that Congress could pursue to advance these principles. While no legislation or administrative actions have been finalized to implement these principles, Congress is considering legislation that, if passed, could have significant impact on prices of prescription drugs covered by Medicare, including limitations on drug price increases and allowing Medicare to negotiate pricing for certain covered drug products. The impact of these legislative, executive, and administrative actions and any future healthcare measures and agency rules implemented by the Biden administration on us and the pharmaceutical industry as a whole is unclear. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize any of the product candidates for which we receive approval.

The passage of the Inflation Reduction Act, or the IRA, of 2022 further affects Medicare reimbursement. The IRA has three key elements reforming Medicare drug-pricing policy. The implementation of certain elements of the IRA are still forthcoming, as outlined below, so the specific implications for biopharmaceutical pricing and reimbursement are yet to be determined. Likewise, we are unable to predict potential modification, amendment, or repeal of the IRA, though some predict that challenges may be made as different provisions are enacted.

As the first key element, the IRA created a program for Medicare drug-price negotiation, enabling the Secretary of DHHS to negotiate the prices of certain costly, single-source drugs or biologics within the Medicare program. Certain drugs and biologics are excluded from this negotiation process, such as drugs that are less than 9 years, and biologics less than 13 years, from their FDA-approval or licensure date, and drugs with an orphan designation as their only FDA-approved indication. The first set of these negotiated prices will not take effect until 2026.

Second, the IRA requires drug manufacturers to pay rebates to the federal government for price increases above the rate of inflation for single-source drugs or biologics covered under Medicare Part B and most drugs under Medicare Part D, which already occurs under the Medicaid program. This inflation-rebate provision for Medicare Part B took effect at the start of 2023, and such provision for Medicare Part D took effect in 2022 as the starting point for measuring drug-price increases, with rebate payments required as of the beginning of 2023. DHHS will start to send rebate invoices to drug manufacturers in 2025.

Third, the IRA restructures the Medicare Part D benefit to limit patients’ out-of-pocket costs and rebalance the bearing of risk for Part D plans and manufacturers. As of 2024, Medicare Part D plan buyers will no longer have to pay out-of-pocket costs for covered drugs once they reach the catastrophic coverage level (when the policyholder’s out-of-pocket spending reaches $7,400). Other aspects of this provision will take effect in 2025.

The bipartisan Drug-Price Transparency for Consumers Act was introduced to Senate on April 20, 2023, and the House of Representatives on October 13, 2023 (S.1250 and H.R.5958, respectively). The Act is currently in committee. This Act would require that direct-to-consumer advertisements for drugs and biologics include a disclosure of pricing information. The Act would apply to drugs and biologicals reimbursable under Medicare or Medicaid and for which direct-to-consumer advertisements are required to include information relating to side effects, contraindications, and effectiveness in accordance with section 202.1(e)(1) of title 21, Code of Federal Regulations. If passed, this Act would amend the Social Security Act to allow the Secretary of DHHS to require such advertisements to disclose the wholesale acquisition cost, or WAC, for a 30-day supply or typical course of treatment and clearly and conspicuously present such price information. If enacted, the Act contemplates that implementing regulations would include the visual and audio components required to communicate the WAC appropriately for the medium of the advertisement, the reasonable amount of time to update the advertisement to reflect any changes to WAC, and the way the manufacturer may include a statement explaining that certain consumers may pay a different amount depending on their insurance coverage. The Act would also subject advertisers to a penalty of up to $100,000 per violation.

121

The full implications of changes such as those discussed above, and their practical impact on biopharmaceutical pricing and reimbursement, as well as advertising requirements and related costs, on the biopharmaceutical industry as a whole and our business in particular cannot yet be determined.

As noted above, the marketability of any products for which we receive regulatory approval for commercial sale may suffer if the government and other third-party payers fail to provide adequate coverage and reimbursement. We expect that an increasing emphasis on cost containment measures in the U.S. will continue to increase the pressure on pharmaceutical pricing. Coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained for one or more products for which we receive regulatory approval, less favorable coverage policies and reimbursement rates may be implemented in the future.

Pricing and Reimbursement in Foreign Countries

In addition, in some foreign countries, the proposed pricing for a drug must be approved before it may be lawfully marketed. The requirements governing drug pricing vary widely from country to country. For example, a member state of the European Union may approve a specific price for the medicinal product candidate. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceutical product candidates will allow favorable reimbursement and pricing arrangements for any of our product candidates. Historically, product candidates launched in the European Union do not follow price structures of the United States and generally tend to be significantly lower.

As another example, in Canada, for patented drugs, the Patented Medicines Prices Review Board (PMPRB) uses the median international publicly available ex-factory list price (using prices in 11 pre-determined countries) as the maximum price the company is allowed to charge. The PMPRB is a quasi-judicial body with a regulatory mandate to prevent pharmaceutical patentees from charging consumers excessive prices during the market exclusivity period. This agency then monitors the prices charged by patentees for patented drugs on an ongoing basis. Under the Canadian Patent Act, patentees are required to file price and sales information about their patented drug products at introduction and twice a year thereafter for each strength of each dosage form of each patented drug product sold in Canada.

Other Health Care Laws and Compliance Requirements

In the United States, our activities are potentially subject to regulation by various federal, state and local authorities in addition to the FDA, including the CMS, other divisions of the DHHS (e.g., the Office of Inspector General), the U.S. Department of Justice and individual U.S. Attorney offices within the Department of Justice, and state and local governments.

The federal AKS prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, the referral of an individual for, or purchasing, leasing, ordering, or arranging for the purchase, lease or order of, any good, facility, item or service reimbursable, in whole or in part, by Medicare, Medicaid or other federal healthcare programs. The term remuneration has been interpreted broadly to include anything of value, including unlawful financial inducements paid to prescribers and beneficiaries, as well as impermissible promotional practices. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution, but the exceptions and safe harbors are drawn narrowly. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the federal AKS. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Additionally, the ACA amended the intent requirement of the federal AKS so that a person or entity no longer needs to have actual knowledge of the federal AKS, or specific intent to violate it, to have violated the statute. The ACA also provided that a violation of the federal AKS is grounds for the government or whistleblower to assert that a claim for payment of items or services resulting from such violation constitutes a false or fraudulent claim for purposes of the civil False Claims Act.

122

In addition, in November 2020, DHHS finalized a regulation aimed at lowering prescription drug prices and out-of-pocket spending for prescription drugs by excluding rebates on prescription drugs paid by manufacturers to or purchased by Medicare Part D plan sponsors or PBMs acting under contract with Medicare Part D plan sponsors from the existing discount safe harbor under the federal AKS. The regulation reflects the first change to the AKS discount safe harbor since the Medicare Part D program was established. In addition to the rebate exclusions, two new safe harbors were added. One of these new safe harbors protects point-of-sale reductions in price from a manufacturer to a plan sponsor under Medicare Part D or a MCO for a prescription drug payable, in whole or in part, by a plan sponsor under Medicare Part D or a MCO, provided certain conditions are met. The other protects certain fixed-fee services arrangements between manufacturers and PBMs.

The federal civil and criminal false claims laws, including the federal False Claims Act, prohibit, among other things, any person or entity from knowingly presenting, or causing to be presented, a false claim for payment to, or for approval by, the federal government, including the Medicare and Medicaid programs, or knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim to avoid, decrease or conceal an obligation to pay money to the federal government.

The civil monetary penalties statute imposes penalties against any person or entity who, among other things, is determined to have presented or caused to be presented a claim to a federal health program that the person knows or should know is for an item or service that was not provided as claimed or is false or fraudulent.

HIPAA created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including public and private payors, or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of whether the payor is public or private, knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a health care offense and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. The ACA amended the federal health care fraud criminal statute implemented under HIPAA so that a person or entity no longer needs to have actual knowledge of the statute, or the specific intent to violate it, to have violated the statute.

Additionally, the federal Open Payments program pursuant to the Physician Payments Sunshine Act, created under Section 6002 of the ACA and its implementing regulations, require some manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with specified exceptions) to report annually information related to specified payments or other transfers of value provided to physicians and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually specified ownership and investment interests held by physicians and their immediate family members. The SUPPORT Act, signed into law on October 24, 2018, expanded Sunshine Act reporting to include data for physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists and certified nurse midwifes. The amendment applies to reports submitted to CMS on or after January 1, 2022.

In addition, we may be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business or target consumers. HIPAA, as amended by HITECH, and their implementing regulations, impose requirements relating to the privacy, security and transmission of individually identifiable health information on HIPAA covered entities and their business associates, including mandatory contractual terms and the implementation of certain safeguards of such information. Among other things, HITECH makes HIPAA’s security standards directly applicable to business associates, independent contractors or agents of covered entities that receive or obtain protected health information in connection with providing a service on behalf of a covered entity. HITECH also created four new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in some circumstances, many of which differ from each other in significant ways, may not have the same effect and may not be preempted by HIPAA, thus complicating compliance efforts. Most recently, fourteen states including California have adopted laws that regulate the privacy and security of consumer personal information, and apply in instances where HIPAA and clinical trial laws do not. In addition, other states such as Washington, have adopted laws that regulate the privacy and security of consumer health data which, again, apply in instances where HIPAA and clinical trial laws do not.

123

Many states have also adopted laws similar to each of the above federal laws, which may be broader in scope and apply to items or services reimbursed by any payor, including commercial insurers. We may also be subject to state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, and/or state laws that require drug manufacturers to report information related to marketing expenditures or payments and other transfers of value to physicians and other healthcare providers.

Enforcement actions can be brought by federal or state governments or, in some cases, as “qui tam” actions brought by individual whistleblowers in the name of the government. Depending on the circumstances, failure to comply with these laws can result in penalties, including criminal, civil and/or administrative criminal penalties, damages, fines, disgorgement, debarment from government contracts, individual imprisonment, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws, exclusion from government programs, refusal to allow us to enter into supply contracts, including government contracts, reputational harm, diminished profits and future earnings and the curtailment or restructuring of our operations, any of which could adversely affect our business.

In order to distribute product candidates commercially, we must comply with state laws that require the registration of manufacturers and wholesale distributors of pharmaceutical product candidates in a state, including, in certain states, manufacturers and distributors who ship product candidates into the state, even if such manufacturers or distributors have no place of business within the state. Some states also impose requirements on manufacturers and distributors to establish the pedigree of product candidate in the chain of distribution, including some states that require manufacturers and others to adopt new technology capable of tracking and tracing product candidate as it moves through the distribution chain. Several states have enacted legislation requiring pharmaceutical companies to establish marketing compliance programs, file periodic reports with the state, make periodic public disclosures on sales, marketing, pricing, clinical trials and other activities or register their sales representatives. Other legislation has been enacted in certain states prohibiting pharmacies and other health care entities from providing certain physician prescribing data to pharmaceutical companies for use in sales and marketing, and prohibiting certain other sales and marketing practices. All of our activities are potentially subject to federal and state consumer protection and unfair competition laws.

Veterinary Regulation

The sale of animal health products is governed by the laws and regulations specific to each country in which we sell our products. To maintain compliance with these regulatory requirements, we have established processes, systems and dedicated resources with end-to-end involvement from product concept to launch and maintenance in the market.

124

United States

The regulatory body that is responsible for the regulation of animal health pharmaceuticals in the U.S. is the Center for Veterinary Medicine, a division of the FDA. All manufacturers of animal health pharmaceuticals must demonstrate their products to be safe, effective and produced by a consistent method of manufacture as defined under the Federal Food, Drug and Cosmetic Act. The FDA’s basis for approving a new animal drug application is documented in a Freedom of Information Summary. Post-approval monitoring of products is required by law, with reports being provided to the CVM’s Office of Surveillance and Compliance. Reports of product quality defects, adverse events or unexpected results are maintained and submitted in accordance with the law. Additionally, as part of the drug experience report, we are required to submit all new information pertaining to the safety or effectiveness of a product, regardless of the source.

Prior to commencing testing of a drug product candidate, an applicant is required to open an INAD with the FDA-CVM. Formulation work and pilot testing occurs once the INAD is opened. This is followed by a pre-development conference with the FDA-CVM to discuss and agree on a proposed development plan, including the design of pivotal safety and clinical trials that would support approval of a new animal drug application, or NADA.

European Union (EU)

The EMA is a centralized agency of the EU responsible for the scientific evaluation of many of the Veterinary Medicinal Products, or VMP, developed by pharmaceutical companies for use in the EU. The agency has a veterinary review section distinct from the medical review section for human products. The Committee for Veterinary Medicinal Products, or CVMP, is responsible for scientific review of the submissions for VMP, including immunological products. If the CVMP concludes that all requirements for quality, safety and efficacy are met and the product benefits outweigh the risks, it issues a positive opinion that is forwarded to the European Commission, which takes the final decision following the European comitology procedure. The centralized marketing authorization is valid in all of the EU and in Northern Ireland. All countries that are not part of the EU but belong to the European Economic Area (EEA), such as Norway, Iceland and Liechtenstein, have been part of the scientific assessment done by the CVMP. These countries issue a national marketing approval in accordance with the European Commission’s decision.

If approval is sought for products that either cannot or do not need to follow the centralized procedure, approval can also be achieved by national approval in an EEA country agency. This national authorization can be mutually recognized by other EEA countries/EU member states (Mutual Recognition Procedure). In addition, national and mutual recognition can be done in a combined procedure (Decentralized Procedure).

A series of regulations, directives, guidelines, EU Pharmacopeia Monographs and other legislation provide the requirements for approval in the EU. In general, these requirements are similar to those in the U.S., requiring demonstrated evidence of purity, safety, efficacy and consistency of manufacturing processes.

The European Food Safety Authority (EFSA) is the agency of the EU that provides scientific advice and communicates with respect to existing and emerging risks associated with the food chain. Based on EFSA’s mandate, it evaluates applications for feed additives, including coccidiostats, enzymes and several nutritionals for animals.

The European Chemicals Agency (ECHA) is the agency of the EU for the safe use of chemicals. Based on the ECHA’s mandate, it conducts the evaluation of biocides for the EU.

We are also governed by each of the national regulatory bodies in the EU.

Regulation of Cosmetics

Beauty products are subject to various laws and regulations that regulate cosmetic and personal care products and set forth regulations that, among other things, determine whether a product can be marketed as a “cosmetic”. In the United States, the regulation of cosmetic content and labeling is under the primary jurisdiction of the FDA. Cosmetics are not subject to pre-market approval by the FDA, but their ingredients and their label and labeling content are regulated by the FDA, and those who sell cosmetics have the burden to ensure that they are safe for use as directed and not adulterated or misbranded. The labeling of cosmetic products is subject to the requirements of the Federal Food, Drug, and Cosmetic Act (“FDCA”), the Fair Packaging and Labeling Act and other FDA regulations. In 2024, the FDA begin implementation of portions of the Modernization of Cosmetics Regulation Act of 2022 (“MoCRA”). This implementation is creating a greater burden for cosmetic manufacturer facility registration and audits, mandate product notification for cosmetics, and mandate the reporting of serious adverse events to the FDA. Rollout of MoCRA is expected to continue for the coming years. Failure to correctly interpret and comply with the new requirements could lead to government actions against us and the associated impairment to our business.

125

The FDCA defines cosmetics as articles or components of articles intended for application to the human body to cleanse, beautify, promote attractiveness, or alter the appearance. The labeling of cosmetic products is subject to the requirements of the FDCA, the Fair Packaging and Labeling Act, the Poison Prevention Packaging Act and other FDA regulations. Cosmetics are not subject to pre-market approval by the FDA; however, certain ingredients, such as color additives, must be pre-approved for the specific intended use of the product and are subject to certain restrictions on their use. If a company has not adequately substantiated the safety of its products or ingredients by, for example, performing appropriate toxicological tests or relying on already available toxicological test data, then a specific warning label is required. The FDA may, by regulation, require other warning statements on certain cosmetic products for specified hazards associated with such products. FDA regulations also prohibit or otherwise restrict the use of certain types of ingredients in cosmetic products.

In addition, the FDA requires that cosmetic labeling and claims be truthful and not misleading, and cosmetics may not be marketed or labeled for use in treating, preventing, mitigating, or curing disease or other conditions or in affecting the structure or function of the body because such claims would render the products to be a drug and subject to regulation as a drug. The FDA has issued warning letters to cosmetic companies alleging improper drug claims regarding their cosmetic products, including, for example, product claims regarding hair growth or preventing hair loss. In addition to FDA requirements, the FTC as well as state consumer protection laws and regulations can subject a cosmetics company to a range of requirements and theories of liability, including similar standards regarding false and misleading product claims, under which FTC or state enforcement or class-action lawsuits may be brought.

In the United States, the FDA has not promulgated regulations establishing GMPs for cosmetics. However, Congress enacted the Modernization of Cosmetics Regulation Act of 2022 (“MoCRA”) on December 29, 2022 that requires FDA to promulgate regulations relating to GMPs for cosmetics. The effective date for most of the MoCRA provisions is December 29, 2023. Specifically with regard to GMPs for cosmetics, FDA is required to promulgate the proposed rules by December 29, 2024, and final regulations by December 29, 2025. Subsequently, compliance with such GMP requirements will become mandatory for manufacturers of cosmetic products. Until then, FDA’s existing draft guidance on cosmetic GMPs, most recently updated in June 2013 and other guidance such as the FDA’s Good Manufacturing Practice (GMP) Guidelines/Inspection Checklist from February 2022, will continue to provide guidance and recommendations related to process documentation, recordkeeping, building and facility design, and equipment maintenance and personnel. Compliance with these recommendations can reduce the risk that products will be adulterated or misbranded in violation of the FDCA and its regulations.

In addition to GMP requirements, MoCRA will bring on additional changes and updates to FDA’s cosmetics regulations. For example, cosmetic manufacturing and processing facilities will be required to be registered with FDA, and any products that are marketed after MoCRA’s effective date will need to be listed with FDA. Adulterated or misbranded cosmetic products will be subject to recalls that are mandated by FDA, similar to medical devices. In addition, a responsible person will be required to report any serious adverse events that result from the use of a cosmetic product manufactured, packaged, or distributed by the person, and the records relating to each adverse event report will be required to be kept for six years. Additionally, cosmetic labels will need to identify the responsible person for the purpose of serious adverse event reporting, and cosmetic labels will also need to identify fragrance allergens. The provisions relating to labels become effective on December 29, 2024.

The FDA also recommends that manufacturers maintain product complaint and recall files and voluntarily report adverse events to the agency. The FDA monitors compliance of cosmetic products through market surveillance and inspection of cosmetic manufacturers and distributors to ensure that the products are not manufactured under unsanitary conditions, or labeled in a false or misleading manner. Inspections also may arise from consumer or competitor complaints filed with the FDA. In the event the FDA identifies unsanitary conditions, false or misleading labeling, or any other violation of FDA regulation, FDA may request or a manufacturer may independently decide to conduct a recall or market withdrawal of product or to make changes to its manufacturing processes or product formulations or labels.

126

Regulation of Cannabidiol Products (CBD)

The United States Agricultural Improvement Act of 2018 (the “2018 Farm Act”) removed hemp, defined as cannabis with less than 0.3% of THC, from Schedule 1 status under the Controlled Substances Act (“CSA”), and Federally legalized the cultivation and sale of hemp, subject to compliance with certain federal requirements and state laws. THC is the psychoactive component of plants in the cannabis family generally identified as marihuana or marijuana. Our CBD beauty products are contain less than 0.3% THC in compliance with the 2018 Farm Act guidelines and have no psychoactive effects on our patients and customers. However, there can be no assurance that the 2018 Farm Act will not be repealed or amended such that our products containing hemp-derived CBD would once again be deemed illegal under Federal law in the United States. It is also unclear with the new Trump Administration, including a new FDA Commissioner and new Secretary of Health and Human Services, how any federal regulation may change, if at all.

The 2018 Farm Act also shifted regulatory authority from the Drug Enforcement Administration (the “DEA”) to the Department of Agriculture. The 2018 Farm Act did not change the United States Food and Drug Administration’s (“FDA”) oversight authority over CBD products. The 2018 Farm Act delegated authority to regulate and limit the production of hemp and hemp derived products to the state governments. Although many states have adopted laws and regulations that allow for the production and sale of hemp and hemp-derived products under certain circumstances, no assurance can be given that such laws of the several states will not be repealed or amended such that our intended products containing hemp-derived CBD would once again be deemed illegal, which in turn would render such intended products illegal in those states under federal law even if the federal law is unchanged. In the event of either repeal of Federal or State laws and regulations, or amendments thereto that are adverse to our CBD beauty products, we may be restricted or limited with respect to those products that we may sell or distribute, which could adversely impact our intended business plan with respect to such intended products. Notwithstanding the removal of the DEA from enforcement of hemp regulations, the FDA retains authority to regulate ingestible and topical hemp products, including hemp extracts that contain CBD.

Additionally, the FDA has indicated its view that certain types of products containing CBD may not be permissible under the United States Federal Food, Drug and Cosmetic Act (“FDCA”). The FDA’s position is related to its approval of Epidiolex, a marijuana-derived prescription medicine to be available in the United States. The active ingredient in Epidiolex is CBD. FDA has made clear its FDA’s position that, among other things, the FDA requires a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit, or with any other disease claim, to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived. Although we believe our existing and planned CBD product offerings comply with applicable federal and state laws and regulations, legal proceedings alleging violations of such laws could have a material adverse effect on our business, financial condition and results of operations.

Specific to cosmetic products, the FDA has issued no specific regulation concerning CBD-containing cosmetics. A cosmetic is defined in the FDCA as: “(1) articles intended to be rubbed, poured, sprinkled, or sprayed on, introduced into, or otherwise applied to the human body or any part thereof for cleansing, beautifying, promoting attractiveness, or altering the appearance, and (2) articles intended for use as a component of any such articles; except that such term shall not include soap.” Under the FDCA, cosmetic products and ingredients are not subject to premarket approval by the FDA, except for most color additives. Certain cosmetic ingredients are prohibited or restricted by regulation, but currently that is not the case for any cannabis or cannabis-derived ingredients. Ingredients not specifically addressed by regulation must nonetheless comply with all applicable requirements, and no ingredient – including a cannabis or cannabis-derived ingredient – can be used in a cosmetic if it causes the product to be violative in any way. A cosmetic generally is adulterated if it bears or contains any poisonous or deleterious substance which may render it injurious to users under the conditions of use prescribed in the labeling, or under such conditions of use as are customary or usual. The FDA can take action, such as issuing a Warning Letter, if it has information that an ingredient or cosmetic product is unsafe to consumers.

If a product is intended to affect the structure or function of the body, or to diagnose, cure, mitigate, treat or prevent disease, it is a drug, or possibly both a cosmetic and a drug, even if it affects the appearance. In such a case, the FDA can require a company to cease marketing the product until it obtains marketing authorization, which can result in significant expense and time.

Other Regulations

The Federal Trade Commission has jurisdiction over the advertising of foods, cosmetics, homeopathic and CBD products, and dietary supplements. The FTC has the power to institute monetary sanctions and the imposition of consent decrees and penalties that can severely limit a company’s business practices. In recent years, the FTC has instituted numerous enforcement actions against companies for failure to have adequate substantiation for claims made in advertising or for the use of false or misleading advertising claims.

The DEA also regulates and enforces the controlled substance laws and regulations in the U.S. and, as such, including those that relate to the import or export of products containing cannabis.

In summary, the Company believes that, according to federal law, it may sell CBD-containing cosmetics, so long as it complies with the aforementioned FDA and DEA requirements including, but not limited to, ensuring our products are safe, all cosmetic claims are substantiated, not therapeutic (drug-like) claims are made.  In addition, the Company is aware that some states do not permit the sale of CBD-containing products. We intend to only market in those states where we are permitted.

The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (the “FCPA”) regulates part of our business activities. The FCPA has two main provisions applicable to us: (a) the antibribery provisions, which prohibit individuals and businesses from bribing foreign government officials in order to obtain or retain business; and (b) the accounting provisions, which impose certain record keeping and internal control requirements on issuers, and prohibit individuals and companies from knowingly falsifying an issuer’s books and records or circumventing or failing to implement an issuer’s system of internal controls. Violations of the FCPA can lead to civil and criminal penalties, sanctions, and remedies, including fines, disgorgement, and/or imprisonment.

The antibribery provisions of the FCPA prohibits the paying, offering, promising, or authorizing payment or offering money or of anything of value, directly or indirectly, to any foreign official, political party, or candidate for the purpose of influencing any act or decision of such foreign official, political party, or candidate in his or her official capacity or to secure any improper advantage in obtaining or retaining business. Under the statute, a company is liable when its directors, officers, employees, or agents, acting within the scope of their employment, commit FCPA violations intended, at least in part, to benefit the Company.

127

The accounting provisions of the FCPA consist of two primary components. First, under the “books and records” provision, issuers must make and keep books, records, and accounts that, in reasonable detail, accurately and fairly reflect an issuer’s transactions and dispositions of an issuer’s assets. Second, under the “internal controls” provision, issuers must devise and maintain a system of internal accounting controls sufficient to assure management’s control, authority, and responsibility over the Company’s assets. The accounting provisions do not apply only to bribery-related violations. Rather, the accounting provisions require that all public companies account for all of their assets and liabilities accurately and in reasonable detail.

The Company, its affiliates, and its and their operations around the world are subject to the FCPA because the Company is an ‘issuer’ as defined in the statute. The U.S. Department of Justice aggressively enforces the FCPA and has, at times, focused its enforcement attention to the pharmaceutical sector.

Organizational Structure

We were incorporated on May 31, 2018 under the CBCA. Our common shares were listed for trading on the CSE on September 25, 2019 under the ticker symbol “INNO” and on the FSE on April 3, 2020 under the ticker symbol “IP4”.

The following chart illustrates our corporate structure as of the date of this prospectus, together with the governing law of each principal subsidiary and the percentage of voting securities beneficially owned by us.

* In May 2021, we established a joint venture company, B.I. Sky Global Ltd. We hold 60% of B.I. Sky and Brandzon holds the remaining 40%. Roni Kamhi, our COO, is the chief executive officer and a co-founding director of B.I. Sky. Sky develops and markets high-performance non-CBD personal care and beauty products in the United States.

128

Property and Facilities

Our research and development facility are located at BIOHOUSE Labs, JBP, Hadassah Ein Karem, Jerusalem, Israel. We rent our facilities and our lease expired in September 2024, but was automatically renewed for an additional 12 months until September 2025. Our monthly rent payment as of December 2024 was NIS 35,900 (approximately $9,671).

Our management offices are located at 3 Arik Einstein St. Herzliya, Israel. We rent our facilities and our rent contracts ends in November 2025. Our monthly rent payment as of December 2024 was NIS 26,740 (approximately $7,204).

We consider that our current office space is sufficient to meet our anticipated needs for the foreseeable future and is suitable for the conduct of our business.

Employees

As of the date of this prospectus, we have four executive management positions and two other senior management positions, all of whom are engaged on a full-time basis. In addition, we have three employees in full or part-time capacities. The majority of our employees are located in Israel.

None of our employees are represented by labor unions or covered by collective bargaining agreements. We believe that we maintain good relations with all our employees. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli Ministry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment agreements include employees’ undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is subject to Israeli law.

Legal Proceedings

We are not currently subject to any material legal proceedings.

129

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our executive officers and directors, including their ages as of August 4, 2025:

Name	Age	Position
Iris Bincovich	56	Chief Executive Officer, Interim Chairwoman

Nelson Halpern	67	Chief Financial Officer

Roni Kamhi	50	Director, Chief Operating Officer and Chief Executive Officer of B.I. Sky

Dr. Eyal Kalo	48	Vice President of Research and Development

Eyal Flom (2)(3)	59	Director and General Counsel

Ralph C.L Bossino (1)(3)	37	Director

Joshua A. Lintern (1)(2)(3)	37	Director

Peter Bloch (1)(2)	65	Director, Chairman of the Audit Committee

(1)	Independent director under Listing Rules

(2)	Member of the audit committee

(3)	Member of the compensation committee

130

Iris Bincovich, Chief Executive Officer, Interim Chairwoman

Ms. Iris Bincovich has served as our Chief Executive Officer since January 2018, and as a member of our board of directors since September 2019 and as our Interim Chairwoman since Jul 2025. Prior to that, Ms. Bincovich served as the Vice President Global Marketing & Sales, of Kamedis Ltd. (Tel Aviv, Israel) from October 2015 to December 2017, the Vice President Business Development of Starlet Derma Ltd. (Caesarea, Israel) from January, 2014 to September 2015), and the Business Unit Manager of Pollogen Ltd. (Tel Aviv, Israel) from January 2012 to January 2014. Ms. Bincovich holds a B.Sc. in Chemistry from the Technion – Israel Institute of Technology, Haifa, Israel, an Associate’s degree in public relations, advertising and speaking from Haifa University, and an Associate’s degree in international marketing and business development from Los Angeles Valley College.

Nelson Halpern, Chief Financial Officer

Mr. Nelson Halpern has served as our Chief Financial Officer since February 2019. Mr. Halpern has also been a Partner of KHM Chartered Professional Accountants since 1991. Mr. Halpern received his CPA designation in 1985 and is a member of the Chartered Professional Accountants of Alberta, and he received an “FCPA” designation as a Fellow Chartered accountant in 2013 for his contribution to his community and the profession. Mr. Halpern holds a B.A. in Economics from University of Calgary.

Roni Kamhi, Director, Chief Operating Officer and Chief Executive Officer of B.I. Sky

Mr. Roni Kamhi has served as our Chief Operating Officer since August 2022. He has also served as the Chief Executive Officer of B.I. Sky since May 26, 2021. Prior to that, Mr. Kamhi served as CDO in Kamedis from 2015 to 2019. Mr. Kamhi holds a B.A. in information systems from Montgomery College in collaboration with the University of Maryland. Mr. Kamhi has over 20 years of experience in global retail, eCommerce and technology with a focus on digital, analytics and data. Roni has scaled eCommerce startups from an early stage to nine-figures in revenue.

Dr. Eyal Kalo, Vice President of Research and Development

Dr. Eyal Kalo has served as our Research and Development Director since May 2023 and prior to that as a Product Development Manager from March 2022. Prior to that, Dr. Kalo served as scientific team leader at Beckman Coulter and Chief Technology Officer of eSense-Lab Limited from August 2017 to January 2022. Dr. Kalo holds a Ph.D in molecular biology from the Weizmann Institute of Science, Rehovot, Israel, as well as a B.Sc. in Biology from Bar Ilan University, Ramat Gan, Israel.

Eyal Flom, Director

Mr. Eyal Flom is one of the founders of the company and has served as a member of our board of directors since September 2019 and as general counsel to the company since the establishment of the Israeli company in October 2017. Mr. Flom has served as a member of our Audit Committee since September 2023 and of our Compensation Committee since September 2020. Mr. Flom has served as a member of the board of directors of NurExone Biologic corporation NRX.V: TSXV since September 2020 until May 2022. Mr. Flom serves as a member of the board of directors of Revium Recovery Inc. RVRC: OTC since 2021. Mr. Flom has served as the Israeli Pharmaceutical Association legal counsel since April 1995, and has practiced as an independent lawyer in Israel since 1997. Mr. Flom holds an LLM from Tel Aviv University and an MBA from Derby University (Tel Aviv Campus).

Ralph C.L Bossino, Director

Mr. Ralph C.L Bossino has served as a member of our board of directors since September 2019. Mr. Bossino founded Tamar Technologies Ltd. where he has served as the Chief Executive Officer since 2018 and a member of the board of directors since 2018. Prior to that, Mr. Bossino served as a member of the board of directors of Brains Bioceutical, Corp. Mr. Bossino has practiced as an independent barrister at-law in Gibraltar since October 2014 and prior thereto practiced as an Associate at Hassans International Law Firm (Gibraltar). Mr. Bossino holds a a LLB Hons (King’s College London) and BVC (College of Law, London).

Joshua A. Lintern, Director

Mr. Joshua A. Lintern has served as a member of our board of directors since September 2019. Mr. Lintern has served as a member of our Audit Committee since October 2019 and of our Compensation Committee since October 2019. Mr. Lintern has served as National Industry Leader – Real Estate & Development at Marsh Canada Limited since September 2022 and prior to that as Senior Vice President, Western Region Real Estate Industry Lead, from November 2019 to September 2022. Prior to that Mr. Lintern served Director – Risk & Insurance at Dream Unlimited from October 2014 to October 2019. Mr. Lintern holds a B.Sc. in Environmental Science from University of Guelph and a Certified Risk Management Designation from the University of Toronto.

Peter Bloch, Director

Mr. Peter Bloch has served as a member of our board of directors since September 2020. Mr. Bloch has served as a member of our Audit Committee since 2021. Mr. Bloch has served as the Chief Executive Officer of Wembley Advisors Corp since January 2018, and served as the Chief Executive Officer of BresoTec from August, 2018 to September 2023 and the Chief Executive Officer and Chairman of Bionik Laboratories Corp. from 2012 to 2018. Mr. Bloch holds a Bachelor of Commerce Honours from the University of Cape Town, and participated in the Executive IT Management Program at the Massachusetts Institute of Technology and the Negotiation for Executives at Harvard Business School.

Scientific Advisory Board

The Scientific Advisory Board of Innocan Pharma is composed of renowned professionals whose groundbreaking achievements span across biochemistry, medical research, and animal health. Led by Professor Yechezkel “Chezy” Barenholz, an expert in nanomedicine and the co-inventor of the FDA-approved nano-drug Doxil®, the board also includes Dr. Joseph V. Pergolizzi, Jr., a distinguished leader in global healthcare and pain management, and Dr. Antonio Benitz, a seasoned leader in animal health research and regulatory affairs. Together, they bring valuable expertise to advance the development of the company’s product candidates for both human and veterinary applications. Our Scientific Adivosry Board members are engaged as consultants and service providers of the Company. We compensate our advisory board members with options to purchase shares, and in some instances with cash payments.

Professor Yechezkel “Chezy” Barenholz is a Professor of Biochemistry and the head of the Liposome and Membrane Research Lab at the Hebrew University-Hadassah Medical School of Jerusalem. Professor Barenholz is a co-inventor of over 55 patent families including being one of the major inventors of Doxil® (pegylated nano-liposomes remote loaded with the anticancer drug doxorubicin for cancer treatment(. Doxil® is the first nano-drug approved by FDA as well as being the first liposomal drug approved by the FDA. Doxil® was marketed in the U.S. by Johnson & Johnson and in Europe by Schering Plough (as Caelyx). Now it is marketed by Baxter. Over 1,000,000 cancer patients are treated so-far globally with Doxil or its four generic versions. Prof. Barenholz is founder of several prominent startup companies, including; Ayana Pharma Ltd that under his guidance achieved FDA approval of one of the 4 versions of FDA approved generic Doxil, now sold in the U.S. as well as the clinical stage Moebius Medical Ltd

Dr. Joseph V. Pergolizzi, Jr., M.D. has extensive academic, clinical, and business achievements related to his lifelong interest in advancing medical science and the practice of modern global healthcare. He has gained a strong reputation as an experienced, results-oriented C-level leader with a particular focus on new companies.  He has held various C-level positions in private and public companies. Dr. Pergolizzi is a Senior Partner at Naples Anesthesia and Pain Associates and serves as the Chief Operating Officer at NEMA Research Inc. He is a former subcommittee member of the FDA SUI and SGE VAH Grant Review for Analgesics and a Consultant to the National Pain Foundation Board of Directors. Dr. Pergolizzi is the former director of business development and financial affairs for the Johns Hopkins University School of Medicine Clinical Trials Unit. He formerly served as a part-time adjunct assistant professor in the Department of Medicine at the Johns Hopkins University School of Medicine. Dr. Pergolizzi has authored over 400 peer-reviewed articles and has been involved in groundbreaking research on topics such as opioid-induced constipation, cardiotoxicity due to cocaine, and the effects of illicitly manufactured fentanyl. His research has been funded by the NIDA/NIH, and he has received numerous accolades, including the Patients Choice Award, Compassionate Doctor Recognition Award, and the Leading Physicians of the World by the IACHP. Dr. Pergolizzi brings to Innoca Pharma his significant medical expertise, regulatory experience, and business skills to advance the development of LPT-CBD towards FDA approval for pain relief in humans.

Dr. Antonio (Tony) Benitz, DVM, is highly experienced in management and leadership in Animal Health R&D and Regulatory Affairs having worked in senior management roles in pharmaceutical companies such as Novartis Animal Health and Pharmacia Animal Health. Dr. Benitz also served as a senior executive at Merial and director at Merck. Dr. Benitz drives opportunities in animal health that are responsive to business/customer needs to maximize market opportunities through building effective relationships with the key regulatory agencies in the major markets. Successfully led merger and integration activities in three large corporate transactions involving R&D organizations. Possesses broad technical skills and works effectively in diverse cultural environments. Within animal health have a proven track record for bringing new companion and food animal pharmaceutical and vaccine products through registration to successful launch in the major markets. Dr Benitz brings to Innocan Pharma innovation, vision and wide technical and regulatory expertise to advance the development and FDA approval of LPT-CBD for pain relief in dogs.

Family Relationships

There are no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

There are no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected.

131

EXECUTIVE AND DIRECTOR COMPENSATION

Overview

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2024. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

	Salary, bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of 9 persons as of December 31, 2024 (1)	$566,425	$120,620	$1,172,856

(1)	All amounts reported in the table below reflect our cost, in U.S. dollars. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.6840 = $1.00 for the year ended December 31, 2024 and NIS 3.627 = $1.00 for the year ended December 31, 2023, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel. Amounts paid in Canadian dollars are translated into U.S. dollars at the rate of CAD$1.3641 = $1.00 for the year ended December 31, 2024 and CAD$1.3226 = $1.00 for the year ended December 31, 2023, based on the average representative rate of exchange between the CAD and the U.S. dollar as reported by the Bank of Canada.

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer.

Pursuant to applicable Canadian Securities Laws, we are required to disclose the annual compensation of each of the following, or a Covered Executive Officer:

a)	each individual who during any part of the most recently completed financial year, served as chief executive officer, or CEO;

b)	each individual who during any part of the most recently completed financial year, served as chief financial officer, or CFO;

c)

the most highly compensated executive officer, other than the individuals identified above, at the end of the most recently completed financial year whose total compensation was more than CAD$150,000 for that financial year; and

d)	each individual who would be a Covered Executive Officer under paragraph (c) but for the fact that the individual was not an executive officer of the Company at the end of that financial year.

We had four (4) Covered Executive Officers during the financial year ended December 31, 2024, being Iris Bincovich, our CEO, Nelson Halpern, our CFO, Ron Mayron, the executive chairman of our board of directors and Roni Kamhi, our Chief Operating Officer. In July 2025, Mr. Mayron resigned from our board of directors, which not due to any disagreement with us, our board of directors or our management team on any matter relating our operations, policies, practices or otherwise.

132

The table below sets out particulars of compensation of each Covered Executive Officer, followed by any director who is not a Covered Executive Officer, for each of the two most recently completed financial years

Executive Compensation (1)
Name and position	Year	Salary, consulting fee, retainer, or commission (USD$)		Bonus (USD$)	Committee or meeting fees (USD$)	Value of perquisites (USD$)	Value of all other compensation (USD$) (3)	Total compensation (USD$)
Iris Bincovich	2024	269,000		-	-	-	574,000	843,000
Chief Executive Officer and Interim Chairwoman of the Board of Directors	2023	268,000		-	-	-	69,000	337,000
Nelson Halpern	2024	51,000		-	-	-	64,000	115,000
Chief Financial Officer (2)	2023	48,000	(2)	-	-	-	16,000	64,000
Ron Mayron	2024	88,000		-	-	-	361,000	449,000
Former Chairman of Board of Directors	2023	92,000		-	-	-	44,000	136,000
Roni Kamhi	2024	159,000		-	-	-	174,000	333,000
Chief Operating Officer	2023	142,000		-	-	-	88,000	230,000

(1)	All amounts reported in the table below reflect our cost, in U.S. dollars. Amounts paid in NIS are translated into U.S. dollars at the rate of NIS 3.6871 = $1.00 for the year ended December 31, 2024 and NIS 3.627 = $1.00 for the year ended December 31, 2023, based on the average representative rate of exchange between the NIS and the U.S. dollar as reported by the Bank of Israel. Amounts paid in Canadian dollars are translated into U.S. dollars at the rate of CAD$1.3641 = $1.00 for the year ended December 31, 2024 and CAD$1.3226 = $1.00 for the year ended December 31, 2023, based on the average representative rate of exchange between the CAD and the U.S. dollar as reported by the Bank of Canada.

(2)	Commercial consulting agreement with us as Chief Financial Officer entered into effect in 2019.

(3)	As of March 31, 2025, options to purchase 102,692 common shares granted to our directors and executive officers were outstanding under our Stock Option Plan at a weighted average exercise price of $15.6 per share. See “Stock Option Plans and Other Incentive Plans” for additional information.

The following table sets forth information regarding options granted to our executive officers and directors, that are outstanding as of the date of this filing:

Name and position	Grant Date	Stock Options	Weighted Average Options Exercise Price (USD$)	Expiration Date
Iris Bincovich	January – September 2021	23,846	$22.75	January – September 2026
Chief Executive Officer and Interim Chairwoman of the Board of Directors	August 11, 2023	15,385	$10.40	August 11, 2028
Nelson Halpern	March – September 2021	6,154	$23.40	March – September 2026
Chief Financial Officer	August 11, 2023	3,462	$10.40	August 11, 2028
Roni Kamhi	August 8, 2022	3,077	$21.54	August 7, 2027
Chief Operating Officer	February – August 2023	16,154	$10.40	February – August 2028

Stock Option Plans and Other Incentive Plans

Summary of Compensation

Effective January 1, 2019, we established a compensation program for non- management directors. All payments of fees to directors are to be made in deferred share units, or DSUs. Directors who are employees of the Company do not receive retainers or fees with respect to board of directors’ matters.

Each non-management director is paid an annual retainer of CAD$5,000. For each meeting of the board of directors, a fee of CAD$500 is paid to each director who attended and a fee of CAD$250 will be paid for each committee meeting and board of directors’ conference call a director attends. In addition, the Board Chairman is paid an additional CAD$2,500 annual retainer and each committee Chairman is paid a CAD$2,500 annual retainer. The directors are reimbursed for their reasonable expenses in connection with all meetings.

In the event the board of directors and committee retainers are not settled with DSUs, fees are to be paid quarterly, in arrears, and are pro-rated for partial service, if appropriate. Directors are also eligible to participate in the Stock Option Plan. See “Board Practices – Equity Incentive Plan” below.

133

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth the securities of the Company that are authorized for issuance under the equity compensation plans as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plan (approved by shareholders)	362,749	21.45	210,703

Indebtedness of Directors and Officers

No current or former director, executive officer, proposed nominee for election to the board of directors, or associate of such person is, or at any time since the beginning of our most recently completed financial year has been indebted to us or any of our subsidiaries.

No indebtedness of a current or former director, executive officer, proposed nominee for election to the board of directors, or associate of such person is, or at any time since the beginning of the most recently completed financial year has bee, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by us or any of our subsidiaries.

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

Differences between the CBCA and Requirements

As a foreign private issuer, we will be permitted, and intend, to follow certain home country corporate governance practices instead of those otherwise required by the Nasdaq for domestic U.S. issuers. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on may provide less protection to you than what is accorded to investors under the Nasdaq Rules applicable to domestic U.S. issuers.

Accordingly, we have elected to follow the provisions, of the CBCA rather than the Nasdaq Stock Market Rules, with respect to the following requirements:

●	Distribution of periodic reports to shareholders; proxy solicitation. As opposed to the Nasdaq Stock Market rules, which require listed issuers to make such reports available to shareholders in one of a number of specific manners, Canadian law does not require us to distribute periodic reports directly to shareholders, and the generally accepted business practice in Canada is not to distribute such reports to shareholders but to make such reports available through a public website. In addition to making such reports available on a public website, we file our interim and annual financial statements along with the respective management’s discussion and analysis on SEDAR+ at www.sedarplus.com as well as make such financial statements available to our shareholders at our offices and will only mail such reports to shareholders upon request.

●	Quorum. Under applicable Canadian law, a company is entitled to determine in its by-laws the number of shareholders and percentage of holdings required for a quorum at a shareholders meeting. Our by-laws provide that a quorum requires persons present being not less than two (2) in number and holding or representing not less than five (5%) per cent of the shares entitled to vote at such meeting for commencement of business at a general meeting.

134

●	Nomination of our directors. With the exception of directors elected by our board of directors, our directors are elected by an annual meeting of our shareholders to hold office until the next annual meeting following one year from his or her election. The nominations for directors, which are presented to our shareholders by our board of directors, are generally made by the board of directors itself, in accordance with the provisions of our by-laws and the CBCA. Nominations need not be made by a nominating committee of our board of directors consisting solely of independent directors, as required under the rules.

●	Compensation of officers. Canadian law and our by-laws do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine the compensation of officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors.

●	Independent directors. Canadian law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under applicable Nasdaq or NYSE rules.

●	We are required, however, to ensure that all members of our Audit Committee are “independent” under the applicable Nasdaq or NYSE rules and SEC criteria for independence (as we cannot exempt ourselves from compliance with that SEC independence requirement, despite our status as a foreign private issuer), and we must also ensure that all of the members of our Audit Committee are “independent directors” as defined in Canadian Securities Administrators National Instrument 52-110 “Audit Committees”. Furthermore, Canadian law does not require, nor do our independent directors conduct, regularly scheduled meetings at which only they are present, which the applicable U.S. exchange rules otherwise require.

●	Approval of Related Party Transactions. All related party transactions are approved in accordance with the requirements and procedures for approval of interested party acts and transactions as set forth in applicable Canadian Securities Laws, which requires the approval of shareholders, as may be applicable, for specified transactions.

Board Practices

Except as stated below, we intend to comply with the rules generally applicable to U.S. domestic companies listed on the Nasdaq or NYSE. We may in the future decide to use other foreign private issuer exemptions with respect to some of the other listing requirements. Following our home country governance practices, as opposed to the requirements that would otherwise apply to a company listed on the Nasdaq, may provide less protection than is accorded to investors under the Nasdaq Stock Market rules applicable to U.S. domestic issuers.

The Canadian securities regulatory authorities have issued corporate governance guidelines pursuant to National Policy 58-201—Corporate Governance Guidelines, or the Corporate Governance Guidelines, or NP 58-201, together with certain related disclosure requirements pursuant to National Instrument 58-101—Disclosure of Corporate Governance Practices, or NI 58-101. The Corporate Governance Guidelines are recommended as “guidance” for issuers to follow. We recognize that good corporate governance plays an important role in our overall success and in enhancing shareholder value and, accordingly, we have adopted, or in connection with the closing of this offering will adopt, certain corporate governance policies and practices which reflect our consideration of the recommended Corporate Governance Guidelines.

The disclosure set out below includes disclosure required by NI 58-101 describing our approach to corporate governance in relation to the Corporate Governance Guidelines.

135

Composition of our Board

Under our articles of incorporation, our board is to consist of a minimum of one (1) and a maximum of seven (7) directors. We currently have seven directors and under the CBCA, as a reporting issuer in Canada, we must have no fewer than three directors. Under the CBCA, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office. The directors are appointed at the annual general meeting of shareholders and the term of office for each of the directors will expire at the time of our next annual shareholders meeting. Our articles of incorporation also provide that the directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders. Under the CBCA, at least 25% of the directors of the company must be resident Canadians, or at least one of the directors if the company has less than four directors.

Director Term Limits and Other Mechanisms of Board Renewal

Our board has not adopted director term limits or other automatic mechanisms of board renewal. Rather than adopting formal term limits, mandatory age-related retirement policies and other mechanisms of board renewal, the compensation committee of our board will develop a skills and competencies matrix for our board as a whole and for individual directors. The compensation committee will also conduct a process for the assessment of our Board, each committee and each director regarding his or her effectiveness and contribution, and will report evaluation results to our board on a regular basis.

Director Independence

Canadian law does not require that a majority of the directors serving on our board of directors be “independent,” as defined under applicable rules of the Nasdaq or NYSE. Under NI 58-101, a director is considered to be independent if he or she is independent within the meaning of Section 1.4 of National Instrument 52-110—Audit Committees. Section 1.4 of NI 52-110 generally provides that a director is independent if he or she has no direct or indirect “material relationship” with the issuer which could, in the view of the issuer’s board of directors, be reasonably expected to interfere with the exercise of the director’s independent judgment. Notwithstanding the foregoing, the following are deemed as being in a material relationship: (a) an individual who is, or has been within the last three years, an employee or executive officer of the issuer; (b) an individual whose immediate family member is, or has been within the last three years, an executive officer of the issuer; (c) an individual who: (i) is a partner of a firm that is the issuer’s internal or external auditor, (ii) is an employee of that firm, or (iii) was within the last three years a partner or employee of that firm and personally worked on the issuer’s audit within that time; (d) an individual whose spouse, minor child or stepchild, or child or stepchild who shares a home with the individual: (i) is a partner of a firm that is the issuer’s internal or external auditor, (ii) is an employee of that firm and participates in its audit, assurance or tax compliance (but not tax planning) practice, or (iii) was within the last three years a partner or employee of that firm and personally worked on the issuer’s audit within that time; (e) an individual who, or whose immediate family member, is or has been within the last three years, an executive officer of an entity if any of the issuer’s current executive officers serves or served at that same time on the entity’s compensation committee; and (f) an individual who received, or whose immediate family member who is employed as an executive officer of the issuer received, more than CAD$75,000 in direct compensation from the issuer during any 12 month period within the last three years.

Our board has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board has determined that Ralph Bossino, Joshua Lintern and Peter Bloch representing three of the seven members of our board, are “independent” as that term is defined under the applicable Nasdaq or NYSE rules and NI 58-101. In making this determination, our board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our shares by each non-employee director.

Certain members of our board are also members of the boards of other public companies. Our board has not adopted a director interlock policy but is keeping informed of other public directorships held by its members.

136

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

Mandate of the Board of Directors

Our Board is responsible for supervising the management of our business and affairs, including providing guidance and strategic oversight to management. Our Board will adopt a formal mandate that will include the following:

●	appointing our Chief Executive Officer;

●	developing the corporate goals and objectives that our Chief Executive Officer is responsible for meeting and reviewing the performance of our Chief Executive Officer against such corporate goals and objectives;

●	taking steps to satisfy itself as to the integrity of our Chief Executive Officer and other executive officers and that our Chief Executive Officer and other executive officers create a culture of integrity throughout the organization;

●	reviewing and approving our code of conduct and reviewing and monitoring compliance with the code of conduct and our enterprise risk management processes;

●	reviewing and approving management’s strategic and business plans and our financial objectives, plans and actions, including significant capital allocations and expenditures; and

●	reviewing and approving material transactions not in the ordinary course of business.

Meetings of Independent Directors

Our board will hold regularly-scheduled quarterly meetings as well as ad hoc meetings from time to time. The independent members of our board will also meet, from time to time as may be required, without the non-independent directors and members of management before or after each regularly scheduled board meeting.

Code of Conduct

Prior to this offering, we will have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Upon our listing on the Nasdaq Capital Market, our code of business conduct and ethics will be available under the Corporate Governance section of our website at www.innocanpharma.com. In addition, we intend to post on our website all disclosures that are required by law or the applicable U.S. exchange rules concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

Monitoring Compliance with the Code of Conduct

We will form a nominating and corporate governance committee prior to this offering. Our nominating and corporate governance committee will be responsible for reviewing and evaluating the code of conduct at least annually and will recommend any necessary or appropriate changes to our board for consideration. The nominating and corporate governance committee will assist our board with the monitoring of compliance with the code of conduct, and will be responsible for considering any waivers therefrom (other than waivers applicable to members of the nominating and corporate governance committee, which shall be considered by the audit committee, or waivers applicable to our directors or executive officers, which shall be subject to review by our Board as a whole).

137

Requirement for Directors and Officers to Disclose Interest in a Contract or Transaction

In accordance with the CBCA, each director and officer must disclose the nature and extent of any interest that he or she has in a material contract or material transaction whether made or proposed with us, if the director or officer is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction. Subject to certain limited exceptions under the CBCA, no director may vote on a resolution to approve a material contract or material transaction which is subject to such disclosure requirement.

As of the date hereof, except as otherwise disclosed in this prospectus, to the knowledge of the board or the management of the Corporation, there are no material interests, whether direct or indirect, of any informed person of the Corporation, any proposed director of the Company, or any associate or affiliate of any informed person or proposed director, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company of any of its subsidiaries.

Complaint Reporting

In order to foster a climate of openness and honesty in which any concern or complaint pertaining to a suspected violation of the law, our code of conduct or any of our policies, or any unethical or questionable act or behavior, our code of conduct will require that our employees promptly report the violation or suspected violation. In order to ensure that violations or suspected violations can be reported without fear of retaliation, harassment or an adverse employment consequence, we will adopt a whistleblowing policy which will contain procedures that are aimed to facilitate confidential, anonymous submissions of complaints by our directors, officers, employees and others.

Committees of the Board

We currently have an audit committee and a compensation committee, with each committee having a written charter.

Audit Committee

Our Audit Committee is currently comprised of Joshua Lintern, Eyal Flom and Peter Bloch, and will be chaired by Peter Bloch. Our board has determined that all of the members of the committee are financially literate, and other than Mr. Flom, all members meet the independence requirements for directors, including the heightened independence standards for members of the audit committee under Rule 10A-3 under the Exchange Act and NI 52-110. In addition, we currently rely on the phase-in periods with respect to compliance with the audit committee requirements set forth in Nasdaq Rule 5605(c)(2) and Rule 10A-3 under the Exchange Act. Our board has determined that Peter Bloch is “financially sophisticated” within the meaning of the Nasdaq Stock Market rules, “financially literate” within the meaning of NI 52-110, and a “financial expert” as defined by Rule 10A-3 under the Exchange Act. For a description of the education and experience of each member of the audit committee, see “Management.”

We have adopted an Audit Committee Charter setting forth the purpose, composition, authority and responsibility of the audit committee.

The role of the Audit Committee is to provide oversight of the Company’s financial management and of the design and implementation of an effective system of internal financial controls as well as to review and report to the Board on the integrity of the financial statements of the Company, its subsidiaries and associated companies. This includes helping directors meet their responsibilities, facilitating better communication between directors and the external auditor, enhancing the independence of the external auditor, increasing the credibility and objectivity of financial reports and strengthening the role of the directors by facilitating in-depth discussions among directors, management and the external auditor. Management is responsible for establishing and maintaining those controls, procedures and processes and the Audit Committee is appointed by the Board to review and monitor them. The Company’s external auditor is ultimately accountable to the Board and the Audit Committee as representatives of the Company’s shareholders.

138

The Audit Committee’s primary duties and responsibilities are to:

●	assist the Directors on meeting their responsibilities in respect of the review, approval, preparation and disclosure of the financial statements of the Company and related documentation;
●	provide a communication link between independent Directors and external auditors;
●	enhance the external auditor’s independence;
●	increase the credibility and objectivity of financial reports; and
●	strengthen the role of the outside Directors by facilitating in depth discussions between Directors on the Audit Committee, management and external auditors.

The Audit Committee shall meet at least annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Audit Committee will meet at least annually with the external auditors.

To fulfill its responsibilities and duties, the Audit Committee shall:

●	Review and update the Audit Committee’s charter annually;

●	Review the appointment of the Chief Financial Officer;

●	Review the Company’s financial statements, Management Discussion & Analysis and any annual and interim earnings, press releases before the Company publicly discloses this information and any reports or other financial information (including quarterly financial statements), which are submitted to any governmental body, or to the public, including any certification, report, opinion, or review rendered by the external auditors;

●	Review annually, the performance of the external auditors who shall be ultimately accountable to the Board and the Audit Committee as representatives of the shareholders of the Company;

●	Review management steps to implement and maintain appropriate internal control procedures including a review of policies;

●	Review and discuss with the external auditors any disclosed relationships or services that may impact the objectivity and independence of the external auditors;

●	Take, or recommend that the full Board take, appropriate action to oversee the independence of the external auditors;

●	Recommend to the Board the selection and, where applicable, the replacement of the external auditors nominated annually for shareholder approval;

●	Review the adequacy of security of information, information systems and recovery plans;

●	Review and pre-approve all audit and audit-related services and the fees and other compensation related thereto;

●	In consultation with the external auditors, review with management the integrity of the Company’s financial reporting process, both internal and external;

●	Consider the external auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting;

●	Consider and approve, if appropriate, changes to the Company’s auditing and accounting principles and practices as suggested by the external auditors and management;

139

●	Review significant judgments made by management in the preparation of the financial statements and the view of the external auditors as to appropriateness of such judgments;

●	Following completion of the annual audit, review separately with management and the external auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

●	Review any significant disagreement among management and the external auditors in connection with the preparation of the financial statements;

●	Review with the external auditors and management the extent to which changes and improvements in financial or accounting practices have been implemented;

●	Review any complaints or concerns about any questionable accounting, internal accounting controls or auditing matters;

●	Review certification process; and

●	Review any related-party transactions.

Compensation Committee

Compensation committees are not mandatory in Canada. However, NP 58-201 recommends that a Board appoint a compensation committee composed entirely of independent directors with responsibilities for oversight of the compensation payable to senior executives. The members of the compensation committee are not required to be independent or to have any particular expertise.

Our compensation committee is comprised of Eyal Flom, Joshua Lintern and Ralph Bossino, and will be chaired by Eyal Flom. The Compensation Committee is appointed by the board to assist in promoting a culture of integrity throughout the Company and to:

●	attract and retain skilled and experienced executives and senior managers;

●	determining executive and director compensation, including reviewing and recommending director compensation;

●	overseeing the Company’s base compensation structure and equity-based compensation program and recommending compensation of the Company’s officers and employees;

●	evaluating the performance of officers generally and in light of annual goals and objectives

●	review and approve the structure and guidelines for various incentive compensation and benefit plans and recommend for the Board’s approval of said plans;

●	motivate executives and senior managers to achieve corporate objectives and create shareholder value; and

●	encourage executives and senior managers to link their personal financial interest to those of the shareholders.

The Compensation Committee considered the following objectives when reviewing annual compensation: (i) retaining individuals critical to the growth and overall success of the Company; (ii) rewarding achievements of individuals; (iii) providing fair and competitive compensation; and (iv) compensating individuals based on their performance.

The Board relies on the knowledge and experience of the members of the Compensation Committee to set appropriate levels of compensation for senior officers. Neither the Company nor the Compensation Committee currently has, or has had at any time since incorporation, any contractual arrangement with any executive compensation consultant who has a role in determining or recommending the amount or form of senior officer compensation.

140

When determining compensation payable, the Compensation Committee may consider both external and internal data. External data includes general markets conditions and well as information regarding compensation paid to directors, CEOs and CFOs of companies of similar size and at a similar stage of development in the industry. Internal data includes annual reviews of the financial and overall performance of the directors, CEO and CFO in light of the Company’s corporate objectives, the level of responsibility and length of service of each director and officer and considers other factors that may have impacted the Company’s success in achieving its objectives.

Equity Incentive Plan

The Company has adopted the stock award plan, or the Stock Option Plan, which provides eligible directors, officers, employees, advisory board and consultants with the opportunity to acquire an ownership interest in the Company through stock options and RSUs and is the basis for the Company’s long-term incentive scheme. The key features of the Stock Option Plan are as follows:

●	the maximum number of common shares issuable under the Stock Option Plan shall not exceed 15% of the number of common shares issued and outstanding as of each award date, inclusive of all common shares reserved for issuance pursuant to previously granted options and RSUs;

●	options have a maximum term of five (5) years from the date of issuance;

●	options vest as the board of directors may determine upon the award of the options;

●	the exercise price of options granted under the Stock Option Plan will be determined by the board of directors, but will not be less that the greater of the closing market price of the common shares on the CSE on (i) the trading day prior to the date of grant of the options; and (ii) the date of grant of the options; and

●	the expiry date of an option shall be the earlier of the date fixed by the board of directors on the award date, and:

(i)	in the event of the death of the option holder while he or she is a director or employee (other than an employee performing investor relations activities), 12 months from the date of death of the option holder, or while he or she is a consultant or an employee performing investor relations activities, 30 days from the date of death of the option holder;

(ii)	in the event that the option holder holds his or her option as a director and such option holder ceases to be a director of the Company other than by reason of death, 90 days following the date the option holder ceases to be a director (provided however that if the option holder continues to be engaged by the Company as an employee or consultant, the expiry date shall remain unchanged), unless the option holder ceases to be a director as a result of ceasing to meet the qualifications set forth in section 105 of the CBCA or an ordinary resolution is passed by the shareholders of the Company pursuant to section 109 of the CBCA, in which case the expiry date will be the date that the option holder ceases to be a director of the Company;

(iii)	in the event that the option holder holds his or her options as an employee or consultant of the Company (other than an employee or consultant performing investor relations activities) and such option holder ceases to be an employee or consultant of the Company other than by reason of death, 30 days following the date the option holder ceases to be an employee or consultant, unless the option holder ceases to be such as a result of termination for cause or an order of the Alberta Securities Commission, the CSE or any regulatory body having jurisdiction to so order, in which case the expiry date shall be the date the option holder ceases to be an employee or consultant of the Company; and

(iv)	in the event that the option holder holds his or her options as an employee or consultant of the Company who provides investor relations activities on behalf of the Company, and such option holder ceases to be an employee or consultant of the Company other than by reason of death, the expiry date shall be the date the option holder ceases to be an employee or consultant of the Company.

●	RSUs may be granted at any time and from time to time as determined by our board of directors, either alone or in addition to awards of options granted under the Stock Option Plan. The board of directors shall have discretion to determine the eligible recipients to whom RSUs may be granted as well as the number of RSUs to be granted, the number of common shares subject to each RSU and the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the RSUs.

The Stock Option Plan may be terminated at any time by resolution of the board of directors, but any such termination will not affect or prejudice rights of participants holding options at that time. If the Stock Option Plan is terminated, outstanding options will continue to be governed by the provisions of the Stock Option Plan.

141

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common shares as of the date of this prospectus, by:

●	each person or entity known by us to own beneficially 5% or more of our outstanding common shares;
●	each of our directors and executive officers individually; and
●	all of our directors and executive officers as a group.

The beneficial ownership of our common shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power, or the right to receive the economic benefit of ownership. For purposes of the table below, we deem common shares issuable pursuant to options that are currently exercisable or exercisable within 60 days of the date of this prospectus to be outstanding and to be beneficially owned by the person holding the options for the purposes of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 4,498,772 common shares issued and outstanding as of the date of this prospectus. The number of common Shares deemed issued and outstanding after this offering is based on 6,037,234 common shares which includes the common shares offered hereby but assumes no exercise of the warrants or the underwriter’s over-allotment option.

As of the date of this prospectus and based on their reported registered office, three of our shareholders were U.S. persons, holding in aggregate approximately 2.61% of our outstanding common shares immediately prior to this offering. The number of record holders is not representative of the number of beneficial holders of our common shares, as 0.007% of our outstanding common shares are recorded in the name of Cede & Co. as nominee for the Depository Trust Company, in whose name all shares held in “street name” are held in the United States. We have also set forth below information known to us regarding any significant change in the percentage ownership of our common shares by any major shareholders during the past three years. Except where otherwise indicated, we believe, based on information furnished to us by such owners, that the beneficial owners of the common shares listed below have sole investment and voting power with respect to such shares.

Following the closing of this offering, all of our shareholders, including the shareholders listed below, will have the same voting rights attached to their common shares, and neither our principal shareholders nor our directors and executive officers will have different or special voting rights with respect to their common shares. See “Description of Share Capital—Voting Rights.” A description of any material relationship that our principal shareholders have had with us or any of our predecessors or affiliates within the past three years is included under “Certain Relationships and Related Party Transactions.”

Unless otherwise noted below, the address of each shareholder, director and executive officer is c/o Innocan Pharma Corporation, 3 Arik Einstein St., Herzliya, 4659071, Israel.

		Percentage of common shares beneficially owned
Name of beneficial owner	Common shares beneficially owned	Before offering	After offering
5% or Greater Shareholders	-
Tamar Innovest Limited (1)	867,882	14.68%	11.68%
Directors and Executive Officers
Iris Bincovich (2)	122,055	2.07%	1.64%
Nelson Halpern (3)	13,774	0.23%	0.19%
Roni Kamhi (4)	29,231	0.5%	0.39%
Dr. Eyal Kalo (5)	7,385	0.001%	0.1%
Eyal Flom (6)	66,628	1.13%	0.9%
Ralph C.L Bossino (7)	15,462	0.26%	0.21%
Joshua A. Lintern (8)	13,774	0.23%	0.19%
Peter Bloch (9)	13,547	0.23%	0.18%
All directors and executive officers as a group (8 persons)	408,677	6.8%	5.5%

* Indicates beneficial ownership of less than 1% of the total common shares outstanding.

(1) Consists of (i) 765,020 common shares, (ii) warrants to purchase 8,696 common shares at an exercise price of $13 per share that are exercisable until August 3, 2026, (iii) warrants to purchase 8,696 common shares at an exercise price of $18.2 per share that are exercisable until August 3, 2028 and (iv) warrants to purchase 85,470 common shares at an exercise price of $11.70 per share that are exercisable until March 7, 2029. To the best of our knowledge, Mr. Hans Ola Orsing may be deemed to have sole power to vote or dispose of these shares. The principal business address for Tamar Innovest Limited is 3 Bedlam Court, Office Suite 3, Montarik Building, GX11 1AA, Gibraltar.

(2) Consists of (i) 82,824 common shares, (ii) options to purchase 39,231 common shares at a weighted average exercise price of $16.9 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus (does not include options to purchase 6,154 common shares that will be exercisable more than 60 days from the date of this prospectus) and (iii) 84,923 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 56,615 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2026 to 2028.

(3) Consists of (i) 4,159 common shares, (ii) options to purchase 9,615 common shares at an exercise price of $17.55 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus (does not include options to purchase 1,539 common shares that will be exercisable more than 60 days from the date of this prospectus) and (iii) 3,692 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 2,462 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2026 to 2028.

(4) Consists of (i) 10,257 common shares, (ii) options to purchase 18,974 common shares at an exercise price of $12.35 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus (does not include options to purchase 254 common shares that will be exercisable more than 60 days from the date of this prospectus) and (iii) 52,615 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 35,077 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2027 to 2028.

(5) Consists of (i) options to purchase 7,385 common shares at an exercise price of $14.3 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus and (ii) 4,615 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 3,077 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2027 to 2029.

(6) Consists of (i) 42,013 common shares, (ii) options to purchase 24,615 common shares at an exercise price of $16.25 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus (does not include options to purchase 3,077 common shares that will be exercisable more than 60 days from the date of this prospectus) and (iii) 36,923 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 24,615 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2026 to 2028.

(7) Consists of (i) 5,846 common shares, (ii) options to purchase 9,615 common shares at an exercise price of $16.25 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus and (iii) 9,231 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 6,154 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2025 to 2028.

(8) Consists of (i) 4,159 common shares, (ii) options to purchase 9,615 common shares at an exercise price of $16.25 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus and (iii) 3,231 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 2,154 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2025 to 2028.

(9) Consists of (i) 3,932 common shares, (ii) options to purchase 9,615 common shares at an exercise price of $12.35 per share that are currently exercisable or will be exercisable within 60 days from the date of this prospectus (does not include options to purchase 6,154 common shares that will be exercisable more than 60 days from the date of this prospectus) and (iii) 4,615 RSUs that will vest within 60 days of effectiveness date of our uplisting to the Nasdaq (does not include 3,077 RSUs that vest more than 60 days after the effectiveness date of our uplisting to the Nasdaq). The aforementioned options expire between the years 2025 to 2028.

142

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of the material terms of those transactions with related parties to which we, or our subsidiaries, are party.

No director or executive officer of ours, any other insider of ours or any associate or affiliate of any of such individuals or companies has or has had any material interest, direct or indirect, in any transaction within the last three years or during the current financial year that has materially affected or is reasonably expected to materially affect us.

Agreement with Tamar Innovest Limited.

On August 3, 2023, we closed a non-brokered private placement of 129,381 units of the Company at a price of C$14.95 per unit for aggregate gross proceeds of C$ 1,934,000 (approximately $1,459,000).

17,391 units were sold to our largest shareholder, Tamar Innovest Limited., a company associated with our director Ralph C.L Bossino, for gross proceeds of $179,400. The unit consists of: (i) one common share of the Company; (ii) one-half of one Class A common share purchase warrant; and (iii) one-half of one Class B common share purchase warrant. Each Class A Warrant is exercisable into one Common Share at a price of C$18.85 for a period of three years from the date of issuance. Each Class B Warrant is exercisable into one Common Share at a price of C$26 for a period of five years from the date of issuance.

On March 7, 2025, we closed a non-brokered private placement offering of a debenture unit to our largest shareholder, Tamar Innovest Limited., a company associated with our director Ralph C.L Bossino, for gross proceeds of $1,000,000. The debenture unit consists of: (i) one secured convertible debenture in the principal amount of $1,000,000, and (ii) a warrant to purchase 85,470 common shares. The debenture matures two years from the date of issuance, will bear interest at the rate of 10% per annum accrued to maturity and compounding annually, and is convertible into common shares of Innocan prior to the maturity date, at a price of C$13.65 per share (based on a foreign exchange rate on the day prior to the date of conversion). We have the right to early repayment in the even that we complete a capital raise of at least $6,000,000. Each warrant is exercisable into one Common Share at a price of C$16.9 for a period of four years from the date of issuance. Prior to the acquisition of the debenture unit, Tamar Innovest Limited held an aggregate of 765,020 of our common shares representing approximately 17.14% of our issued and outstanding common shares. The debenture and the warrants issued under the debenture unit are subject to a “blocker” provision that prevents conversion or exercise (as the case may be) to the extent that such conversion or exercise (as the case may be) would result in Tamar Innovest Limited owning and controlling more than 19.99% of our outstanding common shares. Tamar Innovest Limited’s participation in this offering constituted a “related party transaction” under Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions of the Canadian Securities Administrators (“MI-61-101”). We relied on the exemptions from the valuation and minority approval requirements of MI-61-101 as the fair market value of the offering did not represent more than 25% of our market capitalization as determined in accordance with MI-61-101. The offering was approved our directors who were independent of such transaction.

Agreement with Brandzon Co. Ltd. - B.I. Sky Global Ltd.

On May 26, 2021, we signed a founders’ agreement with Brandzon to establish B.I. Sky. B.I. Sky develops and markets high-performance non-CBD personal care and beauty products in the United States, starting with online marketplaces, with plans to expand to direct-to-consumer sales and finally evolving to brick and mortar storefronts. We hold 60% of B.I. Sky and Brandzon holds the remaining 40%. Roni Kamhi, our COO, is the chief executive officer and a co-founding director of B.I. Sky. The founders’ agreement defines the general intention of the parties and requires that Innocan will enable the financial establishment and operation of the joint venture by means of a series of owner’s loans. Brandzon, in consideration, will enable the establishment and operation of the joint venture by bringing knowledge and managing personnel. Pursuant to the agreement, neither party has obligations regarding the commercialization of products. Pursuant to the founders’ agreement, certain fundamental decisions require 70% special majority approval of the board of directors of B.I. Sky, including changes in the Company’s business objectives, changes to the Company’s Articles of Association, changes in the Company’s share capital, selling of B.I. Sky’s shares by either party, an exit event of B.I. Sky, and the dissolution of B.I. Sky under applicable law. Any sale of B.I. Sky’s shares must be approved by a 70% special majority of the board of directors of B.I. Sky. The parties also are required to offer each other a right of first refusal if they wish to sell B.I. Sky shares. In addition, pursuant to the founders’ agreement, B.I. Sky’s board will be comprised of five members, three of which are appointed by Innocan and two are appointed by Brandzon. We extended an owner’s loan in the amount of approximately $3,000,000 to B.I. Sky. The loan bears an interest rate pursuant to Section 3(10) of the Israeli Tax Ordinance and matures three years from issuance. The parties agreed to extend the repayment of the loan until the earlier of February 15, 2026, or an exit event of B.I. Sky. As of the date of this prospectus, B.I. Sky has not made any payments of principal or interest and the loan repayment is subject to a decision of B.I. Sky’s board of directors.

Loan to Iris Bincovich

On July 1, 2020, the Company extended a loan to Ms. Iris Bincovich, the CEO of the Company, in the amount of $14,291. The loan was repaid in 42 monthly installments of $340.26, with the final payment due by December 31, 2023. The loan was non-interest-bearing and was of a personal nature. The loan has been paid in full pursuant to its terms.

Agreements and Arrangements With, and Compensation of, Directors and Executive Officers

We have entered into written employment agreements and consulting agreements with certain of our executive officers. All of these agreements contain customary confidentiality provisions. See “Management—Executive and Director Compensation.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We carry directors’ and officers’ liability insurance for our directors and officers.

We have entered and intend to enter into separate indemnification letter agreements with our directors and executive officers, in addition to indemnification provided for in our by-laws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines, costs and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our by-laws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers. See “Description of Share Capital - Limitations on Liability and Indemnification Matters.”

Indebtedness of Directors, Executive Officers and Employees

None of our directors, executive officers, employees, former directors, former executive officers or former employees, and none of their associates, is indebted to us or another entity whose indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar agreement or understanding provided by us.

Equity Awards

Since our inception, we have granted equity awards to certain of our directors and officers. We describe our equity plans under “Executive and Director Compensation—Stock Option Plan.”

Related Person Transaction Policy

We do not have a written policy with respect to related party transactions. Following the completion of this offering, we expect to implement formal policies and procedures for the review, approval or ratification of related-party transactions that may be required to be reported under the securities laws and stock exchange policies applicable to us. As at the date of this prospectus, all such transactions, if and when they are proposed or have occurred, are reviewed by one or more of the board of directors, audit committee or the compensation committee on a case-by-case basis, depending on whether the nature of the transaction would otherwise be under the purview of the audit committee, the compensation committee or the board of directors. We are also subject to the related party transaction requirements set out in National Instrument 61-101 of the Canadian Securities Administrators.

Requirements under the CBCA

Pursuant to the CBCA, directors and officers are required to act honestly and in good faith with a view to the best interests of our Company. Under the CBCA, subject to certain limited exceptions, a director who holds a disclosable interest in a material contract or transaction into which we have entered or propose to enter shall not vote on any directors’ resolution to approve the contract or transaction. A director or officer has a disclosable interest in a material contract or transaction if the director or officer:

●	is a party to the contract or transaction;

●	is a director or officer, or an individual acting in a similar capacity, of a party to the contract or transaction; or

●	has a material interest in a party to the contract or transaction.

143

DESCRIPTION OF SHARE CAPITAL

General

The following is a summary of the material terms of our share capital, as set forth in our articles of incorporation, as the same will be effective at the time of the consummation of this offering, and certain related sections of the CBCA. The following summary is subject to, and is qualified in its entirety by reference to, the provisions of our articles of incorporation and the applicable provisions of the CBCA.

Authorized Share Capital

Innocan is authorized to issue an unlimited number of common shares, an unlimited number of Non-Voting Shares, an unlimited number of First Preferred Shares, issuable in series, and an unlimited number of Second Preferred Shares, issuable in series.

As of August 4, 2025, we had 4,480,409 common shares issued and outstanding and no Non-Voting Shares, First Preferred Shares or Second Preferred Shares issued and outstanding.

In the last three years, we have issued an aggregate of 853,857 common shares for aggregate net proceeds of CAD$9,745,000 (approximately $7,207,000) net of share issuance costs, in several public offerings and private placements.

In addition to common shares, in the last three years, we have granted (i) stock options to employees, directors, consultants and service providers under our Stock Option Plan exercisable into an aggregate of 176,513 common shares, with exercise prices ranging from CAD$14.95 (approximately $11.05) to CAD$50.05 (approximately $37.05) per share; (ii) 112,007 RSUs, each exercisable for one (1) Common Share; and (iii) an aggregate of 647,833 warrants exercisable into common shares, with exercise prices ranging from CAD$18.2 (approximately $13.0) to CAD$71.5 (approximately $50.05) per share, which were issued in three private placements

At the time of the consummation of this offering, our share capital will consist of an unlimited number of common shares. Following the consummation of this offering, based on 4,498,772 common shares outstanding as of 1, 2025, 6,037,234 common shares (or 6,268,004 common shares if the underwriters exercise their option to purchase additional common shares from us in full) and no preferred shares will be outstanding.

Common Shares

The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

Voting. Holders of common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of the Company, except meetings of holders of another class of shares. Each Common Share shall entitle the holder thereof to one vote.

Dividends. Subject to the preferences accorded to holders of First Preferred Shares, Second Preferred Shares and any other shares of the Company ranking senior to the common shares, holders of common shares shall be entitled to receive, if, as and when declared by the Board, such dividends as may be declared thereon by the Board from time to time.

Liquidation, Dissolution or Winding Up. Holders of our common shares shall be entitled, subject to the preferences accorded to holders of the First Preferred Shares, Second Preferred Shares and any other shares of the Company ranking senior to the common shares, to share rateably, share for share, with the Non-Voting Shares (to the maximum amount specified for the Non-Voting Shares) in the remaining property of the Company.

Fully Paid and Nonassessable. All of our outstanding common shares are, and the common shares to be issued in this offering will be, fully paid and nonassessable.

144

Non-Voting Shares

The rights, privileges, restrictions and conditions attaching to the Non-Voting Shares shall be as follows:

Voting. Holders of Non-Voting Shares shall be entitled to receive notice of and to attend at all meetings of shareholders of the Company, except meetings of holders of another class of shares. Non-Voting Shares shall not entitle the holder thereof to vote except at class meetings of Non-Voting Shares at which they shall be entitled to one vote for each Non-Voting Share.

Dividends. Subject to the preferences accorded to holders of First Preferred Shares, Second Preferred Shares and any other shares of the Company ranking senior to the Non-Voting Shares, holders of Non-Voting Shares shall be entitled to receive, if, as and when declared by the Board, such dividends as may be declared thereon by the Board from time to time.

Liquidation, Dissolution or Winding Up. Holders of our Non-Voting Shares shall be entitled, subject to the preferences accorded to holders of the First Preferred Shares, Second Preferred Shares and any other shares of the Company ranking senior to the Non-Voting Shares, to share ratably, share for share, with the common shares and any other class of shares ranking equally with the Non-Voting Shares in the remaining property of the Company to the maximum of the aggregate capital contribution attributable to the Non-Voting Shares.

We do not have any non-voting shares currently outstanding.

First Preferred Shares

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares shall be as follows:

Issuance in Series. Subject to the filing of Articles of Amendment, the Board may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board as well as the designation, rights, privileges, restrictions and conditions attaching to each series of First Preferred Shares.

Liquidation. Holders of First Preferred Shares shall be entitled, in priority to holders of common shares, Second Preferred Shares and any other shares of the Company ranking junior to the First Preferred Shares from time to time, to be paid ratably with holders of each series of First Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution upon liquidation.

Dividends. Holders of each series of First Preferred Shares shall be entitled, in priority to holders of common shares, Second Preferred Shares and any other shares of the Company ranking junior to the First Preferred Shares from time to time with respect to the payment of dividends, to be paid ratably with holders of each other series of First Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

We do not have any first preferred shares currently outstanding.

Second Preferred Shares

The rights, privileges, restrictions and conditions attaching to the Second Preferred Shares shall be as follows:

Issuance in Series. Subject to the filing of Articles of Amendment, the Board may at any time and from time to time issue the Second Preferred Shares in one or more series, each series to consist of such number of shares as may, before the issuance thereof, be determined by the Board as well as the designation, rights, privileges, restrictions and conditions attaching to each series of Second Preferred Shares.

145

Liquidation. Holders of Second Preferred Shares shall be entitled, in priority to holders of First Preferred Shares but in priority to holders of common shares and any other shares of the Company ranking junior to the Second Preferred Shares from time to time, to be paid ratably with holders of each other series of Second Preferred Shares the amount, if any, specified as being payable preferentially to the holders of such series on a distribution upon liquidation.

Dividends. Holders of each series of Second Preferred Shares shall be entitled, subject to the preference accorded to the holders of First Preferred Shares but in priority to holders of common shares and any other shares of the Company ranking junior to the Second Preferred Shares from time to time with respect to the payment of dividends, to be paid ratably with holders of each other series of Second Preferred Shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holders of such series.

We do not have any second preferred shares currently outstanding.

Anti-Takeover Provisions

Some provisions of the CBCA and other Canadian laws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our common shares.

Limitations on Liability and Indemnification Matters

Our by-laws provide that subject to section 124 of the CBCA, we may indemnify our directors, officers, former directors and officers or other individuals who act or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of that association with the Company or other entity provided that: (i) he or she acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Company may also indemnify such person in such other circumstances as the CBCA permits or requires.

We also have entered and intend to enter into separate indemnification letter agreements with our directors and executive officers, in addition to the indemnification provided for in our by-laws. These agreements, among other things, to provide for indemnification of our directors and executive officers for expenses, judgments, fines, costs and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our by-laws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provision of our by-laws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The indemnification provision in our by-laws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. It may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to this indemnification provision.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

146

In any underwriting agreement we enter into in connection with the sale of common shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Listing

We have applied to have our common shares and warrants listed on Nasdaq under the symbols “INNP” and “INNPW”, respectively. Our common shares are currently listed on the CSE and FSE under the symbols “INNO” and “IP4”, respectively.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares and warrants will be Odyssey Trust Company.

Material Differences Between the CBCA and Delaware General Corporation Law

Our corporate affairs are governed by our articles of incorporation and by-laws and the provisions of the Canada Business Corporations Act (the “CBCA”). The CBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following is a summary of the material differences between the CBCA and the Delaware General Corporation Law, or DGCL, taking into account certain specific provisions in our articles of incorporation and our by-laws that will be in effect upon the closing of this offering. This summary is qualified in its entirety by reference to the DGCL, the CBCA and our governing corporate instruments.

Authorized Share Capital

As permitted by the CBCA and our articles of incorporation, our authorized share capital consists of (i) an unlimited number of common shares without par value; (ii) an unlimited number of Non-Voting Shares without par value; (iii) an unlimited number of First Preferred Shares, issuable in series; and (iv) an unlimited number of Second Preferred Shares, issuable in series.

The articles of incorporation set out the rights, privileges, restrictions, and conditions attaching to the common shares, Non-Voting Shares, First Preferred Shares and Second Preferred Shares.

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation gives the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends

Under the CBCA and our articles of incorporation, dividends may be declared at the sole discretion of the board of directors, subject to any prior rights of the registered holders of another class of shares and provided that we may not declare or pay a dividend if there are reasonable grounds for believing that: (a) we are, or would after the payment be, unable to pay our liabilities as they become due; or (b) the realizable value of our assets would thereby be less than the aggregate of our liabilities and stated capital. Dividends may be paid in money or property or by issuing fully-paid shares of the Corporation.	The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

147

Shareholder Action by Written Consent

Under the CBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.	Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation.

Election of Directors

Under the CBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Neither our articles of incorporation, by-laws nor the CBCA provide for cumulative voting. Our articles of incorporation also provide that the directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.

Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Number of Directors

Under the CBCA, the board of directors must consist of at least three members, at least two of whom shall not be officers or employees of the corporation or its affiliates, so long as the Corporation remains a “distributing corporation” for purposes of the CBCA, which includes a corporation whose securities are listed on a recognized stock exchange, in or outside Canada.

Under the DGCL, the board of directors must consist of at least one member. The number of directors shall be fixed by the bylaws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall only be made by an amendment of the certificate of incorporation.

148

Removal of Directors

Under the CBCA, provided that articles of incorporation do not provide for cumulative voting, shareholders of the corporation may, by ordinary resolution passed at a special meeting, remove any director or directors from office.	Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Director Qualifications

Under the CBCA, a director is not required to hold a share in our capital as qualification for his or her office but must be qualified as required by the CBCA to become, act or continue to act as a director. The CBCA provides that the following persons are disqualified from being a director of a corporation: (i) a person who is less than 18 years of age; (ii) a person who is incapable; (iii) a person who is not an individual; and (iv) a person who has the status of a bankrupt. Further, the CBCA provides that at least 25% of the directors of the company must be resident Canadians, or at least one of the directors if the company has less than four directors.

Delaware law does not have director residency requirements comparable to those of the CBCA. Delaware law permits a corporation to prescribe qualifications for directors under its certificate of incorporation or bylaws.

Vacancies on the Board of Directors

Under the CBCA, vacancies that exist on the board of directors may be filled by the board of directors if the remaining directors constitute a quorum, unless the vacancy results from an increase in the number or in the minimum or maximum number of directors or a failure to elect the number or minimum number of directors provided for in the articles of incorporation, in which case, or if the remaining directors do not constitute a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

149

Required Vote for Certain Transactions

Under the CBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.

A “special resolution” is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on the resolution. In specified cases, a special resolution to approve the extraordinary corporate action is also required to be approved by the holders of a class or series of shares, including in certain cases a class or series of shares not otherwise carrying voting rights.

Under the CBCA, arrangements are permitted and a company may make any proposal it considers appropriate. In general, a plan of arrangement is approved by a company’s board of directors and then is submitted to a court for approval. It is customary for a company in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Plans of arrangement involving shareholders must be approved by a special resolution of shareholders, (or such higher approval that a court may require) and may provide that holders of shares not normally entitled to vote may vote on the arrangement. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing and approve or reject the proposed arrangement.

Generally, under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon. However, under the DGCL, mergers in which less than 20% of a corporation’s stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under CBCA.

Quorum of Shareholders

Our by-laws provide that a quorum for general meetings of shareholders requires persons present being not less than two (2) in number and holding or representing not less than five (5%) per cent of the shares entitled to vote at such meeting.	Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

150

Shareholder Access to Corporate Records

Under the CBCA, shareholders, creditors, and their representatives, after giving the required notice, may examine certain of the records of a corporation during usual business hours and take extracts free of charge.	Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our articles of incorporation and by-laws provide that any shareholder meeting may be held at any location within Canada as the board of directors may determine in their discretion. Notice of the time and place of a meeting of shareholders must be sent at least 21 days and not more than 60 days before the meeting to each shareholder entitled to vote at the meeting. Under the CBCA, an annual meeting of shareholders must be held no later than fifteen months after holding the last preceding annual meeting but no later than six months after the end of the corporation’s preceding financial year.	Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

Special Meetings of Shareholders

Under the CBCA, the directors have the power at any time to call a special meeting of shareholders. Notice of a meeting of shareholders at which special business is to be transacted must state (a) the nature of that business in sufficient detail to permit the shareholder to form a reasoned judgment thereon, and (b) the text of any special resolution to be submitted to the meeting.	Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws.

Shareholder Nominations and Proposals

Under the CBCA, a shareholder entitled to vote at a shareholders’ meeting may submit a shareholder proposal relating to matters which the shareholder wishes to propose and discuss at a shareholders’ meeting and, subject to certain exceptions, such shareholder’s compliance with the prescribed time periods and other requirements of the CBCA pertaining to shareholder proposals, the corporation is required to include such proposal in the information circular pertaining to the meeting for which it solicits proxies. Notice of such a proposal must be provided to the corporation at least 90 days before the anniversary date of the last annual shareholders’ meeting.

In addition, the CBCA requires that any shareholder proposal that includes nominations for the election of directors must be signed by one or more holders of shares representing in the aggregate not less than five percent of the shares or five percent of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented.

Not applicable.

151

Advance Notice Requirements

Under the CBCA, proposals with respect to the nomination of candidates for election to the board of directors may be made by certain registered or beneficial holders of shares entitled to be voted at an annual meeting of shareholders. To be eligible to submit a proposal, a shareholder must be the registered or beneficial holder of, or have support of the registered or beneficial holders of, (i) at least 1% of the total number of outstanding voting shares of the corporation, or (ii) voting shares whose fair market value is at least $2,000 and such registered or beneficial holder(s) must have held such shares for at least six months immediately prior to the day upon which the shareholder submits the proposal. In order for a proposal to include nominations of directors, it must be signed by one or more holders of shares representing not less than 5% of the shares (or shares of a class) entitled to vote at the special meeting.

A proposal under the CBCA must include the name and address of the person submitting the proposal, the names and addresses of the person’s supporters (if applicable), the number of shares of the company owned by such persons and the date upon which such shares were acquired.

If the proposal is submitted at least 90 days before the anniversary date of the notice of meeting sent to shareholders in connection with the previous annual meeting and the proposal meets other specified requirements, then the company shall either set out the proposal in the proxy circular of the company or attach the proposal thereto. In addition, if so requested by the person submitting the proposal, the company shall include in or attach to the proxy circular a statement in support of the proposal by the person and the name and address of the person. If a company refuses to include a proposal in a management proxy circular, the company shall notify the person in writing within 21 days after its receipt of the proposal (or proof of the person’s ownership of securities) of its intention to omit the proposal and the reasons therefor. In any such event, the person submitting the proposal may make application to a court for an order permitting the company to omit the proposal from the management proxy circular and the court may make such order as it determines appropriate.

Any registered shareholder entitled to vote, or any beneficial shareholder whose shares are entitled to be voted, at a meeting of shareholders may also discuss at the meeting any matter in respect of which such shareholder would have been entitled to submit a proposal.

Delaware corporations typically have provisions in their bylaws that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the secretary of the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

152

Amendment of Governing Instrument

Amendment of Articles of Incorporation. Under the CBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. Specified amendments may also require the approval of other classes of shares. If the amendment is of a nature affecting a particular class or series in a manner requiring a separate class or series vote, that class or series is entitled to vote on the amendment whether or not it otherwise carries the right to vote.

Amendment of By-laws. Under the CBCA, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation and they must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal.

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of Bylaws. Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal bylaws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that bylaws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the bylaws.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the CBCA, our articles of incorporation provide that our board of directors may fix the number of First Preferred Shares and Second Preferred Shares and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the First Preferred Shares and Second Preferred Shares without shareholder approval. Neither the CBCA nor our articles of incorporation restrict us from adopting a shareholder rights plan. The CBCA does not restrict related party transactions. However, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to us.

In addition, Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions or MI 61-101 which is applicable to Canadian reporting issuers contains detailed requirements in connection with “related party transactions.” A “related party transaction” as defined under MI 61-101 means, generally, any transaction by which an issuer, directly or indirectly, consummates one or more specified transactions with a related party, including purchasing or disposing of an asset, issuing securities or assuming liabilities. “Related party” as defined in MI 61-101 includes (i) directors and senior officers of the issuer, (ii) holders of voting securities of the issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities and (iii) holders of a sufficient number of any securities of the issuer to materially affect control of the issuer. MI 61-101 requires, subject to certain exceptions, specific detailed disclosure in the proxy circular sent to security holders in connection with a related party transaction where a meeting is required and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered in connection therewith, and the inclusion of a summary of the valuation in the proxy circular. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the disinterested shareholders of the issuer have approved the related party transaction by a simple majority of the votes cast.

Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, assets sales and other similar transactions with an interested stockholder.

153

Interested Director Transactions

Under the CBCA, a director who has a conflict of interest in any transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction, subject to certain exceptions under the CBCA, and unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.	Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors’ and Officers’ Indemnification

Under the CBCA, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity of another entity (an “indemnifiable person”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal, administrative, investigative or other proceeding in which he or she is involved because of that association with the corporation or other entity, if: (1) the individual acted honestly and in good faith with a view to the best interests of such corporation (or the other entity, as the case may be) and (2) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful. An indemnifiable person may require the corporation to indemnify the individual in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the corporation (or other entity, as the case may be) if the individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done and the individual fulfills the conditions set out in (1) and (2) above. A corporation may, with the approval of a court, also indemnify an indemnifiable person against all costs, charges and expenses in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or other entity, if he or she fulfills the conditions set forth in (1) and (2), above.	Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Limited Liability of Directors

Under the CBCA, a director or officer of a company must (i) act honestly and in good faith with a view to the best interests of the company; (ii) exercise the care, diligence and skill that a reasonably prudent individual would exercise in comparable circumstances; and (iii) comply with the CBCA, the regulations thereunder and the company’s articles of incorporation, by-laws and any unanimous shareholder agreement. These statutory duties are in addition to duties under common law and equity.

No provision in a contract or the articles of incorporation, by-laws, or resolution of a company may relieve a director or officer of a company from the duty to act in accordance with the CBCA and the regulations thereunder, or from any liability for failing to do so.

The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its shareholders by reason of a director’s breach of the fiduciary duty of care. The DGCL does not permit any limitation of the liability of a director for: (i) breaching the duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith; (iii) engaging in intentional misconduct or a known violation of law; (iv) obtaining an improper personal benefit from the corporation; or (v) paying a dividend or approving a stock repurchase that was illegal under applicable law.

154

The CBCA does not permit any limitation of a director’s liability other than in connection with the adoption of a unanimous shareholder agreement that restricts certain powers of the directors. If such a unanimous shareholder agreement were adopted, the parties who are given the power to manage or supervise the management of the business and affairs of the corporation under such agreement assume all of the liabilities of a director under the CBCA. Under the CBCA, a director is not liable for certain acts if the director has otherwise complied with his or her duties and otherwise exercised the degree of care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances, including relying in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company to fairly reflect the financial condition of the company; or (ii) a report of a person whose profession lends credibility to a statement made by the professional person.

Dissent Rights

Under the CBCA, each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations), (ii) an amendment to the corporation’s articles of incorporation to add, change or remove any provisions restricting the issue, transfer or ownership of that class of shares, (iii) an amendment to the corporation’s articles of incorporation to add, change or remove any restriction upon the business or businesses that the corporation may carry on, (iv) a continuance under the laws of another jurisdiction, (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business, (vi) the going out of a going-private or a squeeze-out transaction, (vii) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement and (viii) certain amendments to the articles of incorporation which require a separate class or series vote by a holder of shares of any class or series.

However, a shareholder is not entitled to dissent if an amendment to the articles of incorporation is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy, unless otherwise authorized by the court. The CBCA provides these dissent rights for both listed and unlisted shares.

Under the CBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder’s interests.

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

155

Compulsory Acquisition

The CBCA provides that if, within 120 days after the making of an offer to acquire shares, or any class of shares, of a company, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate or associate of the offeror) of any class of shares to which the offer relates, the offeror is entitled, upon giving proper notice before the earlier of (i) 60 days from the termination of the offer; and (ii) 180 days from the making of the offer, to acquire (on the same terms on which the offeror acquired shares from those holders of shares who accepted the offer) the shares held by those holders of shares of that class who did not accept the offer. Offerees may, within 20 days of receiving notice, notify the offeror that they are not transferring their shares to the offeror but are demanding to be paid fair value as determined by a court.	Under the DGCL, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

Oppression Remedy

The CBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. An “applicant” with respect to a corporation means any of the following: (i) a present or former registered holder or beneficiary owner of securities of the corporation or any of its affiliates; (ii) a present or former officer or director of the corporation or any of its affiliates; (iii) the Director of Corporation Canada; and (iv) any other person who in the discretion of the court has the interest to make the application.

The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants. While conduct that is in breach of fiduciary duties of directors or that is contrary to the legal right of a complainant will normally trigger the court’s jurisdiction under the oppression remedy, the exercise of that jurisdiction does not depend on a finding of a breach of those legal and equitable rights. Furthermore, the court may order a corporation to pay the interim costs, including legal fees and disbursements, of an applicant seeking an oppression remedy, but the applicant may be held accountable for interim costs on final disposition of the complaint.

The DGCL does not expressly provide for a similar remedy.

156

Shareholder Derivative Action

Under the CBCA, a complainant may apply to a Canadian court for leave to bring an action in the name of, and on behalf of, the corporation or its subsidiary, or to intervene in an existing action to which the corporation or its subsidiary is a party, for the purpose of prosecuting, defending or discontinuing an action on behalf of the corporation or on behalf of its subsidiary. Under the CBCA, no action may be brought and no intervention in an action may be made unless a court is satisfied that: (i) the complainant has given the required notice to the directors of the corporation or of the subsidiary, as applicable, of the shareholder’s intention to apply to the court if the directors do not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; (iii) it appears to be in the best interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

Under the CBCA, the court in a derivative action may make any order it thinks fit.

Under Delaware law, stockholders may bring derivative actions on behalf of, and for the benefit of, the corporation.

The plaintiff in a derivative action on behalf of the corporation either must be or have been a stockholder of the corporation at the time of the transaction or must be a stockholder who became a stockholder by operation of law in the transaction regarding which the stockholder complains.

Other Canadian Law Considerations

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold our common shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Transactions that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition, or the Commissioner. Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in us, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Canada Act

The Investment Canada Act requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of “control” of a “Canadian business”, all as defined in the Investment Canada Act. Generally, the threshold for advance review and approval will be higher in monetary terms for a member of the World Trade Organization. The Investment Canada Act generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Canada Act contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

157

DESCRIPTION OF SECURITIES WE ARE OFFERING

Units

Each unit consists of one common share and a warrant to purchase one common share at an exercise price equal to $12.3438, which is 125% of the public offering price of the units. The common shares and warrants may be transferred separately immediately upon issuance.

Warrants Included in the Units

The following summary of certain terms and provisions of the warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and , as warrant agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of warrant.

Exercisability. The warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of common shares purchased upon such exercise. If a registration statement registering the issuance of the common shares underlying the warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. No fractional shares will be issued in connection with the exercise of a warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole share purchasable upon exercise of the warrants is $12.3438 per share, which is 125% of the public offering price of the units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We have applied to list the ordinary warrants on the Nasdaq Capital Market, under the symbol “INNPW”. No assurance can be given that our application will be approved or that a trading market will develop.

Warrant Agent. The warrants will be issued in registered form under a warrant agent agreement between Odyssey Trust Company, as warrant agent, and us. The warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the warrants and generally including any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants will be entitled to receive upon exercise of the warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the warrants.

Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of our common shares, the holder of a warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the warrant.

Governing Law. The warrants are governed by New York law.

Representative’s Warrants

The material terms and provisions of the representative’s warrants are described under the caption “Underwriting”.

158

SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our common shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriter does not exercise in full its option to purchase additional common shares with respect to this offering and assuming no exercise of options outstanding following this offering, we will have an aggregate of common shares outstanding upon the closing of this offering. Of these shares, the common shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act, or Rule 144), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining common shares will be held by our existing shareholders and will be deemed to be “restricted securities” under Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, restricted securities may only be sold in the public market pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Rule 144, Rule 701 or Rule 904 under the Securities Act. These rules are summarized below. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price of our common shares to decrease or to be lower than it might be in the absence of those sales or perceptions.

Eligibility of Restricted Shares for Sale in the Public Market

Approximately 1,538,461 of our common shares will be eligible for resale pursuant to Rule 144 after 90 days following the pricing of this offering as follows:

●	with respect to non-affiliates of our company who will hold an aggregate 3,222,213 of common shares upon the consummation of this offering, following the expiration of a non-affiliate’s six-month holding period and subject to our compliance with the current public information requirements under Rule 144; and
●	with respect to affiliates of our company who will hold an aggregate of 1,276,559 common shares upon the consummation of this offering, following the expiration of an affiliate’s six-month holding period and subject to our compliance with the current public information requirements under Rule 144, and subject to the volume, manner of sale and other limitations under Rule 144 applicable to securities held by affiliates.

In each case, the shares will also be subject to the contractual restrictions arising under the lock-up agreements described below.

All of the common shares sold in this offering will be eligible for immediate sale upon the closing of this offering.

Lock-Up Agreements

Our directors and executive officers have agreed with the representative of the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of 180 days from the closing of this offering. All other holder(s) of five percent (5%) or more of our outstanding shares have agreed with the representative of the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of 90 days from the closing of this offering

159

Rule 144

Shares Held for Six Months

In general, under Rule 144 as currently in effect, and subject to the terms of any lock-up agreement, commencing 90 days after the closing of this offering, a person (or persons whose shares are aggregated), including an affiliate, who has beneficially owned our common shares for six months or more, including the holding period of any prior owner other than one of our affiliates (i.e., commencing when the shares were acquired from our company or from an affiliate of our company as restricted securities), is entitled to sell our shares, subject to the availability of current public information about us. In the case of an affiliate shareholder, the right to sell is also subject to the fulfillment of certain additional conditions, including manner of sale provisions and notice requirements, and to a volume limitation that limits the number of shares to be sold thereby, within any three-month period, to the greater of:

●	1% of the number of common shares then outstanding; or
●	the average weekly trading volume of our common shares on the Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

The six-month holding period of Rule 144 does not apply to sales of unrestricted securities. Accordingly, persons who hold unrestricted securities may sell them under the requirements of Rule 144 described above without regard to the six-month holding period, even if they were considered our affiliates at the time of the sale or at any time during the ninety days preceding such date.

Shares Held by Non-Affiliates for One Year

Under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who is not considered to have been one of our affiliates at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates, is entitled to sell his, her or its shares under Rule 144 without complying with the provisions relating to the availability of current public information or with any other conditions under Rule 144. Therefore, unless subject to a lock-up agreement or otherwise restricted, such shares may be sold immediately upon the closing of this offering.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who received or purchased common shares from us under our Stock Option Plan or other written agreement before the closing of this offering is entitled to resell these shares.

The SEC has indicated that Rule 701 will apply to typical share options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of these options, including exercises after the closing of this offering. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above (see “Lock-Up Agreements”), may be sold beginning 90 days after the closing of this offering in reliance on Rule 144 by:

●	persons other than affiliates, without restriction; and
●	affiliates, subject to the manner-of-sale, current public information and filing requirements of Rule 144, in each case, without compliance with the six-month holding period requirement of Rule 144.

160

TAXATION

The following summary describes, as of the date hereof, the material Canadian federal income tax considerations generally applicable to a purchaser who acquires, as a beneficial owner, common shares pursuant to this prospectus and who, at all relevant times, for the purposes of the application of the Income Tax Act (Canada) and the Income Tax Regulations (collectively, the “Canadian Tax Act”): (i) is not, and is not deemed to be, resident in Canada for purposes of the Canadian Tax Act and any applicable income tax treaty or convention; (ii) deals at arm’s length with the Company; (iii) is not affiliated with the Company; (iv) does not use or hold, and is not deemed to use or hold, common shares in a business or part of a business carried on in Canada; (v) has not entered into, with respect to the common shares, a “derivative forward agreement”, as that term is defined in the Canadian Tax Act, (vi) holds the common shares as capital property, (vii) is not an insurer carrying on an insurance business in Canada, and (viii) is not an “authorized foreign bank” (as that term is defined in the Canadian Tax Act) (a “Non-Canadian Holder”). A holder of common shares that is not a Non-Canadian Holder should consult their tax advisors for advice having regards to their particular circumstances.

This summary is based on the current provisions of the Canadian Tax Act and the Canada-United States Tax Convention (as amended to the date hereof, the “Canada-U.S. Tax Treaty”), and an understanding of the current administrative policies of the Canada Revenue Agency published in writing prior to the date hereof. It takes into account all specific proposals to amend the Canadian Tax Act publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (“Proposed Amendments”) and assumes that all Proposed Amendments will be enacted in the form proposed. However, no assurances can be given that the Proposed Amendments will be enacted as proposed, or at all. This summary does not otherwise take into account or anticipate any changes in law or administrative policy or assessing practice whether by legislative, regulatory, administrative or judicial action nor does it take into account tax legislation or considerations of any province, territory or foreign jurisdiction, which may differ from those discussed herein.

This summary is of a general nature only and is not, and is not intended to be, legal or tax advice to any particular shareholder, and no representations with respect to the income tax consequences to any particular shareholder are made. This summary is not exhaustive of all Canadian federal income tax considerations. Accordingly, you should consult your own tax advisor with respect to your particular circumstances and with respect to your holding and/or the transfer or exercise of warrants.

Generally, for purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of the common shares must be converted into Canadian dollars based on the exchange rates as determined in accordance with the Canadian Tax Act. The amount of any dividends, capital gains or capital losses realized by a Non-Canadian Holder may be affected by fluctuations in the Canadian-U.S. dollar exchange rate.

Adjusted Cost Base

For purposes of the Canadian Tax Act, the adjusted cost base to a Non-Canadian Holder of each Common Share acquired pursuant to this offering will be determined by averaging the cost of such Common Share with the adjusted cost base to such Non-Canadian Holder of all other common shares (if any) held by the Non-Canadian Holder as capital property immediately prior to the acquisition.

Dividends on Common Shares

Dividends paid or credited on the common shares or deemed to be paid or credited on the common shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25%, subject to any reduction in the rate of withholding to which the Non-Canadian Holder is entitled under any applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident. For example, under the Canada-U.S. Tax Treaty, where dividends on the common shares are considered to be paid to or derived by a Non-Canadian Holder that is the beneficial owner of the dividends and a U.S. resident for the purposes of, and is entitled to benefits of, the Canada-U.S. Tax Treaty, the applicable rate of Canadian withholding tax is generally reduced to 15% (or 5% in the case of a U.S. Holder that is a corporation beneficially owning at least 10% of all of the issued voting shares of the Company). The Company will be required to withhold the applicable withholding tax from any dividend and remit it to the Canadian government for the Non-Canadian Holder’s account. Non-Canadian Holders are urged to consult their own tax advisors to determine their entitlement to relief under an applicable income tax treaty.

161

Dispositions

A Non-Canadian Holder will not be subject to tax under the Canadian Tax Act on any capital gain realized on a disposition or deemed disposition of a Common Share, nor will capital losses arising therefrom be recognized under the Canadian Tax Act, unless (i) the common shares are “taxable Canadian property” to the Non-Canadian Holder for purposes of the Canadian Tax Act at the time of disposition; and (ii) the Non-Canadian Holder is not entitled to relief under an applicable income tax treaty or convention between Canada and the country in which the Non-Canadian Holder is resident.

Generally, the common shares will not constitute “taxable Canadian property” to a Non-Canadian Holder at a particular time provided that the common shares are listed at that time on a “designated stock exchange” (as defined in the Canadian Tax Act), which includes Nasdaq and the CSE, unless at any particular time during the 60-month period that ends at that time:

●	at least 25% of the issued shares of any class or series of capital stock of the Company was owned by or belonged to any combination of: (a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder does not deal at arm’s length, and (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; and

●	more than 50% of the fair market value of the common shares was derived, directly or indirectly, from one or any combination of: (i) real or immoveable property situated in Canada, (ii) “Canadian resource properties” (as that term is defined in the Canadian Tax Act), (iii) “timber resource properties” (as that term is defined in the Canadian Tax Act), and (iv) options in respect of, or interests in, or for civil law rights in, property in any of the foregoing whether or not the property exists.

Notwithstanding the foregoing, in certain circumstances, common shares could be deemed to be “taxable Canadian property.”

A Non-Canadian Holder’s capital gain (or capital loss) of a disposition or deemed disposition of common shares that constitute or are deemed to constitute taxable Canadian property (and are not “treaty-protected property” as defined in the Canadian Tax Act) generally will be computed and taxed as though the Non-Canadian Holder were a resident of Canada for purposes of the Canadian Tax Act. Such Non-Canadian Holder may be required to report the disposition or deemed disposition of common shares by filing a Canadian tax return in accordance with the Canadian Tax Act. Non-Canadian Holders whose common shares may be taxable Canadian property should consult their own tax advisors regarding the tax and compliance considerations that may be relevant to them.

162

Certain Material U.S. Federal Income Tax Considerations

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF COMMON SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next two paragraphs, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the common shares and warrants. For this purpose, a “U.S. Holder” is a holder of common shares that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our common shares. This summary generally considers only U.S. Holders that will own our common shares as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, and the United States-Israel Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the Internal Revenue Service, or IRS, with regard to the U.S. federal income tax treatment of an investment in our common shares by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our common shares in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our common shares as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, common shares representing 10% or more of the shares of our Company.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our common shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

163

Allocation of Purchase Price Between Common Shares and Accompanying Warrants

For U.S. federal income tax purposes, with respect to each Unit, the common shares and warrants acquired in this prospectus will be treated as an “investment unit” consisting of one common share and one warrants, with each warrant exercisable into one common share. The purchase price for each investment unit will be allocated between these two components in proportion to their relative fair market values at the time the unit is purchased by the U.S. Holder. This allocation of the purchase price for each unit will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes in each security included in each unit. The separation of components of each unit should not be a taxable event for U.S. federal income tax purposes. U.S. Holders should consult their tax advisors regarding the allocation of the purchase price for a Unit.

Exercise and Expiration of Warrants

In general, a U.S. Holder will not recognize gain or loss for U.S. federal income tax purposes upon the exercise of warrants into common shares. The U.S. federal income tax treatment of a cashless exercise of warrants into our common shares is unclear. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of warrants.

The expiration of a warrant will be treated as if the U.S. Holder sold or exchanged the warrant and recognized a capital loss equal to the U.S. Holder’s tax basis in the warrant.

Certain Adjustments to the Warrants and Pre-Funded Warrants

Under Section 305 of the Code, an adjustment to the number of common shares issued on the exercise of the warrants, or an adjustment to the exercise price of the warrants, may be treated as a constructive distribution to a U.S. Holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in our “earnings and profits” or assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to our shareholders). An adjustment to the warrants that could result in a constructive distribution to a U.S. Holder would be treated as described under “Taxation of Dividends Paid on Common Shares” below, and the tax treatment of distributions on the warrants is unclear. Any resulting withholding tax attributable to deemed dividends would be collected from other amounts payable or distributable to the U.S. Holder. U.S. Holders should consult their tax advisors regarding the proper treatment of any adjustments to and distributions on the warrants.

Taxation of Dividends Paid on Common Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holders that are U.S. corporations, will be required to include in gross income as common income the amount of any distribution paid on the common shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the common shares to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the United States-Israel Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

In addition, our dividends will be qualified dividend income if our common shares are readily tradable on the or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our common shares for at least 61 days of the 121 day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments with respect to positions in substantially similar or related property. Any days during which the U.S. Holder has diminished its risk of loss on our common shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Section 163(d)(4) of the Code will not be eligible for the preferential rate of taxation.

Dividends paid with respect to our common shares will not be eligible for the “dividends-received” deduction generally allowed to corporate U.S. Holders with respect to dividends received from U.S. corporations.

The amount of a distribution with respect to our common shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of them, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source common exchange gain or loss.

Subject to certain significant conditions and limitations, any Canadian taxes paid on or withheld from distributions from us and not refundable to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability or, alternatively, may be deducted from the U.S. Holder’s taxable income. However, as a result of recent changes to the U.S. foreign tax credit rules, a withholding tax generally will need to satisfy certain additional requirements in order to be considered a creditable tax for a U.S. Holder. We have not determined whether these requirements have been met and, accordingly, no assurance can be given that any withholding tax on dividends paid by us will be creditable. The election to deduct, rather than credit, foreign taxes, is made on a year-by-year basis and applies to all foreign taxes paid by a U.S. Holder or withheld from a U.S. Holder that year. A foreign tax credit for foreign taxes imposed on distributions may be denied if holders do not satisfy certain minimum holding period requirements. Dividends paid with respect to our common shares will be treated as foreign source income, which may be relevant in calculating the holder’s foreign tax credit limitation. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisor to determine whether and to what extent such holder will be entitled to this credit.

164

Taxation of the Sale, Exchange or other Disposition of Common Shares

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our common shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the common shares, determined in U.S. dollars, and the U.S. dollar value of the amount realized on the disposition (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of common shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of receiving currency other than U.S. dollars upon the disposition of our equity securities.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or

●	At least 50% of our assets generally determined on the basis of a quarterly average and based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of rents, dividends, interest, royalties, gains from the disposition of passive assets and income from commodities and securities transactions. Cash is treated as generating passive income.

We believe that we will not be a PFIC for the current taxable year, although we have not determined whether we will be a PFIC in the foreseeable future. The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our common shares. Accordingly, there can be no assurance that we currently are not or will not become a PFIC.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain “excess distributions” by us and upon disposition of our common shares at a gain: (1) have such excess distribution or gain allocated ratably over the U.S. Holder’s holding period for the common shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as common income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the Common will be treated as excess distributions. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

165

We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that are PFICs (any such entity, a “lower-tier PFIC”). If we are classified as a PFIC, under attribution rules, U.S. Holders will be subject to the PFIC rules with respect to their indirect ownership interests in such lower-tier PFICs, such that a disposition by us of the shares of the lower-tier PFIC or receipt by us of a distribution from the lower-tier PFIC generally will be treated as a deemed disposition of such shares or the deemed receipt of such distribution by the U.S. Holder, subject to taxation under the PFIC rules even though the U.S. Holder does not receive any proceeds from those dispositions or distributions. There can be no assurance that a U.S. Holder will be able to make a QEF election with respect to any lower-tier PFICs in which we invest. Each U.S. Holder is encouraged to consult its own tax advisor with respect to tax consequences of an investment by us in a lower-tier PFIC.

The PFIC rules described above would not apply to a U.S. Holder who makes a qualified electing fund, or QEF, election for all taxable years that such U.S. Holder has held the common shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our common earnings as common income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we or any of our subsidiaries are a PFIC. Therefore, the QEF election will not be available with respect to our common shares.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our common shares which are regularly traded on a qualifying exchange, including the Nasdaq, can elect to mark the common shares to market annually, recognizing as common income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the common shares and the U.S. Holder’s adjusted tax basis in the common shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years. A mark-to-market election will not apply to any lower-tier PFIC that we own.

A mark-to-market election will be unavailable with respect to our warrants.

If we were classified as a PFIC, under Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the warrants being offering pursuant to this prospectus), such option, warrant or right is considered to be PFIC stock. However, a U.S. Holder of an option, warrant or right to acquire stock of a PFIC may not make a QEF election that will apply to the option, warrant or other right to acquire PFIC stock. In addition, under Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired on exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

U.S. Holders who hold our common shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our common shares), or in the case of estates and trusts on their net investment income that is not distributed to beneficiaries of the estate or trust. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of our common shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

Certain U.S. Holders with interests in “specified foreign financial assets” (including, among other assets, our common shares, unless such common shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance). You should consult your own tax advisor as to the possible obligation to file such information report.

Certain U.S. Holders will be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of cash or other property to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

166

UNDERWRITING

ThinkEquity LLC., or ThinkEquity, is acting as the book-running manager. Under the terms of an underwriting agreement, which is filed as an exhibit to the registration statement, of which this prospectus forms a part, the underwriter has agreed to purchase from us the number of common shares shown opposite its name below:

Name of Underwriter	Units
ThinkEquity

The underwriter is committed to purchase all the common shares offered by this prospectus. ThinkEquity is offering the common shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriting agreement provides that the underwriters’ obligation to purchase our common shares depends on the satisfaction or waiver of the conditions contained in the underwriting agreement including:

●	the representations and warranties made by us to the underwriters are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriters.

The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Underwriting Commissions, Discounts and Expense Reimbursement

The following table shows the per common share and total underwriting discounts and commissions we will pay to the underwriter in this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

	Per Unit	Total without over-allotment option	Total with full over-allotment option
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by us (7.0%)	$	$	$
Non-accountable expense allowance(1)
Proceeds, before expenses, to us	$	$	$

(1)	We have agreed to pay a non-accountable expense (“NAE”) allowance to the underwriter equal to 1% of the gross proceeds received in this offering.

167

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $1 million.

The underwriters have advised us that they propose to offer the common shares at the public offering price set forth on the cover page of this prospectus. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $          per common share to certain brokers and dealers. After this offering, the public offering price, the concession and reallowance to dealers may be changed by ThinkEquity. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The common shares are offered by the underwriter as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. In addition to the underwriting discount, we have agreed to pay or reimburse the underwriters for reimbursement of certain expenses, including the reasonable fees of counsel of the underwriters and other expenses in an amount not to exceed $300,000.

Representative’s Warrants

Upon the closing of this offering, we have agreed to issue to the representative warrants to purchase a number of common shares equal in the aggregate to 5% of the total units sold in this public offering (the “Representative’s Warrants”). The Representative’s Warrants will be exercisable at a per share exercise price equal to 125% of the public offering price per share sold in this offering. The Representative’s Warrants are exercisable at any time and from time to time, in whole or in part, during the four-and-½-year period commencing six months after the date of commencement of sales of this offering. The Representative’s Warrants also provide for one demand registration right of the shares underlying the Representative’s Warrants, and unlimited “piggyback” registration rights with respect to the registration of the common shares underlying the Representative’s Warrants and customary antidilution provisions. The demand registration right provided will not be greater than five years from the effective date of the registration statement, of which the prospectus forms a part, in compliance with FINRA Rule 5110(g)(8)(C). The piggyback registration right provided will not be greater than seven years from the effective date of the registration statement, of which the prospectus forms a part, related to this offering in compliance with FINRA Rule 5110(g)(8)(D).

The Representative’s Warrants and the common shares underlying the Representative’s Warrants have been deemed compensation by the Financial Industry Regulatory Authority, or FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The representative, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the Representative’s Warrants or the securities underlying the Representative’s Warrants, nor will the representative engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Representative’s Warrants or the underlying shares for a period of 180 days beginning on the date of commencement of sales of this offering. Additionally, the Representative’s Warrants may not be sold transferred, assigned, pledged or hypothecated for a 180-day period beginning on the date of commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. The Representative’s Warrants will provide for adjustment in the number and price of the Representative’s Warrants and the common shares underlying such Representative’s Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Right of First Refusal

Until eighteen (18) months from the closing of this offering, the representative shall have an irrevocable right of first refusal to act as sole investment banker, sole book-runner, sole financial advisor, sole underwriter and/or sole placement agent, at the representative’s sole discretion, for each and every future public and private equity offerings for our company, or any successor to or any subsidiary of our company, including all equity linked financings, on terms customary to the representative. The representative shall have the sole right to determine whether or not any other broker-dealer shall have the right to participate in any such offering and the economic terms of any such participation.

Over-Allotment Option

We have granted to the underwriter an option to purchase up to 230,770 additional common shares and/or warrants (representing 15% of the units sold in the offering) at the public offering price less underwriting discounts and commissions. The underwriter may exercise this option in whole or in part at any time within forty-five (45) days after the date of the offering. We will be obligated, pursuant to the option, to sell these additional common shares to the underwriter to the extent the option is exercised. If any additional common shares are purchased, the underwriter will offer the additional common shares on the same terms as those on which the other common shares are being offered hereunder.

Lock-Up Agreements

Our directors and executive officers have agreed with the representative of the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of 180 days from the closing of this offering. All other holder(s) of five percent (5%) or more of our outstanding shares have agreed with the representative of the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common shares or securities convertible into common shares for a period of 90 days from the closing of this offering

In addition, we have agreed with the underwriter that for a 180-day “lock-up” period, commencing from the date of this prospectus, subject to specified exceptions, without the prior written consent of the underwriter, we will not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the underwriter.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase common shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common shares while the offering is in progress.

168

Over-allotment transactions involve sales by the underwriter of shares in excess of the number of common shares the underwriters are obligated to purchase. This creates a syndicate short position that may be either a covered short position or a naked short position. In a covered short position, the number of common shares over-allotted by the underwriter is not greater than the number of common shares in the over-allotment option. In a naked short position, the number of common shares involved is greater than the number of common shares in the over-allotment option. The underwriter may close out any short position by exercising their option to purchase additional common shares in the open market.

Syndicate covering transactions involve purchases of common shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of common shares to close out the short position, the underwriter will consider, among other things, the price of common shares available for purchase in the open market as compared with the price at which they may purchase common shares through exercise of the over-allotment option. If the underwriter sells more common shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying common shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of common shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the common shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common shares or preventing or retarding a decline in the market price of our common shares. As a result, the price of our common shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common shares. These transactions may be effected on the , in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriter and any selling group members may engage in passive market making transactions in our common shares on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act, as amended, during a period before the commencement of offers or sales of common shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.

However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter, or by its affiliates. Other than this prospectus in electronic format, the information on the underwriter’s website and any information contained in any other website maintained by the underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

169

Other

From time to time, the underwriter and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriter and its affiliates may actively trade our securities or loans for its own account or for the accounts of customers, and, accordingly, the underwriter and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the underwriter has not provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus, and we do not expect to retain the underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus.

Selling Restrictions

This prospectus does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any securities or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms. The offering will not be made to purchasers in Canada.

Israel

The common shares offered by this prospectus have not been approved or disapproved by the Israel Securities Authority, or the ISA, nor have such common shares been registered for sale in Israel. The common shares offered by this prospectus may not be offered or sold to the public in Israel absent the publication of a prospectus that has been approved by the ISA. This document does not constitute a prospectus under the Israeli Securities Law and has not been filed with or approved by the ISA.

In the State of Israel, this document may be distributed only to, and may be directed only at, and any offer of the common shares hereunder may be directed only at, (i) to the extent applicable, a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum to the Israeli Securities Law (the “Addendum”) consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange Ltd., underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are qualified investors as defined under the Prospectus Directive;

170

●	by the underwriter to fewer than 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of our common shares shall result in a requirement for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, (1) the expression an “offer of common stock to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (2) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive), and includes any relevant implementing measure in each Relevant Member State and (3) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus has only been communicated or caused to have been communicated and will only be communicated or caused to be communicated as an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) as received in connection with the issue or sale of the common shares in circumstances in which Section 21(1) of the FSMA does not apply to us. All applicable provisions of the FSMA will be complied with in respect to anything done in relation to the common shares in, from or otherwise involving the United Kingdom.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

The offering will not be made to purchasers in Canada.

171

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. This document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents relating to Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

172

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of the securities offered by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$6,107.30
Nasdaq listing fee	$50,000.00
FINRA filing fee	$2,000.00
Printer fees and expenses	$30,000.00
Legal fees and expenses	$500,000.00
Accounting fees and expenses	$200,000.00
Miscellaneous	$211,887.70
Total	$1,000,000.00

LEGAL MATTERS

The validity of the issuance of our common shares offered in this prospectus and certain other matters of Canadian law will be passed upon for us by Gowling WLG (Canada) LLP. Certain matters of U.S. federal law will be passed upon for us by Greenberg Traurig, LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriter by Sullivan & Worcester LLP with respect to U.S. federal law.

173

EXPERTS

The financial statements of Innocan Pharma Corporation as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in this prospectus have been audited by Brightman Almagor Zohar & Co., a member firm in the Deloitte global network, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Canada. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

174

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our common shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

Our SEC filings are available to the public at the SEC’s website at http://www.sec.gov. Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements will file reports with the SEC. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.innocanpharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

175

INNOCAN PHARMA CORPORATION

_______________________

________________

____________

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the Board of Directors of Innocan Pharma Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Innocan Pharma Corporation and its subsidiaries (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of profit or loss, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.7 to the financial statements, the Company’s accumulated losses, negative cash flow from operations and the additional funds needed to maintain its operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

June 20, 2025

We have served as the Company’s auditor since 2024.

F-2

INNOCAN PHARMA CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(US Dollar in thousands)

		December 31,	December 31,
	Note	2024	2023

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	4	5,008	3,885
Trade accounts receivable		-	17
Inventories	5	3,317	1,747
Other current assets	6	822	1,155

Total current assets		9,147	6,804

NON-CURRENT ASSETS:
Property and equipment, net		91	92
Right-of-use asset, net		22	44

Total non-current assets		113	136

Total assets		9,260	6,940

The accompanying notes are an integral part of the financial statements.

F-3

INNOCAN PHARMA CORPORATION

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(US Dollar in thousands)

		December 31,	December 31,
	Note	2024	2023

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable		185	112
Other accounts payable	7	488	485
Warrants	8	1,565	1,946

Total current liabilities		2,238	2,543

NON-CURRENT LIABILITIES:
Long term lease liability		-	11

Total non-current liabilities		-	11

SHAREHOLDERS’ EQUITY:	9
Additional paid in capital		40,075	37,177
Accumulated deficit		(34,908)	(33,074)

Equity attributable to owners of the parent		5,167	4,103
Non-controlling interest		1,855	283

Total shareholders’ equity		7,022	4,386

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		9,260	6,940

The accompanying notes are an integral part of the consolidated financial statements.

F-4

INNOCAN PHARMA CORPORATION

CONSOLIDATED STATEMENTS OF PROFIT OR LOSS

(US Dollar in thousands, except for share and per share amounts)

		Year ended	Year ended
		December 31,	December 31,
	Note	2024	2023

Revenues	10	29,437	13,657
Cost of revenues	11	3,250	1,679
Gross profit		26,187	11,978

Selling, marketing and distribution expenses	12	21,767	10,907
Research and development expenses	13	1,549	1,796
General and administrative expenses	14	4,118	3,078
Operating loss		1,247	3,803

Gain (Loss) from changes in fair value of warrants	8	2,215	(258)

Financial income	15	-	31
Financial expenses	16	49	4
Financial income (expenses), net		(49)	27
Profit (loss) before income tax expense		919	(4,034)

Income tax expense	17	1,181	214
Net loss for the year		262	4,248

Net loss for the year attributed to:
Owners of the parent		(1,834)	(4,700)
Non-controlling interest		1,572	452
		(262)	(4,248)

Basic and diluted loss per share	20	$0.01	$0.02

Weighted average number of common shares outstanding		280,040,842	257,003,775

The accompanying notes are an integral part of the financial statements.

F-5

INNOCAN PHARMA CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(US Dollar in thousands)

	Owners of the parent
	Share capital	Additional paid in capital	Accumulated deficit	Non-controlling interest	Total

Balance as of January 1, 2023	-	34,768	(28,374)	(169)	6,225

Changes during 2023:
Issuance of common shares, net	-	1,555	-	-	1,555
Share based compensation	-	854	-	-	854
Net loss for the year	-	-	(4,700)	452	(4,248)
Balance as of December 31, 2023	-	37,177	(33,074)	283	4,386

Changes during 2024:
Issuance of common shares, net	-	891	-	-	891
Share based compensation	-	2,007	-	-	2,007
Net loss for the year	-	-	(1,834)	1,572	(262)
Balance as of December 31, 2024	-	40,075	(34,908)	1,855	7,022

The accompanying notes are an integral part of the financial statements.

F-6

INNOCAN PHARMA CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(US Dollar in thousands)

	Year ended December 31,	Year ended December 31,
	2024	2023
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net loss for the year	(262)	(4,248)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	35	33
Share based compensation	2,007	854
Change in fair value of warrants	(2,215)	258
Decrease (increase) in trade accounts receivable	17	(2)
Increase in inventories	(1,570)	(616)
Decrease (increase) in other current assets	264	(336)
Increase in trade accounts payable	72	17
Increase in other accounts payable	14	144
Financial expenses (income), net	59	(8)

Net cash used in operating activities	(1,579)	(3,904)

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
Purchase of property and equipment	(15)	(46)
Deposit for new lease agreement	-	(7)
Change in restricted deposits	69	(31)

Net cash from (used in) investing activities	54	(84)

CASH FLOWS FROM FINANCING ACTIVITIES:

Issuance of common shares, net	891	1,555
Issuance of warrants	1,835	1,384
Principal paid on lease liabilities	(22)	(22)
Net cash provided by financing activities	2,704	2,917

Effects of exchange rate changes on cash and cash equivalents	(56)	9
Net increase (decrease) in cash and cash equivalents	1,123	(1,062)
Cash and cash equivalents at the beginning of the year	3,885	4,947

Cash and cash equivalents at the end of the year	5,008	3,885

The accompanying notes are an integral part of the financial statements.

F-7

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 1 - GENERAL:

1.	Innocan Pharma Corporation (the “Company”) was incorporated as a corporation in Canada and commenced its operations in May 2018. The Company’s registered office is in Calgary, Canada.

2.	The Company is a publicly listed company on the Canadian Securities Exchange (the “CSE”) trading under the symbol INNO and is the parent company of Innocan Pharma Ltd. (the “Innocan”) that was incorporated in Israel in October 2017 and commenced its operations in November 2017. Innocan developed a Cannabidiol (“CBD”)-loaded Liposome drug delivery Platform (“CBD-LPT”) with exact dosing, prolonged and controlled release of synthetic CBD for non-opioid pain management. The CBD-LPT research is in the preclinical trial phase for chronic pain management. Innocan is at a pre-clinical stage and is expected to conduct activities mainly in the United States (US), Canadian and European (EU) markets. The Company also develops and markets self-care products to promote a healthier lifestyle.

3.	On May 26, 2021, Innocan entered into a founder’s agreement with Brandzon Co Ltd. (the “Brandzon”) to establish a joint company, B.I. Sky Global Ltd. (the “Sky Global”), which engages in development, manufacture and marketing of cosmetic products. Innocan holds 60% of Sky Global’s shares, while Brandzon holds the remaining 40%. Sky Global was incorporated in Israel on June 6, 2021. The Company consolidates Sky Global in the financial statements commencing on the date of establishment.

4.	On May 5, 2021, Innocan Pharma UK Ltd. (the “Innocan UK”) was established as a management and financial services supplier of Innocan in the EU market regarding the sales of its CBD cosmetic products. Innocan holds 100% of Innocan UK’s shares. The Company consolidates Innocan UK in the financial statements commencing on the date of establishment. During 2022 and 2023, Innocan UK had no activities. On August 13, 2024, Innocan UK was dissolved.

5.	The Company, Innocan, Innocan UK and Sky Global are referred in the financial statements as the Group.

F-8

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 1 - GENERAL (CONT.):

6.	In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Israel has carried out a number of targeted strikes on sites belonging to these terror organizations. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. Such clashes may escalate in the future into a greater regional conflict.

Since the war broke out on October 7, 2023, the Group’s operations have not been adversely affected by this situation, and the Group has not experienced disruptions to its business operations. As such, the Group’s product and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on the Group’s business and operations and on Israel’s economy in general. If the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, the Group’s operations may be adversely affected.

The Group continues to assess the effects of the state of war on its financial statements and business.

F-9

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 1 - GENERAL (CONT.):

7.	Going concern

During the year ended December 31, 2024, the Group incurred net loss of $262 thousand and had negative cash flow from operation of $1,572 thousand. Additionally, the Group generated $35,152 thousand of accumulated deficit since inception. Management plans to address these conditions by raising additional funds and by generating larger volumes of revenues. However, there is no assurance that such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to meet its objectives, or that the Company will successfully generate sufficient revenues to meet its objectives. Moreover, and while the Company’s negative cash flows from operations decreased during the year ended December 31, 2024, the Company expects its negative cash flows from operations to significantly increase in the foreseeable future due to increase in research and development (R&D) and R&D-related expenses to be incurred as a result of commencement of clinical trials. These conditions raise substantial doubts about the Company’s ability to continue as a going concern. These consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

8.	Between February 2023 to December 2024, Innocan entered the fourth, fifth, sixth, seventh and eighth amendments (the “Fourth Amendment”, “Fifth Amendment”, “Sixth Amendment”, “Seventh Amendment” and “Eighth Amendment”, respectively) to the research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem Ltd. (“Yissum”). As part of the Fourth, Fifth, Sixth, Seventh and Eighth Amendments, Innocan agreed to finance additional research with the aim of meeting the U.S. Food and Drug Administration (“FDA”) guidance on Liposome drug-products in a total amount of approximately $1,231 thousand, by December 2024. The total expense due to research activity by Yissum incurred during the year ended December 31, 2024, amounted to $388 thousand (2023 - $843 thousand) (see also note 19).

9.	On February 16, 2023, the Company closed a non-brokered private placement (the “February 2023 Private Placement”) of 1,982,000 units (the “February 2023 Private Placement Units”) at a price of CAD 0.25 per unit for aggregate gross proceeds of CAD 496 thousand (approximately $368 thousand). The gross proceeds were first allocated to the derivative warrant liability in the amount of $154 thousand with the residual balance of $214 allocated to common shares (see also note 8.2).

F-10

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 1 - GENERAL (CONT.):

10.	On August 3, 2023, the Company closed a non-brokered private placement (the “August 2023 Private Placement”) of 8,409,735 units of the Company (the “August 2023 Private Placement Units”) at a price of CAD 0.23 per unit for aggregate gross proceeds of CAD 1,934 thousand (approximately $ 1,459 thousand). The gross proceeds were first allocated to the derivative warrant liability in the amount of $692 thousand with the residual balance of $767 allocated to common shares (see also note 8.3).

11.	On October 12, 2023, the Company closed the first of two tranches (the “First Tranche”) of its private placement offering (the “Offering”) of units (the “October 2023 Units”), pursuant to which the Company issued 1,420,200 October 2023 Units at a price of CAD 0.30 per October 2023 Unit for aggregate gross proceeds of CAD 426 thousand (approximately $311 thousand). Each October 2023 Unit is comprised of one common share and one warrant (a “October 2023 Warrant”). Each October 2023 Warrant entitles the holder thereof to purchase one common share at an exercise price of CAD 0.36 for a period of 36 months from the closing of the First Tranche. The Offering was led by Research Capital Corporation as sole agent and sole bookrunner (the “Agent”). In connection with the First Tranche, the Agent received an aggregate cash fee of CAD 34 thousand (approximately $25 thousand). In addition, the Company issued to the Agent 113,616 non-transferable broker warrants (the “Broker Warrants”). Each Broker Warrant entitles the holder thereof to purchase one Unit at an exercise price equal to the offering price for a period of 36 months following the closing date of the First Tranche.

On October 20, 2023, the Company closed the second and final tranche (the “Second Tranche”) of its Offering of October 2023 Units, pursuant to which the Company issued 4,005,408 October 2023 Units for aggregate gross proceeds of CAD 1,202 thousand (approximately $876 thousand). In total, the Company issued an aggregate of 5,425,108 October 2023 Units for aggregate gross proceeds of CAD 1,628 thousand (approximately $1,187 thousand). In connection with the Second Tranche, the Agent received an additional cash fee equal to CAD 18 thousand (approximately $13 thousand). In addition, the Company issued to the Agent, 153,430 Broker Warrants. Each Broker Warrant entitles the holder thereof to purchase one October 2023 Unit at an exercise price equal to the offering price for a period of 36 months following the closing date of the Second Tranche. The Company also paid the Agent a corporate finance advisory fee consisting of 122,500 units and CAD 28 thousand (approximately $20 thousand) in cash.

The gross proceeds from the First Tranche and the Second Tranche were first allocated to the derivative warrant liability in the amount of $538 thousand with the residual balance of $649 allocated to common shares (see note 8.4).

F-11

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 1 - GENERAL (CONT.):

12.	On March 14, 2024, the Company closed a non-brokered private placement offering of 7,952,840 units of the Company (the “March 2024 Units”) at a price of CAD 0.25 per March 2024 Unit (approximately $0.19) for aggregate gross proceeds of CAD 1,989 thousand (approximately $1,475 thousand). Each March 2024 Unit is comprised of one common share and one warrant (a “March 2024 Warrant”). Each March 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of CAD 0.32 (approximately $0.24) for a period of four (4) years from the date of issuance. The gross proceeds were first allocated to the derivative warrant liability in the amount of $1,103 thousand with the residual balance of $372 allocated to common shares (see also note 8.5).

13.	On March 14, 2024, the Company granted an aggregate of 7,140,483 restricted share units (each, an “RSU”) to directors and officers. Each RSU entitles the recipient to receive one common share on vesting. A total of 4,918,261 RSUs vest on March 14, 2024, and 2,222,222 RSUs vest as follows: (i) half on September 14, 2024; and (ii) half on March 14, 2025. The RSUs and the underlying common shares are subject to a statutory hold period of four months and one day expiring on July 15, 2024 (see also note 9).

14.	On May 30, 2024, the Company granted an aggregate of 140,000 RSUs to consultants which entitles the recipient to receive one common share on vesting. All such RSUs vested on September 30, 2024 (see also note 9).

15.	On August 29, 2024, the Company closed a non-brokered private placement offering of 5,025,725 units (the “August 2024 Units”) at a price of CAD 0.22 per August 2024 Unit (approximately $0.16) for aggregate gross proceeds of CAD 1,106 thousand (approximately $822 thousand). Each August 2024 Unit is comprised of one common share and one warrant (a “August 2024 Warrant”). Each August 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of CAD 0.32 (approximately $0.24) for a period of four (4) years from the date of issuance. The gross proceeds were first allocated to the derivative warrant liability in the amount of $517 thousand with the residual balance of $305 allocated to common shares (see also note 8.6).

F-12

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 1 - GENERAL (CONT.):

16.	On December 31, 2024, the Company closed a non-brokered private placement offering of 3,177,223 units (the “December 2024 Units”) at a price of CAD 0.20 per December 2024 Unit (approximately $0.14) for aggregate gross proceeds of C$635 thousand (approximately $442 thousand). Each December 2024 Unit is comprised of one common share and one warrant (a “December 2024 Warrant”). Each December 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of C$0.28 (approximately $0.19) for a period of four (4) years from the date of issuance. The gross proceeds were first allocated to the derivative warrant liability in the amount of $215 thousand with the residual balance of $227 allocated to the common shares (see also note 8.7). The Company paid a finder a cash fee of CAD 13,500 and, in addition, issued to the finder 67,500 warrants (“Finder Warrants”). Each Finder Warrant entitles the finder to purchase one common share at an exercise price of C$0.28 for a period of four (4) years from the date of issuance.

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION:

The principal accounting policies adopted in the preparation of the consolidated financial statements are set out below. The policies have been consistently applied to all the years presented, unless otherwise stated.

Basis of preparation

These financial statements have been prepared in accordance with IFRS Accounting Standards as issued by the International Accounting Standards Board (“IASB”). The financial statements have been prepared under the historical cost convention, except for the warrants that are measured at fair values as explained in the accounting policies below. The Group has elected to present expenses in the statements of profit or loss by function. The principal accounting policies adopted in the preparation of the financial statements are set out below.

Use of estimates and assumptions in the preparation of the financial statements

The preparation of consolidated financial statements in accordance with IFRS Accounting Standards as issued by the IASB requires management to make judgments, estimates, and assumptions that affect the application of policies and reported amounts of assets, liabilities, income, and expenses. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates. See also Note 3.

F-13

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

Principle of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries – Innocan, Innocan UK and Sky Global. All intercompany balances and transactions have been eliminated upon consolidation.

Inventories

Inventories are recognized at the lower of cost and net realizable value. Cost comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition. Net realizable value represents the estimated selling price less all estimated costs of completion.

The Group measures cost of inventories on First In First Out (“FIFO”).

Revenue recognition

Revenue is recognized in accordance with IFRS 15, “Revenue from Contracts with Customers”. Through application of this standard, the Group recognizes revenue to depict the transfer of promised goods to the customer in an amount that reflects the consideration to which the Group expects to be entitled in exchange for those goods.

Revenue is derived primarily from sales of cosmetic products. The Group sells its products primarily through online retail channels. Revenue is only recognized when collection is reasonably assured, which is the same point in time at which control of the products passes to the customer. The Group does not offer trade or volume discounts.

For these product sales, the Group has elected to treat shipping and handling as fulfillment activities, and not a separate performance obligation. Accordingly, the Group recognizes cosmetic products revenue for a single performance obligation related to product sales.

The Group evaluated principal versus agent considerations in relation to product sales through online retail channels to determine whether it is appropriate to record platform fees paid to the online retailer as an expense or as a reduction of revenue. Platform fees are recorded as selling and distribution expenses and are not recorded as a reduction of revenue because it owns and controls all the goods before control of the products passes to the customer. The Group is subject to credit risk, establishes prices of its products, can determine who fulfills the goods to the customer (the online retailer or the Group) and can limit quantities or stop selling the products at any time. Based on these considerations, the Group is the principal in this arrangement

F-14

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

Selling, marketing and distribution expenses

Selling, marketing and distribution expenses consist of online retailer services (including shipping and handling costs) and advertising costs, marketing service providers costs and warehouse costs (i.e. sales and distribution variable expenses).  Further, selling and distribution expenses also include salary and related expenses and shared-based compensation expenses. Selling, marketing and distribution expenses, other than share-based compensation, are expensed as incurred.

Share based compensation

The Group measures the share based compensation expense and the cost of equity-settled transaction with employees by reference to the fair value of the equity instruments, which are mostly share options and restricted stock units, at the date at which they are granted. The fair value is determined using the Black Scholes and Merton models (“Black Scholes Merton”, or “BSM”), which takes into account the terms and conditions upon which the equity instruments were granted.

Where equity instruments are granted to parties other than employees (such as consultants), they are recorded by reference to the fair value of the services received. If the fair value of the services received cannot be reliably estimated, the Company measures the services received by reference to the fair value of the equity instruments granted, measured at the date the counterparty renders service. The fair value of services received from consultants cannot be reliably measured; therefore, the fair value of the equity instruments granted was utilized for all periods presented. The fair value is determined using the Black Scholes Merton, which takes into account the terms and conditions upon which the equity instruments were granted.

The Group has to estimate the forfeiture rate in order to determine the amount of share-based compensation expenses. Forfeitures rates are estimated based on historical experience and are periodically reviewed. Where the final forfeiture rate is different from the initial estimate, such differences will impact the share-based compensation expenses in subsequent periods.

Foreign currency

The financial statements are prepared in US Dollars which is the functional currency of the Group due to the fact that most of the Group’s revenues and costs are dominated in USD.

In preparing the financial statements of the Group entities, transactions in currencies other than the entity’s functional currency (“Foreign Currencies”) are recognized at the rates of exchange prevailing on the dates of the transactions. At each reporting date, monetary assets and liabilities that are denominated in Foreign Currencies

F-15

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in Foreign Currencies are translated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. Exchange differences are recognized in profit or loss in the period in which they arise.

Fair value measurement

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The fair value measurement is based on the presumption that the transaction to sell the asset or transfer the liability takes place either:

A.	In the principal market for the asset or liability, or

B.	In the absence of a principal market, in the most advantageous market for the asset or liability.

The principal or the most advantageous market must be accessible by the Group. The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest. A fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.

The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.

Classification of financial instruments by fair value hierarchy

Assets and liabilities presented in the statement of financial position at fair value are grouped into classes with similar characteristics using the following fair value hierarchy which is determined based on the source of input used in measuring fair value:

Level 1	-	Quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	-	Inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.
Level 3	-	Inputs that are not based on observable market data (valuation techniques that use inputs that are not based on observable market data).

F-16

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

Financial instruments

1.	Financial assets

The Group classifies its financial assets into the following category, based on the business model for managing the financial asset and its contractual cash flow characteristics. The Group’s accounting policy for the relevant category is as follows:

Amortized cost: These assets arise principally from the provision of goods to customers (e.g. trade receivables), but also incorporate other types of financial assets where the objective is to hold these assets in order to collect contractual cash flows and the contractual cash flows are solely payments of principal and interest. They are initially recognized at fair value plus transaction costs that are directly attributable to their acquisition or issue (excluding trade accounts receivables which are initially recognized at transaction costs) and are subsequently carried at amortized cost using the effective interest rate method, less provision for impairment.

2.	Financial Liabilities

The Group classifies its financial liabilities based on the purpose for which the liability was acquired. The Group’s accounting policy is as follows:

Fair value through profit or loss: The Group measures its warrant financial liabilities at fair value through profit or loss.

Amortized cost: other accounts payable are initially recognized at fair value and subsequently carried at amortized cost using the effective interest method.

3.	De-recognition

•	Financial assets - The Group derecognizes a financial asset when the contractual rights to the cash flows from the financial asset expire or it transfers the rights to receive the contractual cash flows.

•	Financial liabilities - The Group derecognizes a financial liability when its contractual obligations are discharged, cancelled or expire.

4.	Impairment of financial assets

The Group assesses at the end of each reporting period whether there is any objective evidence of impairment of a financial asset as follows:

F-17

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

Financial instruments (cont.)

Financial assets carried at amortized cost: there is objective evidence of impairment of other accounts receivable if one or more events have occurred after the initial recognition of the asset and that loss event has an impact on the estimated future cash flows. Evidence of impairment may include indications that the debtor is experiencing financial difficulties, including liquidity difficulty and default in interest or principal payments. The amount of the loss recorded in profit or loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows.

Earnings (loss) per share

Basic earnings or loss per share are calculated as net profit or loss attributed to common shareholders divided by the weighted average number of outstanding common shares during the period.

Segment reporting

An operating segment is a component of the Group that meets the following two criteria:

1.     Is engaged in business activities from which it may earn revenues and incur expenses;

2.    Whose operating results are regularly reviewed by the Group’s CEO to make decisions about allocated resources to the segment and assess its performance.

Segment revenue and segment costs include items that are attributable to the relevant segments and items that are allocated to the segments.

F-18

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

New standards, interpretations and amendments adopted in the current year

Amendments to IAS 1 Presentation of Financial Statements - Classification of Liabilities as Current or Non-current

The IASB issued a narrow-scope amendment to IAS 1, in January 2020, to clarify that liabilities are classified as either current or non-current, depending on the rights that exist at the end of the reporting period. The amendment could affect the classification of liabilities, particularly for entities that previously considered management’s intentions to determine classification and for some liabilities that can be converted into equity. Inter alia, the amendment requires the following:

Liabilities are classified as non-current if the entity has a substantive right to defer settlement for at least 12 months at the end of the reporting period. The amendment no longer refers to unconditional rights. The assessment determines whether a right exists, but it does not consider whether the entity will exercise the right.

‘Settlement’ is defined as the extinguishment of a liability with cash, other economic resources or an entity’s own equity instruments. There is an exception for convertible instruments that might be converted into equity, but only for those instruments where the conversion option is classified as an equity instrument as a separate component of a compound financial instrument.

The amendments are applied retrospectively for annual periods beginning on or after 1 January 2024, with early application permitted.

These amendments have no effect on the measurement or presentation of any items in the consolidated financial statements of the Group.

F-19

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 2 - MATERIAL ACCOUNTING POLICY INFORMATION (CONT.):

New standards, interpretations and amendments not yet effective

IFRS 18 Presentation and Disclosures in Financial Statements

IFRS 18 replaces IAS 1, carrying forward many of the requirements in IAS 1 unchanged and complementing them with new requirements.

IFRS 18 introduces new requirements to:

●	present specified categories and defined subtotals in the statement of profit or loss

●	provide disclosures on management-defined performance measures (MPMs) in the notes to the financial statements

●	improve aggregation and disaggregation.

An entity is required to apply IFRS 18 for annual reporting periods beginning on or after 1 January 2027, with earlier application permitted. The amendments to IAS 7 and IAS 33, as well as the revised IAS 8 and IFRS 7, become effective when an entity applies IFRS 18. IFRS 18 requires retrospective application with specific transition provisions.

The Group anticipates that the application of these amendments may have an impact on the consolidated financial statements in future periods.

F-20

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 3 - MATERIAL ACCOUNTING ESTIMATES AND JUDGEMENTS:

The areas requiring the use of estimates and critical judgments that may potentially have a significant impact on the Group’s financial position are the share-based compensation expenses and the fair value valuation of warrants.

Share based compensation

The Group has a share based plan for its employees and share based awards that the Group granted to service providers. The estimated fair value of share options is determined using the Black Scholes Merton model. Inputs to the model are subject to various estimates related to volatility, interest rates, dividend yields and expected life of the stock options issued. These inputs are subject to market factors, as well as internal estimates (see also Note 9).

Fair value valuation of warrants

The Group measures the fair value of the warrants using the Black-Scholes Merton model. Inputs to the model are subject to various estimates related to volatility, interest rates, dividend yields (see also Note 8).

NOTE 4 - CASH AND CASH EQUIVALENTS:

	December 31, 2024	December 31, 2023
	USD in thousands
USD:
Banks	4,472	2,937

Foreign currency:
Banks	536	806
Deposits	-	142

Total	5,008	3,885

NOTE 5 - INVENTORIES:

	December 31, 2024	December 31, 2023
	USD in thousands

Finished goods	3,270	1,533
Packaging materials	184	214
Provision for obsolete inventories	(137)	-

	3,317	1,747

F-21

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 6 - OTHER CURRENT ASSETS:

	December 31, 2024	December 31, 2023
	USD in thousands

Tax authorities	286	417
Prepaid expenses	67	034
Receivables from online retailer	250	232
Restricted deposits (*)	69	138
Others	150	28

Total	822	1,155

(*) Deposits held as collateral for credit lines, in accordance with bank requirements.

NOTE 7 - OTHER ACCOUNTS PAYABLE:

	December 31, 2024	December 31, 2023
	USD in thousands

Accrued expenses	281	285
Payroll and related liabilities	197	178
Short term lease liability	10	22

	488	485

F-22

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 8 - WARRANTS:

The Company accounts for warrants issued to investors under IFRS 9, Financial Instruments. Warrants issued to service providers are accounted for as equity-classified awards under IFRS 2, Share-based Payment.

The Company recorded the October 2021 Unit Warrants, February 2023 Unit Warrants, August 2023 Unit Warrants, October 2023 Unit Warrants, March 2024 Unit Warrants, August 2024 Unit Warrants and December 2024 Unit Warrants as a derivative financial liability at the fair value of the warrants on the issuance date due to the fact that they do not meet the criteria for a fixed number of equity instruments in exchange for a fixed amount of cash since the exercise price is stated in CAD while the Company’s functional currency is the USD. The derivative financial liability is re-measured at each reporting date, with changes in fair value recognized in finance expense (income), net. The carrying amounts represents fair value based on valuation performed by management with the assistance of an independent third-party appraiser.

1.	October 2021 Unit Warrants

In connection with October 13, 2021 Private Placement (see also Note 9), the Company issued 9,679,000 warrants to investors. Each October 2021 Unit Warrant entitles the holder thereof to acquire one common share at an exercise price of CAD 1.10 for a period of 60 months following October 13, 2021.

The warrants are transferable but are not listed or quoted on any stock exchange or market. The derivative financial liability as of issuance date amounted to $3,427 thousand. As of December 31, 2024 and 2023, it amounted to $39 thousand and $331 thousand, respectively.

2.	February 2023 Unit Warrants

In connection with the private placement (see also note 1(9)), which closed on February 16, 2023, the Company issued 1,982,000 units to investors. Each February 2023 Unit consists of one (1) common share; one-half of one Class A warrant to purchase common shares (each whole Class A common share purchase warrant, a “February 2023 Class A Warrant”); and one-half of one Class B warrant to purchase common shares (each whole Class B common share purchase warrant, a “February 2023 Class B Warrant”) (collectively each whole February 2023 Class A Warrant and each whole February 2023 Class B Warrant, a “February 2023 Warrant”). Each February 2023 Class A Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.31 for a period of two (2) years from the date of issuance. Each February 2023 Class B Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.44 for a period of three (3) years from the date of issuance.

F-23

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 8 - WARRANTS (CONT.):

2.	February 2023 Unit Warrants (cont.)

Following the date of issuance of the February 2023 Warrants, if the daily volume weighted average trading price of the common shares on the CSE for any period of 20 consecutive trading days equals or exceeds CAD 0.62 in the case of a February 2023 Class A Warrant or CAD 1.32 in the case of a February 2023 Class B Warrant, the Company may, upon providing written notice to the holders of the February 2023 Warrants (the “Acceleration Notice”), accelerate the expiry date of the February 2023 Warrants to the date that is 30 days following the date of the Acceleration Notice. The derivative financial liability as of issuance date amounted to $154 thousand. As of December 31, 2024, and 2023, it amounted to $14 thousand and $140 thousand, respectively.

3.	August 2023 Unit Warrants

In connection with the private placement (see also note 1(10)), closed on August 3, 2023, the Company issued 8,409,735 units to investors. Each August 2023 Unit consists of: (i) one common share; (ii) one-half of one Class A common share purchase warrant (each whole Class A common share purchase warrant, a “August 2023 Class A Warrant”); and (iii) one-half of one Class B common share purchase warrant (each whole Class B common share purchase warrant, a “August 2023 Class B Warrant”) (collectively each whole August 2023 Class A Warrant and each whole August 2023 Class B Warrant, a “August 2023 Warrant”). Each August 2023 Class A Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.29 for a period of three (3) years from the date of issuance. Each August 2023 Class B Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.40 for a period of five (5) years from the date of issuance.

The derivative financial liability as of issuance date amounted to $692 thousand. As of December 31, 2024 and 2023, it amounted to $359 thousand and $954 thousand, respectively.

4.	October 2023 Unit Warrants

In connection with October 12, 2023, and October 20, 2023, Offerings (see note 1(11)), the Company issued 5,425,108 warrants (the “October 2023 Unit Warrants”) to investors. Each October Unit Warrant entitled the holder therefore to acquire one common share at an exercise price of CAD 0.36 for a period of 36 months from the date of the closing. The derivative financial liability as of issuance date amounted to $538 thousand. As of December 31, 2024 and 2023, it amounted to $161 thousand and $521 thousand, respectively.

F-24

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 8 - WARRANTS (CONT.):

5.	March 2024 Unit Warrants

In connection with the private placement (see also note 1(12)), which closed on March 14, 2024, the Company issued 7,952,840 units to investors. Each March 2024 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.32 for a period of four years following March 15, 2024.

The derivative financial liability as of issuance date amounted to $1,103 thousand. As of December 31, 2024, it amounted to $427 thousand.

6.	August 2024 Unit Warrants

In connection with the private placement (see also note 1(15)), which closed on August 29, 2024, the Company issued 5,025,725 units to investors. Each August 2024 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.32 for a period of four years following August 29, 2024.

The derivative financial liability as of issuance date amounted to $517 thousand. On December 31, 2024, it amounted to $349 thousand.

7.	December 2024 Unit Warrants

In connection with the private placement (see also note 1(16)), which closed on December 31, 2024, the Company issued 3,177,223 units to investors. Each December 2024 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.28 for a period of four years following December 31, 2024.

The derivative financial liability as of issuance date amounted to $215 thousand. On December 31, 2024, it amounted to $215 thousand.

F-25

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 8 - WARRANTS (CONT.):

The fair value measurements of the warrants as of December 31, 2024 and 2023, in the tables below were measured using:

1.	For the warrants containing no accelerated exercise provisions, the Black-Scholes model.

2.	The warrants containing accelerated exercise provisions were estimated using a binomial lattice model, under the assumption that once the price per share exceeds the defined threshold, the warrants become immediately exercisable.

The key inputs that were used in measuring the fair value of the warrants as of December 31, 2024, were: average risk-free interest rate – 2.96%, average expected volatility - 70%, year-end expected dividend yield – 0 and share price of the Company as of December 31, 2024 – CAD 0.21.

	Fair value measurements using input type
	Level 1	Level 2	Level 3	Total

Derivative liability – warrants	-	(1,565)	-	(1,565)

The key inputs that were used in measuring the fair value of the warrants as of December 31, 2023, were: average risk-free interest rate – 3.2144%, average expected volatility - 70%, year-end expected dividend yield – 0 and share price of the Company as of December 31, 2023 – CAD 0.31.

	Fair value measurements using input type
	Level 1	Level 2	Level 3	Total

Derivative liability – warrants	-	(1,946)	-	(1,946)

F-26

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 8 - WARRANTS (CONT.):

The movement in derivative financial liabilities for the year ended December 31, 2024 and 2023 are as follows:

Fair Value of warrants
US Dollars in thousands
Balance as of January 1, 2023	304
Changes during 2023:
February 2023 Unit Warrants	154
August 2023 Unit Warrants	692
October 2023 Unit Warrants - First tranche	131
October 2023 Unit Warrants - Second tranche	407
Changes in FV	231
Balance as of December 31, 2023	1,946
Changes during 2024:
March 2024 Unit Warrants	1,103
August 2024 Unit Warrants	517
December 2024 Unit Warrants	214
Changes in FV	(2,215)
Balance as of December 31, 2024	1,565

Warrants accounted for under IFRS 2 are as follows:

	Year ended December 31, 2024
	Number of warrants	Weighted average exercise price (CAD)

Warrants outstanding at beginning of period	389,546	0.319
Granted – exercise price CAD 0.28 (1)	67,500	0.28
Warrants outstanding at end of period	457,046	0.313
Exercisable warrants	457,046	0.313

(1)	In connection with December 31, 2024, offering (see note 1(16)), the Company issued 67,500 warrants for a finder (“Finder Warrants”). Each Finder Warrant entitles the finder to purchase one common share at an exercise price of CAD 0.28 ($0.2) for a period of four (4) years from the date of issuance.

The fair value of the warrants was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 74%.

-	The dividend growth rate is 0%.

-	The share price of the Company on December 31, 2024, was CAD 0.21.

F-27

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 8 - WARRANTS (CONT.):

	Year ended December 31, 2023
	Number of warrants	Weighted average exercise price (CAD)

Warrants outstanding at beginning of period	400,793	0.25
Expired – exercise price CAD 0.25	(400,793)	0.25
Granted – exercise price CAD 0.36 (1)	113,616	0.36
Granted – exercise price CAD 0.36 (2)	275,930	0.36
Warrants outstanding at end of period	389,546	0.36
Exercisable warrants	389,546	0.36

(1)	In connection with October 12, 2023, offering (see note 1(11)), the Company issued 113,616 warrants for an agent that had led the offering. Each Warrant shall entitle the holder thereof to purchase one Common Share at an exercise price of CAD 0.36 ($0.25) for a period of three years from closing.

The fair value of the warrants was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 74%.

-	The dividend growth rate is 0%.

-	The share price of the Company on October 12, 2023, was CAD 0.295.

(2)	In connection with October 20, 2023, offering (see note 1(11)), the Company issued 275,930 warrants for an agent that had led the offering. Each Warrant shall entitle the holder thereof to purchase one Common Share at an exercise price of CAD 0.36 ($0.25) for a period of three (3) years from the closing of the offering.

The fair value of the warrants was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

The expected volatility is 74%.

The dividend growth rate is 0%.

The share price of the Company on October 20, 2023, was CAD 0.315.

F-28

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY:

Composition:

	Number of shares as of December 31, 2024
	Authorized	Issued and outstanding
Common shares without nominal par value	Unlimited	290,115,494

	Number of shares as of December 31, 2023
	Authorized	Issued and outstanding
Common shares without nominal par value	Unlimited	268,001,895

Movement in number of shares:

Number of shares
Closing balance as of December 31, 2022	249,728,111
Exercise of options	333,941
Issuance of shares – February 2023 Private Placement	1,982,000
Issuance of shares – August 2023 Private Placement	8,409,735
Issuance of shares- service provider	2,000,000
Issuance of shares – October 12, 2023 Private Placement	1,420,200
Issuance of shares – October 20, 2023 Private Placement	4,127,908
Closing balance as of December 31, 2023	268,001,895
Issuance of shares – March 2024 Private Placement	7,952,840
Issuance of restricted share units – March 2024	4,706,702
Issuance of shares – August 2024 Private Placement	5,025,725
Vesting of restricted share units granted in March 2024	1,111,109
Issuance of restricted share units – September 2024	140,000
Issuance of shares – December 2024 Private Placement	3,177,223
Closing balance as of December 31, 2024	290,115,494

F-29

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY (CONT.):

Restricted Share Units

During the year ended December 31, 2024, the following restricted share units (“RSU”) were granted:

Grantee	Date of grant	Number of shares

Directors and Officers (1)	March 14, 2024	7,140,483
Consultants (2)	May 30, 2024	140,000

(1)	Each RSU entitles the recipient to receive one common share on vesting. The fair value of the RSUs was determined using the share price of the Company on March 14, 2024, the date of grant. The share price of the Company on March 14, 2024 was $0.21 (CAD 0.28). A total of 4,918,261 RSUs vest on March 14, 2024, and 2,222,222 RSUs vest as follows: (i) half on September 14, 2024; and (ii) half on March 14, 2025. Regarding the RSUs that vested on March 14, 2024, a total of 211,559 RSUs were withheld for the purpose of remitting withholding tax in Canada.

(2)	Each RSU entitles the recipient to receive one common share on vesting. The fair value of the RSUs was obtained using the share price of the Company on May 30, 2024, the date of grant. The share price of the Company on May 30, 2024, was $0.216 (CAD 0.295).

During the year ended December 31, 2024, the Company recorded share based compensation expenses for RSUs grants of $1,466 thousand, which is included in selling, marketing and distribution expenses, research and development expenses or general and administrative expenses, based on the function of the grantee.

F-30

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY (CONT.):

Share based compensation

During the years ended December 31, 2024 and 2023, the Company granted the following options:

Grantee	Date of grant	Exercise price (CAD)	Number of options	Expiry date

Research and development consultant (1)	February 14, 2023	0.28	150,000	February 14, 2026
Business development consultant (1)	February 14, 2023	0.28	138,740	February 14, 2026
Employees (2)	February 14, 2023	0.28	150,000	February 14, 2028
Employees (3)	August 11, 2023	0.23	5,000,000	August 11, 2028
Business development consultant (4)	August 11, 2023	0.23	118,576	August 11, 2028
Research and development consultant (5)	September 13, 2023	0.35	300,000	September 13, 2025
Business development consultant (6)	November 6, 2023	0.32	250,000	November 6, 2028
Employees (7)	May 30, 2024	0.28	780,000	May 30, 2029
Business development consultant (8)	May 30, 2024	0.28	1,300,000	May 30, 2029
Consultant (9)	August 27, 2024	0.25	300,000	August 27, 2029

(3)	Each of the options is exercisable for one common share. The options were fully vested at the grant date. The vested options will be exercisable by the consultant at any time during a period of three (3) years from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 74%.

-	The dividend growth rate is 0%.

-	The share price of the Company on February 14, 2023 was CAD 0.285.

F-31

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY (CONT.):

Share based compensation (cont.)

(4)	Each of the options is exercisable for one common share. The options were fully vested at the grant date. The vested options will be exercisable at any time during a period of five (5) years from the date of grant as long as the employment agreement is valid and for a period of 3 months from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 74%.

-	The dividend growth rate is 0%.

-	The share price of the Company on February 14, 2023 was CAD 0.285.

(5)	Each of the options is exercisable for one common share. Options shall be vested 25% upon the date of grant, 25% shall vest in 8 months from the date of grant, 25% shall vest 16 months from the date of grant and 25% shall vest 24 months from the date of grant. The vested options will be exercisable at any time during a period of five (5) years from the date of grant as long as the employment agreement is valid and for a period of 3 months from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility of the existing business is 70%.

-	The dividend growth rate is 0%.

-	The share price of the Company on August 11, 2023, was CAD 0.22.

(6)	Each of the options is exercisable for one common share. The options were fully vested at the grant date. The vested options will be exercisable at any time during a period of five (5) years from the date of grant as long as the employment agreement is valid and for a period of 3 months from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 70%.

-	The dividend growth rate is 0%.

-	The share price of the Company on August 11, 2023, was CAD 0.22.

F-32

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY (CONT.):

Share based compensation (cont.)

(7)	Each of the options is exercisable for one common share. 60,000 options were fully vested at grant date, additional 60,000 options every 6 months for the coming 2 years and as long as consultant is part of the advisory committee. The vested options will be exercisable at any time during a period of three (3) years from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 70%.

-	The dividend growth rate is 0%.

-	The share price of the Company on September 13, 2023, was CAD 0.35.

(8)	Each of the options are exercisable for one common share. Options shall be vested immediately upon grant. The vested options expire after five years from the date of issuance. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain unobservable inputs, including:

-	The expected volatility is 70%.

-	The dividend growth rate is 0%.

-	The share price of the Company on November 6, 2023, was CAD 0.32.

(9)	Each of the options is exercisable for one common share. Options shall be vested as follows: (i) 1/3 (third) will vest immediately at grant; (ii) 1/3 will be vested within 6 months after grant (Nov 30, 2024); (iii) 1/3 will be vested within 12 months after grant (May 30, 2025). The vested options will be exercisable at any time during a period of five (5) years from the date of grant as long as the employment agreement is valid and for a period of 3 months from the date of termination.

The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain inputs, including:

-	The expected volatility of the existing business is 90%.

-	The dividend yield rate is 0%.

-	The share price of the Company on May 30, 2024, was CAD 0.295.

F-33

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY (CONT.):

Share based compensation (cont.)

(10)	Each of the options is exercisable for one common share. 800,000 options shall be vested immediately at granting and 500,000 options shall be vested as follows: (i) 1/3 (third) will vest immediately at grant; (ii) 1/3 will be vested within 6 months after grant (Nov 30, 2024); (iii) 1/3 will be vested within 12 months after grant (May 30, 2025). The vested options will be exercisable by the Consultant at any time during a period of five (5) years from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain inputs, including:

-	The expected volatility of the existing business is 90%.

-	The dividend yield rate is 0%.

-	The share price of the Company on May 30, 2024, was CAD 0.295.

(11)	Each of the options is exercisable for one common share. 300,000 options shall be vested as follows: (i) 1/3 (third) will vest immediately at grant; (ii) 1/3 will be vested within 6 months after grant (February 28, 2025); (iii) 1/3 will be vested within 12 months after grant (August 27, 2025). The vested options will be exercisable by the Consultant at any time during a period of five (5) years from the date of grant. The fair value of the options was obtained using the Black Scholes Merton model on the date of the grant based on certain inputs, including:

-	The expected volatility of the existing business is 78%.

-	The dividend yield rate is 0%.

-	The share price of the Company on August 27, 2024, was CAD 0.25.

During the years ended December 31, 2024 and 2023, the Company recorded share based compensation expenses for options grants of $591 thousand and $854 thousand, respectively, which is included in selling, marketing and distribution expenses, research and development expenses or general and administrative expenses, based on the function of the grantee.

F-34

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 9 - SHAREHOLDERS’ EQUITY (CONT.):

Share based compensation (cont.)

Activity in share options granted to employees and service providers is as follows:

	Year ended December 31, 2024
	Number of options	Weighted average exercise price (CAD)

Options outstanding at beginning of year	26,778,566	0.28
Granted – exercise price CAD 0.25-0.28	80,0002,3	0.27
Forfeited – exercise price CAD 0.16-0.83	(5,680,000)	0.37
Expired – exercise price CAD 0.18-0.83	(7,895,250)	0.26
Options outstanding at end of year (*)	15,583,316	0.34
Exercisable options	13,546,153	0.35

(*) The weighted average remaining contractual life of the options outstanding at the end of the year 2024 is approximately 30 months.

	Year ended December 31, 2023
	Number of options	Weighted average exercise price (CAD)

Options outstanding at beginning of period	24,284,708	0.33
Granted – exercise price CAD 0.23-0.35	6,107,316	0.24
Exercised – exercise price CAD 0.16-0.18 (*)	(333,941)	0.18
Expired – exercise price CAD 0.16-0.74	(3,279,517)	0.38
Options outstanding at end of year (**)	26,778,566	0.33
Exercisable options	22,105,240	0.34

(*) The average share price of the company was CAD 0.27.

(**) The weighted average remaining contractual life of the options outstanding at the end of the year 2023 is approximately 25 months.

F-35

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 10 - REVENUES

Geographical analysis of revenues

	Year ended December 31, 2024		Year ended December 31, 2023
	USD in thousands
	%		%
United States (*)	99.9%	29,399	99%	13,548
Rest of the world (**)	0.1%	38	1%	109
	100%	29,437	100%	13,657

(*) Revenues in United States are attributed to B.I. Sky.

(**) Innocan’s revenues are through sales in Europe

NOTE 11 - COST OF REVENUES

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Purchased inventory	2,237	1,225
Shipping expenses	1,013	454
	3,250	1,679

NOTE 12 - SELLING, MARKETING AND DISTRIBUTION EXPENSES:

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Online retailer services and advertising costs	20,146	9,698
Marketing service providers	685	745
Salary and related expenses	239	342
Share based compensation	396	96
Others	301	26
	21,767	10,907

F-36

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 13 - RESEARCH AND DEVELOPMENT EXPENSES:

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Research expenses (see note 1.8)	388	843
Service providers	558	417
Salary and related expenses	254	296
Share based compensation	250	102
Others	99	138
	1,549	1,796

NOTE 14 - GENERAL AND ADMINISTRATIVE EXPENSES:

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Professional services	997	830
Share based compensation	1,411	656
Salary and related expenses	718	554
Legal fees	226	276
Others	766	762

	4,118	3,078

F-37

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 15 - FINANCE INCOME:

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Currency exchange gain	-	8
Others	-	23

	-	31

NOTE 16 - FINANCE EXPENSES:

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Currency exchange loss	42	4
Others	7	-

	49	4

F-38

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 17 - TAXES ON INCOME:

A.	Tax rate applicable to income in Canada

Canadian federal and provincial statutory tax rate was 23% in 2024 and 2023.

For the year ended December 31, 2024, the Company did not have taxable income in Canada.

B.	Tax rate applicable to income in Israel

Israeli corporate tax rates are 23% in 2024 and 2023.

Innocan has a final tax assessment for 2018 and Sky Global has not received any final tax assessment since inception.

C.	Net operating carry forward losses

As of December 31, 2024, the Group has estimated carry forward tax losses of approximately $21,240 thousand, which may be carried forward and offset against taxable income for an indefinite period in the future, except for carry-forward losses reported in Canada of approximately $ 8,255 thousand, which expire 20 years from the year which they were incurred. The Group did not recognize deferred tax assets relating to carry forward losses in the financial statements because their utilization in the foreseeable future is not probable.

D.	Reconciliation of statutory rate income tax to the Group’s income tax expenses

	Year ended December 31, 2024	Year ended December 31, 2023
	USD in thousands

Profit (loss) before income taxes	919	(4,034)
Theoretical tax at applicable statutory tax rate (23%)	211	(928)
Deferred tax asset that was not recognized due to uncertainty	970	1,142

Income tax expenses	1,181	214

F-39

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 18 - RELATED PARTIES:

Parties are considered to be related if one party has the ability to control the other party or exercise significant influence over the other party’s making of financial or operational decisions, or if both parties are controlled by the same third party. The Group has transactions with key management personnel and directors.

Key management personnel compensation

Key management personnel compensation and directors fee comprised the following:

Transaction - expense	Year ended December 31, 2024 (USD in thousands)	Year ended December 31, 2023 (USD in thousands)
Salary and related expenses	566	618
Share based compensation	1,173	226
Services fees (1)	14	55

(1) Includes online promotions fees to a related party of the Company.

Liabilities to related party

Name	Nature of transaction	December 31, 2024 (USD in thousands)	December 31, 2023 (USD in thousands)
Other accounts payable	Short term employee benefits	84	98
Warrants	August 2023 Warrants held by a related party	48	128

(*) On May 26, 2021, Innocan entered into a founder’s agreement with Brandzon Co Ltd. (“Brandzon”), to establish a joint company, B.I. Sky Global Ltd. (“Sky Global”). In connection with the founder’s agreement, Innocan extended an owner’s loan in the amount of approximately $3,000,000 to B.I. Sky. The loan bears an interest rate pursuant to Section 3(10) of the Israeli Tax Ordinance.

F-40

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 19 - COMMITMENTS AND CONTINGENT LIABILITIES:

1.	As of the approval date of the financial statements, there were no claims that were outstanding against the Group.

2.	On January 21, 2020, Innocan entered into an exclusive worldwide royalty-bearing license agreement with Yissum (the “License”), for a license to make commercial use of the licensed technology, in order to develop, obtain regulatory approvals, manufacture, market, distribute or sell products, or the Yissum License Agreement. According to the Yissum License Agreement, Innocan was required to pay Yissum an initial payment of $50 thousand, and shall pay Yissum royalties at the rates of 3%-5% of net sales, subject to the royalty reductions as described in the Yissum License Agreement. If the license is sublicensed by Innocan, Innocan will also pay 15% of the non-sales related consideration. All right, title and interest in and to the Yissum License Agreement shall vest solely in Yissum, and Innocan shall hold exclusively and make use of the rights granted. All rights in the development results shall be solely owned by Innocan, except to the extent that an employee of Yissum, including the researcher, is considered an inventor of a patentable invention arising from the development results, in which case such invention and all patent applications and/or patents claiming such invention shall be owned jointly by Innocan and Yissum, as appropriate, and Yissum’s share in such joint patents shall be automatically included in the Yissum License Agreements.

NOTE 20 - LOSS PER SHARE:

Loss per share has been calculated using the weighted average number of common shares outstanding during the relevant financial period, the weighted average number of common shares in issue and loss for the period as follows:

	Year ended December 31, 2024	Year ended December 31, 2023
Loss loss for the year attributed to common shareholders (USD in thousand)	(1,834)	(4,700)
Weighted average number of common shares outstanding	280,040,842	257,003,775
Basic and diluted loss per share	$(0.01)	$(0.02)

In March 2025, the Company completed a financing round in the context of which 5,555,555 common share purchase warrants were issued to its largest shareholder, Tamar Innovest Ltd. (“Tamar Innovest”) (Refer to Note 23, subsequent events), which is expected to increase the weighted average number of common shares to be used in the computation of earnings per share in future periods.

F-41

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 20 - LOSS PER SHARE (CONT):

In March 2024, the Company granted an aggregate of 7,140,483 restricted share units (each, an “RSU”) to directors and officers. Each RSU entitles the recipient to receive one common share on vesting. On March 14, 2025,1,111,111 common shares were issued to directors and officers, which is expected to increase the weighted average number of common shares to be used in the computation of earnings per share in future periods.

NOTE 21 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT:

The Group is exposed to a variety of financial risks, which results from its financing, operating and investing activities. The objective of financial risk management is to contain, where appropriate, exposures in these financial risks to limit any negative impact on the Group’s financial performance and position. The Group’s financial instruments are its cash and cash equivalent, other current assets, warrants, lease liability and trade and other accounts payable. The main purpose of these financial instruments is to raise finance for the Group’s operation. The Group actively measures, monitors and manages its financial risk exposures by various functions pursuant to the segregation of duties and principals. The risks arising from the Group’s financial instruments are mainly credit risk, currency risk and liquidity risk. The risk management policies employed by the Group to manage these risks are discussed below.

Credit risk

Credit risk arises when a failure by counterparties to discharge their obligations could reduce the amount of future cash inflows from financial assets on hand at the balance sheet date. The Group closely monitors the activities of its counterparties, which enables it to ensure the prompt collection of customer’s balances. The Group’s main financial assets are cash and cash equivalents and other current assets and represent the Group’s maximum exposure to credit risk in connection with its financial assets. Wherever possible and commercially practical the Group holds cash with major financial institutions in Israel. The carrying amount of financial assets represents the maximum credit exposure. The maximum exposure to credit risk at the reporting date was:

F-42

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 21 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Credit risk (CONT.)

	December 31, 2024	December 31, 2023
	(US Dollar in thousands)
Cash and cash equivalents	5,008	3,885
Trade accounts receivable	-	17
Other receivables	250	232
Restricted deposits	69	138
Total	5,327	4,272

Currency risk

Currency risk is the risk that the value of financial instruments will fluctuate due to changes in foreign exchange rates. Currency risk arises when future commercial transactions and recognized assets and liabilities are denominated in a currency that is not the Group’s functional currency. The Group is exposed to foreign exchange risk arising from various currency exposures primarily with respect to the New Israeli Shekel (“NIS”) and the Canadian Dollar (“CAD”), given that a portion of expenses incurred by the Company are denominated in CAD and a portion of expenses incurred by Innocan and Sky Global are incurred in NIS. The Company does not have significant monetary assets and liabilities denominated in currencies other than the USD. The Group’s policy is not to enter into any currency hedging transactions.

The carrying amounts of the Group’s foreign currency denominated monetary assets and monetary liabilities at the reporting date are as follows:

	December 31, 2024
	Assets	Liabilities	Total
	(US Dollar in thousands)
NIS	516	(467)	49
CAD	55	(1,586)	(1,531)
Others	4	-	4

F-43

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 21 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Currency risk (CONT.)

	December 31, 2023
	Assets	Liabilities	Total
	(US Dollar in thousands)
NIS	453	(261)	192
CAD	550	(1,980)	(1,430)
Others	70	-	70

Sensitivity analysis

A 10% strengthening of the United States Dollar against the following currencies would have increased (decreased) equity and total loss by the amounts shown below. This analysis assumes that all other variables, in particular interest rates, remain constant. For a 10% weakening of the United States Dollar against the relevant currency, there would be an equal and opposite impact on equity and total loss.

December 31, 2024 (US Dollar in thousands)
Linked to NIS	5
Linked to CAD	(153)
Linked to others	0.4

December 31, 2023 (US Dollar in thousands)
Linked to NIS	19
Linked to CAD	(143)
Linked to others	7

F-44

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 21 - FINANCIAL INSTRUMENTS AND RISK MANAGEMENT (CONT.):

Liquidity risk

Liquidity risk is the risk that arises when the maturity of assets and the maturity of liabilities do not match. An unmatched position potentially enhances profitability but can also increase the risk of loss. The Group has procedures with the object of minimizing such loss by maintaining sufficient cash and other highly liquid current assets and by having available an adequate amount of committed credit facilities.

The following tables detail the Group’s remaining contractual maturity for its financial liabilities. The tables have been drawn up based on the undiscounted cash flows of financial liabilities based on the earliest date on which the Company can be required to pay.

	December 31, 2024	December 31, 2023
	(US Dollar in thousands)
Trade accounts payable	185	112
Other accounts payable	488	485
Warrants	1,565	1,946
Long term lease liability	-	11
Total	2,238	2,554

Capital management

The Group considers its capital to be comprised of shareholders’ equity. The Group’s objectives in managing its capital are to maintain its ability to continue as a going concern and to further develop its business. To effectively manage the Group’s capital requirements, the Group has a planning and budgeting process in place to meet its strategic goals. In order to facilitate the management of its capital requirements, the Group prepares expenditure budgets that are updated as necessary depending on various factors, including successful capital deployment and general industry conditions. Management reviews the capital structure on a regular basis to ensure the above objectives are met. There have been no changes to the Group’s approach to capital management during the year ended December 31, 2024. There are no externally imposed restrictions on the Group’s capital.

F-45

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 22 - OPERATING SEGMENTS

The Group has two operating segments:

1.	Online sales - Sky Global operations, which engages in the development, manufacture and marketing of cosmetic products.

2.	Other operations - the development of CBD-LPT as well as the development and marketing of self-care products.

The Group’s operating segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology and marketing strategies.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker is the Company’s CEO.

In July 2024, the IASB approved the IFRS Interpretations Committee’s (IFRS IC) agenda decision ‘Disclosure of Revenue and Expenses for Reportable Segments’ (hereinafter: the agenda decision).

The agenda decision considers the application of the disclosure requirements set out in paragraph 23 of IFRS 8 “Operating Segments” and clarifies that disclosure is required for “material items of income and expense” if they are included in the measure of segment profit or loss reviewed by the chief operating decision maker (CODM), even if they are not separately provided to or reviewed by the CODM. It also clarifies that “material items of income and expense” are not limited only to unusual or non-recurring items.

In addition, the agenda decision clarifies that in determining the information to disclose for each reportable segment, an entity should apply judgement and consider the entity’s specific facts and circumstances, the core principle of IFRS 8 and the principles of materiality and aggregation in IAS 1”Presentation of Financial Statements”.

The Company applies the agenda decision retrospectively in these financial statements. As a result, the Company has added a disclosure regarding material items of income and expense.

F-46

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 22 - OPERATING SEGMENTS (CONT.):

The CODM evaluates the Company’s performance and allocates resources based on net profit (loss).

The tables set forth the operating results of the Group:

For the year ended December 31, 2024:

	Online sales	Other operations	Total
Segment revenues	29,399	38	29,437
Cost of revenues (*)			3,250
Selling, marketing and distribution expenses	20,322	1,445	21,767
Research and development expenses	-	1,549	1,549
General and administrative expenses	989	3,129	4,118
Segment operating profit (loss)	5,157	(6,404)	(1,247)
Gain from changes in fair value of warrants	-	2,215	2,215
Financial expense (income), net	50	(1)	49
Income tax expense	1,176	5	1,181
Net profit (loss) for the year	3,931	(4,193)	(262)

(*) Cost of revenues is substantially comprised of costs incurred by the online sales segment.

F-47

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 22 - OPERATING SEGMENTS (CONT.):

For the year ended December 31, 2023:

	Online sales	Other operations	Total
Segment revenues	13,548	109	13,657
Cost of revenues (*)			1,679
Selling, marketing and distribution expenses	9,700	1,207	10,907
Research and development expenses	-	1,796	1,796
General and administrative expenses	850	2,228	3,078
Segment operating profit (loss)	1,417	(5,220)	(3,803)
Loss from changes in fair value of warrants	-	258	258
Financial expense (income), net	75	(102)	(27)
Income tax expense	214	-	214
Net profit (loss) for the year	1,128	(5,376)	(4,248)

(*) Cost of revenues is substantially comprised of costs incurred by the online sales segment.

The tables set forth other information of the Group:

As of December 31, 2024:

	Online sales	Other operations	Total
Segment assets	8,152	1,078	9,230
Segment liabilities	262	1,976	2,238

As of December 31, 2023:

	Online sales	Other operations	Total
Segment assets	4,021	2,919	6,940
Segment liabilities	244	2,310	2,554

F-48

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 23 - INVESTMENT IN SUBSIDIARIES:

Summarized financial information of Sky Global, which is a subsidiary of the Company with a significant non-controlling interest, is as follows:

	December 31, 2024	December 31, 2023
	(US Dollar in thousands)
Current assets	8,109	3,983
Non-current assets	43	38
Current liabilities	262	244
Non-current liabilities	3,251	3,069
Equity	4,639	708

	Year ended December 31, 2024	Year ended December 31, 2023
	(US Dollar in thousands)

Revenues	29,399	13,548
Net profit for the year	3,931	1,129
Cash flows from operating activities	2,205	341
Cash flows used in investing activities	(11)	(11)
Cash flows from financing activities	182	51
Net increase in cash and cash equivalents	2,376	381

F-49

INNOCAN PHARMA CORPORATION

Notes to THE CONSOLIDATED financial statements

(US Dollars)

NOTE 24 - SUBSEQUENT EVENTS:

1.	On March 7, 2025, the Company closed a non-brokered private placement offering of a debenture unit (the “Debenture Unit”) to its largest shareholder, Tamar Innovest, for gross proceeds of $1,000,000 (the “Offering”). The Debenture Unit consists of: (a) one secured convertible debenture of the Company in the principal amount of $1,000,000 (the “Debenture”) and (b) 5,555,555 common share purchase warrants (each, a “Warrant”). The Debenture matures two years from the date of issuance (the “Maturity Date”), will bear interest at the rate of 10% per annum and is convertible into common shares of the Company prior to the Maturity Date at a price of CAD 0.21 (approximately $0.15) per share (based on a foreign exchange rate on the day prior to the date of conversion). Each Warrant is exercisable into one common share of the Company at a price of CAD 0.26 (approximately $0.18) for a period of four years from the date of issuance.

2.	On April 15, 2025, the Company closed a non-brokered private placement offering of units of the Company (the “Units”), pursuant to which the Company issued 1,193,551 Units at a price of CAD 0.18 (approximately $0.13) per Unit (the “Offering Price”) for aggregate gross proceeds of CAD 214,839 (approximately $148,239). Each Unit is comprised of one common share of the Company (a “Common Share”) and one common share purchase warrant of the Company (a “Warrant”). Each Warrant will entitle the holder thereof to purchase one Common Share at an exercise price of CAD 0.25 (approximately $0.17) for a period of four years from the date of issuance.

3.	The consolidated financial statements were authorized for issue by the Board of Directors on May 1, 2025.

4.	On June 15, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel, as well as to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities, including Tel Aviv, Haifa, and Jerusalem. While most of these attacks were intercepted, several caused civilian casualties and damage to infrastructure. The Israeli military has since conducted additional operations against Iranian assets, and the situation remains volatile. A broader regional conflict involving additional state and non-state actors remains a significant risk.

To date, the Group’s operations have not been materially impacted. However, the intensity, duration, and geographic scope of the current conflict are unpredictable. An escalation or prolonged conflict could disrupt the Group’s supply chains, impair communications or travel, delay project timelines, and hinder the Group’s access to personnel, customers, and partners.

F-50

INNOCAN PHARMA CORPORATION

CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2025

UNAUDITED

F-51

INNOCAN PHARMA CORPORATION

F-52

INNOCAN PHARMA CORPORATION

UNAUDITED CONDENSED INTERIM CONSOLIDATED

STATEMENTS OF FINANCIAL POSITION

(US Dollars in thousands)

		As of March 31,	As of December 31,
	Note	2025	2024

ASSETS
CURRENT ASSETS:
Cash and cash equivalents		6,365	5,008
Inventories		2,954	3,317
Other current assets	3	1,391	822
Total current assets		10,710	9,147

NON-CURRENT ASSETS:
Property and equipment, net		90	91
Right-of-use asset, net		17	22
Total non-current assets		107	113

Total assets		10,817	9,260

The accompanying notes are an integral part of the financial statements.

F-53

INNOCAN PHARMA CORPORATION

UNAUDITED CONDENSED INTERIM CONSOLIDATED

STATEMENTS OF FINANCIAL POSITION

(US Dollars in thousands)

		As of March 31,	As of December 31,
	Note	2025	2024

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade accounts payable		178	185
Other current liabilities	4	720	488
Warrants	11	1,729	1,565
Total current liabilities		2,627	2,238

NON-CURRENT LIABILITIES:
Convertible debenture	1.14	1,302	-
Total non-current liabilities		1,302	-

SHAREHOLDERS’ EQUITY:	5
Additional paid in capital		40,170	40,075
Accumulated deficit		(35,490)	(34,908)
Shareholder equity attributable to owners of the parent		4,680	5,167
Non-controlling interest	1.3	2,208	1,855
Total shareholders’ equity		6,888	7,022

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		10,817	9,260

The accompanying notes are an integral part of the financial statements.

F-54

INNOCAN PHARMA CORPORATION

UNAUDITED CONDENSED INTERIM CONSOLIDATED

STATEMENTS OF PROFIT OR LOSS

(US Dollars in thousands)

		Three months period ended March 31,
	Note	2025	2024

Revenues	6	7,796	6,768
Cost of revenues	7	681	767
Gross profit		7,115	6,001

Selling, marketing and distribution expenses	8	5,702	5,314
Research and development expenses	9	180	424
General and administrative expenses	10	744	1,475
Operating profit (loss)		489	(1,212)

Gain (loss) from changes in fair value of warrants		(196)	42
Loss from changes in fair value of convertible debenture		662	-

Currency exchange income (expenses)		13	(45)
Other finance expenses		3	5
Financial income (expenses), net		10	(50)
Profit (loss) before income tax expenses		33	(1,220)

Income tax expenses		262	234
Net loss for the period		(229)	(1,454)

Net profit (loss) for the period attributed to:
Owners of the parent		(582)	(1,767)
Non-controlling interest	1.3	353	313
		(229)	(1,454)

Basic and diluted loss per share		$(0.002)	$(0.005)

Weighted average number of common shares outstanding		290,327,729	269,817,878

The accompanying notes are an integral part of the financial statements.

F-55

INNOCAN PHARMA CORPORATION

UNAUDITED CONDENSED INTERIM CONSOLIDATED

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(US Dollars in thousands, except for number of shares)

	Owners of the parent
	Share capital	Additional paid in capital	Accumulated deficit	Non-controlling interest	Total

Balance as of January 1, 2025	-	40,075	(34,908)	1,855	7,022

Changes during the period:
Share based compensation	-	95	-	-	95
Net profit (loss) for the period	-	-	(582)	353	(229)
Balance as of March 31, 2025	-	40,170	(35,490)	2,208	6,888

	Owners of the parent
	Share capital	Additional paid in capital	Accumulated deficit	Non-controlling interest	Total

Balance as of January 1, 2024	-	37,177	(33,074)	283	4,386

Changes during the period:
Issuance of common shares, net	-	619	-	-	619
Share based compensation	-	1,156	-	-	1,156
Net profit (loss) for the period	-	-	(1,767)	313	(1,454)
Balance as of March 31, 2024	-	38,952	(34,841)	596	4,707

The accompanying notes are an integral part of the financial statements.

F-56

INNOCAN PHARMA CORPORATION

UNAUDITED CONDENSED INTERIM CONSOLIDATED

STATEMENTS OF CASH FLOWS

(US Dollars in thousands)

	Three months period ended March 31,
	2025	2024

CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES:
Net loss for the period	(229)	(1,454)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	10	10
Share based compensation	95	1,156
Changes in fair value of warrants	196	(42)
Changes in fair value of convertible debenture	(662)	-
Decrease (increase) in inventories	364	(855)
Increase in other current assets	(570)	(542)
Increase (decrease) in trade accounts payable	(7)	365
Increase in other accounts payable	236	624
Financial expenses (income), net	3	(9)

Net cash provided by (used in) operating activities	368	(747)

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(5)	(2)
Changes in restricted deposit	1	-
Net cash used in investing activities	(4)	(2)

CASH FLOWS FROM FINANCINGACTIVITIES:
Issuance of common shares, net of issuance cost	-	619
Issuance of warrants, net of issuance cost	360	836
Issuance of convertible debenture	640	-
Principal paid on lease liabilities	(4)	(5)
Net cash provided by financing activities	996	1,450

Effects of exchange rate changes on cash and cash equivalents	(3)	9
Net increase in cash and cash equivalents	1,357	710
Cash and cash equivalents at the beginning of the period	5,008	3,885
Cash and cash equivalents at the end of the period	6,365	4,595

The accompanying notes are an integral part of the financial statements.

F-57

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 1 - GENERAL:

1.	Innocan Pharma Corporation (the “Company”) was incorporated as a corporation in Canada and commenced its operations in May 2018. The Company’s registered office is in Calgary, Canada.

2.	The Company is a publicly listed company on the Canadian Securities Exchange (the “CSE”) trading under the symbol INNO and is the parent company of Innocan Pharma Ltd. (the “Innocan”) that was incorporated in Israel in October 2017 and commenced its operations in November 2017. Innocan is developing a Cannabidiol (“CBD”)-loaded Liposome drug delivery Platform (“CBD-LPT”) with exact dosing, prolonged and controlled release of synthetic CBD for non-opioid pain management. The CBD-LPT research is in the preclinical trial phase for chronic pain management. Innocan is at a preclinical stage and is expected to conduct activities mainly in the United States (US), Canadian and European (EU) markets. The Company also develops and markets self-care products to promote a healthier lifestyle.

3.	On May 26, 2021, Innocan entered into a founder’s agreement with Brandzon Co Ltd. (the “Brandzon”) to establish a joint company, B.I. Sky Global Ltd. (the “Sky Global”), which engages in development, manufacture and marketing of cosmetic products. Innocan holds 60% of Sky Global’s shares, while Brandzon holds the remaining 40%. Sky Global was incorporated in Israel on June 6, 2021. The Company consolidates Sky Global in the financial statements commencing on the date of establishment.

4.	On May 5, 2021, Innocan Pharma UK Ltd. (the “Innocan UK”) was established as a management and financial services provider of Innocan in the EU market regarding the sales of its CBD cosmetic products. Innocan holds 100% of Innocan UK’s shares. The Company consolidates Innocan UK in the financial statements commencing on the date of establishment. During 2022 and 2023, Innocan UK had no activities. On August 13, 2024, Innocan UK was dissolved.

5.	The Company, Innocan, Innocan UK and Sky Global are referred in the financial statements as the Group.

F-58

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 1 - GENERAL (CONT.):

6.	In October 2023, Hamas terrorists infiltrated Israel’s southern border from the Gaza Strip and conducted a series of attacks on civilian and military targets. Hamas also launched extensive rocket attacks on Israeli population and industrial centers located along Israel’s border with the Gaza Strip and in other areas within the State of Israel. These attacks resulted in extensive deaths, injuries and kidnapping of civilians and soldiers. Following the attack, Israel’s security cabinet declared war against Hamas and a military campaign against these terrorist organizations commenced in parallel to their continued rocket and terror attacks.

In addition, since the commencement of these events, there have been continued hostilities along Israel’s northern border with Lebanon (with the Hezbollah terror organization) and on other fronts from various extremist groups in the region, such as the Houthis in Yemen and various rebel militia groups in Syria and Iraq. Israel has carried out a number of targeted strikes on sites belonging to these terror organizations. In October 2024, Israel began limited ground operations against Hezbollah in Lebanon, and in November 2024, a ceasefire was brokered between Israel and Hezbollah. In addition, Iran recently launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel and is widely believed to be developing nuclear weapons. Iran is also believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, the Houthi movement in Yemen and various rebel militia groups in Syria and Iraq. Such clashes may escalate in the future into a greater regional conflict.

Since the war broke out on October 7, 2023, the Group’s operations have not been adversely affected by this situation, and the Group has not experienced disruptions to its business operations. As such, the Group’s product and business development activities remain on track. However, the intensity and duration of Israel’s current war against Hamas is difficult to predict at this stage, as are such war’s economic implications on the Group’s business and operations and on Israel’s economy in general. If the war extends for a long period of time or expands to other fronts, such as Lebanon, Syria and the West Bank, the Group’s operations may be adversely affected.

The Group continues to assess the effects of the state of war on its financial statements and business.

F-59

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 1 - GENERAL (CONT.):

7.	Going concern

During the three months period ended March 31, 2025, the Group incurred net loss of $229 thousand. Additionally, the Group generated $35,490 thousand of accumulated deficit since inception. Moreover, and while the Company’s negative cash flows from operations decreased during the three months ended March 31, 2025, the Company expects its negative cash flows from operations to significantly increase in the foreseeable future due to increase in R&D and R&D related expenses to be incurred as a result of commencement of clinical trials. Management plans to address these conditions by raising additional funds and by generating larger volumes of revenues. However, there is no assurance that such funding will be available to the Company or that it will be obtained on terms favorable to the Company or will provide the Company with sufficient funds to meet its objectives, or that the Company will successfully generate sufficient revenues to meet its objectives. These conditions raise substantial doubts about the Company’s ability to continue as a going concern. These unaudited condensed interim consolidated financial statements do not reflect any adjustments that may be necessary if the Company is unable to continue as a going concern.

8.	Between February 2023 to December 2024, Innocan entered the fourth, fifth, sixth, seventh and eighth amendments (the “Fourth Amendment”, “Fifth Amendment”, “Sixth Amendment”, “Seventh Amendment” and “Eighth Amendment”, respectively) to the research and license agreement with Yissum Research Development Company of the Hebrew University of Jerusalem Ltd. (“Yissum”). As part of the Fourth, Fifth, Sixth, Seventh and Eighth Amendments, Innocan agreed to finance additional research with the aim of meeting the U.S. Food and Drug Administration (“FDA”) guidance on Liposome drug-products in a total amount of approximately $1,231 thousand, by December 2024 (the “December 2024 Goal”). The Company met the December 2024 Goal. There were no expenses due to research activity by Yissum incurred during the three months ended March 31, 2025 (three months ended March 31, 2024: $87).

9.	On March 14, 2024, the Company closed a non-brokered private placement offering of 7,952,840 units (the “March 2024 Units”) at a price of CAD 0.25 per March 2024 Unit (approximately $0.19) for aggregate gross proceeds of CAD 1,989 thousand (approximately $1,475 thousand). Each March 2024 Unit is comprised of one common share and one warrant (a “March 2024 Warrant”). Each March 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of CAD 0.32 (approximately $0.24) for a period of four (4) years from the date of issuance. The gross proceeds were first allocated to the March 2024 Warrants in the amount of $1,103 thousand with the residual balance of $372 allocated to the common shares (see also note 11).

F-60

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 1 - GENERAL (CONT.):

10.	On March 14, 2024, the Company granted an aggregate of 7,140,483 restricted share units (each, an “RSU”) to directors and officers. Each RSU entitles the recipient to receive one common share on vesting. A total of 4,918,261 RSUs vested on March 14, 2024, and 2,222,222 RSUs vest as follows: (i) half on September 14, 2024; and (ii) half on March 14, 2025 (see also note 5(1)).

11.	On May 30, 2024, the Company granted an aggregate of 140,000 RSUs to consultants which entitles the recipient to receive one common share on vesting. All such RSUs vested on September 30, 2024.

12.	On August 29, 2024, the Company closed a non-brokered private placement offering of 5,025,725 units (the “August 2024 Units”) at a price of CAD 0.22 per August 2024 Unit (approximately $0.16) for aggregate gross proceeds of CAD 1,106 thousand (approximately $822 thousand). Each August 2024 Unit is comprised of one common share and one warrant (a “August 2024 Warrant”). Each August 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of CAD 0.32 (approximately $0.24) for a period of four (4) years from the date of issuance. The gross proceeds were first allocated to the August 2024 Warrants in the amount of $517 thousand with the residual balance of $305 allocated to the common shares (see also note 11).

13.	On December 31, 2024, the Company closed a non-brokered private placement offering of 3,177,223 units (the “December 2024 Units”) at a price of CAD 0.20 per December 2024 Unit (approximately $0.14) for aggregate gross proceeds of C$635 thousand (approximately $442 thousand). Each December 2024 Unit is comprised of one common share and one warrant (a “December 2024 Warrant”). Each December 2024 Warrant entitles the holder thereof to purchase one common share at an exercise price of C$0.28 (approximately $0.19) for a period of four (4) years from the date of issuance. The gross proceeds were first allocated to the December 2024 Warrants in the amount of $215 thousand with the residual balance of $227 allocated to the common shares (see also note 8.7). The Company paid a finder a cash fee of CAD 13,500 and, in addition, issued to the finder 67,500 warrants (the “Finder Warrants”). Each Finder Warrant entitles the finder to purchase one common share at an exercise price of C$0.28 for a period of four (4) years from the date of issuance (see also note 11).

F-61

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 1 - GENERAL (CONT.):

14.	On March 7, 2025, the Company closed a non-brokered private placement offering of a debenture unit (the “Debenture Unit”) to its largest shareholder, Tamar Innovest, for gross proceeds of $1,000,000 (the “March 2025 Offering”). The Debenture Unit consists of: (a) one secured convertible debenture in the principal amount of $1,000,000 (the “Debenture”) and (b) 5,555,555 common share purchase warrants (each, a “March 2025 Warrant”). The Debenture matures two years from the date of issuance (the “Maturity Date”), will bear interest at the rate of 10% per annum and is convertible into common shares prior to the Maturity Date at a price of CAD 0.21 (approximately $0.15) per share (based on a foreign exchange rate on the day prior to the date of conversion). Each Warrant is exercisable into one common share at a price of CAD 0.26 (approximately $0.18) for a period of four years from the date of issuance. The March 2025 Warrant and the Debenture Unit were accounted for as financial liabilities measured at fair value through profit or loss (see also note 11).

NOTE 2 - MATERIAL ACCOUNTING POLICIES:

The material accounting policies adopted in the preparation of the unaudited condensed interim consolidated financial statements are set out below. The policies have been consistently applied to all the periods presented, unless otherwise stated.

The Group has applied the same accounting policies and methods of computation in its unaudited condensed interim consolidated financial statements as in its 2024 annual financial statements.

Basis of preparation

These unaudited condensed interim consolidated financial statements have been prepared in accordance with IAS 34 Interim Financial Reporting and should be read in conjunction with the December 31, 2024 annual financial statements. These unaudited condensed interim consolidated financial statements were authorized for issue by the board of directors on May 28, 2025.

F-62

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 2 - MATERIAL ACCOUNTING POLICIES (CONT.):

Accounting standards issued but not yet effective

There are a number of standards, amendments to standards, and interpretations which have been issued by the IASB that are effective in future accounting periods that the Group has decided not to adopt early.

●	IFRS 18 Presentation and Disclosures in Financial Statements

IFRS 18 replaces IAS 1, carrying forward many of the requirements in IAS 1 unchanged and complementing them with new requirements.

IFRS 18 introduces new requirements to:

1.	present specified categories and defined subtotals in the statement of profit or loss
2.	provide disclosures on management-defined performance measures (MPMs) in the notes to the financial statements
3.	improve aggregation and disaggregation.

An entity is required to apply IFRS 18 for annual reporting periods beginning on or after 1 January 2027, with earlier application permitted. The amendments to IAS 7 and IAS 33, as well as the revised IAS 8 and IFRS 7, become effective when an entity applies IFRS 18. IFRS 18 requires retrospective application with specific transition provisions.

The Group anticipates that the application of these amendments may have an impact on the consolidated financial statements in future periods.

●	Amendments to IFRS 9 “Financial Instruments” and IFRS 7 “Financial Instruments: Disclosures” (regarding classification and measurement requirements of financial instruments and additional disclosure requirements):

The main amendments to IFRS 9:

4.	Introducing a derecognition option for derecognizing a financial liability that is settled via an electronic payment system before the settlement date.
5.	Providing application guidance and illustrative examples on how an entity can assess whether the expected contractual cash flows of a financial asset reflect solely payments of principal and interest for the outstanding principal amount, for classifying the financial asset.

F-63

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 2 - MATERIAL ACCOUNTING POLICIES (CONT.):

6.	Clarifying that a financial asset has non-recourse features if an entity’s ultimate right to receive cash flows is contractually limited to the cash flows generated by specified assets.
7.	Clarifying the characteristics of contractually linked instruments that distinguish them from other transactions.

The main amendments to IFRS 7:

1.	Updated disclosures requirements for investments in equity instruments designated at FVTOCI.
2.	Introducing additional disclosure requirements for financial instruments that include contractual terms that could change the timing or amount of contractual cash flows upon the occurrence (or non-occurrence) of a contingent event that does not relate directly to changes in risks and costs of a basic lending arrangements (such as the time value of money or credit risk).

The amendments are effective for annual reporting periods beginning on or after January 1, 2026, and will be applied retrospectively. Early application is permitted if all the amendments are applied simultaneously or if the amendments applied are related only to the classification of financial assets. An entity is not required to restate prior periods to reflect the application of the amendments, but it may restate prior periods if, and only if, it is possible to do so without the use of hindsight.

F-64

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 2 - MATERIAL ACCOUNTING POLICIES (CONT.):

Accounting standards issued but not yet effective (CONT)

●	Annual improvements to IFRS Accounting Standards (Volume 11):

The following amendments were published by the IASB in July 2024, as part of its annual improvements process:

1.	Narrow-scope wording amendments to IFRS 1 “First-time Adoption of International Financial Reporting Standards”, IFRS 10 “Consolidated Financial Statements” and IAS 7 “Statement of Cash Flows”.
2.	Amendments to IFRS 9 “Financial Instruments”, which clarify that when a lessee has determined that a lease liability has been extinguished in accordance with IFRS 9, the lessee is required to apply IFRS 9:3.3.3 and recognize any resulting gain or loss in profit or loss. It also clarifies that a receivable should be measured at initial recognition at an amount determined by applying IFRS 15, which might differ from the transaction price.

The amendments are effective for annual reporting periods beginning on or after January 1, 2026. Early application of the amendments is permitted, and if an entity applies the amendments early, it must disclose this fact.

The amendment to IFRS 9 regarding extinguished lease liabilities will be applied from the beginning of the annual reporting period in which the entity first applies that amendment.

The Group is currently assessing the impact of adopting the new standards and amendments on the consolidated financial statements.

F-65

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 3 - OTHER CURRENT ASSETS:

	As of March 31,	As of December 31,
	2025	2024
Tax authorities	383	286
Prepaid expenses	70	67
Receivables from online retailer	701	250
Restricted deposits (*)	68	69
Others	168	150
Total	1,390	822

(*) Deposits held as collateral for credit card lines, in accordance with bank requirements.

NOTE 4 - OTHER CURRENT LIABILITIES:

	As of March 31, 2025	As of December 31, 2024
	USD in thousands

Accrued expenses	518	281
Payroll and related liabilities	195	197
Short term lease liability	7	10
	720	488

F-66

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 5 - SHAREHOLDERS’ EQUITY:

Composition:

	Number of shares as of March 31, 2025
	Authorized	Issued and outstanding
Common shares without nominal par value	Unlimited	291,226,605

	Number of shares as of December 31, 2024
	Authorized	Issued and outstanding
Common shares without nominal par value	Unlimited	290,115,494

Changes in the number of issued common shares from December 31, 2024 to March 31, 2025, are as follows:

Number of Common Shares
Balance as of December 31, 2024	290,115,494

Vesting of restricted share units granted in March 2024 (1)	1,111,111

Closing balance of March 31, 2025	291,226,605

Changes in the number of issued common shares from December 31, 2023 to March 31, 2024, are as follows:

Number of Common Shares
Balance as of December 31, 2023	268,001,895

Issuance of shares – March 2024 Private Placement	7,952,840
Issuance of restricted share units in March 2024 (1)	4,706,702

Closing balance of March 31, 2024	280,661,437

(1) See note 1.10 above.

F-67

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 5 - SHAREHOLDERS’ EQUITY (CONT.):

Restricted Share Units

During the three months period ended March 31, 2025, the Company recorded share-based compensation expenses for RSUs grants of $68 thousand, which is included in selling, marketing and distribution expenses, research and development expenses or general and administrative expenses, based on the function of the grantee (three months period ended March 31, 2024: $1,059).

Share based compensation

During the three months period ended March 31, 2025, the Company recorded share based compensation expenses for share options grants of $27 thousand, which is included in selling, marketing and distribution expenses, research and development expenses or general and administrative expenses, based on the function of the grantee (three months period ended March 31, 2024: $97).

Activity in share options granted to employees and service providers is as follows:

	Three months period ended March 31, 2025
	Number of options	Weighted average exercise price (CAD)
Share options outstanding at beginning of period	15,583,316	0.34

Expired – exercise price CAD 0.28 - CAD 0.59	(600,000)	0.54

Share options outstanding at end of period (*)	14,983,316	0.33
Exercisable share options	13,167,487	0.34

(*) The weighted average remaining contractual life of the share options outstanding at the end of the period is approximately 28 months.

	Three months period ended March 31, 2024
	Number of options	Weighted average exercise price (CAD)
Share options outstanding at beginning of period	26,778,566	0.33

Expired – exercise price CAD 0.16 - CAD 0.83	(6,080,000)	0.37

Share options outstanding at end of period (*)	20,698,566	0.31
Exercisable share options	16,539,906	0.33

F-68

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 6 - REVENUES:

Geographical analysis of revenues

	Three months period ended March 31,
	2025		2024
	%		%
United States (*)	99.9%	7,788	99.8%	6,756
Rest of the world (**)	0.1%	8	0.2%	12
	100%	7,796	100%	6,768

(*) Revenues in United States are attributed to B.I. Sky.

(**) Innocan’s revenues are through sales in Europe.

NOTE 7 - COST OF REVENUES:

	Three months period ended March 31,
	2025	2024

Purchased inventory	561	714
Shipping expenses	120	53
	681	767

NOTE 8 - SELLING, MARKETING AND DISTRIBUTION EXPENSES:

	Three months period ended March 31,
	2025	2024

Online retailer services and advertising costs (*)	5,585	4,730
Marketing service providers	13	155
Salary and related expenses	46	62
Share based compensation	4	261
Others	54	106
	5,702	5,314

(*) includes online retailer selling fees, shipping and handling costs.

F-69

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 9 - RESEARCH AND DEVELOPMENT EXPENSES:

	Three months period ended March 31,
	2025	2024

Research expenses (see note 1.8)	-	87
Service providers	72	15
Salary and related expenses	65	55
Share based compensation	19	107
Others	24	160
	180	424

NOTE 10 - GENERAL AND ADMINISTRATIVE EXPENSES:

	Three months period ended March 31,
	2025	2024

Professional services	305	279
Share based compensation	61	788
Salary and related expenses	179	160
Legal fees	66	106
Others	133	142
	744	1,475

F-70

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 11 – WARRANTS AND CONVERTIBLE DEBENTURE:

The Company accounts for warrants issued to investors and the convertible debenture under IFRS 9, Financial Instruments. Warrants issued to service providers are accounted for as equity-classified awards under IFRS 2, Share-based Payment.

The Company recorded the October 2021 Unit Warrants, February 2023 Unit Warrants, August 2023 Unit Warrants, October 2023 Unit Warrants, March 2024 Unit Warrants, August 2024 Unit Warrants, December 2024 Unit Warrants and March 2025 Debenture Unit Warrants as a derivative financial liability at the fair value of the warrants on the issuance date due to the fact that they do not meet the criteria for a fixed number of equity instruments in exchange for a fixed amount of cash since the exercise price is stated in CAD while the Company’s functional currency is the USD. In addition, the Company recorded the convertible debenture as a derivative financial liability at fair value due to the fact that it does not meet the criteria for a fixed number of equity instruments in exchange for a fixed amount of cash since the exercise price is stated in CAD while the Company’s functional currency is the USD. The derivative financial liability and the convertible debenture are re-measured at each reporting date, with changes in fair value recognized in profit or loss. The carrying amounts represents fair value based on valuation performed by management with the assistance of an independent appraiser.

1. October 2021 Unit Warrants

In connection with October 13, 2021 Private Placement, the Company issued 9,679,000 warrants to investors. Each October 2021 Unit Warrant entitles the holder thereof to acquire one common share at an exercise price of CAD 1.10 ($0.88) for a period of 60 months following October 13, 2021.

The October 2021 Unit Warrants are transferable but are not listed or quoted on any stock exchange or market. The derivative financial liability as of issuance date amounted to $3,427 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $19 thousand and $39 thousand, respectively.

F-71

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 11 - WARRANTS AND CONVERTIBLE DEBENTURE (CONT.):

2. February 2023 Unit Warrants

In connection with the private placement which closed on February 16, 2023, the Company issued 1,982,000 units to investors. Each February 2023 Unit consists of one (1) common share; one-half of one Class A warrant to purchase common shares (“February 2023 Class A Warrant”); and one-half of one Class B warrant to purchase common shares (“February 2023 Class B Warrant”) (collectively each whole February 2023 Class A Warrant and each whole February 2023 Class B Warrant, a “February 2023 Warrant”). Each February 2023 Class A Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.31 ($0.23) for a period of two (2) years from the date of issuance. Each February 2023 Class B Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.44 ($0.33) for a period of three (3) years from the date of issuance.

Following the date of issuance of the February 2023 Warrants, if the daily volume weighted average trading price of the common shares on the CSE for any period of 20 consecutive trading days equals or exceeds CAD 0.62 ($0.46) in the case of a February 2023 Class A Warrant or CAD 1.32 ($0.98) in the case of a February 2023 Class B Warrant, the Company may, upon providing written notice to the holders of the February 2023 Warrants (the “Acceleration Notice”), accelerate the expiry date of the February 2023 Warrants to the date that is 30 days following the date of the Acceleration Notice. The derivative financial liability as of issuance date amounted to $154 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $8 thousand and $14 thousand, respectively.

3. August 2023 Unit Warrants

In connection with the private placement which closed on August 3, 2023, the Company issued 8,409,735 units to investors. Each August 2023 Unit consists of: (i) one common share; (ii) one-half of one Class A common share purchase warrant (each whole Class A common share purchase warrant, a “August 2023 Class A Warrant”); and (iii) one-half of one Class B common share purchase warrant (each whole Class B common share purchase warrant, a “August 2023 Class B Warrant”) (collectively each whole August 2023 Class A Warrant and each whole August 2023 Class B Warrant, a “August 2023 Warrant”). Each August 2023 Class A Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.29 ($0.22) for a period of three (3) years from the date of issuance. Each August 2023 Class B Warrant entitles the holder thereof to purchase one common share at a price of CAD 0.40 ($0.3) for a period of five (5) years from the date of issuance.

The derivative financial liability as of issuance date amounted to $692 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $307 thousand and $359 thousand, respectively.

F-72

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 11 - WARRANTS AND CONVERTIBLE DEBENTURE (CONT.):

4. October 2023 Unit Warrants

In connection with October 12, 2023 and October 20, 2023 offerings, the Company issued 5,425,108 warrants (the “October 2023 Unit Warrants”) to investors. Each October Unit Warrant entitled the holder therefore to acquire one common share at an exercise price of CAD 0.36 ($0.26) for a period of 36 months from the date of the closing. The derivative financial liability as of issuance date amounted to $538 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $128 thousand and $161 thousand, respectively.

5. March 2024 Unit Warrants

In connection with the private placement which closed on March 14, 2024, the Company issued 7,952,840 units to investors. Each March 2024 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.32 ($0.24) for a period of four years following March 15, 2024.

The derivative financial liability as of issuance date amounted to $1,103 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $381 thousand and $427 thousand, respectively.

6. August 2024 Unit Warrants

In connection with the private placement which closed on August 29, 2024, the Company issued 5,025,725 units to investors. Each August 2024 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.32 ($0.24) for a period of four years following August 29, 2024.

The derivative financial liability as of issuance date amounted to $517 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $320 thousand and $349 thousand, respectively.

7. December 2024 Unit Warrants

In connection with the private placement which closed on December 31, 2024, the Company issued 3,177,223 units to investors. Each December 2024 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.28 ($0.19) for a period of four years following December 31, 2024.

The derivative financial liability as of issuance date amounted to $215 thousand. As of March 31, 2025 and December 31, 2024, it amounted to $197 thousand and $215 thousand, respectively.

F-73

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 11 - WARRANTS AND CONVERTIBLE DEBENTURE (CONT.):

8. March 2025 Debenture Unit Warrants

In connection with the private placement which closed on March 7, 2025, the Company issued 5,555,555 units to investors. Each March 2025 Unit entitles the holder thereof to acquire one common share at an exercise price of CAD 0.26 ($0.18) for a period of four years following March 7, 2025.

The derivative financial liability as of the issuance date amounted to $360 thousand. As of March 31, 2025, it amounted to $368 thousand.

The fair value measurements of the warrants as of March 31, 2025, in the table below were measured using:

1.	For the warrants containing no accelerated exercise provisions, the Black-Scholes model.

2.	The warrants containing accelerated exercise provisions, as described in note 11,2 above, were estimated using a binomial lattice model, under the assumption that once the price per share exceeds the defined threshold, the warrants become immediately exercisable.

The key inputs that were used in measuring the fair value of the warrants as of March 31, 2025 were: average risk-free interest rate – 2.57%, average expected volatility - 70%, year-end expected dividend yield – 0 and share price of the Company as of March 31, 2025 – CAD 0.205 ($0.143).

9. Convertible debenture

In connection with the private placement which closed on March 7, 2025, as discussed in note 1.14 above, the fair value of the convertible debenture as of the issuance date amounted to $640 thousand. As of March 31, 2025, it amounted to $1,302 thousand.

The fair value measurements of the Debenture as of March 31, 2025 in the table below were measured using the binomial model.

The key inputs that were used in measuring the fair value of the Debenture as of March 31, 2025 were: average risk-free interest rate – 3.9%, average expected volatility - 70%, year-end expected dividend yield – 0 and share price of the Company as of March 31, 2025 – CAD 0.205 ($0.143).

F-74

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 11 - WARRANTS AND CONVERTIBLE DEBENTURE (CONT.):

The following table sets out the Company’s liabilities that are measured and recognized at fair value in the financial statements:

	Fair value measurements using input type
	March 31, 2025
	Level 1	Level 2	Level 3	Total
Derivative liability - warrants	-	(1,729)	-	(1,729)
Derivative liability – convertible debenture	-	(1,302)	-	(1,302)

The changes in derivative warrant liabilities for the three months period ended March 31, 2025 are as follows:

Fair value of warrants
Balance as of December 31, 2024	1,565
Changes during 2025:

March 2025 Debenture Unit Warrants	360
Changes in fair value	(196)
Balance as of March 31, 2025	1,729

The changes in the convertible debenture as of March 31, 2025 are as follows:

Fair value of convertible debenture
Balance as of December 31, 2024	-
Changes during 2025:

March 2025 Debenture Unit Warrants	640
Changes in fair value	662
Balance as of March 31, 2025	1,302

F-75

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 11 - WARRANTS AND CONVERTIBLE DEBENTURE (CONT.):

Warrants accounted for under IFRS 2 are as follows:

	Three months period ended March 31, 2025
	Number of warrants	Weighted average exercise price (CAD)

Warrants outstanding at beginning of period	457,046	0.313
Warrants outstanding at end of period	457,046	0.313
Exercisable warrants	457,046	0.313

NOTE 12 - OPERATING SEGMENTS:

The Group has two segments:

1.	Online sales - Sky Global operations, which engages in the development, manufacture and marketing of cosmetic products.

2.	Other operations - the development of CBD-LPT as well as the development and marketing of self-care products.

The Group’s operating segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology and marketing strategies.

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker. The chief operating decision maker is the Company’s CEO.

The CODM evaluates the Company’s performance and allocates resources based on net profit (loss).

The tables set forth the operating results of the Group:

For three months period ended March 31, 2025:

	Online sales	Other operations	Total
Segment revenues	7,788	8	7,796
Cost of revenues (*)			681
Selling, marketing and distribution expenses	5,640	62	5,702
Research and development expenses	-	180	180
General and administrative expenses	328	416	744
Segment operating profit (loss)	1,145	(1,634)	489
Loss from changes in fair value of warrants	-	(466)	(466)
Financial income (expenses), net	(1)	11	10
Income tax expense	262	-	262
Net profit (loss) for the period	881	(1,110)	(229)

(*) Cost of revenues is substantially comprised of costs incurred by the online sales segment.

F-76

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 12 - OPERATING SEGMENTS (cont.):

For three months period ended March 31, 2024:

	Online sales	Other operations	Total
Segment revenues	6,756	12	6,768
Cost of revenues (*)			767
Selling, marketing and distribution expenses	4,762	552	5,314
Research and development expenses	-	424	424
General and administrative expenses	211	1,264	1,475
Segment operating profit (loss)	1,024	(2,236)	(1,212)
Gain from changes in fair value of warrants	-	42	42
Financial expense, net	6	44	50
Income tax expense	234	-	234
Net profit (loss) for the period	1,018	(2,238)	(1,220)

(*) Cost of revenues is substantially comprised of costs incurred by the online sales segment.

The tables set forth other information of the Group:

As of March 31, 2025:

	Online sales	Other operations	Total
Segment assets	9,167	1,650	10,817
Segment liabilities	372	3,557	3,929

As of December 31, 2024:

	Online sales	Other operations	Total
Segment assets	8,152	1,078	9,230
Segment liabilities	262	1,976	2,238

F-77

INNOCAN PHARMA CORPORATION

Notes to the unaudited condensed interim consolidated

financial statements

(US Dollars in thousands)

NOTE 13 - INVESTMENT IN SUBSIDIARIES:

Summarized financial information of Sky Global, which is a subsidiary of the Company with a significant non-controlling interest, is as follows:

	As of March 31, 2025	As of December 31, 2024
Current assets	9,122	8,109
Non-current assets	44	43
Current liabilities	371	262
Non-current liabilities	3,275	3,251
Equity	5,520	4,639

	Three months period ended March 31,
	2025	2024
Revenues	7,788	6,756
Net profit for the year	881	784
Cash flows provided by operating activities	840	718

NOTE 14 - SUBSEQUENT EVENTS:

1.	On April 15, 2025, the Company closed a non-brokered private placement offering of units (the “Units”), pursuant to which the Company issued 1,193,551 Units at a price of CAD 0.18 (approximately $0.13) per Unit (the “Offering Price”) for aggregate gross proceeds of CAD 214,839 (approximately $148,239). Each Unit is comprised of one common share and one common share purchase warrant of the Company (“April 2025 Warrant”). Each April 2025 Warrant will entitle the holder thereof to purchase one common share at an exercise price of CAD 0.25 (approximately $0.17) for a period of four years from the date of issuance. The gross proceeds were first allocated to the April 2025 Warrants in the amount of $72 thousand with the residual balance of $78 allocated to the common shares.

2.	On June 15, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran, aimed at disrupting Iran’s capacity to coordinate or launch further hostilities against Israel, as well as to degrade its nuclear program. In response, Iran launched multiple waves of drones and ballistic missiles at Israeli cities, including Tel Aviv, Haifa, and Jerusalem. While most of these attacks were intercepted, several caused civilian casualties and damage to infrastructure. The Israeli military has since conducted additional operations against Iranian assets, and the situation remains volatile. A broader regional conflict involving additional state and non-state actors remains a significant risk.

To date, the Group’s operations have not been materially impacted. However, the intensity, duration, and geographic scope of the current conflict are unpredictable. An escalation or prolonged conflict could disrupt the Group’s supply chains, impair communications or travel, delay project timelines, and hinder the Group’s access to personnel, customers, and partners.

F-78

1,538,461 Units, Each Consisting of One Common Share and One Warrant to Purchase One Common Share

1,538,461 Common Shares Underlying the Warrants

Innocan Pharma Corporation

PRELIMINARY PROSPECTUS

ThinkEquity

        , 2025

Through and including             , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Indemnification

Our by-laws provide that subject to section 124 of the CBCA, we may indemnify our directors, officers, former directors and officers or other individuals who act or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by such person in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of that association with the Company or other entity provided that: (i) he or she acted honestly and in good faith with a view to the best interests of the Company; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. The Company may also indemnify such person in such other circumstances as the CBCA permits or requires.

We also have entered and intend to enter into separate indemnification letter agreements with our directors and executive officers, in addition to the indemnification provided for in our by-laws. These agreements, among other things, to provide for indemnification of our directors and executive officers for expenses, judgments, fines, costs and settlement amounts incurred by such persons in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our by-laws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provision of our by-laws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which will be filed as an exhibit to this registration statement to which this prospectus forms a part.

The indemnification provision in our by-laws may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duties. It may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to this indemnification provision.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our Company arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common shares being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act, against certain liabilities.

Item 7. Recent Sales of Unregistered Securities.

The following sets forth information as to all securities we have sold since February 2022, which were not registered under the Securities Act. Prior to the closing of this offering, we intend to complete a reverse split of our outstanding common shares, or the Reverse Split, at a ratio of 65-for-1. All information in this Item 7 have been adjusted to give prospective effect to the proposed Reverse Split.

On May 16, 2022, the Company filed and received a receipt for a Short Form Base Shelf Prospectus with the respective securities regulatory authorities in each of the provinces and territories of Canada, or the Base Shelf Prospectus. The Base Shelf Prospectus allows the Company to qualify the distribution of up to CAD$ 100,000,000 of common shares, warrants, units, and subscription receipts or any combination thereof, during the 25-month period that the Base Shelf Prospectus remains effective. The specific terms of any offering of any such securities under the Base Shelf Prospectus, including the use of proceeds from any offering, will be set forth in a prospectus supplement to the Base Shelf Prospectus, which will be filed with the applicable Canadian securities regulatory authorities in connection with any such offering.

II-1

On February 14, 2023, the Company approved the issuance of an aggregate of 6,750 options to purchase common shares to certain employees and consultants, under the Stock Option Plan for an exercise price of CAD$ 18.2.

On February 16, 2023, Innocan closed a non-brokered private placement offering of units, for aggregate gross proceeds of CAD$ 495,500, or the February 2023 Offering. Pursuant to the February 2023 Offering, the Company issued 30,492 units at a price of CAD$ 16.25 each. Each unit consists of (i) one (1) common share; (ii) one-half of one (1) Class A common share purchase warrant, entitling the holder to purchase one common share at a price of CAD$ 20.15 for a period of two (2) years from the date of issuance; and (iii) one-half of one (1) Class B common share purchase warrant, entitling the holder to purchase one common share at a price of CAD$ 28.6 for a period of three (3) years from the date of issuance.

On August 3, 2023, the Company closed a non-brokered private placement offering of 129,381 units at a price of CAD$ 14.95 per unit for aggregate gross proceeds of CAD$ 1,934,239, or the August 2023 Offering. Pursuant to the August 2023 Offering, each unit consisted of: (i) one (1) common share; (ii) one-half of one Class A share purchase warrant, entitling the holder to purchase one common share at a price of CAD$ 18.85 for a period of three (3) years from the date of issuance; and (iii) one-half of one Class B share purchase warrant, entitling the holder to purchase one common share at a price of CAD$26 for a period of five (5) years from the date of issuance.

On August 15, 2023, the Company also announced that it granted 78,747 stock options to officers, directors, employees and consultants to the Company. The options have a strike price of CAD$14.95 with various vesting periods up to twenty-four (24) months and an expiration date of August 11, 2028.

On October 12, 2023, the Company announced the closing of a first tranche private placement of 21,849 units at a price of CAD$ 19.5 per unit for aggregate gross proceeds of CAD$ 426,060 led by Research Capital Corporation as sole agent and bookrunner, or the Agent, pursuant to the “listed issuer financing exemption,” or the LIFE Offering. Pursuant to the LIFE Offering, each unit is comprised of one common share and one common share purchase warrant of the Company. Each common share purchase warrant entitles the holder to purchase one common share at an exercise price of CAD$ 23.4 for a period of thirty-six (36) months. In connection with the first tranche, the Agent received a cash fee equal to CAD$ 34,084.80 and the Company issued to the Agent 1,748 broker warrants each entitling the holder to purchase one unit at an exercise price of CAD$ 19.5 for a period of 36 months from the closing of the LIFE Offering, or the Broker Warrants.

On October 20, 2023, the Company announced a second and final tranche of 61,622 units for aggregate gross proceeds of CAD$ 1,202,622.40 pursuant to its LIFE Offering. In total, taking into account the first tranche and the second tranche, the Company issued an aggregate of 83,471 units under the LIFE Offering for aggregate gross proceeds of CAD$ 1,627,682.40 pursuant to the LIFE Offering. In connection with the second tranche, the Agent received an additional cash fee equal to CAD$ 18,330 and issued to the Agent, 940 Broker Warrants.

On March 14, 2024, the Company announced that it had closed a non-brokered private placement offering of units pursuant to which it issued 122,351 units at a price of CAD$ 16.25 per unit for aggregate gross proceeds of CAD$ 1,988,210. Each unit was comprised of one common share and one common share purchase warrant, such warrant entitling the holder to purchase one common share at an exercise price of CAD$ 20.8 for a period of four (4) years from the date of issuance.

On August 29, 2024, the Company announced that it had closed a non-brokered private placement offering of units pursuant to which it issued 77,319 units at a price of CAD$ 14.3 per unit for aggregate gross proceeds of CAD$ 1,105,659.50. Each unit was comprised of one common share and one common share purchase warrant, such warrant entitling the holder to purchase one common share at an exercise price of CAD$ 20.8 for a period of four (4) years from the date of issuance.

On December 31, 2024, the Company closed a non-brokered private placement offering of units pursuant to which it issued 48,880 units at a price of CAD$ 13.0 per unit for aggregate gross proceeds of CAD$ 635,444.60. Each unit was comprised of one common share and one common share purchase warrant, such warrant entitling the holder to purchase one common share at an exercise price of CAD$ 18.2 for a period of four (4) years from the date of issuance.

On March 7, 2025, the Company closed a non-brokered private placement offering of a debenture unit for gross proceeds of $1,000,000. The debenture unit consists of: (i) one secured convertible debenture in the principal amount of $1,000,000, and (ii) a warrant to purchase 85,470 common shares. The debenture matures two years from the date of issuance, will bear interest at the rate of 10% per annum accrued to maturity and compounding annually, and is convertible into common shares of the Company prior to the maturity date, at a price of C$13.65 per share (based on a foreign exchange rate on the day prior to the date of conversion). Each warrant is exercisable into one Common Share at a price of C$16.9 for a period of four years from the date of issuance.

On April 15, 2025, the Company closed a non-brokered private placement offering of units pursuant to which it issued 18,362 units at a price of CAD$ 11.70 per unit for aggregate gross proceeds of CAD$ 214,839. Each unit was comprised of one common share and one common share purchase warrant, such warrant entitling the holder to purchase one common share at an exercise price of CAD$ 16.25 for a period of four (4) years from the date of issuance.

No underwriters were employed in connection with the securities issuances set forth in this Item.

II-2

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits. See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

II-3

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-4

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION
1.1*	Form of Underwriting Agreement.

3.1**	Articles of Incorporation of Innocan Pharma Corporation, as currently in effect.

3.2**	Certificate of Amendment to the Articles of Incorporation of Innocan Pharma Corporation

3.3***	Amended and Restated Articles of Incorporation of Innocan Pharma Corporation to be in effect upon the consummation of this offering.

3.4**	Bylaws of Innocan Pharma Corporation, as currently in effect.

4.1^*	Founders Agreement dated May 26, 2021 between Innocan Pharma Ltd. and Brandzon Co Ltd.

4.2^*	Addendum to Founders Agreement dated March 15, 2022 between Innocan Pharma Ltd. and Brandzon Co Ltd.

4.3^*	Amendment to Founders Agreement dated May 20, 2024 between Innocan Pharma Ltd. and Brandzon Co Ltd.

4.4*	Second Amendment to Founders Agreement dated March 4, 2025 between Innocan Pharma Ltd. and Brandzon Co Ltd.

4.5*	Form of Warrant.

4.6***	Form of Warrant Agent Agreement.

5.1*	Opinion of Gowling WLG (Canada) LLP, Canadian counsel to the Registrant, related to the issuance of the common shares and Warrants.

5.2*	Opinion of Greenberg Traurig, P.A., US counsel to the Registrant.

10.1*	Form of Indemnification Agreement for Office Holders.

10.2**	Stock Option Plan.

10.3%	[RESERVED]

10.4^*	License Agreement dated January 21, 2020, by and between Yissum Research and Development Company of the Hebrew University of Jerusalem and Innocan Pharma Corporation.

10.5**	Amendment #1 to License Agreement with Yissum Research and Development Company.

10.6^**	Amendment #2 to License Agreement with Yissum Research and Development Company.

10.7^**	Amendment #3 to License Agreement with Yissum Research and Development Company.

10.8^**	Amendment #4 to License Agreement with Yissum Research and Development Company.

10.9^**	Amendment #5 to License Agreement with Yissum Research and Development Company.

10.10^**	Amendment #6 to License Agreement with Yissum Research and Development Company.

10.11^**	Amendment #7 to License Agreement with Yissum Research and Development Company.

10.12^**	Amendment #8 to License Agreement with Yissum Research and Development Company.

10.13**	Amendment #9 to License Agreement with Yissum Research and Development Company.

10.14^**	Amendment #10 to License Agreement with Yissum Research and Development Company.

23.1*	Consent of Brightman Almagor Zohar & Co., a Firm in the Deloitte Global Network, independent registered public accounting firm.

23.2*	Consent of Gowling WLG (Canada) LLP. (included in Exhibit 5.1).

23.3	Consent of Greenberg Traurig P.A. (included in Exhibit 5.2).

24.1**	Power of Attorney (included in signature pages of Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.
**	Previously Filed.
***	To be filed by amendment.
^	Portions of this exhibit (indicated by asterisks) have been omitted under rules of the U.S. Securities and Exchange Commission permitting the confidential treatment of select information.
%	Reserved in exhibit index for the purpose of preserving the exhibit numbering of previously filed exhibits.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Calgary, Province of Alberta, Canada on this 4th day of August, 2025.

INNOCAN PHARMA CORPORATION

By:	/s/ Iris Bincovich

Iris Bincovich, Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Iris Bincovich	Chief Executive Officer, Interim Chairwoman	August 4, 2025
Iris Bincovich	(Principal Executive Officer)

/s/ Nelson Halpern	Chief Financial Officer	August 4, 2025
Nelson Halpern	(Principal Financial and Accounting Officer)

*	Director	August 4, 2025
Eyal Flom

*	Chief Operations Officer, Director	August 4, 2025
Roni Kamhi

*	Director	August 4, 2025
Ralph C.L Bossino

*	Director	August 4, 2025
Joshua A. Lintern

*	Director	August 4, 2025
Peter Bloch

* /s/ Iris Bincovich
Iris Bincovch
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Innocan Pharma Corporation, has signed this Registration Statement on this 4th day of August, 2025.

Puglisi & Associates
Authorized U.S. Representative

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

II-6